AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 16, 1998
                                                      REGISTRATION NO. 333-10623

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                       REGISTRATION STATEMENT ON FORM S-1

                        UNDER THE SECURITIES ACT OF 1933
                                   -----------

                         RESORTQUEST INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



                   DELAWARE                        7011                     62-1750532
      (State or other jurisdiction     (Primary Standard Industrial      (I.R.S. Employer
   of incorporation or organization)    Classification Code Number)   Identification Number)



                              530 Oak Court Drive
                                    Suite 360
                                Memphis, TN 38117
                                 (901) 762-0600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                   -----------
                                DAVID C. SULLIVAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         RESORTQUEST INTERNATIONAL, INC.
                               530 Oak Court Drive
                                    Suite 360
                                Memphis, TN 38117
                                 (901) 762-0600
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)




                                   Copies to:


              John K. Lines                          Bruce S. Mendelsohn, Esq.
Senior Vice President and General Counsel               Paul A. Belvin, Esq.
    ResortQuest International, Inc.            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          530 Oak Court Drive                       1333 New Hampshire Avenue, N.W.
                Suite 360                             Washington, D.C. 20036
           Memphis, TN 38117                             (202) 887-4000
             (901) 762-0600


                                   -----------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
                                   -----------
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

================================================================================

                  SUBJECT TO COMPLETION, DATED OCTOBER 16, 1998

P R O S P E C T U S


                                3,000,000 SHARES

                    [RESORTQUEST INTERNATIONAL LOGO OMITTED]

                                  COMMON STOCK

     ResortQuest International, Inc. is a leading provider of vacation condominium and home rentals in premier destination resorts throughout the United States. We manage approximately 13,000 condominiums, homes and hotel rooms in nine states and Canada.

     This prospectus covers 3,000,000 shares of our Common Stock which we may issue from time to time in connection with our acquisition of other businesses or assets, and which we may issue upon the exercise of options or other similar instruments we may issue in connection with any such acquisition. ResortQuest and the owners or controlling persons of the businesses or assets we may seek to acquire will negotiate the terms of such acquisition. We expect that the value of the Common Stock issued in any such acquisition will be reasonably related to the market value of the Common Stock either at the time we enter into an agreement on the terms of an acquisition or at the time of delivery of the Common Stock.

     Persons  who  receive  shares  of  Common  Stock  in  connection   with  an
acquisition by us also may use this prospectus to offer and sell such shares. ResortQuest will not receive any of the proceeds from such sales.

     We have previously issued 919,965 shares of Common Stock pursuant to this registration statement. The company's shares are listed on the New York Stock Exchange under the symbol "RZT."

                                  ------------
     SEE "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN THE COMMON STOCK.
                                  ------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                     , 1998

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                [INSERT PICTURES]









Aston(Reg. TM) and Aston Hotels & Resorts(Reg. TM) are registered tradenames and trademarks of AST Brands, LLC.

                                ================

Reference in this prospectus to: the "Company" or "ResortQuest" means ResortQuest International, Inc. and its operating subsidiaries; the "Operating Companies" means the 12 vacation rental and property management companies and one software company ResortQuest acquired simultaneously on May 26, 1998 (each a "Founding Company" and collectively, the "Founding Companies") and the three additional vacation rental and property management companies acquired since May 26, 1998; "RQI" means the parent company ResortQuest International, Inc.; the "Combinations" means the acquisitions of the Founding Companies; and the "IPO" means ResortQuest's initial public offering completed on May 26, 1998. Except as indicated otherwise, all references to Common Stock include Restricted Common Stock as described in the section captioned "Description of Capital Stock."

                               PROSPECTUS SUMMARY


     This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all the information you should consider before investing in the common stock. You should read the entire prospectus carefully. Unless otherwise indicated, we have adjusted all share, per share and financial information in this prospectus to give effect to (i) the Combinations (ii) an 8,834.76-for-one stock split effected on March 9, 1998 and
(iii) the acquisition of Abbott Realty Services, Inc. The pro forma disclosures herein include the financial statement impact of the IPO, the Combinations and the acquisition of Abbott Realty Services, Inc. The pro forma disclosures do not reflect the financial statement impact of ResortQuest's acquisitions of Plantation Resort Management Inc. and Whistler Exclusive Properties, as such acquisitions are immaterial to ResortQuest for presentation purposes.


                            RESORTQUEST INTERNATIONAL

     ResortQuest International, Inc. is a leading provider of vacation condominium and home rentals in premier destination resorts throughout the United States. We commenced operations on May 26, 1998, concurrently with our initial public offering and the acquisitions of 12 leading vacation rental and property management companies and one leading vacation rental and property management software company. Since that time, we have acquired three additional vacation rental and property management companies.

     We currently manage approximately 11,300 condominiums and homes in nine states and in Canada. These condominiums and homes are located in the following beach and island and mountain resorts:



     BEACH AND ISLAND RESORTS                    MOUNTAIN RESORTS
------------------------------------------    ---------------------------
    The Hawaiian Islands                      Aspen, Colorado
    Bethany Beach, Delaware                   Breckenridge, Colorado
    Destin, Florida                           Telluride, Colorado
    Gulf Shores, Alabama                      Park City, Utah
    Nantucket, Massachusetts                  Whistler, British Columbia
    The Outer Banks, North Carolina
    Sanibel and Captiva Islands, Florida
    St. Simons Island, Georgia




The company also manages 11 hotels, with an aggregate of approximately 1,700 hotel rooms located primarily in the Hawaiian Islands.

     ResortQuest provides a wide range of services to both vacationers and property owners. Because of the variety of our resort locations throughout the United States and Canada and the diversity of rental prices throughout our rental pool, we are able to target a broad range of vacationers, including families, couples and individuals. For vacationers, we offer the convenience and accommodations of a condominium or home, as well as many of the amenities and services of a hotel. Vacation condominium and home rentals generally offer greater space and convenience than resort hotel rooms, including separate living, sleeping and eating quarters. As a result, vacationers generally have more privacy and greater flexibility in a vacation condominium or home. We typically offer such services as convenient check-in and check-out, frequent housekeeping and cleaning and emergency maintenance assistance. In addition, in most of our markets, we provide specialized concierge-type services such as arranging golf tee times, purchasing ski lift tickets and making restaurant reservations.

     For property owners, we offer a comprehensive set of services, including marketing and rental services, maintenance and security. Our primary source of revenue is property rental fees, which are charged to the property owners as a percentage of the vacationers' total rental price. In addition, in many markets, we provide traditional real estate brokerage services for property owners seeking to sell their condominiums and homes.

     On a pro forma basis for the year ended December 31, 1997, ResortQuest generated total revenues of approximately $83.2 million, which includes $43.6 million of revenues from property rental fees, and net income of $7.0 million.


                                  OUR STRATEGY

BUSINESS STRATEGY

     The vacation rental and property management industry is highly fragmented and inefficient. There are approximately 3,000 vacation rental and property management companies in the United States. Most vacation rental condominiums and homes are managed by and booked through local vacation rental and property management firms. Their principal means of attracting property owners and vacationers are by referral, word of mouth, limited local advertising and direct mailings. Consequently, most vacationers make rental choices with limited information and, as a result, face great uncertainty concerning the quality of their rental. We believe this presents a significant market penetration opportunity for a well-capitalized company offering a large, national network of high quality vacation condominiums and homes.

     ResortQuest's objective is to enhance its position as a leading provider of premier destination resort condominium and home rentals by pursuing the following business strategy:


     o    NATIONAL  BRAND.   Developing  a  national  brand  based  on  offering
          vacationers an extensive network of high quality condominiums and homes in premier destination resorts throughout the United States;

     o SUPERIOR CUSTOMER SERVICE. Offering vacationers superior customer service with the convenience and accommodations of a condominium or home as well as many of the amenities and services of a hotel;

     o INCREASED RENTAL INCOME. Enhancing value for condominium and home owners with strategies designed to increase occupancy and rental rates resulting in increased rental income;



     o MANAGEMENT'S EXPERIENCE. Relying on the industry experience of David Sullivan, Chairman and Chief Executive Officer, who was the Chief
          Operating Officer of Promus Hotel Corporation, David L. Levine, President and Chief Operating Officer, who was the President and Chief Operating Officer of Equity Inns, Inc., and the other members of the Company's Senior Management, each of whom have extensive experience in the hotel and resort industries; and

     o LOCAL EXPERTISE. Maintaining the local relationships and expertise of the management teams of the Operating Companies, each of which has extensive experience in their respective resort areas.

GROWTH STRATEGY

     We believe ResortQuest can achieve significant growth both internally and through an active acquisition program.

     INTERNAL GROWTH. The primary elements of the Company's internal growth strategy include:

     o NATIONAL MARKETING STRATEGY. Implementing a national marketing strategy emphasizing: (1) cross-selling to existing customers; (2) bringing in new customers; and (3) increasing the use of marketing channels such as the world wide web, travel agents and national printmedia, which are difficult for local vacation rental and property management companies to use in a cost-effective manner;

     o CAPITALIZE ON TECHNOLOGY. Capitalizing on technology by utilizing the technological expertise of First Resort, a Founding Company, to create a comprehensive web site that (1) includes all of the Company's condominium, home and hotel rentals and (2) permits vacationers ultimately to view photographs and detailed floor plans of the Company's rental properties and to make reservations and payments;


     o    GROWTH  WITHIN  EXISTING  MARKETS.   Expanding  its  market  share  of
          condominium, home and hotel room rentals in existing markets; and

     o PROFIT MARGIN EXPANSION. Pursuing opportunities for profit margin expansion via cost synergies and additional revenue sources. This strategy includes the implementation of best practices developed by tapping the industry experience of the management teams in each of the Operating Companies.


     ACQUISITIONS. We also intend to build a national market presence through strategic acquisitions. While we will seek to acquire the leading companies in each new market, we also plan to pursue tuck-in acquisitions through which we can expand our selection of condominiums and homes available for rent in our existing markets. We believe that the opportunity to join with ResortQuest will be attractive to many vacation rental and property management companies. ResortQuest expects to offer acquisition candidates:


     o    affiliation with a national brand;

     o the ability to cross-sell to customers of other vacation rental and property management companies;

     o the ability to increase liquidity as a result of our financial strength as a public company; and

     o    the   ability   to   increase   profitability   as  a  result  of  the
          centralization of certain administrative functions and other economies of scale.


                         RECENT RESORTQUEST DEVELOPMENTS


     Since the completion of its initial public offering and the acquisition of the Founding Companies on May 26, 1998, ResortQuest has acquired three additional vacation rental and property management companies. The acquisition in July 1998 of Plantation Resort Management, Inc., ("Plantation Resort") located in Gulf Shores, Alabama, marked our entry into a new resort destination. Plantation Resort manages 378 rental units. Also in July 1998, we expanded our presence in Whistler, British Columbia by acquiring Whistler Exclusive Properties ("Whistler Exclusive"). Whistler Exclusive manages 46 rental units.

     On September 30, 1998, ResortQuest completed the acquisition of Abbott Realty Services, Inc. ("Abbott Resorts"), the largest property management company in Florida. Abbott Resorts manages approximately 2,400 condominiums and home rentals located in the Gulf Coast cities of Fort Walton Beach, Destin and South Walton, Florida. In addition, Abbott Resorts operates the largest vacation home and condominium real estate sales organization in the Emerald Coast area of Florida.

     The Company's executive offices are located at 530 Oak Court Drive, Suite 360, Memphis, TN 38117, and its telephone number is (901) 762-0600.

                      SECURITIES COVERED BY THE PROSPECTUS


     This Prospectus covers shares of Common Stock that are available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in the vacation rental and property management business and other related businesses. The consideration we will offer in such acquisitions, in addition to the Common Stock, may include cash, debt or other ResortQuest securities, or assumption by ResortQuest of liabilities of the business being acquired, or a combination thereof. ResortQuest and the management or owners of the assets we may acquire or the owners of the securities (including newly issued securities) we may acquire, will negotiate the terms of each acquisition. In those negotiations, we will consider the quality of the management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. We also expect that the value placed on the Common Stock issued in any such acquisition will be reasonably related to the market value of the Common Stock either at the time we enter into an agreement on the terms of the acquisition or at the time of delivery of the shares.

     Persons  who  receive  shares  of  Common  Stock  in  connection   with  an
acquisition by ResortQuest also may use this prospectus to offer and sell such shares. We will not receive any of the proceeds from any such sale.

     We have previously issued 919,965 shares of Common Stock pursuant to this registration statement.

               SUMMARY UNAUDITED PRO FORMA COMBINED FINANCIAL DATA
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


     On May 26, 1998, ResortQuest consummated the IPO and the acquisitions of the Founding Companies. For financial statement presentation purposes, Hotel Corporation of the Pacific, Inc., known primarily by its trade name, Aston Hotels & Resorts ("Aston Hotels & Resorts"), one of the Founding Companies, was designated as the "accounting acquiror." Additionally, the Company acquired Abbott Resorts on September 30, 1998. The following summary unaudited pro forma combined financial data present certain data for the Company as adjusted for (i) the effects of the Combinations on a historical basis; (ii) the effects of certain pro forma adjustments related to the historical financial statements of the Combinations; and (iii) the effects of the historical financial statements and certain pro forma adjustments related to the acquisition of Abbott Resorts. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.


                                                                         PRO FORMA COMBINED
                                                          -------------------------------------------------
                                                                                    SIX MONTHS ENDED
                                                              YEAR ENDED     ------------------------------
                                                           DECEMBER 31, 1997  JUNE 30, 1997   JUNE 30, 1998
                                                          ------------------ --------------- --------------
STATEMENT OF OPERATIONS DATA (1):
  Revenues:
   Property rental fees (2) .............................    $    43,590       $    23,965    $    25,241
   Service fees .........................................         23,207            11,849         13,982
   Other ................................................         16,370             7,603          8,808
                                                             -----------       -----------    -----------
                                                                  83,167            43,417         48,031
  Operating expenses (2) ................................         42,078            21,197         23,022
  General and administrative expenses (2) ...............         20,336             9,385         11,285
  Depreciation and amortization (2)(3) ..................          5,266             2,735          2,757
                                                             -----------       -----------    -----------
  Income from operations ................................         15,487            10,100         10,967
  Interest and other income, net (2) ....................         (1,790)           (1,178)          (814)
                                                             -----------       -----------    -----------
  Income before income taxes ............................         13,697             8,922         10,153
  Provision for income taxes (4) ........................          6,740             4,236          4,728
                                                             -----------       -----------    -----------
   Net income ...........................................    $     6,957       $     4,686    $     5,425
                                                             ===========       ===========    ===========
  Basic net income per share ............................    $      0.42       $      0.28    $      0.33
                                                             ===========       ===========    ===========
  Shares used in computing basic net income per share
   (5) ..................................................     16,681,326        16,681,326     16,681,326
                                                             ===========       ===========    ===========
  Diluted net income per share ..........................    $      0.42       $      0.28    $      0.32
                                                             ===========       ===========    ===========
  Shares used in computing diluted net income per
   share (5) ............................................     16,681,326        16,681,326     16,738,504
                                                             ===========       ===========    ===========



                                                          JUNE 30, 1998
                                                        ----------------
                                                            PRO FORMA
                                                         COMBINED (6)(7)
                                                        ----------------
BALANCE SHEET DATA:
  Working capital surplus (deficit) .................       $ (3,874)
  Total assets ......................................        180,674
  Long-term debt, net of current maturities .........         34,611
  Stockholders' equity ..............................        105,876



-----------
(1) The unaudited pro forma combined statement of operations data assume that the Combinations and the acquisition of Abbott Resorts occurred on January 1, 1997 and are not necessarily indicative of the results the Company would have realized had such acquisitions actually then occurred or of the Company's future results. During the periods presented above, the Founding Companies and Abbott Resorts were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. The pro forma combined statements of operations data are based on preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. The Company expects to realize certain savings as a result of the consolidation of insurance, employee benefits and other general and administrative expenses. The Company cannot quantify these savings accurately at this time. Consequently, the Company is unable to determine at this time whether these savings will be material or not. Any such savings may be offset by the costs of being a publicly traded company and the incremental costs related to the Company's new management team. However, these costs, like the savings that they offset, cannot be quantified accurately at this time. Neither these anticipated savings nor these anticipated costs have been included in the pro forma combined financial information of the Company.

(2) The unaudited pro forma combined statement of operations data include pro forma (i) additional revenue that ResortQuest would have realized related to certain property management contracts with affiliates of the Founding Companies and Abbott Resorts (at contractual rates that were not reflective of market conditions), (ii) reductions in salary, bonuses and benefits derived from contractual agreements which establish the compensation of the owners and certain key employees of the Founding Companies and Abbott Resorts (the "Compensation Differential"), (iii) effects of the exclusion of certain non-operating assets and the assumption of or retirement of certain liabilities (including interest expense) that will be retained by certain stockholders of the Founding Companies, and (iv) estimated interest expense related to the debt assumed in conjunction with ResortQuest funding the cash portion of the purchase price related to the acquisition of Abbott Resorts. See notes to the Unaudited Pro Forma Combined Financial Statements.

(3) Reflects amortization of goodwill (which is not deductible for income tax purposes) recorded as a result of the Combinations and the acquisition of Abbott Resorts over a 40-year period, except for the goodwill related to First Resort (defined herein), which will be amortized over a 15-year period, and computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Includes the provision for federal and state income taxes relating to converting certain operations to C Corporation status and including the tax impact of pro forma adjustments.

(5)  Includes (i) 6,119,656  shares issued to owners of the Founding  Companies;
     (ii) 3,134,630 shares issued to the management and founders of RQI; (iii) 6,670,000 shares representing the number of shares sold in the initial public offering necessary to pay the cash portion of the consideration for the Combinations, to repay debt assumed in the Combinations, to pay the underwriting discount and other expenses of the initial public offering and to provide additional working capital, and (iv) 757,040 shares used to pay for a portion of the purchase price related to the acquisition of Abbott Resorts. Related to the six month period ended June 30, 1998, diluted net income per share includes the effect of options to purchase 1,697,000 shares granted concurrently with the initial public offering at an exercise price equal to the initial public offering price. See "Certain Transactions."

(6) The unaudited pro forma combined balance sheet data assume the Company acquired Abbott Resorts on June 30, 1998. The unaudited pro forma combined balance sheet data is based upon preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the notes to the Unaudited Pro Forma Combined Financial Statements.

(7) Adjusted for the increase in goodwill primarily related to the pro forma issuance of $26.5 million in long-term debt and $6.6 million in Common Stock in conjunction with the acquisition of Abbott Resorts.

                                  RISK FACTORS


     An investment in the shares of Common Stock offered by this prospectus involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in shares of Common Stock.


ABSENCE OF COMBINED OPERATING HISTORY; RISKS OF INTEGRATION


     RQI was founded in September 1997 but conducted no operations and generated no revenues prior to its initial public offering in May 1998, when it simultaneously acquired the Founding Companies. Since that time, we have acquired three additional vacation rental and property management companies. Prior to such acquisitions, each of the Operating Companies operated as separate independent entities. Currently, the Company has no centralized financial reporting system and relies on the existing reporting systems of the Operating Companies. The pro forma combined financial statements of the Founding Companies and Abbott Resorts cover periods when these companies and RQI were not under common control or management. Consequently, they may not be indicative of our future financial or operating results.

     The Company's senior management group was assembled in connection with the initial public offering. We cannot assure you that the management group will be able to integrate and manage effectively the combined entity or effectively implement our operating and growth strategies. If we are unable to integrate successfully the Operating Companies and future acquisitions, it would have a material adverse effect on our business and financial results. It also would make it unlikely that our acquisition program will be successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Business Strategy" and "-- Growth Strategy."

     The Operating Companies offer a variety of different services to property owners and vacationers, use different sales and marketing techniques to attract new customers, utilize different fee structures and target different customer segments. In addition, almost all of the Operating Companies operate in different geographic markets with varying levels of competition, development plans and local market dynamics. These differences increase the risk inherent in successfully completing the integration of the Operating Companies.


RISKS ASSOCIATED WITH THE VACATION RENTAL AND PROPERTY MANAGEMENT INDUSTRY; GENERAL ECONOMIC CONDITIONS


     Our business and financial results are dependent upon various factors affecting the vacation rental and property management industry. Factors such as the following could have a material adverse effect on our business and financial results:

     o a reduction in the demand for vacation properties, particularly for beach and island resort properties and mountain resort properties;

     o    adverse changes in travel and vacation patterns;

     o    adverse changes in the tax treatment of second homes;

     o    an oversupply of vacation properties;

     o    a downturn in the leisure and tourism industry;

     o    increases in gasoline or airfare prices; and

     o adverse weather conditions or natural disasters, such as hurricanes, tidal waves or tornadoes.


SEASONALITY AND QUARTERLY FLUCTUATIONS


     Our business is highly seasonal. The financial results of each of the Operating Companies have been subject to quarterly fluctuations caused primarily by the seasonal variations in the vacation rental and property management industry. Peak seasons for the Operating Companies depend upon whether the resort is primarily a summer or winter destination. During 1997, we derived approximately 31% of our pro forma revenues and 53% of our operating income in the first quarter and 30% of our pro forma revenues and 28% of our operating income in the third quarter. Although the seasonality of our financial results may be partially mitigated by the geographic diversity of the Operating Companies and any future acquisitions, we expect a significant seasonal factor with respect to our financial results to continue.

     Our quarterly financial results may also be subject to fluctuations as a result of the timing and cost of acquisitions, the timing of real estate sales, changes in relationships with travel providers, extreme weather conditions or other factors affecting leisure travel and the vacation rental and property management industry. Unexpected variations in our quarterly financial results could adversely affect the price of the Common Stock which in turn could adversely affect our proposed acquisition strategy. See "Management's Discussion of Financial Condition and Results of Operations."


RISKS OF DEPENDENCE ON THIRD PARTIES

     We manage  properties  that are generally  located in  destination  resorts which depend upon third parties for the development of new homes and condominiums, as well as resort amenities such as golf courses and chair lifts. If such third parties fail to continue to develop or to invest in resort facilities and amenities, it could have a material adverse effect on the rental value of the Company's properties and, consequently, on our business and financial results.

     We also depend on travel agents, package tour providers and wholesalers for a significant portion of our revenues. During 1997, we derived approximately 34% of our combined revenues from sales made through or to travel agents, package tour providers and wholesalers. If travel agents, package tour providers and wholesalers fail to continue to recommend or package ResortQuest's vacation properties, it could have a material adverse effect on our business and financial results.


FACTORS AFFECTING INTERNAL GROWTH


     ResortQuest has experienced revenue and earnings growth on a pro forma combined basis over the past few years, including approximately 14.3% and 95.4% increases in pro forma combined revenues and earnings, respectively, from 1996 to 1997. The total market for vacation condominium, home and apartment rentals, which are marketed predominantly by vacation rental and property management companies, experienced an 8.7% increase in total revenues from 1995 to 1996. We cannot assure you that we or the total market for vacation property rentals will continue to experience growth. Factors affecting our ability to continue to experience internal growth include, the ability to maintain existing relationships with property owners, expand the number of properties under management and cross-sell among the Operating Companies, as well as continued demand for such rentals. See "-- Risks Associated with the Vacation Rental and Property Management Industry; General Economic Conditions" and "Business -- Business Strategy" and "-- Growth Strategy."


RISKS OF GEOGRAPHIC CONCENTRATION OF OPERATIONS


     ResortQuest manages properties that are significantly concentrated in beach and island resorts located in Florida and the Hawaiian Islands and mountain resorts located in Colorado and Utah. The following table sets forth the combined revenue and percentage of total revenues derived from each location.



                                                   COMBINED % OF TOTAL
                    REGION                         REVENUES  REVENUES
          --------------------------------------   -------   -------
                 Florida                           $30,553        37%
                 Hawaii                            $20,976        26%
                 Colorado and Utah                 $15,371        19%

Adverse events or conditions which affect these areas in particular, such as economic recession, changes in regional travel patterns, extreme weather conditions or natural disasters, would have a more significant adverse effect on our operations, than if our operations were more geographically diverse.


RISKS ASSOCIATED WITH ACQUISITIONS


     ResortQuest intends to expand the markets it serves and increase the number of properties it manages, in part, through the acquisition of additional vacation rental and property management companies. We cannot assure you that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into our existing operations without substantial costs, delays or other operational or financial problems. It is possible that competition may increase for companies we might seek to acquire. In such event, there may be fewer acquisition opportunities available to us, as well as higher acquisition prices.

     Acquisitions also involve a number of special risks which could have a material adverse effect on our business and financial results. These risks include the following:

     o the failure of acquired companies to achieve expected financial results;

     o    diversion of management's attention;

     o    failure to retain key personnel;

     o    amortization of acquired intangible assets; and

     o    increased  potential  for  customer   dissatisfaction  or  performance
          problems at a single acquired company to affect adversely our reputation and brand name.

We may also seek international acquisitions that may be subject to additional risks associated with doing business in such countries. See "Business -- Growth Strategy."

     ResortQuest intends to use shares of Common Stock to finance a portion of the consideration for future acquisitions. If the Common Stock does not maintain a sufficient market value, or the owners of businesses we may seek to acquire are otherwise unwilling to accept shares of Common Stock as part of the consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to implement our acquisition strategy. If we have insufficient cash resources, our growth could be limited unless we are able to obtain additional funds through debt or equity financings. We cannot assure you that our cash resources will be sufficient, or that other financing will be available on terms we find acceptable. If we are unable to obtain financing sufficient for all of our desired acquisitions, we may be unable to implement fully our acquisition strategy. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


MANAGEMENT OF GROWTH


     We plan to continue to grow internally and through acquisitions. We will expend significant time and effort in expanding the Operating Companies and in identifying, completing and integrating acquisitions. We cannot assure you that our systems, procedures and controls will be adequate to support our operations as they expand. Any future growth also will impose significant added responsibilities on members of senior management, including the need to identify, recruit and integrate new managers and executives. We cannot assure you that we will be able to identify and retain such additional management. If we are unable to manage our growth efficiently and effectively, or we are unable to attract and retain additional qualified management, it could have a material adverse effect on our business and financial results. See "Business -- Business Strategy" and "Management."

RELIANCE ON KEY PERSONNEL


     Our business substantially depends on the efforts and relationships of David C. Sullivan, Chairman and Chief Executive Officer, the other executive officers of the Company and the senior management of the Operating Companies. Furthermore, we will likely be dependent on the senior management of any businesses acquired in the future. If any of these persons becomes unable to continue in his or her role, or if we are unable to attract and retain other qualified employees, it could have a material adverse effect on our business and financial results. Although ResortQuest has entered into employment agreements with each of ResortQuest's executive officers and the chief executive officers of the Operating Companies, we cannot assure you that any of these individuals will continue in his or her present capacity for any particular period of time. See "Management."


SUBSTANTIAL AMOUNTS OF GOODWILL

     Approximately $127.0 million, or 70.3%, of the Company's pro forma total assets as of June 30, 1998, is goodwill, which represents the excess of consideration we paid over the estimated fair market value of net assets we acquired in business combinations accounted for under the purchase method. ResortQuest generally amortizes goodwill on a straight line method over a period of 40 years with the amount amortized in a particular period constituting a non-cash expense that reduces our net income. Amortization of goodwill resulting from certain past acquisitions, and additional goodwill recorded in certain future acquisitions may not be deductible for tax purposes. In addition, we will be required periodically to evaluate the recoverability of goodwill by reviewing the anticipated undiscounted future cash flows from operations and comparing such cash flows to the carrying value of the associated goodwill. If goodwill becomes impaired, we would be required to write down the carrying value of the goodwill and incur a related charge to our income. A reduction in net income resulting from a write down of goodwill would currently affect our financial results and could have a material and adverse impact upon the market price of the Common Stock.


SHORT-TERM RENTAL AND PROPERTY MANAGEMENT CONTRACTS


     We provide rental and property management services to property owners pursuant to management contracts which generally have one year terms. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. If property owners do not renew a significant number of management contracts or we are unable to attract additional property owners, it would have a material adverse effect on our business and financial results. In addition, although most of our contracts are exclusives, industry standards in certain geographic markets dictate that rental services be provided on a non-exclusive basis. Approximately 1.4% of our revenues for 1997 on a pro forma combined basis were derived from rental services provided on a non-exclusive basis. We are unable to determine the percentage of the national rental services market that is provided on a non-exclusive basis. See "Business -- Services Offered to Condominium and Home Owners."


RISKS ASSOCIATED WITH HOMEOWNERS' ASSOCIATION MANAGEMENT CONTRACTS


     We currently provide homeowners' association management services at numerous condominium developments pursuant to contracts with the homeowners' association present at such developments. We frequently provide rental management services for a significant percentage of the condominiums within these developments. Providing management services for homeowners' associations frequently leads the associations to request that we manage and control the front desk operations, laundry facilities and other related services of the condominium developments. Controlling these services often gives us a competitive advantage over other vacation rental and property management companies in retaining the condominiums we currently manage and in attracting new property owners.

     We cannot assure you that a homeowners' association will not terminate its management agreement with us. If a homeowners' association terminates a management agreement, we could lose the control or management of the front desk and related services, thereby eliminating our competitive advantage. If we lose our competitive advantage, it could cause a reduction in the number of properties we manage and an increase in the expenses required to retain and maintain the condominiums we manage at that site. Any such termination could have a material adverse effect on our business and financial results.


COMPETITION


     The vacation rental and property management industry is highly competitive and has low barriers to entry. The industry has two distinct customer groups: vacation property renters and vacation property owners. We compete for vacationers and property owners primarily with local vacation rental and property management companies located in our markets. Some of these competitors are affiliated with the owners or operators of resorts in which such competitor provides its services. Certain of these competitors may have lower cost structures and may be able to provide their services at lower rates.

     We also compete for vacationers with large hotel and resort companies. Many of these competitors are large companies with greater financial resources than ResortQuest, enabling them to finance acquisition and development opportunities, pay higher prices for the same opportunities or develop and support their own operations. In addition, many of these companies can offer vacationers services not provided by vacation rental and property management companies, and they may have greater name recognition among vacationers. If such companies chose to compete in the vacation rental and property management industry, they would constitute formidable competition for our business. Such competition could cause us to lose management contracts, increase expenses or reduce management fees which could have a material adverse effect on our business and financial results. See "Business -- Competition."

MAJORITY CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS

     The executive officers and directors of ResortQuest, the founders of RQI and the former stockholders of the Operating Companies and entities affiliated with them, as of September 30, 1998, own shares of Common Stock representing approximately 50% of the total voting power of the Common Stock (approximately 54% if all shares of Restricted Common Stock (as defined herein) were converted into Common Stock). These persons, if acting together, will be able to exercise control over the Company's affairs, to elect all of the directors and to control the disposition of any matter submitted to a vote of stockholders. See "Principal Stockholders" and "Description of Capital Stock -- Common Stock and Restricted Common Stock."


PORTION OF REVENUES DERIVED FROM REAL ESTATE SALES


     We derived approximately 11% of our revenues for 1997 on a combined basis from net real estate brokerage commissions. Any factors which adversely affect real estate sales, such as a downturn in general economic conditions or changes in interest rates, the tax treatment of second homes or property values, could have a material adverse effect on our business and financial results.


GOVERNMENT REGULATION OF VACATION RENTAL AND PROPERTY MANAGEMENT INDUSTRY


     ResortQuest's operations are subject to various federal, state and local laws and regulations, including licensing requirements applicable to real estate operations, laws and regulations relating to consumer protection and local ordinances. Many states have adopted specific laws and regulations which regulate our activities, such as:

     o    real estate and travel services provider license requirements;

     o    anti-fraud laws;

     o    telemarketing laws;

     o    environmental laws;

     o    the Fair Housing Act;

     o    the Americans With Disabilities Act; and

     o    labor laws.

     We believe that we are in material compliance with all federal, state, local and foreign laws and regulations to which we are currently subject. However, we cannot assure you that the cost of qualifying under applicable regulations in all jurisdictions in which we desire to conduct business will not be significant or that we are actually in compliance with all applicable federal, state, local and foreign laws and regulations. Compliance with or violation of any current or future laws or regulations could require us to make material expenditures or otherwise have a material adverse effect on our business and financial results. See "Business -- Governmental Regulation."

RELATIONSHIPS   WITH   FOUNDING   COMPANY  AFFILIATES;  POTENTIAL  CONFLICTS  OF
   INTERESTS


     Several lease agreements, management contracts and other agreements with stockholders of the Founding Companies and entities controlled by them continued after the closing of the acquisitions of the Founding Companies. We also entered into certain similar agreements that became effective upon such acquisitions. In addition, we may enter into similar agreements in the future. Although we believe that the existing agreements we have entered into with related persons, other than a loan agreement with the former principal stockholder of Aston Hotels & Resorts, are and that all future agreements will be on terms no less favorable to ResortQuest than it could obtain unrelated third parties, conflicts of interests may arise between the Company and these related persons.

     At September 30, 1998 the former principal stockholder of Aston Hotels & Resorts is indebted to us in the aggregate amount of $4.0 million. This receivable is fully collateralized by cash or cash equivalents and real estate. For a description of this agreement see "Certain Transactions -- Other Transactions."


POTENTIAL EFFECT OF SHARES ELIGIBLE FOR FUTURE SALE ON PRICE OF COMMON STOCK


     The market price of the Common Stock could drop as a result of the sale of substantial amounts of Common Stock in the public market, or the perception that such sales could occur.

     ResortQuest has 16,873,265 shares of Common Stock outstanding as of September 30, 1998. The 6,670,000 shares of Common Stock sold in the initial public offering are freely tradable unless held by affiliates of the Company. Simultaneous with the closing of the Combinations, the stockholders of the Founding Companies received, in the aggregate, 6,119,656 shares. Management and founders of RQI own 3,134,630 shares. These 9,254,286 shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. Furthermore, the holders of these shares have agreed with ResortQuest not to sell, transfer or otherwise dispose of any of these shares for one year following the closing of the initial public offering (until May 26,
1999). However, the holders of these shares also have certain demand registration rights beginning two years after the initial public offering and certain piggyback registration rights with respect to these shares.

     ResortQuest has issued 948,979 shares of Common Stock in connection with the three acquisitions which have closed since the IPO. Of these shares, 919,965 shares were covered by this registration statement and 748,363 shares are subject to certain contractual transfer restrictions until October 2000.

     The Company has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the initial public offering without the prior written consent of Smith Barney Inc. on behalf of the Underwriters. The holders of all shares outstanding prior to the initial public offering, and certain non-employee directors have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock for a period of one year from the closing of the initial public offering without the prior written consent of Smith Barney Inc. on behalf of the Underwriters.

     This prospectus registers 3,000,000 shares of Common Stock under the Securities Act for use by the Company as consideration for future acquisitions. These shares will generally be freely tradable after issuance, unless the resale thereof is contractually restricted or unless the holders thereof are subject to the restrictions on resale provided in Rule 145 under the Securities Act. See "Shares Eligible for Future Sale" and "Underwriting."


POSSIBLE VOLATILITY OF STOCK PRICE


     There was no public market for the Common Stock prior to the initial public offering. Although a public market for the common stock has developed, we cannot assure you that the public market for the Common Stock will be active or continue. The following factors, among others, may cause the market price of the Common Stock to significantly increase or decrease:

     o variations in our annual or quarterly financial results or the financial results of our competitors;

     o changes by financial research analysts in their estimates of our earnings;

     o our failure to meet financial research analysts' estimates of our earnings;

     o conditions in the general economy, or the vacation and property rental management or leisure and travel industries in particular;

     o    unfavorable publicity about ResortQuest or our industry; and

     o significant price and volume volatility in the stock market in general for reasons unrelated to ResortQuest.


ANTI-TAKEOVER EFFECT OF CERTAIN CHARTER AND BY-LAW PROVISIONS

     Certain provisions of our Certificate of Incorporation could make it more difficult for a third party to acquire control of ResortQuest, even if such change in control would be beneficial to stockholders. The directors are allowed to issue preferred stock without stockholder approval. Such issuances could make it more difficult for a third party to acquire ResortQuest. The Company's By-Laws contain other provisions that may have an anti-takeover effect. See "Management -- Directors and Executive Officers" and "Description of Capital Stock."


                           FORWARD-LOOKING STATEMENTS

     There are a number of statements in this prospectus that address activities, events or developments which we expect or anticipate will or may occur in the future, including such matters as our strategy for internal growth and improved profitability, additional capital expenditures (including the amount and nature thereof), acquisitions of assets and businesses, industry trends and other such matters. These statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on certain assumptions and analyses we have made in light of our perception of historical trends, current business and economic conditions and expected future development as well as other factors we believe are reasonable or appropriate. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risk factors discussed in this prospectus; general economic, market or business conditions; the business opportunities (or lack thereof) that may be presented to and pursued by ResortQuest; and changes in laws or regulations and other factors, most of which are beyond our control. Consequently, we cannot assure you that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected consequences to or effects on ResortQuest.

                                   THE COMPANY


     ResortQuest is a leading provider of vacation condominium and home rentals at premier destination resorts throughout the United States. Through the consolidation of leading vacation rental and property management companies, the development of a national brand and marketing initiative and best practices management systems, we intend to offer vacationers a branded network of high quality, fully furnished, privately-owned condominium and home rentals, while offering property owners superior management services designed to enhance their rental income. On May 26, 1998, the Company consummated its initial public offering and the acquisitions of the Founding Companies. Since that time we have acquired three additional vacation rental and property management companies, including Abbott Resorts. We currently manage approximately 13,000 condominiums, homes and hotel rooms in nine states and Canada. The Company's primary source of revenue is property rental fees, which are charged as a percentage of the vacationers' total rental price. Fee percentages for vacation condominiums and homes range from approximately 3% to over 40% of rental rates for the various Operating Companies depending on the type of services provided to the property owner and the type of rental unit managed. On a pro forma basis for the year ended December 31, 1997, the Company generated total revenues of approximately $83.2 million, which includes $43.6 million of revenues from property rental fees, and net income of $7.0 million, which includes an adjustment for the Compensation Differential of approximately $3.6 million. See "Selected Financial Data -- Pro Forma Combined Statement of Operations Data." The following is a brief description of each of the Operating Companies. Information presented regarding the number of rental units is at June 30, 1998.


BEACH AND ISLAND RESORTS


     ASTON HOTELS & RESORTS. Aston Hotels & Resorts, founded in 1967 from a family business commenced in 1948, is the largest condominium resort management company and a major hotel provider in the State of Hawaii. At a total of 29 resort properties located primarily in Waikiki and on the islands of Maui, Hawaii and Kauai, Aston Hotels & Resorts manages 4,718 rental units, including over 1,500 hotel rooms. Aston Hotels & Resorts' revenue sources for 1997 were property management and service fees (84%) and other services (16%). In addition to a wide range of hotel rooms and hotel-style condominium units in Waikiki, the majority of Aston Hotels & Resorts' units are resort-based condominium rentals situated near the beach and offering a broad array of amenities, including pools, whirlpool spas, tennis courts and various other outdoor activities. Aston Hotels & Resorts offers a variety of services, including homeowners' association management, housekeeping and linen services, activities referrals, general maintenance and accounting services. Aston Hotels & Resorts' revenues for 1997 were $19.6 million.

     MAUI CONDOMINIUM AND HOME. Maui Condominium and Home Realty, Inc. ("Maui Condominium and Home"), founded in 1988, is a leading provider of beach vacation property rentals and management services in the Kihei and Wailea beach areas on the Hawaiian island of Maui. Maui Condominium and Home manages 427 rental units at 20 different properties. Almost all of Maui Condominium and Home's units are located in resort-style complexes with swimming pools, hot tubs and convenient beach access. Maui Condominium and Home's revenue sources for 1997 were property rental fees (90%) and service fees (10%). Maui Condominium and Home offers a variety of services, including housekeeping services, accounting services and assistance with refurbishing. Maui Condominium and Home's revenues for 1997 were $1.4 million.

     ABBOTT RESORTS. Abbott Resorts, founded in 1976, is the largest provider of beach vacation property rentals, management services and real estate sales in Florida. Abbott Resorts manages 2,296 rental units located in Fort Walton Beach, Destin and South Walton, Florida. Abbott Resorts also manages Tops'l Beach and Racquet Club, a 55-acre tennis complex rated among the top 50 in the United States by Tennis magazine. Abbott Resorts' revenue sources for 1997 were property rental and service fees (88%) and net real estate brokerage commissions (12%). Abbott Resorts offers a variety of services, including general maintenance, housekeeping and linen services. Abbott Resorts' revenues for 1997 were $25.8 million.

     BRINDLEY & BRINDLEY. Brindley & Brindley Realty and Development, Inc. and B&B On The Beach, Inc. (collectively, "Brindley & Brindley"), founded in 1985, is a leading provider of beach vacation property rentals, management services and sales on the Outer Banks of North Carolina. Brindley & Brindley manages 456 rental units. Located exclusively in Corolla, North Carolina, Brindley & Brindley offers large, upscale homes well-suited for multiple or extended families. Brindley & Brindley's revenue sources for 1997 were property rental and service fees (90%) and net real estate brokerage commissions (10%). Brindley & Brindley offers a variety of services, including general maintenance, housekeeping and linen services. In addition to traditional management services, Brindley & Brindley also offers pool/spa maintenance, small appliance sales and other unique services to property owners. Brindley & Brindley's revenues for 1997 were $4.0 million.

     COASTAL RESORTS. Coastal Resorts Realty L.L.C. and Coastal Resorts Management, Inc. (collectively, "Coastal Resorts"), founded in 1982, is a leading provider of beach vacation property rentals, management services and sales in the Bethany Beach area of Delaware. Bethany Beach is a popular beach destination in the Mid-Atlantic region that offers full-scale resort facilities. Coastal Resorts manages 593 rental units, including ocean side condominiums, townhome communities with resort facilities and upscale free-standing homes. Coastal Resorts' revenue sources for 1997 were property rental and service fees (52.1%), net real estate brokerage commissions (35.1%) and other (12.8%).
Coastal Resorts offers a variety of services, including housekeeping and maintenance services, 24 hour security and concierge services. Coastal Resorts' revenues for 1997 were $3.6 million.

     THE MAURY PEOPLE. The Maury People, Inc. ("The Maury People"), whose predecessor was founded in 1969, is a leading provider of beach vacation property rentals and sales on the island of Nantucket off the coast of Massachusetts. The Maury People provides non-exclusive rental services for approximately 1,200 rental homes ranging from in-town residences to cottages and large, upscale ocean and harbor-front homes. The Maury People's revenue sources for 1997 were net property rental and service fees (30%) and net real estate brokerage commissions (70%). The Maury People is an exclusive affiliate of Sotheby's International Realty. The Maury People's revenues for 1997 were $1.2 million.

     PLANTATION RESORT. Plantation Resort, founded in 1985, is a leading provider of beach vacation property rentals, management services and sales on the Gulf Coast of Alabama. Plantation Resort manages 378 condominiums and homes at Gulf Shores Plantation, a gated resort community offering golf, tennis and fishing. Plantation Resort's revenue sources for 1997 were property rental and service fees (96%) and net real estate brokerage commissions (4%). Plantation Resort offers a variety of services, including housekeeping services and general maintenance. Plantation Resort's revenues for 1997 were $3.8 million.

     PRISCILLA MURPHY REALTY. Priscilla Murphy Realty, Inc. and Realty Consultants Inc. (collectively, "Priscilla Murphy Realty"), founded in 1955, is a leading provider of beach vacation property rentals, management services and sales on the Florida islands of Sanibel and Captiva. Priscilla Murphy Realty manages 825 rental units. Most of Priscilla Murphy Realty's properties are condominium units designed to accommodate a wide range of budgets, from luxury, oceanfront three- and four-bedroom units to more modest single-bedroom units located a short distance from the beach. Priscilla Murphy Realty's revenue sources for 1997 were property rental and service fees (69%) and net real estate brokerage commissions (31%). Priscilla Murphy Realty offers a variety of services, including general maintenance and subcontracted housekeeping and linen services. Priscilla Murphy Realty's revenues for 1997 were $4.7 million.

     TRUPP-HODNETT ENTERPRISES. Trupp-Hodnett Enterprises, Inc. and THE Management Company (collectively, "Trupp-Hodnett Enterprises"), founded in 1987, is the leading provider of beach vacation property rentals, management services and sales on the island of St. Simons, off the coast of Georgia. St. Simon's Island is a relatively uncommercial resort community located midway between Savannah, Georgia and Jacksonville, Florida and connected to the mainland by a causeway. Trupp-Hodnett Enterprises manages 417 rental units, ranging from moderately priced hotel rooms, homes and cottages in a variety of island locations to spacious, luxurious oceanfront condominium units with on-site management and access to swimming pools, spas, tennis courts and golf courses.

Trupp-Hodnett Enterprises' revenue sources for 1997 were property rental and service fees (78%) and net real estate brokerage commissions (22%). Trupp-Hodnett Enterprises offers a variety of services, including homeowner's association management, guest amenities and general maintenance and housekeeping. Trupp-Hodnett Enterprises' revenues for 1997 were $4.1 million.


MOUNTAIN RESORTS

     COLLECTION OF FINE PROPERTIES. Collection of Fine Properties, Inc. and Ten Mile Holdings, Ltd. (collectively, "Collection of Fine Properties"), founded in 1985, is a leading provider of vacation property rental and management services in the mountain resort town of Breckenridge, Colorado. Collection of Fine Properties manages 369 rental units. Most of the units are situated in condominium complexes with front desks and spa facilities and many of them are situated directly on the slopes with "ski-in ski-out" access. Collection of Fine Properties' revenue sources for 1997 were property rental and service fees (87%) and other services (13%). Collection of Fine Properties offers a variety of services, including association management, general maintenance, housekeeping and linen services and ski equipment rentals. Collection of Fine Properties' revenues for 1997 were $4.3 million.

     HOUSTON AND O'LEARY. Houston and O'Leary Company ("Houston and O'Leary"), founded in 1986, is a leading provider of luxury vacation property rentals and sales in the mountain resort town of Aspen, Colorado. Houston and O'Leary provides non-exclusive rental services for 130 rental units. Houston and O'Leary's rental and sale properties consist primarily of unique, free-standing houses, ranging from smaller two-bedroom cottages located in Aspen proper to 10,000-plus square foot ranch-style houses overlooking Aspen. Houston and O'Leary's revenue sources for 1997 were real estate brokerage commissions (73%), property rental fees (19%) and other services (8%). Houston and O'Leary provides a concierge service which arranges for a variety of services, including housekeeping and linen services, activities referrals and general maintenance. Houston and O'Leary's revenues for 1997 were $1.6 million.

     RESORT PROPERTY MANAGEMENT. Resort Property Management, Inc. ("Resort Property Management"), founded in 1978, is a leading provider of vacation property rentals and management services in the Park City, Utah mountain resort area. Resort Property Management manages 324 rental units. Resort Property Management offers a variety of free-standing homes and condominium units at various resorts, including Deer Valley, throughout the Park City region. A majority of Resort Property Management's condominium units are located in the town of Park City and range from luxury, three-bedroom units in the historic town center to smaller, more affordable units in older condominium complexes. Resort Property Management's revenue sources for 1997 were property rental and service fees (100%). Resort Property Management offers a variety of services, including general maintenance, housekeeping and linen services and complimentary firewood. Resort Property Management's revenues for 1997 were $2.3 million.

     TELLURIDE RESORT ACCOMMODATIONS. Telluride Resort Accommodations, Inc. ("Telluride Resort Accommodations"), founded in 1985, is a leading provider of vacation property rentals and property management services in the Telluride,
Colorado mountain resort area. Telluride Resort Accommodations manages 432 rental units. Telluride Resort Accommodations' property offerings range from smaller, one-bedroom units in town to large, luxury condominiums and free-standing homes in Telluride's new Mountain Village. Telluride Resort Accommodations' revenue sources for 1997 were property rental and service fees (100%). Telluride Resort Accommodations offers a variety of services, including general maintenance and housekeeping and linen services. Telluride Resort Accommodation's revenues for 1997 were $4.3 million.

     WHISTLER CHALETS. Whistler Chalets Limited ("Whistler Chalets"), founded in 1986, is a leading provider of vacation property rentals and management services in the mountain resort village of Whistler, in British Columbia, Canada. Whistler Chalets manages 426 rental units. Whistler Chalets offers a variety of rental properties including condominium lodges, luxury townhomes and chalets with village, slopeside, golf course and lakefront locations. Whistler Chalets' revenue sources for 1997 were property rental and service fees (95%) and other (5%). Whistler Chalets offers a variety of services, including housekeeping and linen services, general maintenance, accounting services and payment processing. Whistler Chalets' revenues for 1997 were $2.1 million.

     WHISTLER EXCLUSIVE. Whistler Exclusive, founded in 1990, manages 46 vacation condominiums and homes in Whistler, British Columbia. Whistler Exclusive's revenues for 1997 were derived exclusively from property rental and service fees. Whistler Exclusive offers a variety of services including general maintenance and housekeeping and linen services. Whistler Exclusive's revenues for 1997 were $280,000.

SOFTWARE SALES AND SERVICES

     FIRST RESORT. First Resort Software, Inc. ("First Resort"), founded in 1985, is a leading provider of software services to vacation rental and property management companies. First Resort software allows vacation rental and property management companies to automate and computerize the three key areas of the vacation rental and property management business: reservations, rental management and owner accounting. First Resort also offers additional modules and interfaces, including a work order generator, activities management system, credit card interface and world wide web-enabled reservations. Most purchasers of First Resort software also enter into annual software service contracts. Currently, First Resort has more than 700 clients. All First Resort software is Year 2000 compliant. First Resort's revenue sources for 1997 were software sales (46%), software service (49%) and other (5%). First Resort's revenues for 1997 were $2.9 million.

     The Company's executive offices are located at 530 Oak Court Drive, Suite 360, Memphis, TN 38117, and its telephone number is (901) 762-0600.

                           PRICE RANGE OF COMMON STOCK


     The Company's Common Stock trades on the NYSE under the symbol "RZT." The Company completed its initial public offering in May 1998 at a price of $11.00 per share. The following table sets forth the high and low sales prices for the Common Stock for the second and third quarters of 1998.


                                                           HIGH            LOW
                                                       ------------   -------------
       Second Quarter (from May 20, 1998) ..........     $ 18.750       $ 13.9375
       Third Quarter ...............................     $ 17.125       $  8.8125



     On October 12, 1998, the last reported sales price of the Common Stock on the NYSE was $6.875 per share. On September 30, 1998, there were 77 holders of record of the Common Stock, although the Company believes the number of beneficial holders is substantially greater.


                                 DIVIDEND POLICY


     The Company intends to retain all of its earnings, if any, to finance the expansion of its business and for general corporate purposes, including future acquisitions, and does not anticipate paying any cash dividends on its Common Stock for the foreseeable future. In addition, the Credit Facility (as defined herein) includes restrictions on the ability of the Company to pay dividends without the consent of the lenders.

                             SELECTED FINANCIAL DATA
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

     On May 26, 1998, ResortQuest consummated the IPO and the acquisitions of the Founding Companies. For financial statement presentation purposes, Aston Hotels & Resorts, one of the Founding Companies, was designated as the "accounting acquiror." Additionally, the Company acquired Abbott Resorts on September 30, 1998. The historical financial statement data include the financial results of Aston Hotels and Resorts prior to the Combinations and the IPO, and include the combined balances and transactions of ResortQuest and the Founding Companies only since May 26, 1998. The following summary unaudited pro forma combined financial data present certain data for the Company as adjusted for (i) the effects of the Combinations on a historical basis; (ii) the effects of certain pro forma adjustments related to the historical financial statements of the Combinations and (iii) the effects of the historical financial statements and certain pro forma adjustments related to the acquisition of Abbott Resorts. See the Unaudited Pro Forma Combined Financial Statements and the notes thereto included elsewhere in this Prospectus.



                                                                                                 SIX MONTHS ENDED
                                                       YEARS ENDED DECEMBER 31,                      JUNE 30,
                                        ------------------------------------------------------ ---------------------
                                           1993       1994       1995       1996       1997       1997       1998
                                        ---------- ---------- ---------- ---------- ---------- ---------- ----------
RESORTQUEST
STATEMENT OF OPERATIONS DATA:
 Revenues .............................  $15,575    $20,421    $19,048    $19,460    $19,554    $10,078    $13,936
 Operating expenses ...................    9,924     12,406     10,550     10,401      8,908      5,247      7,167
 General and administrative expenses,
   including depreciation and
   amortization .......................    3,651      5,444      5,434      5,574      5,475      2,439      4,161
                                         -------    -------    -------    -------    -------    -------    -------
 Income from operations ...............    2,000      2,571      3,064      3,485      5,171      2,392      2,608
 Interest expense, net ................       93        246        771        342         86        333         30
 Provision for income taxes ...........       --         --         --         --         --         --        304
                                         -------    -------    -------    -------    -------    -------    -------
 Income from continuing operations.....  $ 1,907    $ 2,325    $ 2,293    $ 3,143    $ 5,085    $ 2,059    $ 2,274
                                         =======    =======    =======    =======    =======    =======    =======



                                                                                                    SIX MONTHS ENDED
                                                                                                        JUNE 30,
                                                                               YEAR ENDED     -----------------------------
                                                                            DECEMBER 31, 1997      1997           1998
                                                                           ------------------ -------------- --------------
PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA (1):
 Revenue:
   Property rental fees (2) ..............................................    $    43,590      $    23,965    $    25,241
   Service Fees ..........................................................         23,207           11,849         13,982
   Other .................................................................         16,370            7,603          8,808
                                                                              -----------      -----------    -----------
                                                                                   83,167           43,417         48,031
 Operating Expenses (2) ..................................................         42,078           21,197         23,022
 General and administrative expenses (2) .................................         20,336            9,385         11,285
 Depreciation and amortization (2)(3) ....................................          5,266            2,735          2,757
                                                                              -----------      -----------    -----------
 Income from operations ..................................................         15,487           10,100         10,967
 Interest and other income, net (2) ......................................         (1,790)          (1,178)          (814)
                                                                              -----------      -----------    -----------
 Income before income taxes ..............................................         13,697            8,922         10,153
 Provision for income taxes (4) ..........................................          6,740            4,236          4,728
                                                                              -----------      -----------    -----------
 Net income ..............................................................    $     6,957      $     4,686    $     5,425
                                                                              ===========      ===========    ===========
 Basic net income per share ..............................................    $      0.42      $      0.28    $      0.33
                                                                              ===========      ===========    ===========
 Shares used in computing basic pro forma income per share (5) ...........     16,681,326       16,681,326     16,681,326
                                                                              ===========      ===========    ===========
 Diluted net income per share ............................................    $      0.42      $      0.28    $      0.32
                                                                              ===========      ===========    ===========
 Shares used in computing diluted pro forma income per share (5) .........     16,681,326       16,681,326     16,738,504
                                                                              ===========      ===========    ===========

                                                          DECEMBER 31,                                 PRO FORMA
                                ----------------------------------------------------------------        COMBINED
                                    1993         1994         1995         1996         1997      JUNE 30, 1998 (6)(7)
                                ------------ ------------ ------------ ------------ ------------ ---------------------
RESORTQUEST
BALANCE SHEET DATA:
 Working capital surplus
   (deficit) ..................   $ (1,248)    $ (3,919)    $ (3,581)    $ (1,933)    $ (4,588)        $ (3,874)
 Total assets .................      5,310        9,373       13,904       12,970       14,562          180,674
 Long-term debt, net of
   current maturities .........      1,844        2,396        2,133        2,816        2,804           34,611
 Stockholders' equity
   (deficit) ..................       (395)        (395)        (395)        (395)        (395)         105,876



----------
(1) The unaudited pro forma combined statement of operations data assume that the Combinations and the acquisition of Abbott Resorts occurred on January 1, 1997 and are not necessarily indicative of the results the Company would have realized had such acquisitions actually then occurred or of the Company's future results. During the periods presented above, the Founding Companies and Abbott Resorts were not under common control or management and, therefore, the data presented may not be comparable to or indicative of post-combination results to be achieved by the Company. The pro forma combined statements of operations data are based on preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the other financial statements and notes thereto included elsewhere in this Prospectus. The Company expects to realize certain savings as a result of the consolidation of insurance, employee benefits and other general and administrative expenses. The Company cannot quantify these savings accurately at this time. Consequently, the Company is unable to determine at this time whether these savings will be material or not. Any such savings may be offset by the costs of being a publicly traded company and the incremental costs related to the Company's new management team. However, these costs, like the savings that they offset, cannot be quantified accurately at this time. Neither these anticipated savings nor these anticipated costs have been included in the pro forma combined financial information of the Company.

(2) The unaudited pro forma combined statement of operations data include pro forma (i) additional revenue that ResortQuest would have realized related to certain property management contracts with affiliates of the Founding Companies and Abbott Resorts (at contractual rates that were not reflective of market conditions), (ii) the Compensation Differential, (iii) effects of the exclusion of certain non-operating assets and the assumption of or retirement of certain liabilities (including interest expense) that will be retained by certain stockholders of the Founding Companies, and (iv) estimated interest expense related to the debt assumed in conjunction with ResortQuest funding the cash portion of the purchase price related to the acquisition of Abbott Resorts. See notes to the Unaudited Pro Forma Combined Financial Statements.

(3) Reflects amortization of goodwill (which is not deductible for income tax purposes) recorded as a result of the Combinations and the acquisition of Abbott Resorts over a 40-year period, except for the goodwill related to First Resort, which will be amortized over a 15-year period, and computed on the basis described in the notes to the Unaudited Pro Forma Combined Financial Statements.

(4) Includes the provision for federal and state income taxes relating to converting certain operations to C Corporation status and including the tax impact of pro forma adjustments.

(5)  Includes (i) 6,119,656  shares issued to owners of the Founding  Companies;
     (ii) 3,134,630 shares issued to the management and founders of RQI; (iii) 6,670,000 shares representing the number of shares sold in the initial public offering necessary to pay the cash portion of the consideration for the Combinations, to repay debt assumed in the Combinations, to pay the underwriting discount and other expenses of the initial public offering and to provide additional working capital, and (iv) 757,040 shares used to pay for a portion of the purchase price related to the acquisition of Abbott Resorts. Related to the six month period ended June 30, 1998, diluted net income per share includes the effect of options to purchase 1,697,000 shares granted concurrently with the initial public offering at an exercise price equal to the initial public offering price. See "Certain Transactions."

(6) The unaudited pro forma combined balance sheet data assume the Company acquired Abbott Resorts on June 30, 1998. The unaudited pro forma combined balance sheet data is based upon preliminary estimates, available information and certain assumptions that management deems appropriate and should be read in conjunction with the notes to the Unaudited Pro Forma Combined Financial Statements.

(7) Adjusted for the increase in goodwill primarily related to the pro forma issuance of $26.5 million in long-term debt and $6.6 million in Common Stock in conjunction with the acquisition of Abbott Resorts.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


     The following discussion should be read with "Selected Financial Data" and the Financial Statements and related Notes thereto of the Founding Companies and Abbott Resorts appearing elsewhere in this Prospectus.


INTRODUCTION


     ResortQuest is a leading provider of vacation condominium and home rentals in premier destination resorts throughout the United States. Through the consolidation of leading vacation rental and property management companies, the development of a national brand and marketing initiative and best practices management systems, the Company intends to offer vacationers a branded network of high quality, fully furnished, privately-owned condominium and home rentals while offering property owners superior management services designed to enhance their rental income. On May 26, 1998, the Company consummated its initial public offering and the acquisitions of the Founding Companies. Since that time, we have acquired three additional vacation rental and property management companies, including Abbott Resorts. ResortQuest currently manages approximately 13,000 condominiums, homes and hotel rooms nationwide and in Canada. These rental properties are located in beach and island resorts such as the Hawaiian Islands; Bethany Beach, DE; Gulf Shores, AL; Nantucket, MA; the Outer Banks, NC; Destin, Fort Walton Beach and South Walton, FL; Sanibel and Captiva Islands, FL; and St. Simons Island, GA; and mountain resorts such as Aspen, Breckenridge and Telluride, CO; Park City, UT; and Whistler, British Columbia. Eight of the Operating Companies also offer real estate brokerage services. First Resort, one of the Founding Companies, is a leading provider of integrated management services and reservations and accounting software for the vacation rental and property management industry.

     The Company's revenues are derived primarily from property rental fees on vacation condominium and home rentals, and service fees from additional services provided to vacationers and property owners. The Company receives property rental fees when the properties are rented, which are generally a percentage of the rental price of the vacation condominium or home ranging from approximately 3% to over 40% based upon the type of services provided by the Company to the property owner and the type of rental unit managed. Revenues are recognized by the Company on the property rental fees received from property owners, not on the total rental price of the vacation condominium or home, and generally are recognized ratably over the rental period. On a pro forma basis for the year ended December 31, 1997, the Company recognized $43.6 million of property rental fees, representing 52.4% of the Company's total 1997 revenues. Additional services provided to vacationers, such as reservations, housekeeping, trip cancellation insurance and long-distance telephone, are charged separately and recorded as service fees revenue by the Company. During 1997, the Company recognized $23.2 million of service fees, representing 27.9% of the Company's total 1997 pro forma revenues. The Company's remaining $16.4 million of 1997 pro forma revenues are derived from other sources, including management of homeowners' associations, the sale and service of vacation rental and property management software, net broker commissions on real estate sales, and a food & beverage facility. The Company does not view the sources of other revenues as a significant area of future growth, but only as a means to retain and increase the number of rental units under Company management.

     Operating expenses include direct compensation, telecommunications expenses, housekeeping supplies, printing, marketing and food & beverage costs. Compensation includes salary, wages, bonus and benefits for employees involved with the rental or maintenance of the rental units, housekeeping, reservations, marketing and the food & beverage facility. Telecommunications costs result primarily from the cost of toll-free numbers maintained by each of the Operating Companies, as well as the cost of telephone service provided by the Company to property owners in certain markets. General and administrative expenses consist primarily of salary, wages, bonus and benefits for owners as well as other non-operations personnel, fees for professional services, depreciation, rent and other general office expenses.

     The Operating Companies have operated throughout the periods presented as independent, privately-owned entities, and their results of operations reflect varying tax structures (S Corporations or C Corporations) which have influenced the historical level of owners' compensation. The owners and key employees of the Operating Companies have agreed to certain, and in some cases substantial, reductions in their salary, bonus and benefits in connection with the acquisitions.

     The Company expects to realize certain savings as a result of the consolidation of insurance, employee benefits and other general and administrative expenses of the Operating Companies. The Company cannot quantify these savings accurately at this time. Consequently, the Company is unable to determine at this time whether these savings will be material or not. Any such savings may be offset by the costs of being a publicly traded company and the incremental costs related to the Company's new management team. However, these costs, like the savings that they offset, cannot be quantified accurately at this time. Neither these anticipated savings nor these anticipated costs have been included in the pro forma combined financial information of the Company.

     In  July  1996,  the  Securities  and  Exchange   Commission  issued  Staff
Accounting Bulletin No. 97 ("SAB 97") relating to business combinations immediately prior to an initial public offering. SAB 97 requires that these combinations be accounted for using the purchase method of acquisition accounting. Under the purchase method, one of the companies must be designated as the accounting acquiror. Aston Hotels & Resorts has been identified as the accounting acquiror for financial statement presentation purposes (i.e., carryover basis). For the remaining companies, $70.1 million, representing the excess of the fair value of the merger consideration received over the fair value of the net assets acquired, was recorded as "goodwill" on the Company's balance sheet. In addition, goodwill of $25.5 million was recorded and attributed to the Restricted Common Stock issued to management of and consultants to RQI. Additionally, the Company expects to record additional goodwill of $31.5 million in conjunction with the acquisition of Abbott Resorts. Goodwill will be amortized as a non-cash charge to the income statement over a 40-year period other than that associated with the acquisition of First Resort, which will be amortized over a 15-year period. The pro forma impact of this amortization expense, which is non-deductible for tax purposes, is $3.2 million per year. In addition, the $29.5 million paid to the owners of Aston Hotels & Resorts has been reflected as "Distributions in Excess of Predecessor Basis in Net Assets" in the pro forma financial statements. See "Certain Transactions -- Organization of the Company."


SEASONALITY AND QUARTERLY FLUCTUATIONS


     The business of the Operating Companies is highly seasonal. The results of operations of each of the Operating Companies are subject to quarterly fluctuations caused primarily by the seasonal variations in the vacation rental and property management industry, with peak seasons dependent on whether the resort is primarily a summer or winter destination. During 1997, the Company derived approximately 31% of its pro forma revenues and 53% of its operating income in the first quarter and 30% of its pro forma revenues and 28% of its operating income in the third quarter. Although the seasonality of the Company's revenues and earnings may be partially mitigated by the geographic diversity of the Operating Companies, and any future acquisitions there is likely to continue to be a significant seasonal factor with respect to the Company's revenues and earnings. The Company's quarterly results of operations may also be subject to fluctuations as a result of the timing and cost of acquisitions, the timing of real estate sales, changes in relationships with travel providers, extreme weather conditions or other factors affecting leisure travel and the vacation rental and property management industry. Unexpected variations in quarterly results could also adversely affect the price of the Common Stock which in turn could adversely affect the Company's proposed acquisition strategy.


INFLATION


     Inflation did not have a significant effect on the results of operations of the Operating Companies for 1995, 1996 or 1997 or the six months ended June 30, 1998.

PRO FORMA COMBINED STATEMENT OF OPERATIONS DATA

     Results of Operations


     ResortQuest's pro forma combined results of operations for the periods presented give effect to the Combinations, the IPO and the acquisition of Abbott Resorts as if such transactions had occurred on January 1, 1997.

     The following table sets forth the pro forma combined results of operations of ResortQuest on a pro forma basis and as a percentage of pro forma revenues for the periods indicated. See the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 and for the six month periods ended June 30, 1997 and June 30, 1998, respectively, appearing on pages F-6 through F-11 of the Financial Statements.

                               YEAR ENDED DECEMBER 31,                 SIX MONTHS ENDED JUNE 30,
                               ------------------------   ---------------------------------------------------
                                         1997                       1997                       1998
                               ------------------------   ------------------------   ------------------------
                                     (UNAUDITED)                              (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues ...................    $83,167         100.0%     $43,417         100.0%     $48,031         100.0%
Operating expenses .........     42,078          50.6       21,197          48.8       23,022          47.9
                                -------         -----      -------         -----      -------         -----
                                $41,089          49.4%     $22,220          51.2%     $25,009          52.1%
                                =======         =====      =======         =====      =======         =====


SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     Revenues. Pro forma combined revenues increased $4.6 million, or 10.6%, from $43.4 million in 1997 to $48.0 million in 1998, primarily due to an increase in service and management fees resulting from a higher number of units under management.

     Operating Expenses. Pro forma combined operating expenses increased $1.8 million, or 8.6%, from $21.2 million in 1997 to $23.0 million in 1998.
Operating expenses increased in 1998 primarily due to increased salaries, commissions and benefits.


TWELVE MONTHS ENDED DECEMBER 31, 1997


     Revenues. Pro forma combined revenues of $83.2 million are comprised of rental operations of $43.6 million (52.4%), service revenues of $23.2 million (27.9%), and other revenues of $16.4 million (19.7%).

     Operating Expenses. Pro forma combined operating expenses include salaries and benefits of management and service personnel, facilities maintenance and goods and services primarily related to rental operations.

RESORTQUEST


     Results of Continuing Operations


     Effective with the closing of ResortQuest's Offering on May 26, 1998, the Company acquired 12 vacation rental and property management companies and one leading vacation rental and property management software company. However, for financial accounting reporting purposes, Aston Hotels & Resorts was identified as the accounting acquiror and the remaining Founding Companies (including RQI) were accounted for under the purchase method of accounting.

     For discussion of the operating results herein, periods prior to the IPO include only the results of Aston Hotels & Resorts and periods after the Offering include the results of the Combinations and Aston Hotels & Resorts. Comparability of actual results for the six month periods may be misleading and are not necessarily indicative of the results of the combined operations.

                                                      YEAR ENDED DECEMBER 31,
                               --------------------------------------------------------------------
                                        1995                   1996                   1997
                               ---------------------- ---------------------- ----------------------
(DOLLARS IN THOUSANDS)
Revenues .....................  $19,048       100.0%   $19,460       100.0%   $19,554       100.0%
Operating expenses ...........   10,550        55.4     10,401        53.5      8,908        45.6
General and administrative
 expenses ....................    5,434        28.5      5,574        28.6      5,475        28.0
                                -------       -----    -------       -----    -------       -----
Income from operations .......    3,064        16.1      3,485        17.9      5,171        26.4
Other income (expense) .......     (771)      ( 4.0)      (342)      ( 1.7)       (86)      ( 0.4)
                                -------       -----    -------       -----    -------       -----
Income from continuing
 operations before taxes......  $ 2,293        12.1%   $ 3,143        16.2%   $ 5,085        26.0%
                                =======       =====    =======       =====    =======       =====


                                         SIX MONTHS ENDED JUNE 30,
                               ---------------------------------------------
                                        1997                   1998
                               ---------------------- ----------------------
                                                (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues .....................  $10,078       100.0%   $13,936       100.0%
Operating expenses ...........    5,247        52.1      7,167        51.4
General and administrative
 expenses ....................    2,439        24.2      4,161        29.9
                                -------       -----    -------       -----
Income from operations .......    2,392        23.7      2,608        18.7
Other income (expense) .......     (333)      ( 3.3)       (30)      ( 0.2)
                                -------       -----    -------       -----
Income from continuing

 operations before taxes......  $ 2,059        20.4%   $ 2,578        18.5%
                                =======       =====    =======       =====



SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

     Revenues. Revenues increased $3.9 million or 38.3%, from $10.1 million in 1997 to $13.9 million in 1998, primarily due to the Combinations. The 1997 and 1998 results of operations include Aston for the entire periods, and the results of operations for the remaining Founding Companies are reflected for the period from May 27, 1998 through June 30, 1998.

     Operating Expenses. Operating expenses increased $1.9 million, or 36.6% from $5.2 million in 1997 to $7.2 million in 1998 primarily due to the Combinations. The 1997 and 1998 results of operations include Aston Hotels & Resorts for the entire periods, and the results of operations for the remaining Founding Companies are reflected for the period from May 27, 1998 through June 30, 1998.

     General and Administrative Expenses. General and administrative expenses increased $1.7 million or 70.6%, from $2.4 million for 1997 to $4.2 million for 1998. As a percentage of revenues, general and administrative expenses increased from 24.2% in 1997 to 29.9% in 1998, primarily due to the Combinations. The 1997 and 1998 results of operations include Aston Hotels & Resorts for the entire periods, and the results of operations for the remaining Founding Companies are reflected for the period from May 27, 1998 through June 30, 1998.

     Other Income (Expense). Other income (expense) decreased approximately $303,000 primarily due to the Combinations. Aston Hotels & Resorts' operations were primarily financed through working capital and long-term financing resulting in higher levels of interest expense prior to the Combinations. Concurrent with the Combinations, ResortQuest did not assume any of Aston Hotels & Resorts' previous debt. However, ResortQuest did assume approximately $5.7 million of debt from the other Founding Companies, which was paid off by the Company subsequent to the IPO. The assumption of debt by Aston Hotels & Resorts' primary stockholder and the proceeds from the IPO on May 26, 1998, resulted in lower levels of interest expense and higher levels of interest income during the period ended June 30, 1998.

     Income from Continuing Operations. Net income increased $519,000 or 25.2% from $2.1 million for 1997 to $2.6 million for 1998, primarily due to items discussed above.

     Liquidity and Capital Resources

     The Company is a holding company that conducts all of its operations through its subsidiaries (the Operating Companies). Accordingly, the primary internal source of the Company's liquidity is through the cash flows of its subsidiaries.

     ResortQuest generated cash flows from operating activities of $4.1 million in 1998 primarily due to income from continuing operations and an increase in reservation and escrow deposits partially offset by a decrease in accounts payable and accrued liabilities. Cash used in investing activities by ResortQuest was approximately $21.1 million in 1998, due primarily to the cash portions of the Combinations. At June 30, 1998, ResortQuest's 1998 cash provided by financing activities totaled $21.4 million, which included $60.9 million due primarily from the proceeds of the public stock issuance partially offset by distributions to Aston Hotels & Resorts' stockholders. At June 30, 1998, ResortQuest had a working capital deficit of $1.5 million and $2.0 million of long-term debt outstanding.

     At June 30, 1998, the Company had approximately $12.1 million in cash, cash equivalents and cash held in trust, of which $6.1 million represents cash held in trust, and approximately $3.4 million of outstanding indebtedness. The cash held in trust is released at varying times in accordance with state regulations, generally based upon the guest stay. Certain assets, including real estate, personal property, receivables and cash, that were not used in the operations of certain Founding Companies were excluded from the Combinations and retained by the respective stockholders of such Founding Companies. Certain non-operating assets and the assumption of certain debt, of approximately $5.1 million, were retained by certain stockholders of the Founding Companies. These exclusions have been reflected in the balance sheet of the Company at June 30, 1998.

     At June 30, 1998, the former principal stockholder of Aston Hotels & Resorts was indebted to the Company in the aggregate amount of $4.0 million. This debt is fully collateralized with real estate, cash or cash equivalents pledged to the Company.

     On May 26, 1998, ResortQuest issued an aggregate of 9,254,286 shares of Common Stock in connection with the Combinations (1,708,333 shares to Aston stockholders and 7,545,953 shares to the remaining stockholders involved with the Combinations) and 6,670,000 shares of Common Stock in connection with the Offering. Shares issued in the Offering were sold at a price to the public of $11.00 per share. The net proceeds to ResortQuest from the Offering (after deducting underwriting discounts, commissions and offering expenses) were approximately $60.0 million. Pursuant to the Combinations, ResortQuest consummated the acquisitions of the Founding Companies for an aggregate of approximately $54.9 million in cash, 6,119,656 shares of Common Stock and the assumption of $5.7 million in debt. As of June 30, 1998, the net proceeds have been used as follows: (i) $54.9 million to pay the cash portion of the consideration for the Combinations, and (ii) $5.2 million to pay off assumed indebtedness. As of June 30, 1998, ResortQuest had 15,924,286 shares of Common Stock issued and outstanding.

     The Company entered into a credit agreement (the "Credit  Agreement") as of
May  26,  1998  with  NationsBank,   N.A.  and  First  Tennessee  Bank  National
Association, with respect to a $30 million revolving line of credit. The Credit Facility may be used for letters of credit not to exceed $2.5 million, acquisitions, capital expenditures, and for general corporate purposes. The Credit Agreement requires the Company to comply with various loan covenants,
which  include   maintenance  of  certain  financial  ratios,   restrictions  on
additional indebtedness and restrictions on liens, guarantees, advances, capital expenditures, sale of assets and dividends. At October 9, 1998, the Company was in compliance with applicable loan covenants. Interest on outstanding balances of the Credit Facility is computed at the Company's election, on the basis of either the Prime Rate or the Eurodollar Rate plus a margin ranging form 1.25% to 2.00%, depending on certain financial ratios. Availability fees ranging from
 .25% to .50% per annum depending on certain financial ratios are payable on the unused portion of the Credit Facility. The Credit Facility has a three-year term and is secured by substantially all the assets of the Company and its subsidiaries, including the stock in the Founding Companies and any future material subsidiaries, as defined. The Company, each Founding Company and all other current and future material subsidiaries are required to guarantee repayment of all amounts due under the Credit Facility.

     As of September 30, 1998, outstanding borrowings under the Credit Facility totalled $29.0 million principally as a result of the acquisition of Abbott
Resorts. On September 30, 1998, the Company executed a promissory note (the "Note Agreement") maturing on January 31, 1999 in favor of NationsBank, N.A., with respect to an additional $5.0 million revolving line of credit. The interest rate on outstanding balances, the interest payment dates and the terms of default under the Note Agreement are the same as those provided for in the Credit Facility. The Note Agreement is secured on the same terms as the Credit Facility. ResortQuest also has entered into discussions with NationsBank, N.A. and certain other lenders to increase the size of the Credit Facility to provide cash for future acquisitions.

     Management does not believe it is in the best interests of the Company to use shares of Common Stock at current market values to fund the consideration of future acquisitions. Unless the Company is able to obtain additional funds through debt financings the Company could be unable to fully implement its acquisition strategy.

     The Company anticipates that its cash flow from operations will provide cash in excess of the Company's normal working capital needs, debt service requirements and planned capital expenditures for the foreseeable future. Total capital expenditures for 1998 are anticipated to be between $1.5 million and $2.0 million, of which approximately $200,000 will be for software development, with the balance going to furniture, fixtures and equipment.

     The Company intends to pursue attractive acquisition opportunities. There can be no assurance that the Company will be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses into the Company without substantial costs, delays or other operational or financial problems. Increased competition for acquisition candidates may develop, in which event there may be fewer acquisition opportunities available to the Company, as well as higher acquisition prices. Further, acquisitions involve a number of special risks, including the failure of acquired companies to achieve anticipated results, diversion of management's attention, failure to retain key personnel, risks associated with unanticipated events or liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's business, financial condition and results of operations.

     Year 2000 Compliance

     The vacation property management industry uses a complex suit of software. The areas of greatest risk of software failure due to Year 2000 problem are:

     o    Property   Management   Systems   (guest   services  and   back-office
          accounting)

     o    Reservations/Inventory Management

     o    Hardware BIOS (the software that runs "beneath" the operating system)

     o    Analysis and/or management reporting tools

     o    Imbedded control systems (HVAC, elevator controls, etc.)

     The Company is in the process of evaluating the various components of its operating environment (personal computer workstations and related equipment, Network servers, telephone and data communication equipment, point of sale devices, software applications (both third party and internally developed software) ), and embedded technology such as microcontrollers. The Company expects to complete the analysis, and implement any corrective measures, in early 1999. The Year 2000 project is not expected to delay or supercede other planned IT projects.

     Based upon the information gathered to date, the Company estimates the upper range of the cost of the analysis and subsequent replacement or upgrade of system components which are not Year 2000 compliant is approximately $600,000. A significant portion of the total potential expense estimate relates to the cost of replacement of personal computer hardware, servers, and telecommunications equipment. Funding of Year 2000 costs is expected to be provided by cash flow from operations.

     The impact upon the Company by Year 2000 issues is greatest in the areas of property management systems, telecommunications, and financial accounting/reporting. The Company believes that the consequences of Year 2000 issues with the respect to adverse impact upon the Company's results of operations will not be material.

     The Company expects to have contingency plans in place designed to mitigate the impact of Year 2000 issues. The contingency plan will include items such as: offsite and/or manual reservations/inventory management, property management (guest services, back-office functions, work order administration), financial accounting and reporting, and management reporting. All contingency plans are expected to be developed, tested and implemented by the end of 1999.

     TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED

DECEMBER 31, 1996


     Revenues. Revenues were flat year over year.


     Operating Expenses. Operating expenses decreased approximately $1.5 million, or 14.4%, from $10.4 million in 1996 to $8.9 million in 1997. As a percentage of revenues, operating expenses decreased from 53.5% in 1996 to 45.6% in 1997, primarily due to a reduction in salaries, bonuses, and promotional and marketing expenses.


     General and Administrative Expenses. General and administrative expenses in total and as a percentage of revenues were relatively flat year over year. As a percentage of revenues, excluding the Compensation Differential of $282,000 in 1996 and 1997, operating income increases from 17.9% to 19.4% in 1996 and from 26.4% to 27.9% in 1997.

     Other Income (Expense). Other income (expense) decreased $256,000 or 74.9% from net expense of $342,000 in 1996 to net expense of $86,000 primarily due to gain on sale of assets.


     Net income. Net income increased approximately $1.9 million or 61.8% from $3.1 million in 1996 to $5.1 million in 1997, primarily due to items discussed above.

TWELVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1995


     Revenues. Revenues increased $412,000, or 2.2%, from $19.0 million in 1995 to $19.5 million in 1996.


     Operating Expenses. Operating expenses decreased $149,000, or 1.4%, from $10.6 million in 1995 to $10.4 million in 1996. As a percentage of net revenues, operating expenses decreased from 55.4% to 53.5%, primarily due to higher revenues.


     General and Administrative Expenses. General and administrative expenses increased $140,000, or 2.6%, from $5.4 million in 1995 to $5.6 million in 1996. As a percentage of revenues, general and administrative expenses increased from 28.5% in 1995 to 28.6% in 1996, primarily due to higher revenues. As a percentage of revenues, excluding the Compensation Differential of $380,000 and $282,000 in 1995 and 1996, respectively, operating income increases from 16.1% to 18.1% in 1995 and from 17.9% to 19.4% in 1996.

     Other Income (Expense). Other income (expense) decreased $429,000 or 55.6% from $771,000 in 1995 to $342,000 in 1996, primarily due to arbitration expenses incurred in 1995 of $365,000, the gain on sale of assets in 1996 of $394,000 and additional interest expense in 1996.

     Net Income. Net income increased $850,000 or 37.1% from $2.3 million in 1995 to $3.1 million in 1996, primarily due to items discussed above.

     Liquidity and Capital Resources


     ResortQuest generated cash flows from operating activities of $5.9 million in 1997 primarily due to $5.1 million of net income from continuing operations. ResortQuest's cash provided by investing activities was $346,000 in 1997 and was primarily generated from the proceeds from sale of an asset of a partnership. At December 31, 1997, advances to stockholder and affiliates totaled $9.5 million. ResortQuest's 1997 cash used in financing activities totaled $6.8 million, which included a $3.6 million distribution to a stockholder, $2.2 million of advances to affiliates and stockholder and $960,000 in payments of other long-term obligations. At December 31, 1997, ResortQuest had a working capital deficit of $4.6 million, and $5.5 million of outstanding long-term debt, capital leases and net liabilities of discontinued operations.

     Prior to the Combinations, Aston Hotels & Resorts provided guarantees for, or was the cosigner on, business and personal debts of its principal stockholder, primarily on the two hotels of the principal stockholder, managed by Aston Hotels & Resorts. At December 31, 1997, those debts totaled $17.4 million. In addition, Aston Hotels & Resorts' principal stockholder has personally guaranteed certain of Aston Hotels & Resorts debt and capital lease obligations. At December 31, 1997, the guaranteed obligations totalled $2.8 million.

COLLECTION OF FINE PROPERTIES

     Results of Operations

     Collection of Fine Properties is a leading provider of vacation property rentals and management services in the ski and mountain resort town of Breckenridge, Colorado. Collection of Fine Properties' principal revenue source for 1997 was property rental fees (82%). The following table sets forth the combined results of operations for Collection of Fine Properties on a historical basis and as a percentage of revenues for the periods indicated.


                                                      YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------------------------
                                         1995                  1996                  1997
                                 --------------------- --------------------- ---------------------
(DOLLARS IN THOUSANDS)
Revenues .......................  $3,500      100.0%    $4,141       100.0%   $4,303       100.0%
Operating expenses .............   2,621       74.9      2,777        67.1     2,830        65.8
General and administrative
 expenses ......................     923       26.4        948        22.9       893        20.8
                                  ------      -----     ------       -----    ------       -----
Income from operations .........     (44)     ( 1.3)       416        10.0       580        13.4
Other income (expense) .........     (13)     ( 0.3)       116         2.8       133         3.2
                                  ------      -----     ------       -----    ------       -----
Net income .....................  $  (57)     ( 1.6)%   $  532        12.8%   $  713        16.6%
                                  ======      =====     ======       =====    ======       =====


                                                             JANUARY 1
                                      SIX MONTHS              THROUGH
                                    ENDED JUNE 30,            MAY 26,
                                         1997                  1998
                                 --------------------- ---------------------
                                                 (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues .......................  $3,071       100.0%   $2,929       100.0%
Operating expenses .............   1,538        50.1     1,397        47.7
General and administrative
 expenses ......................     432        14.1       331        11.3
                                  ------       -----    ------       -----
Income from operations .........   1,101        35.8     1,201        41.0
Other income (expense) .........      53         1.7        58         2.0
                                  ------       -----    ------       -----
Net income .....................  $1,154        37.5    $1,259        43.0
                                  ======       =====    ======       =====



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues decreased approximately $142,000, or 4.6%, from $3.1 million in 1997 to $2.9 million in 1998.

     Operating Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses decreased approximately $141,000, or 9.2%, from $1.5 million in 1997 to $1.4 million in 1998.

     General and Administrative Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses decreased approximately $101,000, or 23.4%. As a percentage of revenues, general and administrative expenses decreased from 14.1% in 1997 to 11.3% in 1998.

     Other  Income  (Expense).  Other  income increased approximately $5,000, or
9.4%.

     Net income. Net income increased approximately $105,000, or 9.1%, from $1.2 million in 1997 to $1.3 million in 1998. Net income increased because Collection of Fine Properties is a ski resort that incurs losses in the month of June. The 1998 net income amount only considers the period from January 1 through May 26.

      Liquidity and Capital Resources

     Collection of Fine Properties' cash used in operating activities was $1.4 million in 1998, primarily due to a decrease in customer deposits and deferred revenues which was partially offset by net income of $1.3 million. No cash was used for investing activities thus far in 1998. Collection of Fine Properties' cash used in financing activities totaled $1.0 million which included distributions to stockholders of $819,000. At May 26, 1998, Collection of Fine Properties had a working capital deficit of $298,000 and had $194,000 of long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1996

     Revenues. Revenues increased $162,000, or 3.9%, from $4.1 million in 1996 to $4.3 million in 1997, primarily due to an increase in property rental fees resulting primarily from higher average rental rates.

     Operating Expenses. Operating expenses remained relatively constant at $2.8 million. As a percentage of revenues, operating expenses decreased from 67.1% in 1996 to 65.8% in 1997, primarily due to slightly higher revenues.

     General and Administrative Expenses. General and administrative expenses decreased $55,000, or 5.8%, from $948,000 in 1996 to $893,000 in 1997. As a percentage of revenues, general and administrative expenses decreased from 22.9% in 1996 to 20.8% in 1997. As a percentage of revenues, excluding the Compensation Differential of $74,000 and $94,000 in 1996 and 1997, respectively, operating income increases from 10.0% to 11.8% in 1996 and from 13.4% to 15.7% in 1997.

     Other Income (Expense). Other income (expense) remained constant for 1996 and 1997.

     Net Income. Net income increased $181,000, or 34.0%, from $532,000 in 1996 to $713,000 in 1997, primarily due to items discussed above.

TWELVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1995

     Revenues. Revenues increased $641,000, or 18.3%, from $3.5 million in 1995 to $4.1 million in 1996, primarily due to an increase in management fees resulting primarily from higher occupancy.

     Operating Expenses. Operating expenses increased $156,000, or 6.0%, from $2.6 million in 1995 to $2.8 million in 1996. As a percentage of revenues, operating expenses decreased from 74.9% in 1995 to 67.1% in 1996, primarily due to increased revenues.

     General and Administrative Expenses. General and administrative expenses increased $25,000, or 2.7%, from $923,000 in 1995 to $948,000 in 1996. As a percentage of revenues, general and administrative expenses decreased from 26.4% in 1995 to 22.9% in 1996 primarily due to increased revenues. As a percentage of revenues, excluding the Compensation Differential of $64,000 and $74,000 in 1995 and 1996, respectively, operating income increases from (1.3)% to 0.6% in 1995 and from 10.0% to 11.8% in 1996.

     Other Income (Expense). Other income (expense) increased $129,000 from $(13,000) in 1995 to $116,000 in 1996 primarily due to reduction of various costs incurred.

     Net Income. Net income increased $589,000 from a loss of $57,000 in 1995 to income of $532,000 in 1996, primarily due to items discussed above.


      Liquidity and Capital Resources

     Collection of Fine Properties generated cash flows from operating activities of $1,204,000 in 1997 primarily due to $713,000 of net income. Cash used in investing activities by Collection of Fine Properties was $136,000 in 1997 and was primarily used for the purchases of furniture and equipment. Collection of Fine Properties' 1997 cash used in financing activities totaled $1,019,000 which included repayments on their line of credit and notes payable, and distributions to stockholders. As of December 31, 1997, Collection of Fine Properties had a working capital deficit of $871,000 and had $299,000 of long-term debt outstanding. In addition, at December 31, 1997, Collection of Fine Properties had $653,000 available under its line of credit.


PRISCILLA MURPHY

     Results of Operations

     Priscilla Murphy is a leading provider of beach vacation property rentals, management services and sales on the Florida islands of Sanibel and Captiva. Priscilla Murphy's revenue sources for 1997 were property rental and service fees (69%) and net real estate brokerage commissions (31%). Priscilla Murphy was acquired by its current owners in January 1997. The following table sets forth the results of operations for Priscilla Murphy and its predecessor on a historical basis and as a percentage of revenues for the periods indicated.

                                                      YEAR ENDED DECEMBER 31,
                                 -----------------------------------------------------------------
                                         1995                  1996                  1997
                                 --------------------- --------------------- ---------------------
(DOLLARS IN THOUSANDS)
Revenues .......................  $4,316       100.0%   $4,721       100.0%   $4,740       100.0%
Operating expenses .............   1,319        30.6     1,314        27.8     1,184        25.0
General and administrative
 expenses ......................   2,257        52.3     2,125        45.0     1,866        39.4
                                  ------       -----    ------       -----    ------       -----
Income from operations .........     740        17.1     1,282        27.2     1,690        35.6
Other income (expense) .........     112         2.6       121         2.5      (182)      ( 3.8)
                                  ------       -----    ------       -----    ------       -----
Net income .....................  $  852        19.7%   $1,403        29.7%   $1,508        31.8%
                                  ======       =====    ======       =====    ======       =====


                                                              JANUARY 1
                                      SIX MONTHS               THROUGH
                                    ENDED JUNE 30,             MAY 26,
                                         1997                    1998
                                 --------------------- ------------------------
                                                  (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues .......................  $3,019       100.0%   $3,148       100.0%
Operating expenses .............     545        18.1       482        15.3
General and administrative
 expenses ......................     910        30.1       949        30.1
                                  ------       -----    ------       -----
Income from operations .........   1,564        51.8     1,717        54.6
Other income (expense) .........     (29)       (1.0)      (17)        (.5)
                                  ------       -----    ------       -----
Net income .....................  $1,535        50.8%   $1,700        54.1%
                                  ======       =====    ======       =====



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues increased approximately $129,000, or 4.3%, from $3.0 million in 1997 to $3.2 million in 1998 due to an increase in real estate commissions from more closings in the period and an increase in service fees due to new services provided in 1998.

     Operating Expenses. Operating expenses decreased approximately $63,000, or 11.6%, from $545,000 in 1997 to $482,000 in 1998, primarily due to better cost control measures, resulting in lower salaries and benefits.

     General and Administrative Expenses. General and administrative expenses increased approximately $39,000, or 4.3%. As a percentage of revenues, general and administrative expenses remained constant.

     Other Income (Expense). Other expense decreased approximately $12,000, or 41.4%, primarily due to interest earned on increased cash deposits.

     Net income. Net income increased approximately $165,000, or 10.8%, from $1.5 million in 1997 to $1.7 million in 1998, primarily due to the increase in revenue discussed above.

      Liquidity and Capital Resources

     Priscilla Murphy's cash provided by operating activities was $2.0 million in 1998, primarily due to net income and cash held in trust. Cash used in investing activities through May 26, 1998 was $11,000 and was primarily used for purchases of property and equipment. Priscilla Murphy's cash used in financing activities totaled $2.8 million which included distributions to shareholders and payments on long-term debt. At May 26, 1998, Priscilla Murphy had a working capital deficit of $952,000 and had $3.9 million of long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1996

     Revenues. Revenues were relatively flat year over year.

     Operating Expenses. Operating expenses decreased $130,000, or 9.9%, from $1.3 million in 1996 to $1.2 million in 1997, primarily due to improved cost control resulting in lower salaries and benefits. As a percentage of revenues, operating expenses decreased from 27.8% in 1996 to 25.0% in 1997, primarily due to lower costs.

     General and Administrative Expenses. General and administrative expenses decreased $259,000, or 12.2%, from $2.1 million in 1996 to $1.9 million in 1997. As a percentage of revenues, general and administrative expenses decreased from 45.0% in 1996 to 39.4% in 1997. As a percentage of revenues, excluding the Compensation Differential of $320,000 and $31,000 in 1996 and 1997, respectively, operating income increases from 27.2% to 33.9% in 1996 and from 35.6% to 36.3% in 1997.

     Other Income (Expense). Other income (expense) decreased $303,000 or 250.4% from income of $121,000 in 1996 to net expense of $182,000 in 1997 primarily due to increase of outstanding debt and interest incurred thereon.

     Net income. Net income increased $105,000 or 7.5%, from $1.4 million in 1996 to $1.5 million in 1997, primarily due to items discussed above.


      Liquidity and Capital Resources

     Priscilla Murphy generated cash flows from operating activities of $1.9 million in 1997, primarily due to $1.5 million of net income and $203,000 of non-cash depreciation expense. Cash used in investing activities by Priscilla Murphy was $5.8 million in 1997 and was used for the January 1997 acquisition. Priscilla Murphy's 1997 cash from financing activities totaled $4.8 million, which included $5.8 million in bank financing for the acquisition, offset by $1.2 million in long-term debt repayments. At December 31, 1997, Priscilla Murphy had a working capital deficit of $105,000, and had $3.9 million of long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1996 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1995

     Revenues. Revenues increased $405,000, or 9.4%, from $4.3 million in 1995 to $4.7 million in 1996, primarily due to an increase in commissions on real estate sales resulting from the increased number of vacation properties sold and slightly higher property rental fees resulting primarily from higher average rental rates.

     Operating Expenses. Operating expenses were flat year over year. As a percentage of revenues, operating expenses decreased from 30.6% in 1995 to 27.8% in 1996, primarily due to higher revenues.

     General and Administrative Expenses. General and administrative expenses decreased $132,000, or 5.8%, from $2.3 million in 1995 to $2.1 million in 1996. As a percentage of revenues, general and administrative expenses decreased from 52.3% in 1995 to 45.0% in 1996. As a percentage of revenues, excluding the Compensation Differential of $250,000 and $320,000 in 1995 and 1996,
respectively, operating income increases from 17.1% to 22.9% in 1995 and from 27.2% to 33.9% in 1996.

     Other Income (Expense). Other income (expense) remained constant for 1995 and 1996.

     Net Income. Net income increased $551,000 or 64.7% from $852,000 in 1995 to $1.4 million in 1996, primarily due to items discussed above.

COASTAL RESORTS

     Results of Operations

     Coastal Resorts is a leading provider of beach vacation property rentals, management services and sales in the Bethany Beach area of Delaware. Coastal Resorts' revenue sources for 1997 were net real estate commissions (35.1%), property rental and service fees (52.1%) and other (12.8%). The following table sets forth the combined results of operations for Coastal Resorts on a historical basis and as a percentage of revenues for the periods indicated.


                                                                                                         JANUARY 1
                                           YEAR ENDED DECEMBER 31,                SIX MONTHS              THROUGH
                                 -------------------------------------------    ENDED JUNE 30,            MAY 26,
                                         1996                  1997                  1997                  1998
                                 --------------------- --------------------- --------------------- ---------------------
                                                                                             (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues .......................  $2,097       100.0%   $3,615       100.0%   $1,220       100.0%   $1,168       100.0%
Operating expenses .............   1,017        48.5     1,788        49.5       604        49.5       718        61.5
General and administrative
 expenses ......................     477        22.7       644        17.8       277        22.7       278        23.8
                                  ------       -----    ------       -----    ------       -----    ------       -----
Income from operations .........     603        28.8     1,183        32.7       339        27.8       172        14.7
Other income (expense) .........     121         5.8       (47)       (1.3)       --          --         8          .7
Income tax provision ...........     304        14.5        --          --        --          --        --          --
                                  ------       -----    ------       -----    ------       -----    ------       -----

                        $420     20.1%    $1,136      31.4%     $339     27.8%     $180     15.4%
Net income .........   ======   =======   ========   =======   ======   =======   ======   ======



PERIOD  FROM  JANUARY  1,  1998  THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS
   ENDED JUNE 30, 1997

     Revenues. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues decreased approximately $52,000, or 4.3%, from $1.2 million in 1997 to $1.2 million in 1998.

     Operating Expenses. Operating expenses increased approximately $114,000, or 18.9%, from $604,000 in 1997 to $718,000 in 1998, primarily due to higher property rental activities.

     General and Administrative Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses remained constant. As a percentage of revenues, general and administrative expenses increased from 22.7% in 1997 to 23.8% in 1998 because revenues are lower as discussed above.

     Other Income (Expense). Other income increased approximately $8,000.

     Net income. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, net income decreased approximately $159,000, or 46.9%, from $339,000 in 1997 to $180,000 in 1998. Coastal is a beach resort and has increased revenue in the month of June.

      Liquidity and Capital Resources

     Coastal Resorts' cash provided by operating activities was $303,000 in 1998, primarily due to net income and an increase in customer deposits and deferred revenues which was partially offset by an increase in accounts receivable. Cash used in investing activities was approximately $58,000 for purchases of property and equipment. Coastal Resorts' cash provided by financing activities totaled $289,000 which included decreases in receivables from related parties that were partially offset by payments on notes payables to related parties. At May 26, 1998, Coastal Resorts had working capital of $57,000 and no long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1996

     Revenues. Revenues increased $1.5 million, or 72.4%, from $2.1 million in 1996 to $3.6 million in 1997, primarily due to an increase in service fees due to a higher number of properties under management and higher occupancy.


     Operating Expenses. Operating expenses increased $771,000, or 75.8%, from $1.0 million in 1996 to $1.8 million in 1997. As a percentage of revenues, operating expenses increased from 48.5% in 1996 to 49.5% in 1997, primarily due to higher property rental activities.

     General and Administrative Expenses. General and administrative expenses increased $167,000, or 35.0%, from $477,000 in 1996 to $644,000 in 1997. As a percentage of revenues, general and administrative expenses decreased from 22.7% in 1996 to 17.8% in 1997, primarily due to the significant increase in net revenue in 1997. There were no Compensation Differentials for this period in 1996 or 1997.


     Other Income (Expense). Other income (expense) decreased $168,000 or 138.8% from $121,000 in 1996 to $(47,000) in 1997 primarily due to payments received on interest bearing receivable accounts in 1996 and the assumption of additional debt in 1997.

     Income Tax Provision. Coastal Resorts Management, Inc., which is an S corporation, and Coastal Resorts Realty L.L.C., which is taxed as a partnership, acquired the operations from certain predecessor companies, which were C corporations, in December 1996. Accordingly, there was a reduction of $304,000, or 100% in income tax provision.

     Net Income. Net income increased $716,000 or 170.5% from $420,000 in 1996 to $1.1 million in 1997, primarily due to items discussed above.

  Liquidity and Capital Resources

     Coastal Resorts generated cash flows from operating activities of $1.3 million in 1997, primarily due to $1.1 million in net income offset by a $1.1 million increase in receivables from related parties. Cash used in investing activities by Coastal Resorts was $146,000 in 1997 and was primarily used to purchase furniture and equipment. Coastal Resorts' 1997 cash used in financing activities totaled $995,000. At December 31, 1997, Coastal Resorts had working capital of $980,000 and had a $715,000 note payable to a related party which was repaid.


TRUPP-HODNETT ENTERPRISES

     Results of Operations


     Trupp-Hodnett Enterprises is the leading provider of beach vacation property rentals, management services and sales on the island of St. Simons, off the coast of Georgia. Trupp-Hodnett Enterprises' revenue sources for 1997 were property rental and service fees (78%) and real estate sales commissions (22%). The following table sets forth the results of operations for Trupp-Hodnett Enterprises on a historical basis and as a percentage of revenues for the periods indicated.



                                                                                                          JANUARY 1
                                           YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED            THROUGH
                                 -------------------------------------------       JUNE 30,                MAY 26,
                                         1996                  1997                  1997                    1998
                                 --------------------- --------------------- --------------------- ------------------------
                                                                                              (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues .......................  $3,431       100.0%   $4,061       100.0%   $1,915       100.0%     $1,969       100.0%
Operating expenses .............   1,652        48.1     1,838        45.3       831        43.4         901         45.8
General and administrative
 expenses ......................   1,653        48.2     2,024        49.8       999        52.2       1,071         54.4
                                  ------       -----    ------       -----    ------       -----      ------       ------
Income from operations .........     126         3.7       199         4.9        85         4.4          (3)         (.2)
Other income (expense) .........     (19)       (0.6)       47         1.2        40         2.1           1           .1
Income tax provision ...........      12         0.3        60         1.5        23         1.2          --           --
                                  ------       -----    ------       -----    ------       -----      -------      ------
Net income .....................  $   95         2.8%   $  186         4.6%   $  102         5.3%     $   (2)         (.1)%
                                  ======       =====    ======       =====    ======       =====      =======      ======



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues increased approximately $54,000, or 2.8%, from $1.9 million in 1997 to $2.0 million in 1998 due to an increase in real estate brokerage commissions resulting from the increased number of vacation properties sold and an increase in property rental fees resulting from higher average rental rates.

     Operating Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses increased approximately $70,000, or 8.4%, from $831,000 in 1997 to $901,000 in 1998, primarily due to relatively constant salary levels and increasing revenues.

     General and Administrative Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses increased approximately $72,000, or 7.2% primarily due to increased salaries and benefits. As a percentage of revenues, general and administrative expenses increased from 52.2% in 1997 to 54.4% in 1998.

     Other Income (Expense). Other income decreased approximately $39,000 from $40,000 to $1,000, primarily due to a gain on the sale of assets in 1997.

     Net income. Net income decreased approximately $104,000 from $102,000 in 1997 to a net loss of $2,000 in 1998 primarily because Trupp-Hodnett Enterprises has increased revenue in the month of June as it is a summer resort destination. The 1998 net income amount does not reflect activity for the month of June.

     Liquidity and Capital Resources

     Trupp-Hodnett Enterprises' cash provided by operating activities was $184,000 in 1998, primarily due to an increase in customer deposits and deferred revenues and an increase in accounts payable and accrued liabilities which was partially offset by a decrease in cash held in trust. Cash used in investing activities was approximately $52,000 in 1998 and was primarily used for purchases of property and equipment. Trupp-Hodnett Enterprises' cash used in financing activities totaled $19,000 which primarily included distributions to stockholders. At May 26, 1998, Trupp-Hodnett Enterprises had no working capital and no long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1997 COMPARED TO TWELVE MONTHS ENDED DECEMBER 31, 1996

     Revenues. Revenues increased $630,000, or 18.4%, from $3.4 million in 1996 to $4.1 million in 1997, primarily due to an increase in real estate brokerage commissions resulting from the increased number of vacation properties sold and an increase in property rental fees resulting primarily from higher average rental rates.

     Operating Expenses. Operating expenses increased $186,000, or 11.3%, from $1.7 million in 1996 to $1.8 million in 1997. As a percentage of revenues, operating expenses decreased from 48.1% in 1996 to 45.3% in 1997, primarily due to higher revenues and higher average rental rates.

     General and Administrative Expenses. General and administrative expenses increased $371,000, or 22.4%, from $1.7 million in 1996 to $2.0 million in 1997. As a percentage of revenues, general and administrative expenses increased from 48.2% in 1996 to 49.8% in 1997. As a percentage of revenues, excluding the Compensation Differential of $865,000 and $1.1 million in 1996 and 1997, respectively, operating income increases from 3.7% to 28.9% in 1996 and from 4.9% to 33.0% in 1997.

     Other Income (Expense). Other income (expense) increased $66,000 from $(19,000) in 1996 to $47,000 in 1997, primarily due to gain on sale of assets realized in 1997.

     Net Income. Net income increased $91,000 or 95.8% from $95,000 in 1996 to $186,000 in 1997, primarily due to items discussed above.


      Liquidity and Capital Resources

     Trupp-Hodnett Enterprises generated cash flows from operating activities of $314,000 in 1997 primarily due to $186,000 of net income and non-cash depreciation expense of $85,000. Cash used in investing activities by
Trupp-Hodnett Enterprises was $74,000 in 1997 and was primarily used for the purchase of property and equipment. Trupp-Hodnett Enterprises' 1997 cash used in financing activities totalled $91,000, which included borrowings and repayments to banks and distributions to stockholders. At December 31, 1997, Trupp-Hodnett Enterprises had a working capital surplus of $265,000 and had no long-term debt outstanding. In addition, Trupp-Hodnett Enterprises had $130,000 in unused lines of credits.

BRINDLEY & BRINDLEY

     Results of Operations

     Brindley & Brindley is a leading provider of beach vacation property rentals, management services and sales on the Outer Banks of North Carolina. Brindley & Brindley's revenue sources for 1997 were property rental and services fees (90%) and net real estate brokerage commissions (10%). Brindley & Brindley currently manages approximately 450 rental units. Located exclusively in Corolla, North Carolina, Brindley & Brindley offers large, upscale homes well-suited for multiple or extended families.


                                                                                                JANUARY 1
                                                         YEAR ENDED       SIX MONTHS ENDED       THROUGH
                                                        DECEMBER 31,          JUNE 30,           MAY 26,
                                                            1997                1997               1998
                                                       ------------      ----------------      ------------


                                                                                          (UNAUDITED)
            (DOLLARS IN THOUSANDS)
                   REVENUES                     $ 4,021     100.0%      $1,425        100.0%       $   635         100.0%
Operating expenses ..........................     3,028      75.3       1,193           83.7         1,327          209.0
General and administrative expenses .........       482      12.0         248           17.4           262           41.3
                                                  -----      ----       -----           ----         -----         ------
Income from operations ......................       511      12.7         (16)          (1.1)         (954)        (150.3)
Other income (expense) ......................        42       1.0          (2)          (0.1)           27            4.3
                                                  -----      ----       --------        ----         -----         ------
Net income (loss) ...........................    $  553      13.7%      $ (18)          (1.2)%      $ (927)        (146.0)%
                                                 ======      ====       =======         ====        ======         ======



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, and as Brindley & Brindley is a summer resort destination, there is little revenue activity through May. As such, revenues decreased approximately $790,000, or 55.4%, from $1.43 million in 1997 to $635,000 in 1998.

     Operating Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses increased approximately $134,000, or 11.2%, from $1.2 million in 1997 to $1.3 million in 1998, primarily due to increased salaries and benefits.

     General and Administrative Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses increased approximately $14,000, or 5.7%. As a percentage of revenues, general and administrative expenses increased from 17.4% in 1997 to 41.3% in 1998, primarily due to increased salaries and benefits and reduced revenues due to seasonality.

     Other Income (Expense). Other income increased approximately $29,000, primarily due to interest income earned.

     Net income. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, net loss increased approximately $909,000 from $18,000 in 1997 to $927,000 in 1998, primarily due to the revenue items discussed above.

      Liquidity and Capital Resources

     Brindley & Brindley's cash provided by operating activities was $1.1 million in 1998, primarily due to an increase in cash held in escrow which was partially offset by a net loss. Cash used in investing activities was $48,000 and was primarily used for the purchase of property and equipment. Brindley & Brindley's cash used in financing activities totaled $355,000 which primarily included distributions to stockholders. At May 26, 1998, Brindley & Brindley had a working capital deficit of $1.6 million and had $41,000 of long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1997

     Revenues. Revenues of $4.0 million were comprised of $2.6 million (65%) related to rental operations, $1.0 million (25%) related to services, and $401,000 (10%) related to real estate commissions.

     Operating Expenses. Operating expenses were primarily comprised of salaries and benefits for cleaning and maintenance personnel, and cleaning supplies and other similar costs.

     General and Administrative Expenses. General and administrative expenses include rent and salaries and benefits for support staff and managerial personnel.


     Liquidity and Capital Resources


     Brindley & Brindley generated cash flows from operating activities of $581,000, which was primarily due to net income of $553,000 in 1997. Cash flows used in investing activities by Brindley & Brindley of $83,000 in 1997 were primarily used for purchases of property and equipment. Brindley &

Brindley's 1997 cash used in financing activities totaled $508,000 which included $527,000 in distributions to stockholders. At December 31, 1997, Brindley & Brindley had a working capital deficit of $4,000 and had $22,000 of long-term debt outstanding.


FIRST RESORT SOFTWARE

     Results of Operations


     First Resort is the leading provider of software services to vacation rental and property management companies. First Resort allows vacation rental and property management companies to automate and computerize the three key areas of the vacation rental and property management business: reservations, rental management and owner accounting. First Resort's primary revenue sources for 1996 were software sales (46%) and software service (49%). First Resort also offers additional modules and interfaces, including a work order generator, activities management system, credit card interface and world wide web-enabled reservations.



                                                                                                           JANUARY 1
                                                      YEAR ENDED             SIX MONTHS ENDED               THROUGH
                                                     DECEMBER 31,                JUNE 30,                   MAY 26,
                                                         1997                      1997                      1998
                                                -----------------------   -----------------------   -----------------------
                                                                                             (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues ....................................    $2,864         100.0%     $1,342         100.0%     $1,401         100.0%
Operating expenses ..........................     1,704          59.5         791          58.9         679          48.5
General and administrative expenses .........       417          14.6         200          14.9         313          22.3
                                                 ------         -----      ------         -----      ------         -----
Income from operations ......................       743          25.9         351          26.2         409          29.2
Other income (expense) ......................        25           0.9          12           0.9          12           0.9
                                                 ------         -----      ------         -----      ------         -----
Net income ..................................    $  768          26.8%     $  363          27.1%     $  421          30.1%
                                                 ======         =====      ======         =====      ======         =====



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues increased approximately $59,000, or 4.4%, from $1.3 million in 1997 to $1.4 million in 1998, primarily due to increased sales of new management systems, along with increased sales of support agreements and consulting services to existing.

     Operating Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses decreased approximately $112,000, or 14.2%, from $791,000 in 1997 to $679,000 in 1998.

     General and Administrative Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses increased approximately $113,000, or 56.5%, primarily due to a new management bonus program designed to increase retention. It is based on percentage of net income increases. As a percentage of revenues, general and administrative expenses increased from 14.9% in 1997 to 22.3% in 1998.

     Other Income (Expense). Other income remained relatively constant.

     Net income. Net income increased approximately $58,000, or 16.0%, from $363,000 in 1997 to $421,000 in 1998 primarily due to the revenue increases discussed above.

     Liquidity and Capital Resources

     First Resort Software's cash provided by operating activities was $409,000 in 1998, primarily due to net income. Cash used in investing activities was approximately $72,000 and was primarily used for purchases of property and equipment. First Resort Software's cash used in financing activities totaled $355,000 which primarily consisted of distributions to stockholders. At May 26, 1998, First Resort Software had working capital of $32,000 and had no long-term debt outstanding.

TWELVE MONTHS ENDED DECEMBER 31, 1997

     Revenues. Revenues of $2.9 million were comprised of $1.3 million (45%) related to software sales, $1.4 million (48%) related to services and $156,000 (7%) related to other revenues.

     Operating   Expenses.   Operating   expenses  are  primarily  comprised  of
salaries, commissions and benefits for sales people.

     General and Administrative Expenses. General and administrative expenses include salaries and benefits for support staff and managerial personnel, and include rent expense.


     Liquidity and Capital Resources

     First Resort generated cash flows from operating activities of $805,000, which was primarily due to net income of $768,000 in 1997. Cash used in investing activities by First Resort was $183,000 in 1997 and was primarily used for purchases of property and equipment. First Resort's 1997 cash used in financing activities totaled $606,000 which included $567,000 in distributions to stockholders. At December 31, 1997, First Resort had a working capital deficit of $39,000 and no long-term debt outstanding.


HOUSTON AND O'LEARY

     Results of Operations


     Houston and O'Leary is a leading provider of luxury vacation property rentals and sales in the mountain resort town of Aspen, Colorado. Houston and O'Leary's principal revenue sources for 1997 were real estate brokerage commissions (73%) and property rental fees (19%). Currently, Houston and O'Leary provides non-exclusive rental services for 127 rental units. Houston and O'Leary's rental and sale properties consist primarily of unique, free-standing houses, ranging from smaller two-bedroom cottages located in Aspen proper to 10,000-plus square foot ranch-style houses overlooking Aspen.



                                                                                                    JANUARY 1
                                                    YEAR ENDED           SIX MONTHS ENDED            THROUGH
                                                   DECEMBER 31,              JUNE 30,                MAY 26,
                                                       1997                    1997                    1998
                                              ---------------------- ------------------------ ----------------------
                                                                                             (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues ....................................  $1,596       100.0%      $1,180        100.0%     $648         100.0%
Operating expenses ..........................     494        31.0          125         10.6       224          34.6
General and administrative expenses .........     322        20.2          240         20.3       118          18.2
                                               ------       -----       ------        -----      ----        ------
Income from operations ......................     780        48.8          815         69.1       306          47.2
Other income (expense) ......................     (15)       (0.9)          (9)        (0.8)       (4)         (0.6)
                                               ------       -----       ------        -----      ----        ------
Net income ..................................  $  765        47.9%      $  806         68.3%     $302          46.6%
                                               ======       =====       ======        =====      ====        ======



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues decreased approximately $532,000, or 45.1%, from $1.2 million in 1997 to $648,000 in 1998.

     Operating Expenses. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses increased approximately $99,000, or 79.2%, from $125,000 in 1997 to $224,000 in 1998, primarily due to salary and benefit increases.

     General and Administrative Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses decreased approximately $122,000, or 50.8%. As a percentage of revenues, general and administrative expenses decreased from 20.3% in 1997 to 18.2% in 1998.

     Other Income (Expense). Other expense decreased approximately $5,000.

     Net income. Net income decreased approximately $504,000, or 62.5%, from $806,000 in 1997 to $302,000 in 1998 due to reasons discussed above.

     Liquidity and Capital Resources

     Houston and O'Leary's cash provided by operating activities was $257,000 in 1998, primarily due to net income. Cash used in investing activities was approximately $3,000 and was primarily used for the purchase of property and equipment. Houston and O'Leary's cash used in financing activities totaled $269,000 which primarily consisted of payments on long-term debt and distributions to stockholders. At May 26, 1998, Houston and O'Leary had a working capital deficit of $49,000 and no long-term debt outstanding.


TWELVE MONTHS ENDED DECEMBER 31, 1997


     Revenues. Revenues of $1.6 million were comprised of $298,000 (19%) related to rental operations, $1.2 million (73%) related to services and real estate commissions, and $128,000 (8%) related to other revenues.


     Operating Expenses. Operating expenses are primarily comprised of salaries for operational personnel.

     General and Administrative Expenses. General and administrative expenses are primarily related to rent expense.

     Liquidity and Capital Resources


     Houston and O'Leary generated cash flows from operating activities of $811,000, which was primarily due to net income of $765,000 in 1997. Cash used in investing activities by Houston and O'Leary was $57,000 in 1997 and was primarily used for purchases of property and equipment. Houston and O'Leary's 1997 cash financing activities totaled $672,000, which was primarily related to distributions to stockholders. At December 31, 1997, Houston and O'Leary had working capital of $28,000 and no long-term debt outstanding.


THE MAURY PEOPLE

     Results of Operations


     The Maury People is a leading provider of beach vacation property rentals and sales on the island of Nantucket off the coast of Massachusetts. The Maury People's revenue sources for 1997 were net real estate brokerage commissions (70%) and net property rental and service fees (30%). Currently, The Maury People provides non-exclusive rental services for approximately 1,200 rental homes, ranging from in-town residences to cottages and large, upscale ocean and harbor-front homes.

                                                                                          JANUARY 1
                                        YEAR ENDED            SIX MONTHS ENDED             THROUGH
                                       DECEMBER 31,               JUNE 30,                 MAY 26,
                                           1997                     1997                    1998
                                   ---------------------    ---------------------   ---------------------
                                                                                       (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues .......................   $1,183         100.0%     $661         100.0%     $439         100.0%
Operating expenses .............      211          17.8       115          17.4        89          20.3
General and administrative
 expenses ......................      682          57.7       290          43.9       251          57.2
                                   ------         -----      ----         -----      ----         -----
Income from operations .........      290          24.5       256          38.7        99          22.5
Other income (expense) .........       28           2.4         7           1.1         5           1.1
                                   ------         -----      ----         -----      ----         -----
Net income .....................   $  318          26.9%     $263          39.8%     $104          23.6%
                                   ======         =====      ====         =====      ====         =====



PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1997

     Revenues. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues decreased approximately $222,000, or 33.6%, from $661,000 in 1997 to $439,000 in
1998.

     Operating Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses decreased approximately $26,000, or 22.6%, from $115,000 in 1997 to $89,000 in 1998.

     General and Administrative Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses decreased approximately $39,000, or 13.5%. As a percentage of revenues, general and administrative expenses increased from 43.9% in 1997 to 57.2% in 1998.

     Other Income (Expense). Other income decreased approximately $2,000.

     Net income. Net income decreased approximately $159,000, or 60.5%, from $263,000 in 1997 to $104,000 in 1998, primarily due to items discussed above.

      Liquidity and Capital Resources

     The Maury People's cash provided by operating activities was $362,000 in 1998, primarily due to an increase in cash held in escrow offset by a decrease in escrow deposits. No cash was used in investing activities in 1998. The Maury People's cash used in financing activities totaled $52,000 which primarily related to distributions to stockholders. At May 26, 1998, The Maury People had working capital of $53,000 and no long-term debt outstanding.

FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1997

     Revenues. Revenues of $1.2 million are comprised of $354,000 (30%) related to rental operations and $829,000 (70%) related to real estate commissions.

     Operating Expenses. Operating expenses are primarily comprised of direct marketing expenses.

     General and Administrative Expenses. General and administrative expenses include rent and salaries and benefits for support staff and managerial personnel.

     Liquidity and Capital Resources

     The Maury People generated cash flows from operating activities of $373,000, which was primarily due to net income of $318,000 in 1997. Cash used in investing activities by The Maury People was $77,000 in 1997 and was primarily used for purchase of property and equipment. The Maury People used cash in financing activities of $147,000, comprised primarily of distributions to stockholders. At December 31, 1997, the Maury People had a working capital deficit of $11,000 and no long-term debt outstanding.

RESORT PROPERTY MANAGEMENT

     Results of Operations

     Resort Property Management is a leading provider of vacation property rentals and management services in the Park City, Utah mountain resort area. Resort Property Management's revenue sources for 1997 were comprised of property rental and service fees. Resort Property Management currently manages approximately 330 rental units. Resort Property Management offers a variety of free-standing homes and condominium units at various resorts throughout the Park City region, including Deer Valley. A majority of Resort Property Management's condominium units are located in the town of Park City and range from luxury, three-bedroom units in the historic town center to smaller, more affordable units in condominium complexes.



                                                                                                        OCTOBER 1, 1997
                                                      YEAR ENDED             NINE MONTHS ENDED              THROUGH
                                                     SEPTEMBER 30,               JUNE 30,                   MAY 26,
                                                         1997                      1997                      1998
                                                -----------------------   -----------------------   -----------------------
                                                                                             (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues ....................................    $2,295         100.0%     $2,169         100.0%     $2,053         100.0%
Operating expenses ..........................     1,560          68.0       1,372          63.3       1,227          59.8
General and administrative expenses .........       627          27.3         523          24.1         493          24.0
                                                 ------         -----      ------         -----      ------         -----
Income from operations ......................       108           4.7         274          12.6         333          16.2
Other income (expense) ......................       217           9.5          28           1.3          18           0.9
Income tax provision ........................        75           3.3          56           2.6         140           6.8
                                                 ------         -----      ------         -----      ------         -----
Net income ..................................    $  250          10.9%     $  246          11.3%     $  211          10.3%
                                                 ======         =====      ======         =====      ======         =====



PERIOD FROM OCTOBER 1, 1997 THROUGH MAY 26, 1998 COMPARED TO THE NINE MONTHS ENDED JUNE 30, 1997

     Revenues. As the current year period is comprised of activity for approximately eight months compared to activity for nine months of 1997, revenues decreased approximately $116,000, or 5.4%, from $2.2 million in 1997 to $2.1 million in 1998.

     Operating Expenses. As the current year period is comprised of activity for approximately eight months compared to activity for nine months of 1997, operating expenses decreased approximately $145,000, or 10.6%, from $1.4 million in 1997 to $1.2 million in 1998.

     General and Administrative Expenses. As the current year period is comprised of activity for approximately eight months compared to activity for nine months of 1997, general and administrative expenses decreased approximately $30,000, or 5.7%. As a percentage of revenues, general and administrative expenses remained relatively constant.

     Other Income (Expense). Other income decreased approximately $10,000.

     Net income. Net income decreased approximately $35,000, or 14.2%, from $246,000 in 1997 to $211,000 in 1998 due to items discussed above.

     Liquidity and Capital Resources

     Resort Property Management's cash provided by operating activities was $274,000 in 1998, primarily due to net income and increases in accounts payable and accrued liabilities partially offset by a decrease in customer deposits and deferred revenues. Cash used in investing activities was $120,000 and was used primarily for purchases of property and equipment. Resort Property Management's cash used in financing activities totaled $332,000 which primarily included payments on long-term debt. At May 26, 1998, Resort Property Management had a working capital deficit of $231,000 and $149,000 of long-term debt oustanding.


TWELVE MONTHS ENDED SEPTEMBER 30, 1997

     Revenues. Revenues of $2.3 million are comprised of $1.9 million (83%) related to rental operations and $365,000 (17%) related to services.

     Operating Expenses. Operating expenses are primarily comprised of salaries and benefits for cleaning and maintenance personnel, and cleaning supplies and other similar costs.

     General  and  Administrative  Expenses. General and administrative expenses
includes   rent,   salaries  and  benefits  for  support  staff  and  managerial personnel.

     Liquidity and Capital Resources


     Resort Property Management generated cash flows from operating activities of $46,000, which was primarily due to net income of $250,000, which was offset by a gain on sale of land of $210,000 in 1997. Cash provided by investing activities by Resort Property Management was $102,000 in 1997, primarily due to proceeds from the sale of office equipment, vehicles and land of $335,000, which was offset by purchases of property and equipment of $179,000. Resort Property Management's 1997 cash provided by financing activities totaled $32,000, primarily as a result of net proceeds from long-term debt. At September 30, 1997, Resort Property Management had a working capital deficit of $194,000 and long-term debt of $310,000 outstanding.


TELLURIDE RESORT ACCOMMODATIONS

     Results of Operations


     Telluride Resort Accommodations is a leading provider of vacation property rentals and property management services in the Telluride, Colorado mountain resort area. Telluride Resorts Accommodations' revenues for 1997 were derived from property rental and service fees. Telluride Resort Accommodations currently manages approximately 450 rental units. Telluride Resort Accommodations' property offerings range from smaller, one-bedroom units in town to large, luxury condominiums and free-standing homes in Telluride's new Mountain Village.



                                                                                                           JANUARY 1
                                                      YEAR ENDED             SIX MONTHS ENDED               THROUGH
                                                     DECEMBER 31,                JUNE 30,                   MAY 26,
                                                         1997                      1997                      1998
                                                -----------------------   -----------------------   -----------------------
                                                                                             (UNAUDITED)
(DOLLARS IN THOUSANDS)
Revenues ....................................    $4,313         100.0%     $2,738         100.0%     $2,749         100.0%
Operating expenses ..........................     3,037          70.4       1,611          58.8       1,575          57.3
General and administrative expenses .........     1,030          23.9         501          18.3         458          16.7
                                                 ------         -----      ------         -----      ------         -----
Income from operations ......................       246           5.7         626          22.9         716          26.0
Other income (expense) ......................        31           0.7          25           0.9          35           1.3
                                                 ------         -----      ------         -----      ------         -----
Net income ..................................    $  277           6.4%     $  651          23.8%     $  751          27.3%
                                                 ======         =====      ======         =====      ======         =====



PERIOD  FROM  JANUARY  1,  1998  THROUGH MAY 26, 1998 COMPARED TO THE SIX MONTHS
   ENDED JUNE 30, 1997

     Revenues. Although the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, revenues increased approximately $11,000, or 0.4%, from $2.7 million in 1997 to $2.8 million in 1998 primarily due to an increase in other revenues.

     Operating Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, operating expenses decreased approximately $36,000, or 2.2%, from $1.6 million in 1997 to $1.6 million in 1998.

     General and Administrative Expenses. As the current year period is comprised of activity for approximately five months compared to activity for six months of 1997, general and administrative expenses decreased approximately $43,000, or 8.6% from $501,000 in 1997 to $458,000 in 1998. As a percentage of revenues, general and administrative expenses decreased from 18.3% in 1997 to 16.7% in 1998.

     Other Income (Expense). Other income increased approximately $10,000.

     Net income. Net income increased approximately $100,000, or 15.4%, from $651,000 in 1997 to $751,000 in 1998 primarily because Telluride Resort Accomodations is a ski resort that incurs losses in the month of June and the 1998 period only considers activity through May 26.

      Liquidity and Capital Resources

     Telluride Resort Accommodations' cash used in operating activities was $1.3 million in 1998, primarily due to a decrease in customer deposits and deferred revenues and a decrease in payable to property owners which was partially offset by net income of $751,000. Cash used in investing activities was $67,000 and was primarily used for the purchase of property and equipment. Telluride Resort Accommodations' cash used in financing activities totaled $346,000 which included payments on the line of credit and distributions to stockholders. At May 26, 1998, Telluride Resort Accommodations had working capital of $24,000 and no long-term debt outstanding.

TWELVE MONTHS ENDED DECEMBER 31, 1997

     Revenues. Revenues of $4.3 million are comprised of $3.2 million (74%) related to rental operations and $1.1 million (26%) related to services.

     Operating Expenses. Operating expenses are primarily comprised of salaries and benefits for cleaning and maintenance personnel, and includes marketing expenses.

     General and Administrative Expenses. General and administrative expenses include salaries and benefits for support staff and managerial personnel.

     Liquidity and Capital Resources

     Telluride Resort Accommodations generated cash flows from operating activities of $721,000, which was primarily due to an increase in accounts payable and accrued liabilities of $299,000 and net income of $277,000 in 1997. Cash used in investing activities was $25,000 in 1997 and was primarily used for purchase of property and equipment. Telluride Resort Accommodation's 1997 cash used in financing activities totaled $207,000 due to distributions to stockholders of $300,000 offset by $93,000 in proceeds from Telluride Resort Accommodation's line of credit. At December 31, 1997, Telluride had a working capital deficit of $480,000 and had no long-term debt outstanding.

ABBOTT RESORTS

     Results of Operations

     Abbott Resorts is a leading provider of beach vacation property rentals, management services and real estate sales in Destin, Fort Walton Beach and South Walton, Florida. Abbott Resorts revenue sources for the twelve months ended July 31, 1998 were property rental and services fees (88%) and net real estate brokerage commissions (12%). Abbott Resorts currently manages approximately 2,300 rental units.
                                                       YEAR ENDED
                                                     JULY 31, 1998
                                                ------------------------
(DOLLARS IN THOUSANDS)
Revenues ....................................    $28,432         100.0%
Operating expenses ..........................     15,612          54.9
General and administrative expenses .........     11,770          41.4
                                                 -------         -----
Income from operations ......................      1,050           3.7
Other income (expense) ......................       (677)        ( 2.4)
                                                 -------         -----
Net income (loss) ...........................    $   373           1.3%
                                                 =======         =====
TWELVE MONTHS ENDED JULY 31, 1998

     Revenues. Revenues of $28.4 million were comprised of $13.5 million (48%) related to rental operations, $11.4 million (40%) related to services, and $3.5 million (12%) related to real estate commissions.

     Operating Expenses. Operating expenses were primarily comprised of salaries and benefits for cleaning and maintenance personnel, and cleaning supplies and other similar costs.

     General and Administrative Expenses. General and administrative expenses include rent and salaries and benefits for support staff and managerial personnel.

     Liquidity and Capital Resources

     Abbott Resorts generated cash flows from operating activities of $3.4, which was primarily due to net income and increases in customer deposits, deferred revenues, payable to property owners, accounts payable and accrued liabilities. Cash flows used in investing activities by Abbott Resorts of $1.7 million were primarily used for purchases of property and equipment. Abbott Resorts cash flows provided by financing activities totaled $368,000 which included $1.2 million in debt proceeds partially offset by $900,000 in debt payments in distributions to stockholders. At July 31, 1998, Abbott Resorts had a working capital deficit of $274,000 and had $6.0 million of long-term debt outstanding.

                                    BUSINESS


GENERAL


     ResortQuest is a leading provider of vacation condominium and home rentals in premier destination resorts throughout the United States. Through the consolidation of leading vacation rental and property management companies, the development of a national brand and marketing initiative and best practices management systems, the Company intends to offer vacationers a branded network of high quality, fully furnished, privately-owned condominium and home rentals while offering property owners superior management services designed to enhance their rental income. Currently, most vacationers seeking to rent a condominium or home at a popular destination resort must use a local vacation rental and property management firm to inquire about availability and make reservations. Vacationers typically make rental choices with limited information and, as a result, face great uncertainty concerning the quality of their rental. To address this need, the Company intends to provide vacationers with consistent quality and service, increased information and easy access to a broad array of high quality desirable condominium and home rentals in premier destination resorts.

     The Company commenced operations on May 26, 1998, concurrently with its initial public offering and the acquisitions of the Founding Companies. Since that time, ResortQuest has acquired three additional vacation rental and property management companies. The Company currently manages approximately 11,300 condominiums and homes nationwide and in Canada. These condominiums and homes are located in beach and island resorts such as the Hawaiian Islands; Bethany Beach, DE; Destin, FL; Gulf Shores, AL; Nantucket, MA; the Outer Banks, NC; Sanibel and Captiva Islands, FL; and St. Simons Island, GA; and mountain resorts such as Aspen, Breckenridge and Telluride, CO; Park City, UT, and Whistler, British Columbia. The Company also manages 11 hotels aggregating approximately 1,700 hotel rooms located primarily in the Hawaiian Islands.

     ResortQuest provides a wide range of services to both vacationers and property owners. Because of the variety of the Company's resort locations throughout the United States and Canada and the diversity of rental prices throughout its rental pool, the Company is able to target a broad range of vacationers, including families, couples and individuals. For vacationers, the Company offers the convenience and accommodations of a condominium or home, while providing many of the amenities and services of a hotel. Vacation condominium and home rentals generally offer greater space and convenience than resort hotel rooms, including separate living, sleeping and eating quarters. As a result, vacationers generally have more privacy and greater flexibility in a vacation condominium or home. The Company typically offers such services as convenient check-in and check-out, frequent housekeeping and cleaning and emergency maintenance assistance. In addition, in most of its markets, the Company provides specialized concierge-type services such as arranging golf tee times, purchasing ski lift tickets and making restaurant reservations. For property owners, the Company offers a comprehensive set of services, including marketing and rental services, maintenance and security.

     The Company's primary source of revenue is property rental fees, which are charged to the property owners as a percentage of the vacationers' total rental rate. Fee percentages for vacation condominiums and homes range from approximately 3% to over 40% of rental rates depending on the type of services provided to the property owner and the type of rental unit managed. On a pro forma basis for the year ended December 31, 1997, the Company, generated total revenues of approximately $83.2 million, which includes $43.6 million of revenues from property rental fees and net income of $7.0 million. In addition, in many markets, the Company provides traditional real estate brokerage services for property owners seeking to sell their condominiums and homes. The Company believes that a national brand and superior management services, which are designed to enhance rental income for property owners, will provide it with a competitive advantage in attracting additional high quality condominiums and homes in its markets.


INDUSTRY OVERVIEW

     Destination resort vacationers primarily have three alternatives for overnight accommodations: commercial lodging establishments, time share resorts and privately owned vacation condominiums and homes. Commercial lodging consists principally of hotels and motels in which a room is rented on a nightly or weekly basis. Vacation ownership or timeshare interests are purchased by the vacationer and typically entitle the buyer to use a furnished vacation residence at a particular resort generally for a one-week period each year, in perpetuity. Lastly, privately-owned vacation condominiums and homes are typically second homes available for rent by property owners seeking incremental income. The total market for vacation condominium, home and apartment rentals, which are marketed predominantly by vacation rental and property management companies, was over $10 billion in 1996, representing over 20 million vacation property rentals. Rental revenues grew 8.7% from 1995 to 1996, and the Company believes that this growth has been, and will continue to be, driven by two primary factors: the overall growth in the leisure travel and tourism industry, which reflected a 16.1% increase in revenues from 1995 to 1997 and the increasing number of vacationers seeking to rent vacation condominiums and homes.

     For many vacationers, particularly those with families, a lengthy stay at a quality commercial lodging establishment can be expensive. Vacation condominium and home rentals generally offer families greater space and convenience than a resort hotel room, including separate living, sleeping and eating quarters. As a result, families generally have more privacy and greater flexibility in a vacation condominium or home. Furthermore, with full kitchens available in most properties, vacationers can also save on dining costs in a vacation condominium or home rental. In addition, vacation condominium and home rentals frequently include access to private yards, swimming pools, tennis courts and other recreational facilities, and generally offer a greater variety of locations, accommodations and price ranges within a market to meet a vacationer's desires.

     Vacation property rentals are also a less expensive and more flexible alternative to timeshare interests. Unlike vacation property rentals, timeshare interests require the purchase of an ownership interest in a vacation residence and continuing annual maintenance payments. A timeshare owner has the right to use the same vacation residence for the same length of time each year. Subject to availability and the payment of a membership fee and a variable exchange fee to join a timeshare exchange program, a timeshare owner may request that his timeshare interval be exchanged for a timeshare interval at another participating resort. Owners are generally limited to timeshare intervals at participating resorts and to those units which have been assigned an equal or lower rating by the exchange program based on the location, size and quality of the unit, the quality of the resort and the time of year requested.

     Most vacation condominiums and homes are second homes owned by individuals who reside in different locations and are unable to easily manage the rental process. Vacation rental and property management companies facilitate the rental process by handling all interaction with vacationers, including accepting reservations, rental payments and security deposits; operating check-in and check-out locations; and arranging for inspections, security and maintenance. The publishing of catalogs, print advertising and other marketing activities of a successful vacation rental and property management company also can enhance the vacation condominium or home's occupancy rate and increase rental income to the property owner.


     The vacation rental and property management industry is highly fragmented, with an estimated 3,000 vacation rental and property management companies in the United States. Presently, most vacation rental condominiums and homes are managed by and booked through local vacation rental and property management firms, whose principal means of attracting property owners and vacationers are by referral, word of mouth, limited local advertising and direct mailings. There is no central reservations service for vacationers or travel agents to obtain information regarding condominium or home rental opportunities at popular destination resorts across the country or for booking such rentals once a destination is selected. As a result, the Company believes the vacation rental and property management industry is highly inefficient and presents a significant market opportunity for a well-capitalized company offering a national network of high quality vacation condominiums and homes with superior levels of customer service.


BUSINESS STRATEGY

     The Company's objective is to enhance its position as a leading provider of premier destination resort condominium and home rentals by pursuing the following business strategies:

     DEVELOP A NATIONAL BRAND IN PREMIER DESTINATION RESORT CONDOMINIUM AND HOME RENTALS. The Company intends to create the first national brand in vacation condominium and home rentals. To date, there has been no national brand for vacation condominium and home rentals, no industry standards for quality and a general lack of access to reliable information regarding rental opportunities for vacationers. By providing an extensive network of high quality condominiums and homes in premier destination resorts throughout the United States, the Company intends to increase the information available to vacationers and develop a brand which provides greater confidence and ease to vacationers in making their rental arrangements. In order to ensure high quality, the Company intends to implement a comprehensive quality assurance program which includes the company-wide rating of individual condominiums and homes to assure vacationers that rental accommodations will meet their expectations, as well as customer satisfaction surveys and follow-up calls.


     OFFER VACATIONERS SUPERIOR CUSTOMER SERVICE. Management believes that maintaining superior levels of customer service is critical to developing a reputation for high quality condominiums and homes and attracting new customers. Vacationers typically rent vacation condominiums and homes for greater space and flexibility, but these customers also frequently desire many of the amenities and services of hotel accommodations. As a result, the Company emphasizes customer service by offering conveniently located check-in locations, efficient check-in and check-out procedures, extended front desk hours, a commitment to clean units and access to emergency contact and maintenance personnel. The Company also strives to offer maximum flexibility to meet the varied needs of its vacationers and in most markets can arrange for services such as golf tee times, rental bicycles, ski lift tickets, grocery delivery or restaurant reservations. By offering the convenience and accommodations of a condominium or home while providing many of the amenities and services of a hotel, the Company believes it will continue to strengthen the loyalty of its existing customers and attract new vacationers into the vacation condominium and home rental market.

     ENHANCE VALUE FOR CONDOMINIUM AND HOME OWNERS. Through effective national marketing, a recognized brand and implementation of strategies designed to increase occupancy and rental rates, the Company plans to enhance the rental income for vacation condominium and home owners. Since substantially all of the condominiums and homes managed by the Company are second homes with absentee owners, the Company offers a range of high quality vacation rental and property management services designed to meet the broad real estate needs of these owners. In most markets, the Company will assume broad responsibility for the condominium or home, from marketing and handling all aspects involved in renting the individual condominium or home to managing the common properties and homeowners' association. In addition, the Company provides owners with concise, timely and accurate monthly statements and payments for the rental and management of their condominiums and homes. The Company believes that its reputation for high quality, comprehensive management services will be a key competitive advantage in increasing the number of condominiums and homes under its management within its existing markets.


     CAPITALIZE ON THE EXPERIENCE OF SENIOR MANAGEMENT. The Company intends to capitalize on the industry experience of members of its senior management. David
C. Sullivan, the Chairman and Chief Executive Officer is the former Chief Operating Officer of Promus Hotel Corporation, where he was primarily responsible for the creation and expansion of the Hampton Inn, Homewood Suites and Embassy Suites lines. David L. Levine, President and Chief Operating Officer, is the former President and Chief Operating Officer of Equity Inns, Inc., a real estate investment trust specializing in hotel acquisitions.

     MAINTAIN LOCAL RELATIONSHIPS AND EXPERTISE. The management teams of the Operating Companies each have extensive experience in their respective resort areas, and many of the individuals are very active in the local community. The Company believes that the management teams have a valuable understanding of their respective markets and businesses and have developed strong local relationships. These relationships are critical in attracting additional condominiums and homes for rental and enable the Company to provide additional concierge-type services to its vacationers. Accordingly, the Company intends to operate with a decentralized management strategy and allow local managers to utilize their knowledge and expertise about the condominiums and homes available for rent, the offerings of local competitors and the desires of vacationers in their areas to provide superior customer service.

GROWTH STRATEGY

     The Company intends to enhance its position as a leading provider of vacation condominium and home rentals in premier destination resorts by pursuing the following growth strategies:


     IMPLEMENT A NATIONAL MARKETING STRATEGY. The Company intends to implement a national marketing program designed to increase vacationer awareness of its rental condominiums and homes and establish a nationally recognized high quality name and image, while promoting the unique characteristics of its individual resorts. In addition, the Company will market to existing customers to capitalize on cross-selling opportunities and increase customer loyalty. Through its collection of approximately 13,000 beach and mountain resort rental properties and hotel rooms and the databases of customer information maintained by the Operating Companies, the Company intends to offer customers similar properties and services in its other resorts. The Company believes the integrated marketing efforts of the Operating Companies will increase customer awareness of the Company's condominiums and homes, lead to an increased demand for the Company's rentals and result in higher occupancy and rental rates for its condominium and home owners. The Company also believes that the anticipated increase in rental income for owners will ultimately be a competitive advantage in attracting new property owners.

     CAPITALIZE ON TECHNOLOGY. Management believes that investment in technology will be critical in building its national brand and will create a significant competitive advantage. The Company intends to utilize the technological expertise of First Resort, a Founding Company, to enhance the ease and convenience for vacationers of accessing information and making reservations for vacation rentals. The Company's strategy is to create a comprehensive web site that presents all of the Company's condominium, home and hotel room rentals, including photographs and detailed floor plans, and allows vacationers to make reservations and payments. Several of the Operating Companies already provide photographs and rate and availability information for condominiums and homes over the world wide web, and the Company intends to leverage these capabilities to implement a central reservation system with world wide web functionality. In addition to facilitating the ability to provide one-stop shopping, the Company intends to link the Operating Companies' and future acquired companies' databases in order to enhance its cross-selling and direct marketing efforts.


     INCREASED USE OF ADDITIONAL MARKETING CHANNELS. Currently, most vacationers locate vacation condominiums and homes through referrals, word-of-mouth, limited local advertising and direct mailings. The Company believes there are significant opportunities to expand the use of additional marketing channels. The Company intends to capitalize on its extensive market presence by increasing the use of other marketing channels such as the world wide web, travel agents and national print media, which are difficult for local vacation rental and property management companies to use in a cost-effective manner. Given the Company's size and presence in premier destination resorts, the Company believes it will be an attractive partner to travel agents, tour package operators and other travel providers. These relationships should be a significant source of new customers and, in particular, will be a valuable marketing channel for off-peak seasons. Lastly, the Company plans to focus greater marketing efforts on European and other international travelers through a more extensive use of international print media, wholesalers and packaged tour companies.


     EXPAND MARKET SHARE OF CONDOMINIUM AND HOME RENTALS IN EXISTING MARKETS. A key element of the Company's growth strategy is to increase its selection of condominiums and homes in order to expand its market share and strengthen the local brands of each of the Operating Companies. The Company intends to attract new property owners by achieving high occupancy rates through effective national marketing, cross-selling and by offering additional incentives to property owners, such as participation in a rental exchange program. In addition, in order to capture a higher portion of the rental business from new condominiums and homes being built in its markets, the Company will focus on building and strengthening its relationships with both local and national developers as well as real estate brokerage companies.

     PURSUE OPPORTUNITIES FOR PROFIT MARGIN EXPANSION VIA COST SAVINGS AND ADDITIONAL REVENUE SOURCES. Through the implementation of best practices, the Company believes there are numerous opportunities to improve the margins of the Operating Companies. First, the Company will strive to improve the efficiency of certain basic services such as reservations, housekeeping and laundry. The Company also believes that larger inventories of condominiums and homes in its markets will provide certain economies of scale in advertising, check-in locations, management, housekeeping and other services. In addition, several of the Operating Companies have developed unique additional revenue opportunities, such as assisting property owners in refurbishing their properties, offering trip cancellation insurance and charging fees for certain concierge-type services, several of which are adaptable at other Operating Companies. The Company believes that enhanced efficiency and economies of scale will reduce overall operating costs and allow the Company to achieve increased margins by spreading operating and corporate overhead costs over a larger revenue base.


     BUILD NATIONAL MARKET PRESENCE THROUGH STRATEGIC ACQUISITIONS. The vacation rental and property management industry is highly fragmented, with over 3,000 geographically dispersed companies in the United States. The Company believes that such fragmentation provides significant opportunities for consolidation. The Company intends to aggressively pursue both domestic and international acquisitions in order to gain a presence in additional premier destination resort locations as well as expand its market share in existing resorts. The Company will seek companies with strong reputations and a commitment to high quality condominiums and homes and customer service. While the Company will seek to acquire the leading companies in each new market, the Company also plans to pursue tuck-in acquisitions through which it can expand its selection of condominiums and homes available for rent in its existing markets. Many acquisition candidates utilize First Resort's software, which the Company believes will enhance its ability to integrate such companies upon acquisition.

     The Company expects to offer acquisition candidates: (i) affiliation with a national brand; (ii) the ability to cross-sell to customers of other vacation rental and property management companies; (iii) the ability to increase liquidity as a result of the Company's financial strength as a public company; and (iv) the ability to increase profitability as a result of the Company's centralization of certain administrative functions and other economies of scale.

MARKETS


     The Company currently manages condominiums and homes in many popular beach and mountain resorts in the United States and Canada. Through the implementation of its acquisition strategy, the Company plans to establish an international network of vacation condominiums and homes in every major type of premier destination resort market, including beach, mountain, golf and tennis resorts.

     The following table sets forth certain information regarding the Operating Companies, with the exception of First Resort, at June 30, 1998:

                                              DATE
                                          FOUNDED (1)     TOTAL UNITS (2)
                                         -------------   ----------------
BEACH AND ISLAND RESORTS

 HAWAII
   Aston Hotels & Resorts ............       1948              4,718
   Maui Condominium and Home .........       1988                427

 DESTIN, FL
   Abbot Resorts .....................       1976              2,296

 THE OUTER BANKS, NC
   Brindley & Brindley ...............       1985                456

 BETHANY BEACH, DE
   Coastal Resorts ...................       1982                593

 NANTUCKET, MA
   The Maury People(3) ...............       1969              1,200

 GULF SHORES, AL
   Plantation Resort .................       1985                378

                                                    DATE
                                               FOUNDED (1)     TOTAL UNITS (2)
                                               -------------   ----------------
 SANIBEL AND CAPTIVA ISLANDS, FL
   Priscilla Murphy Realty .................       1955                825

 ST. SIMONS ISLAND, GA
   Trupp-Hodnett Enterprises ...............       1987                417

MOUNTAIN RESORTS

 BRECKENRIDGE, CO
   Collection of Fine Properties ...........       1985                369

 ASPEN, CO
   Houston and O'Leary(3) ..................       1986                130

 PARK CITY, UT
   Resort Property Management ..............       1978                324

 TELLURIDE, CO
   Telluride Resort Accommodations .........       1985                432

 WHISTLER, BRITISH COLUMBIA
   Whistler Chalets ........................       1986                444
   Whistler Exclusive ......................       1990                 46

    Total ..................................                        13,055 (2)
                                                                    ======

----------
(1)  Includes predecessors.

(2)  Includes  1,545  hotel rooms at Aston  Hotels & Resorts,  33 hotel rooms at
     Collection  of  Fine  Properties  and  74  hotel  rooms  at   Trupp-Hodnett
     Enterprises.

(3) Houston and O'Leary and The Maury People are the only Founding Companies which have non-exclusive rental agreements for their rental properties.


SERVICES OFFERED


     SERVICES OFFERED TO VACATIONERS. The Company provides services to vacationers during all stages of the rental transaction from the selection and reservation of a condominium or home to the vacationers' arrival and throughout their stay. To make the selection and reservation process as simple and convenient as possible, the Company currently provides vacationers with catalogs containing color photographs and descriptions of available condominiums or homes, and reservations are taken over the phone by reservation agents at each of its resort communities who are familiar with the specific condominiums and homes available. Many of the Operating Companies use a rating system to ensure that vacationers' expectations are met by the condominium or home selected and several of the Operating Companies also have world wide web sites where vacationers can obtain price and availability information.


     For the vacationers' arrival, the Company offers conveniently located check-in and check-out locations, many of which are located on-site at the front desk of the Company's condominium properties. Off-site check-in locations are typically conveniently located and easily accessible in their respective resort communities. In most destination resort communities, the Company maintains more than one conveniently located check-in facility. During their stay, vacationers at most locations are offered frequent cleaning and housekeeping services and access to emergency contact and maintenance personnel. In most locations, the Company offers more specialized "concierge" services such as bicycle and ski equipment rentals, ski lift tickets sales, shuttles to ski areas, golf tee times and restaurant reservations. The Company typically receives a fee for the provision of such services.

     SERVICES OFFERED TO CONDOMINIUM AND HOME OWNERS. The Company provides condominium and home owners a wide range of high-quality vacation rental and property management services designed to meet their broad real estate needs. In most markets, the Company will assume complete responsibility for the condominium or home, including marketing, renting and maintaining the specific property as well as providing security and managing the common properties and homeowners'
association. The Company currently engages in extensive marketing activities, including direct catalog mailings to prior and prospective vacationers and direct solicitations of travel agents, wholesalers and package tour operators. The Company also handles all interaction with vacationers, including accepting rental payments and security deposits, operating check-in and check-out locations and offering linen, housekeeping and other services. Property owners are paid rental income each month for rental activity in the preceding month and are given a concise, timely and accurate monthly statement which details the rental activity and management of their condominiums and homes.

     Property maintenance services are provided by both Company employees and third party independent contractors. Services are either regularly scheduled, or provided on an "as needed" basis, depending on the service and the location. In most markets, after each annual or semi-annual inspection, the Company makes recommendations to property owners for maintenance, refurbishments and renovations necessary to maintain the quality of their condominiums and homes. In several of its destination resort markets, the Company provides professional interior design and refurbishment services to property owners to assist with the upkeep and appearance of their condominiums and homes. The Company includes routine maintenance services, such as replacing light bulbs or broken china, as part of an all inclusive commission structure in certain locations. In other markets, the Company collects fees from property owners for maintenance services through service and maintenance agreements and fee for service arrangements.


     For owners desiring to sell their vacation condominium or home, many of the Operating Companies provide traditional real estate brokerage services, including listing and showing the property. In 1997, net real estate sales commissions represented approximately 11% of combined revenues. The relative amount of such revenue varies by Operating Company but is more significant in those markets where the Company primarily offers free-standing homes, rather than condominiums, such as Aspen and Nantucket. The Company believes that the provision of real estate brokerage services provides it with a competitive advantage in identifying and securing properties for its rental management services and allowing it to meet all of the needs of vacation property owners.


MARKETING


     The marketing efforts of traditional vacation rental and property management companies, including the Operating Companies, are primarily through word of mouth referrals from satisfied customers (both vacationers and property owners), print advertising primarily in local newspapers and regional magazines and direct mail solicitations and catalogs sent to prior customers. Potential customers call as a result of a referral or in response to an advertisement or other promotion and are assisted by reservation agents in selecting the appropriate vacation property and making the reservation. In addition to these efforts, several of the Operating Companies also market their rental inventories to travel agents, tour package operators and other travel providers. Tour package operators typically combine transportation to a destination resort with the Company's vacation condominiums and homes and a car rental. Tour packages are distributed almost exclusively through travel agents. The Company markets to travel agents and package tour operators primarily through advertisements in trade publications, such as the Hotel and Travel Index, and attendance at national and regional travel industry trade shows. Several of the Founding Companies also have sites on the world wide web that are actively updated to increase the probability of meeting vacationers' search criteria for lodging in their destination resort communities. Vacation rentals for those companies attributable to initial contacts through their web sites have increased significantly over the past three years. The Company estimates that combined revenues for 1997 were derived 63% from traditional direct marketing, 21% from package tour operators and wholesalers, 13% from travel agents and 3% from world wide web inquiries.

     The Company believes that a national marketing campaign should increase the effectiveness of the Founding Companies and companies to be acquired in the future, and expand the universe of potential customers for each resort location in which the Company operates. The Company plans to leverage the reputations of the Operating Companies to establish a nationally recognized high quality brand. The extensive databases regarding previous and potential vacationers maintained by the

Operating Companies will be used to aggressively cross-sell vacation opportunities in other destination resorts through direct solicitations. Similar condominiums and homes and services in other leading markets will be offered to customers of each Operating Company.

     The Company also intends to capitalize on its extensive market presence and increase its use of the world wide web, travel agents and the print media. The Company plans to leverage the technology and expertise of First Resort to create a central reservations system easily accessible on the world wide web which vacationers ultimately can use to view photographs and detailed floor plans of the condominiums and homes, and make reservations and payments. The Company also believes that its extensive selection of vacation condominiums and homes will make it an attractive partner to travel agents, tour package operators and other travel providers. These relationships should be a significant source of new customers and, in particular, will be a valuable marketing channel for off-peak seasons. Lastly, the Company plans to focus greater marketing efforts on European and other international travelers through a more extensive use of international print media, wholesalers and packaged tour companies.


TECHNOLOGY


     First Resort, one of the Founding Companies, is a leading provider of integrated management, reservations and accounting software for the vacation rental and property management industry. Ten of the Operating Companies and over 700 other vacation rental and property management companies use First Resort's software programs. First Resort's software programs were developed to overcome problems encountered by rental property managers in attempting to utilize software programs developed for the hotel industry. First Resort's basic software allows vacation rental and property management companies to automate and computerize their reservations, billings, rental management and accounting tasks. Vacation rental and property management companies can use the software to generate current rates on individual condominiums and homes and call up specific descriptions of those condominiums and homes for potential customers. The software also allows companies to generate monthly revenue reports for property owners and to coordinate maintenance and housekeeping schedules. First Resort also offers additional modules and interfaces, including a work order generator, activities management system, credit card interface and world wide web enabled reservations. While the Company plans to use First Resort's resources and expertise to enhance the technological capabilities of the other Operating Companies, First Resort will continue to market its software products to independent vacation rental and property management companies and provide service and technical support.

     The Company intends to rely extensively on the products and management expertise of First Resort to implement its technology strategy. Management believes that investment in technology will be critical in building a national, branded vacation rental and property management company for premier destination resorts and will be a significant competitive advantage in the future. The Company plans to utilize First Resort software to implement a central reservations system with world wide web functionality to allow vacationers to make their rental arrangements at any of the Company's properties. First Resort also is developing a JAVA Client/Server based graphical reservations application that will allow users of its software to completely integrate their reservations systems with the world wide web, as well as a JAVA Client/Server based version of all of its existing software applications. First Resort's software also will allow the Company to quickly link the Operating Companies' and future acquired companies' databases. The Company intends to develop proprietary data mining tools in order to enhance its cross-selling and direct marketing efforts.


COMPETITION

     The vacation rental and property management industry is highly competitive and has low barriers to entry. The industry has two distinct customer groups: vacation property renters and vacation property owners. The Company believes that the principal competitive factors in attracting vacation property renters are: (i) market share and visibility; (ii) quality, cost and breadth of services and properties provided; and (iii) long-term customer relationships. The principal competitive factors in attracting vacation property owners are: (i) the ability to generate higher rental income and (ii) comprehensive management services at competitive prices. The Company competes for vacationers and property owners primarily with approximately 3,000 owner-operated companies that typically operate in a limited geographic area. Some of the Company's competitors are affiliated with the owners or operators of resorts in which such competitor provides its services. Certain of these smaller competitors may have lower overhead cost structures and may be able to provide their services at lower rates.


     The Company also competes for vacationers with large hotel and resort companies. Many of these competitor companies have greater financial resources than the Company enabling them to finance acquisition and development opportunities, to pay higher prices for the same opportunities or to develop and support their own operations. In addition, many of these companies can offer vacationers services not provided by vacation rental and property management companies, and they may have greater name recognition among vacationers. These companies might be willing to sacrifice profitability to capture a greater portion of the market for vacationers or pay higher prices than the Company for the same acquisition opportunities. Consequently, the Company may encounter significant competition in its efforts to achieve its internal and acquisition growth objectives as well as its operating strategies focused on increasing the profitability of the Operating Companies and subsequently acquired companies.


EMPLOYEES


     The Company had approximately 2200 employees as of September 30, 1998. The Company relies significantly on temporary employees to meet peak season demands. In the course of performing service and maintenance work, the Company also utilizes the services of independent contractors. The Company believes its relationships with its employees and independent contractors are good.


LEGAL PROCEEDINGS

     The Company is involved in various legal actions arising in the ordinary course of business. The Company believes that none of these actions will have a material adverse effect on its business, financial condition or results of operations.

FACILITIES


     As of September 30, 1998, the Company had 91 properties, consisting principally of offices, maintenance, laundry and storage facilities, 76 of which are leased and 15 of which are owned. Some of the facilities operated by the Company are leased from related parties. See "Certain Transactions -- Leases of Facilities."


GOVERNMENTAL REGULATION

     The Company's operations are subject to various federal, state and local laws and regulations, including (i) licensing requirements applicable to real estate operations and (ii) laws and regulations relating to consumer protection. On a federal level, the Federal Trade Commission has taken the most active regulatory role through the Federal Trade Commission Act, which prohibits unfair or deceptive acts or competition in interstate commerce. Other federal legislation to which the Company is or may be subject includes the Real Estate Settlement Procedures Act, the Fair Debt Collection Practices Act, the Interstate Land Sales Full Disclosure Act, Telephone Consumer Protection Act, Telemarketing and Consumer Fraud and Abuse Prevention Act, Fair Housing Act, Americans With Disabilities Act and the Civil Rights Acts of 1964 and 1968. Many state and local regulations governing real estate services require permits and licenses to be held by individuals. In some cases, a required permit or license held by a single individual may be sufficient to authorize specified activities for all the Company's employees who work in the state or county that issued the permit or license. In addition, certain international laws and regulations may also be applicable to the Company's international operations. The Company believes that it is in material compliance with all federal, state, local and foreign laws and regulations to which it is currently subject.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the Company's directors, executive officers and certain key employees.


               NAME                  AGE                          POSITION
---------------------------------   -----   ----------------------------------------------------
David C. Sullivan ...............    58     Chairman and Chief Executive Officer, Director
David L. Levine .................    50     President and Chief Operating Officer, Director
Jeffery M. Jarvis ...............    42     Senior Vice President and Chief Financial Officer
W. Michael Murphy ...............    52     Senior Vice President, Development
Jules S. Sowder .................    42     Senior Vice President, Marketing
John K. Lines ...................    39     Senior Vice President, General Counsel and
                                            Secretary
Frederick L. Farmer .............    48     Senior Vice President and Chief Information Officer
Luis Alonso .....................    34     CEO-Collection of Fine Properties; Director
William W. Abbott, Jr. ..........    52     Director
Douglas R. Brindley .............    41     President-Brindley & Brindley; Director
Paul T. Dobson ..................    43     Vice President-Maui Condominium and Home;
                                            Director
Sharon Benson Doucette ..........    60     President-The Maury People; Director
Evan H. Gull ....................    52     Vice President-First Resort; Director
Heidi O'Leary Houston ...........    45     President-Houston and O'Leary; Director
Daniel L. Meehan ................    49     President-Resort Property Management; Director
J. Patrick McCurdy ..............    51     President-Whistler Chalets; Director
Andre S. Tatibouet .............    57     CEO-Aston Hotels & Resorts; Director
Hans F. Trupp ...................    58     Chairman-Trupp-Hodnett Enterprises; Director
Park Brady ......................    51     Director
Joshua M. Freeman ...............    34     Director
Charles O. Howey ................    70     Director
Michael D. Rose .................    56     Director
Joseph V. Vittoria ..............    63     Director
Theodore L. Weise ...............    54     Director
Elan J. Blutinger ...............    43     Director
D. Fraser Bullock ...............    43     Director
Leonard A. Potter ...............    36     Advisory Director


     DAVID C. SULLIVAN became the Chairman and Chief Executive Officer and a director of the Company in May 1998. From April 1995 to December 1997, Mr. Sullivan was the Executive Vice President and Chief Operating Officer, and a director, of Promus Hotel Corporation, a publicly traded hotel franchisor, manager and owner of hotels whose brands include Hampton Inn, Homewood Suites and Embassy Suites. From 1993 to 1995, Mr. Sullivan was the Executive Vice
President and Chief Operation Officer of the Hotel Division of The Promus Companies Incorporated ("PCI"). He was the Senior Vice President of Development and Operations of the Hampton Inn/Homewood Suites Hotel Division of PCI from 1991 to 1993. From 1990 to 1991, Mr. Sullivan was the Vice President of Development of the Hampton Inn Hotel Division of PCI.

     DAVID L. LEVINE became the President and Chief Operating Officer and a director of the Company in May 1998. Mr. Levine was President and Chief Operating Officer of Equity Inns, Inc., a real estate investment trust that specializes in hotel acquisitions, from June 1994 to April 1998. Mr.

Levine was also President and Chief Operations Officer of Trust Management Inc., which operated Equity Inns properties, from June 1994 until November 1996. Prior to that, he was President of North American Hospitality, Inc., a hotel management and consulting company, which he formed in 1985.

     JEFFERY M. JARVIS became Senior Vice President and Chief Financial Officer of the Company in May 1998. From April 1995 to January 1998, Mr. Jarvis was the Vice President, Controller and Principal Accounting Officer of Promus Hotel Corporation. From September 1994 to April 1995, Mr. Jarvis was the Director of Special Projects for PCI. He was the Director of Finance of Harrah's St. Louis Riverport from June 1994 to September 1994, and was the Assistant Controller of PCI from 1992 to 1994. From 1979 to 1992, Mr. Jarvis was a Senior Audit Manager of Arthur Andersen LLP.

     W. MICHAEL MURPHY became the Senior Vice President of Development of the Company in May 1998. Mr. Murphy was President of Footprints International, a company involved in the planning of resort properties in the Bahamas, from 1996 to 1997. From 1994 to 1996, he was a Senior Managing Director of Geller & Co., a Chicago-based hotel advisory and asset management firm. Prior to joining Geller & Co. he acted as a hotel consultant from 1992 to 1994. Mr. Murphy was a founding partner of the hotel investment firm of Moeckel Murphy (1990-1992) and a founding general partner of Metric Partners (1981-1990), a real estate investment company that was a joint venture between the partners of The Fox Group and Metropolitan Life Insurance Company. Prior to that time, he was the Director of Real Estate for Holiday Inns, Inc. from 1973 to 1981.

     JULES S. SOWDER became the Senior Vice President of Marketing of the Company in May 1998. Ms. Sowder was Vice President of Marketing for Promus Hotel Corporation from 1995 to January 1998. From 1993 to 1995, she served as the Vice President of Marketing for the Hampton Inn division of Promus Hotel Corporation. She served as Director of Marketing for the Hampton Inn division from 1990 to 1993. Ms. Sowder has been recognized by Travel Agent Magazine as one of the Top 10 most successful women in the hotel industry.

     JOHN K. LINES became Senior Vice President, General Counsel and Secretary of the Company in May 1998. Mr. Lines was General Counsel and Secretary of Insignia Financial Group, Inc., a fully integrated real estate services company from 1994 until March 1998. He also served as Vice President and Secretary of Insignia Properties Trust from 1996 until March 1998. From May 1993 until June 1994, Mr. Lines was employed as Assistant General Counsel and Vice President of Ocwen Financial Corporation, a unitary thrift holding company. From October 1991 until April 1993, Mr. Lines was employed as Senior Attorney of Banc One Corporation in Columbus, Ohio.

     FREDERICK L. FARMER became Senior Vice President and Chief Information Officer of the Company in May 1998. Mr. Farmer was Senior Vice President for Internet and Desktop Services of Marriott International from November 1996 to April 1998. He also served as Vice President of Data Resources & Services for Marriott International from March 1992 to November 1996.


     WILLIAM W. ABBOTT, JR. became a director of the Company in October 1998. Mr. Abbott has served as Vice Chairman of Abbott Resorts since March 1997. He served as President and Chairman of the Board of Abbott Resorts from 1976 to March 1997. Mr. Abbott also is a director of Regions Bank of Florida.


     LUIS ALONSO became a director of the Company in May 1998. Mr. Alonso has served as the Chief Executive Officer and President of Collection of Fine
Properties since January 1995, when Tyra Management Company and two other management companies merged into the newly formed Collection of Fine Properties. Mr. Alonso was the President of Tyra Management Company from 1985 until the merger. Mr. Alonso is a member of the Breckenridge Town Council and is Vice Chairman of the Breckenridge Central Reservation Board.

     DOUGLAS R. BRINDLEY became a director of the Company in May 1998. Mr. Brindley and his wife, Betty Shotton Brindley, are co-founders of both B&B On The Beach, Inc. and Brindley & Brindley Realty & Development, Inc. Mr. Brindley is a director and President of both companies.

     PAUL T. DOBSON became a director of the Company in May 1998. Mr. Dobson is a co-founder of Maui Condominium and Home and has served as the company's Vice President since 1991. Mr. Dobson is the current President of the Vacation Rental Managers Association, a trade organization representing over 300 vacation rental and property management companies in North America.


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     SHARON BENSON  DOUCETTE  became a director of the Company in May 1998.  Ms.
Doucette has been the President and/or Treasurer of The Maury People since its incorporation in 1990. Prior to that time, Ms. Doucette was a partner in and subsequently the sole proprietor of a predecessor real estate company, beginning in the late 1970's.

     EVAN H. GULL became a director of the Company in May 1998. Mr. Gull is a co-founder of First Resort and is currently a director and the Vice President of Software Development, a position he has held since April 1995. Mr. Gull was the Chief Operating Officer of the company from 1993 to 1995. He also served as the Department Manager for Sales and Administration during that same time period. He is the principal developer of First Resort's software products.

     HEIDI O'LEARY HOUSTON became a director of the Company in May 1998. Ms. Houston formed Houston and O'Leary in 1986 and has served as President and principal broker since the company's formation.

     DANIEL L. MEEHAN became a director of the Company in May 1998. Mr. Meehan is the co-founder and has served as President of Resort Property Management since 1982. Mr. Meehan has over 23 years of experience in the property management industry, the last 19 of them in Park City.

     J. PATRICK MCCURDY became a director of the Company in May 1998. Mr. McCurdy has served as the President and Secretary of Whistler Chalets, since he founded the company in 1986. Mr. McCurdy is a director and a former Vice-President of the Vacation Rental Managers Association.

     ANDRE S. TATIBOUET became a director of the Company in May 1998. Mr. Tatibouet has been the Chairman and Chief Executive Officer of Aston Hotels & Resorts since 1967. Mr. Tatibouet is a director of the Hawaii Hotel Association, a director and former president of the Hawaii Visitors Bureau, and a director of the American Hotel & Motel Association.

     HANS F. TRUPP became a director of the Company in May 1998. Mr. Trupp has served as the Chairman of Trupp-Hodnett Enterprises since 1987. He was also Chairman of Trupp-McGinty Realty, Inc. from 1984 to 1987 and Trupp McGinty Realtors/Insurers, which was formed in 1978.

     PARK BRADY became a director of the Company in May 1998. Mr. Brady is a founder of Telluride Resort Accommodations, and has served as the President and a director of the company since June 1997. He has served as Director of Sales and Marketing for Telluride Resort Accommodations from 1989 to 1994, and as General Manager from 1987 to 1989. From 1994 to 1997, Mr. Brady developed real estate projects in the Telluride area. Mr. Brady is a former member of the Telluride Town Council and is also former Chairman of the Telluride Chamber Resort Association.

     JOSHUA M. FREEMAN became a director of the Company in May 1998. Mr. Freeman has served since 1996 as President and Managing Member of Coastal
Resorts Realty L.L.C. and as President and a director of Coastal Resorts Management, Inc. Mr. Freeman has served as the President and Chief Operating
Officer of Carl M. Freeman Associates, Inc., a real estate development and management company, since 1992.

     CHARLES O. HOWEY became a director of the Company in May 1998. Mr. Howey has served as Chairman of Priscilla Murphy Realty since January 1997. Mr. Howey has also been President of C.O. Management Services, a regional property management company, since the 1950's. He is the founder and past president of Howey & Associates, Inc., an independent insurance agency.

     MICHAEL D. ROSE became a director of the Company in May 1998. Mr. Rose served as Chairman of the Board of Promus Hotel Corporation from April 1995 to December 1997. From June 1995 to December 1996, he was Chairman of the Board of Harrah's Entertainment, Inc. Prior to that, Mr. Rose served as Chairman of the Board (1989-1995) and Chief Executive Officer and President (1989-1991) of The Promus Companies, Inc. and Chairman of the Board (1984-1990) and President and Chief Executive Officer (1988-1990) of Holiday Corporation. Mr. Rose is also a director of Ashland, Inc., Darden Restaurants, Inc., First Tennessee National Corporation, General Mills, Inc., Promus Hotel Corporation and Stein Mart, Inc.


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     JOSEPH  V.  VITTORIA  became  a  director  of  the Company in May 1998. Mr.
Vittoria has been the Chairman and Chief Executive Officer of Travel Services International, Inc., a leading single source distributor of specialized leisure travel services, since July 1997. From September 1987 to February 1997 Mr. Vittoria was the Chairman and Chief Executive Officer of Avis, Inc., a multinational auto rental company. Mr. Vittoria serves on the Board of Directors of Carey International, Inc., CD Radio, Inc. Transmedia Europe, Transmedia Asia and various non-profit associations.

     THEODORE L. WEISE became a director of the Company in May 1998. Since February 1998, Mr. Weise has been the President and Chief Executive Officer of Federal Express Corporation, the world's largest transportation company. He was previously Executive Vice President and Chief Operating Officer of Federal Express Corporation from February 1996 to January 1998. From August 1991 to February 1996 he served as Senior Vice President of Air Operations.

     ELAN J. BLUTINGER has been a director of the Company since its formation in September 1997. He is a co-founder and Managing Director of Alpine Consolidated II, LLC, a consolidator of highly fragmented businesses. He was a co-founder of Travel Services International, Inc. and is currently a director of the company and Chairman of its Compensation Committee. From 1996 until December 1997, he was a co-founder and Managing Director of Alpine Consolidated LLC. From 1987 until its acquisition in 1995, he was the Chief Executive Officer of Shoppers Express, which became "OnCart" in 1997, an electronic retailing service in the grocery industry, and served as a director until December 1997. From 1983 until its acquisition in 1986 by IDI, Mr. Blutinger was Chief Executive Officer of DSI, a pioneer in wholesale software distribution. Mr. Blutinger is an investor in Capstone Partners, LLC.

     D. FRASER BULLOCK has been a director of the Company since its formation in September 1997. Mr. Bullock is a Managing Director of Alpine Consolidated II, LLC. He was a co-founder of Travel Services International, Inc. and is currently a director of the company and Chairman of its Audit Committee. From its inception in 1994 to 1996, he was the President and Chief Operating Officer of VISA Interactive, a wholly-owned subsidiary of VISA International. In 1993, Mr. Bullock became the President and Chief Operating Officer of U.S. Order, Inc., a provider of remote electronic transaction processing, until it was acquired by VISA International in 1994. From 1991 to 1992, Mr. Bullock was the Senior Vice President of U.S. Order, Inc. From 1986 to 1991, he was the Chief Financial Officer and Executive Vice President of World Corp., Inc., a holding company with various operating subsidiaries including World Airways, Inc. Mr. Bullock was a founding partner of Bain Capital, a Manager of Bain and Company, and a founder of MediVision, Inc., a consolidation of eye surgery centers.

     LEONARD A. POTTER served as a director of the Company from its formation in September 1997 until May 26, 1998. After the consummation of the initial public offering, he became an Advisory Director to the Board. Mr. Potter is a co-founder and Managing Director of Capstone Partners, LLC, a venture firm specializing in consolidation transactions. He was a co-founder of Travel Services International, Inc. and is currently an advisory director to its board of directors. Capstone Partners, LLC was a co-sponsor of Staffmark, Inc., a consolidation of six staffing service companies in September 1996 with a simultaneous initial public offering. Prior to forming Capstone Partners, LLC in April 1996, Mr. Potter was an attorney at Morgan, Lewis & Bockius LLP for more than five years practicing in the areas of mergers and acquisitions and securities law. While at Morgan, Lewis & Bockius he represented a number of public companies in connection with their creation and subsequent implementation of consolidation strategies similar to the Company's, including U.S. Office Products, F.Y.I., Inc. and Cotelligent Group.


BOARD OF DIRECTORS

     BOARD  COMMITTEES.  The  Board  of  Directors  has established an Executive
Committee, an Audit Committee, a Compensation Committee and an Operations Committee. The Executive Committee consists of Messrs. Sullivan (Chairman),
Blutinger, Alonso, Freeman, Howey, Tatibouet, Rose, Trupp and Weise. The Executive Committee may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Company other than the power (i) to


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approve or adopt,  or to recommend  to the  stockholders,  any action  expressly required by Delaware law to be submitted to the stockholders for approval, including, the amendment of the Company's Certificate of Incorporation, the merger or consolidation of the Company, the sale, lease or exchange of substantially all the assets of the Company, the dissolution of the Company or the revocation of the Company's voluntary dissolution, and (ii) to adopt, amend or repeal any provision of the By-Laws of the Company.


     The Audit Committee consists of Messrs. Bullock (Chairman), Rose and Freeman. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and the results of the audit engagement, approves professional services provided by the independent public accountants and reviews recommendations regarding the Company's accounting methods and the adequacy of its systems of internal accounting controls.


     The Compensation Committee consists of Messrs. Blutinger (Chairman), Rose and Weise. The Compensation Committee determines compensation for the Company's management and key employees, administers the Company's Plan and makes recommendations to the Board of Directors with respect to the Company's compensation policies.

     The Operations Committee consists of Mr. Levine (Chairman), Mr. Farmer (Co-Chairman), Ms. Sowder (Co-Chairman), Ms. Doucett, Ms. Houston and Messrs. Brady, Brindley, Dobson, McCurdy and Meehan. The Operations Committee makes recommendations regarding integration of the Company's subsidiaries.


     DIRECTOR COMPENSATION. Directors who are also employees of the Company or one of its subsidiaries do not receive additional compensation for serving as directors. Each director who is not an employee of the Company or one of its subsidiaries receives $2,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting (unless held on the same day as a Board of Directors meeting). In addition, under the Company's 1998 Long-Term Incentive Plan, each non-employee director automatically receives an option to acquire 10,000 shares of Common Stock upon such person's initial election as a director and, subject to a certain exception, an annual option to acquire 5,000 shares at each annual meeting of the Company's stockholders thereafter at which such director is re-elected or remains a director. See "-- 1998 Long-Term Incentive Plan." Directors also are reimbursed for out-of-pocket expenses incurred in attending meetings of the Board of Directors or committees thereof, in their capacity as directors.


     The Advisory Director attends meetings of the Board of Directors, consults with officers and directors of the Company and provides guidance, but not direction, concerning management and operation of the Company's business. The Advisory Director is not a director of the Company and, accordingly, will not have a right to vote as a director.

     All officers serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION; EMPLOYMENT AGREEMENTS; COVENANTS-NOT-TO-COMPETE

     The Company was incorporated in September 1997, conducted no operations and generated no revenues until May 26, 1998, and did not compensate any of its executive officers for services rendered in 1997. The Company anticipates that during 1998 its most highly compensated executive officers will be Messrs. Sullivan, Levine, Jarvis, Murphy, Farmer, Lines and Ms. Sowder. The Company granted Messrs. Sullivan, Levine, Jarvis, Murphy, Farmer, Lines and Ms. Sowder options to purchase 100,000, 75,000, 50,000, 50,000, 75,000, 25,000 and 25,000
shares of Common Stock, respectively, at the initial public offering price of $11.00 per share. These options will vest in equal installments on each of the four anniversaries of the date of the consummation of the initial public offering.

     Messrs. Sullivan, Levine, Jarvis, Murphy, Farmer, Lines and Ms. Sowder have entered into employment agreements with the Company, effective May 26, 1998, providing for annual base salaries of $200,000, $162,500, $150,000, $150,000, $125,000, $125,000 and $125,000, respectively. Each of these


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agreements  are for a term of three years (the  "Initial  Term").  In  addition,
certain  executive   officers  of  the  Operating   Companies,   including  each
representative of the Operating Companies serving as a director of the Company, other than Messrs. Brady, Freeman and Howey, have entered into employment agreements for an Initial Term of three years. Unless terminated or not renewed by the Company or the employee, the term will continue after the Initial Term on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement contains a covenant not to compete (the "Covenant") with the Company for a period of two years immediately following termination of employment or, in the case of a termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment. Under the Covenant, the executive officer
generally  is  prohibited   from:  (i)  engaging  in  any  hotel  management  or
non-commercial   property  management,   rental  or  sales  business  in  direct
competition with the Company within defined geographic areas in which the Company or its subsidiaries does business; (ii) enticing a managerial employee of the Company away from the Company; (iii) calling upon any person or entity which is, or has been, within one year prior to the date of termination, a customer of the Company; or (iv) calling upon a prospective acquisition candidate which the employee knew was approached or analyzed by the Company, for the purpose of acquiring the entity. The Covenant may be enforced by injunctions or restraining orders and shall be construed in accordance with the changing location of the Company.


     Each of these employment agreements provides that, in the event of a termination of employment by the Company without cause during the Initial Term the employee will be entitled to receive from the Company an amount equal to his or her then current salary for the remainder of the Initial Term or for one year, whichever is greater. In the event of a termination of employment without cause after the Initial Term of the employment agreement, the employee will be entitled to receive an amount equal to his or her then current salary for one year. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control and the successor's intent to be bound by such employment agreement, the employee may elect to terminate his or her employment and receive in one lump sum three times the amount he or she would receive pursuant to a termination without cause during the Initial Term. The employment agreements also state, that in the event of a termination without cause by the Company or a change in control, the employee may elect to waive the right to receive severance compensation and, in such event, the noncompetition provisions of the employment agreement will not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his or her employment agreement and receive in one lump sum two times the amount he or she would receive pursuant to a termination without cause during the Initial Term. In such an event, the noncompetition provisions of the employment agreement would apply for two years from the effective date of termination.

     Each Agreement and Plan of Organization also contains a covenant prohibiting the former owners of the Founding Companies from competing with the Company for a period of three years beginning May 26, 1998. These noncompetition provisions will not apply with respect to a former owner of a Founding Company who has entered into an employment agreement with the Company in the event the former owner is terminated without cause and elects to waive the right to receive severance compensation.


1998 LONG-TERM INCENTIVE PLAN

     No stock options were granted to, or exercised by or held by any executive officer in 1997. In March 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide a means by which the Company can attract and retain executive officers, employee directors, other key employees, non-employee and advisory directors and consultants of and other service providers to the Company and its subsidiaries and to compensate such persons in a way that provides additional incentives and enables such persons to acquire or increase a proprietary interest in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs"); (iii) restricted or


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deferred stock; (iv) dividend  equivalents;  (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; (vi) non-employee directors' deferred shares; and (vii) other awards the value of which is based in whole or in part upon the value of the Common Stock.


     The Plan is administered by a committee (the "Committee"), which currently is the Compensation Committee of the Board of Directors, except that the Board of Directors will itself perform the Committee's functions under the Plan for purposes of grants of awards to non-employee directors, and may perform any other function of the Committee as well. The Committee generally is empowered to select the individuals who will receive awards and the terms and conditions of those awards, including exercise prices for options and other exercisable awards, vesting and forfeiture conditions (if any), performance conditions, the extent to which awards may be transferable and periods during which awards will remain outstanding. Awards may be settled in cash, shares, other awards or other property, as determined by the Committee.

     The Company has reserved 2,020,268 shares of Common Stock for use in connection with the Plan. The maximum number of shares of Common Stock that may be subject to outstanding awards under the Plan will not exceed 12% of the aggregate number of shares of Common Stock outstanding, minus the number of shares previously issued pursuant to awards granted under the Plan. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.


     The Plan provides for: (i) the automatic grant to each non-employee director and advisory director (a "Non-Employee Director") serving at the commencement of the initial public offering of an option to purchase 10,000 shares; and thereafter (ii) the automatic grant to each Non-Employee Director of an option to purchase 10,000 shares upon such person's initial election as a director or appointment as an advisory director. In addition, the Plan provides for an automatic annual grant to each Non-Employee Director of an option to purchase 5,000 shares at each annual meeting of stockholders following the initial public offering; provided, however, that if the first annual meeting of stockholders following a person's initial election as a non-employee director or appointment by the Board as an advisory director is within three months of the date of such election or appointment, such person will not be granted an option to purchase 5,000 shares of Common Stock at such annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. Options granted under the Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director or advisory director, and options will be immediately exercisable. In addition, the Plan permits Non-Employee Directors to elect to receive, in lieu of cash directors' fees, shares, or credits representing "deferred shares" that may be settled at future dates, as elected by the Non-Employee Directors. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees. At the commencement of the initial public offering, the Non-Employee Directors were Messrs. Blutinger, Brady, Bullock, Freeman, Howey, Potter, Rose, Vittoria and Weise.

     The Plan will remain in effect until terminated by the Board of Directors. The Plan may be amended by the Board of Directors without the consent of the stockholders of the Company, except that any amendment, although effective when made, will be subject to stockholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. The number of shares reserved or deliverable under the Plan, the annual per-participant limits, the number of shares subject to options automatically granted to non-employee directors and the number of shares subject to outstanding awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events.

     In connection with the initial public offering, options in the form of NQSOs to purchase a total of 435,000 shares of Common Stock of the Company were granted to management of the Company, including 100,000 shares to Mr. Sullivan, 75,000 shares to Mr. Levine, 50,000 shares to Mr. Jarvis, 50,000 shares to Mr. Murphy, 75,000 shares to Mr. Farmer, 25,000 shares to Ms. Sowder, 25,000


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




shares to Mr. Lines, an aggregate of 250,000 shares to Alpine Consolidated II, LLC and Capstone Partners, LLC and an aggregate of 920,000 shares to the employees of the Company and the Founding Companies. Each of the foregoing option grants has an exercise price equal to the initial public offering price per share, and vests as to 25% each on the date that is 12 months, 24 months, 36 months and 48 months after the closing of the initial public offering. Unvested options generally will be forfeited upon a termination of employment that is voluntary by the participant. Upon a change of control of the Company (as defined in the Plan), vesting will be accelerated. The options generally will expire on the earlier of 10 years after the date of grant or three months after termination of employment (immediately in the event of a termination for cause), unless otherwise determined by the Committee.

     Additional options to purchase 1,000 shares of Common Stock were granted at fair market value at the date of grant in connection with the acquisition of Whistler Exclusive Properties. The remaining key terms of these options are identical to those contained in the options granted to the employees of the Founding Companies. ResortQuest is committed to issue additional options to purchase shares of Common Stock in connection with the acquisitions of Abbott Resorts and Plantation Resort equal to 3% of the purchase price for such acquisitions divided by the market price of the Common Stock on the date the options are issued.





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                             CERTAIN TRANSACTIONS


ORGANIZATION OF THE COMPANY


     RQI was formed in September 1997. RQI was initially capitalized by Alpine Consolidated II, LLC, of which Elan J. Blutinger and D. Fraser Bullock, each a Director of the Company, are Managing Directors, and Capstone Partners, LLC, of which Leonard A. Potter, an Advisory Director of the Company, is a Managing Director. As a result of an 8,834.76-for-one stock split effected in the form of a stock dividend on March 9, 1998, the 293.9481 shares of Common Stock initially issued to Alpine Consolidated II, LLC and Capstone Parnters, LLC aggregated 2,596,961 shares on the closing of the initial public offering.


     In January and February of 1998, the Company issued a total of 518,369 shares of Common Stock (post-split) at $.01 (pre-split) per share to the following directors and members of management: Mr. Sullivan -- 289,202 shares, Mr. Levine -- 40,000 shares, Mr. Jarvis -- 40,000 shares, Mr. Murphy -- 40,000 shares, Ms. Sowder -- 25,000 shares, Mr. Lines -- 25,000 shares, Mr. Farmer -- 25,000 shares, Mr. Dobson -- 2,000 shares, Mr. Brindley -- 1,167 shares and Allen Williams -- 31,000 shares. In November and December of 1997 the Company issued 19,300 shares (post-split) of Common Stock at $.01 per share (pre-split) to certain consultants to the Company during the same period, none of whom was or is an affiliate of the Company. The aggregate cash consideration received by the Company for these shares was $0.61.


     Prior to the consummation of the initial public offering, VPI Funding, LLC ("VPIF"), a Delaware limited liability company, extended loans to RQI from time to time in an amount equal to the legal, accounting and other transactional costs, expenses and disbursements incurred by RQI in connection with the Combinations and the initial public offering. The member managers of VPIF are Alpine Consolidated II, LLC and Capstone Partners, LLC. VPIF was repaid, without interest, by the Company from the gross proceeds of the initial public offering. Such loans aggregated $1.2 million.

     The aggregate  consideration  paid by RQI in the Combinations  consisted of
(i) approximately $54.9 million in cash and (ii) 6,119,656 shares of Common Stock. The Company also assumed an aggregate of approximately $5.7 million of indebtedness of the Founding Companies in connection with the Combinations. The consideration paid for each of the Founding Companies was determined through arm's-length negotiations between RQI and representatives of each Founding Company. The factors considered by the Company in determining the consideration to be paid included, among others, the historical operating results, the net worth, the amount and type of indebtedness and the future prospects of the Founding Companies. Each Founding Company was represented by independent counsel in the negotiation of the terms and conditions of the Combinations.

     The aggregate total consideration paid by RQI for each of the Founding Companies is as follows:


                                                                SHARES OF         DEBT
                 COMPANY                         CASH         COMMON STOCK       ASSUMED
-----------------------------------------   --------------   --------------   ------------
Aston Hotels & Resorts ..................    $29,500,000        1,708,333      $   30,000
Brindley & Brindley .....................      2,000,000          195,000          44,000
Coastal Resorts .........................             --          816,667              --
Collection of Fine Properties ...........      4,526,000          404,167         520,000
First Resort ............................      2,854,800          290,767              --
Houston and O'Leary .....................      2,470,000          248,167              --
Maui Condominium and Home ...............      1,620,086          166,667              --
The Maury People ........................      2,000,000          150,000              --
Priscilla Murphy Realty .................             --        1,144,036       4,892,000
Resort Property Management ..............      1,116,351          108,333         153,000
Telluride Resort Accommodations .........      3,013,762          125,103              --
Trupp-Hodnett Enterprises ...............      5,000,000          627,833              --
Whistler Chalets ........................        800,000          134,583          11,000
                                             -----------        ---------      ----------
                                             $54,900,999        6,119,656      $5,650,000
                                             ===========        =========      ==========

     The purchase price of certain of the Founding Companies may be increased by working capital adjustments based on cash and receivable balances at the closing of the Combinations of the respective Founding Companies as of May 31, 1998. In addition, net assets of approximately $5.1 million, including certain real estate which is currently leased or managed by the Company, certain non-operating assets and the assumption or retirement of certain liabilities, was excluded from the Combinations and retained by certain former stockholders of the Founding Companies. See "Certain Transactions -- Leases of Facilities" and "-- Management Agreements."

     Pursuant  to  the   agreements   entered  into  in   connection   with  the
Combinations, substantially all of the stockholders of the Founding Companies have agreed not to compete with the Company for three years, commencing on the date of closing of the initial public offering (until May 26, 2001).

     In connection with the Combinations, and as consideration for their ownership interests in the Founding Companies, certain executive officers, directors and holders of more than 5% of the outstanding shares of Common Stock of the Company, together with their spouses and trusts for the benefit of their immediate families, received, directly or indirectly, cash and shares of Common Stock of the Company as follows:

                                                                 SHARES OF
                                                CASH            COMMON STOCK
                                        --------------------   -------------
     Luis Alonso ....................      $  1,423,124            121,250
     Park Brady .....................           304,763             31,041
     Douglas R. Brindley ............         2,000,000            195,000
     Paul T. Dobson .................           810,043             83,334
     Sharon Benson Doucette .........         2,000,000            150,000
     Joshua M. Freeman ..............                --            803,519
     Evan H. Gull ...................         1,057,333             88,111
     Charles O. Howey ...............         1,907,880 (1)        446,174
     Heidi O'Leary Houston ..........         2,470,000            248,167
     Daniel L. Meehan ...............         1,200,000             98,333
     J. Patrick McCurdy .............           800,000            134,583
     Andre S. Tatibouet .............        20,930,000          1,708,333
     Hans F. Trupp ..................         1,000,000            386,692


----------
(1) Represents estimated amount of the pro rata portion of indebtedness of Priscilla Murphy Realty to be retired at the time of the Combinations.


     On September 30, 1998, the Company completed the acquisition of all of the outstanding stock of Abbott Resorts. Under the Stock Purchase Agreement by and among the Company, Abbott Resorts and its stockholders, the Company agreed to pay a total of $33.7 million comprised of shares of Company common stock and cash as well as assume certain indebtedness of Abbott Resorts. The aggregate consideration paid for Abbott Resorts consisted of $26.7 million in cash, 757,040 shares of Common Stock of the Company (valued at approximately $6.6 million based on the average of the closing prices of the Company's Common Stock for the ten trading days prior to the effective date of the Stock Purchase Agreement) and $6.9 million in debt assumed. At the Closing, Mr. Abbott received $6.1 million in cash and 115,308 shares of Common Stock in exchange for his interests in Abbott Resorts.

LEASES OF FACILITIES

     ABBOTT RESORTS. Abbott Resorts leases 9,350 square feet of office space in Destin, FL for the main office for its property management and real estate brokerage activities from SAVA Properties, a Florida general partnership which is 25.5% owned by William Abbott. The aggregate annual rent paid by Abbott Resorts is $112,200. Abbott Resorts leases approximately 3,706 square feet of indoor and outdoor space in Santa Rosa, Florida for its rental property management and real estate sales activities in the Santa Rosa and Grayton Beach, Florida areas. This space is leased pursuant to a 20-year lease with multiple options to renew from VAGAS Properties, a Florida general partnership which is 20% owned by William Abbott.

     Abbott Resorts leases 1,665 square feet of office space in Fort Walton Beach, Florida for real estate sales activities. This property is leased from A&A Partnership ("AAP"), a general partnership which is 50% owned by William Abbott, pursuant to the terms of a lease agreement which expires January 31, 2001. The aggregate annual rent paid by Abbott Resorts is $19,980. As part of such lease, Abbott Resorts also leases a two-bedroom apartment at such site, which is subleased to unaffiliated third parties. Abbott Resorts also leases 2,000 square feet of office space in Destin, Florida from AAP for use as its personnel office. The lease agreement expires August 31, 2001 and provides for aggregate annual rent of $22,596.


     ASTON HOTELS & RESORTS. Approximately 980 square feet of office space, which is part of a space leased by Aston Hotels & Resorts, is used by a former stockholder and the corporate secretary of Aston Hotels & Resorts. Mr. Tatibouet has agreed to assume responsibility for the approximately $33,000 annual rent allocable for this space to the extent and for the period it is used for non-business purposes and will either reimburse such amount to Aston Hotels & Resorts or will have the existing lease amended so that a new lease of space is issued for the minority stockholder and Aston Hotels & Resorts is released from any obligation with respect to such space.

     BRINDLEY & BRINDLEY. During 1995, 1996 and 1997, Brindley & Brindley leased office space and facilities for its property management and real estate brokerage activities from Douglas R. Brindley and his wife, Betty Shotton Brindley, pursuant to two oral agreements, each on a month-to-month basis. The aggregate annual rent paid by Brindley & Brindley to the Brindleys was $63,800, $70,800 and $103,500 in 1995, 1996 and 1997, respectively. Brindley & Brindley entered into two written lease agreements with the Brindleys for these facilities that commenced on January 1, 1998. The terms of these leases expire December 31, 2002, with options to extend for two 5-year periods at the end of the lease periods and provide for aggregate annual rental payments of approximately $133,500.

     COASTAL RESORTS. Coastal Resorts leases office space and facilities under three separate lease agreements from Carl M. Freeman Associates, Inc. ("CMFA"). Joshua M. Freeman is the President and a stockholder of CMFA, and his father is the controlling stockholder of CMFA. The aggregate annual rent paid by Coastal Resorts to CMFA under these leases was approximately $69,000 and $77,000 in 1996 and 1997, respectively. The leases terminate on December 31, 1998, December 31, 1999 and May 21, 2002.

     COLLECTION OF FINE PROPERTIES. Certain commercial space owned by Collection of Fine Properties was distributed to an entity or entities controlled by the stockholders thereof, including Luis Alonso, prior to the Combinations and then leased to the Company. The leases for such property provide for aggregate annual rentals of approximately $73,000.

     THE MAURY PEOPLE. It is presently contemplated that in early 1999, The Maury People will transfer its offices to new facilities owned by a trust of which Sharon Doucette is the primary beneficiary. The lease for the new facilities will begin in April 1999 and terminate on March 31, 2004, with one option to extend for an additional five years. The annual base rental payments on the lease will be $185,400 for the first year, and increase each year thereafter by the amount of increase, if any, in the Consumer Price Index, subject to a 6% annual ceiling on increases.

     PRISCILLA MURPHY REALTY. Priscilla Murphy Realty has leased office space and facilities since August 25, 1997, from trusts affiliated with Charles O. Howey, under three separate lease agreements. The aggregate rent paid in 1997 by Priscilla Murphy Realty to Mr. Howey's affiliated trusts under these lease agreements was approximately $45,000. Two of the leases terminate on June 30, 2001 and the remaining lease terminates on December 31, 2002. Priscilla Murphy Realty entered into a fourth lease with the same trusts on January 28, 1998, to rent an additional office property for an annual rent payment of $12,000. This lease also terminates on December 31, 2002.


     RESORT PROPERTY MANAGEMENT. Resort Property Management moved into new office space that is owned by Daniel L. Meehan and his wife, Kimberlie Meehan in June 1998. The term of the lease is ten years with two options to extend the lease for five years each and the annual rent for the new facilities is approximately $100,000, with annual increases equal to the increase in the Consumer Price Index.


     TRUPP-HODNETT ENTERPRISES. Trupp-Hodnett Enterprises leases office space and facilities that are co-owned by Hans F. Trupp for its management and real estate brokerage activities, under four separate lease agreements. Trupp-Hodnett Enterprises made aggregate annual rent payments of

$57,313,  $92,713 and  $109,513  for these  properties  in 1995,  1996 and 1997, respectively. Two of the leases terminate on December 31, 2009, one terminates on December 31, 2008 and the fourth terminates on April 30, 2007.

     WHISTLER CHALETS. Office space owned by Whistler Chalets was distributed to an entity controlled by J. Patrick McCurdy prior to the Combinations and then leased to the Company. The lease for such property has a term of 5 years, with 3 renewal options of 5 years each, and provides for annual rentals of approximately $21,000.


MANAGEMENT AGREEMENTS

     ASTON HOTELS & RESORTS. Since 1994, Aston Hotels & Resorts has managed two hotels owned by Andre S. Tatibouet. The aggregate management fees received by Aston Hotels & Resorts for the management of these properties were $243,000, $501,000 and $506,000 in 1995, 1996 and 1997, respectively. The management agreements for these hotels terminate on December 31, 2003. In addition, prior to the Combinations, Aston Hotels & Resorts was a party to two lease and management agreements for two hotels dated February 1, 1996 and February 21, 1991, respectively. Aston Hotels & Resorts transfered these lease and management agreements to AST Holdings, Inc. and simultaneously entered into management agreements with AST Holdings, Inc. to manage these properties. AST Holdings, Inc. is owned by Mr. Tatibouet.

     COLLECTION OF FINE PROPERTIES. Prior to the Combinations, Collection of Fine Properties distributed to Luis Alonso and another stockholder eight condominiums that were owned and managed by Collection of Fine Properties. Collection of Fine Properties now manages these properties, pursuant to its standard management agreement.

     TRUPP-HODNETT ENTERPRISES. Pursuant to an agreement dated January 1, 1994, Trupp-Hodnett Enterprises provides management services for a 74-room hotel that is co-owned by Hans F. Trupp, for $42,000 a year. The management agreement terminates on December 31, 1999. Trupp-Hodnett Enterprises also manages several vacation condominiums owned or co-owned by Mr. Trupp pursuant to its standard management agreement. Trupp-Hodnett Enterprises has received aggregate property management fees related to Mr. Trupp's ownership of these properties of $53,480, $48,290 and $44,233 for 1995, 1996 and 1997, respectively.

     WHISTLER CHALETS. Prior to the Combinations, Whistler Chalets distributed to J. Patrick McCurdy six vacation condominiums that were owned and managed by Whistler Chalets. Whistler Chalets now manages these properties, together with one additional vacation condominium owned by Mr. McCurdy, pursuant to its standard management agreement. Additionally, Whistler Chalets paid management fees to Whistler Blackcomb Central Reservations, Inc. ("Whistler Blackcomb") for the management services of Mr. McCurdy in the amount of $359,730, $376,023 and $20,720 for 1995, 1996 and 1997, respectively. Mr. McCurdy is the President and owner of Whistler Blackcomb. As of December 31, 1997, Whistler Chalets was indebted to Whistler Blackcomb in the amount of $330,268 for unpaid management fees. These fees were paid prior to the Combinations. No management fees are payable to Whistler Blackcomb after the Combinations.


OTHER TRANSACTIONS

     ABBOTT RESORTS. The Company and Mr. Abbott have reached agreements with respect to the handling of commissions on certain properties which were listed for sale or whose sale was pending as of the date of the Company's acquisition of Abbott Resorts. Pursuant to such agreement, the Company has agreed to pay upon closing of the applicable transaction to which the applicable listing and/or selling fee relates in the aggregate, up to $1,403,827 in listing and/or selling commissions on such properties.

     In connection with the acquisition of Abbott Resorts by the Company, Mr. Abbott entered into a three-year consulting agreement with the Company. For all services rendered by Mr. Abbott pursuant to the consulting agreement, the Company has agreed to compensate Mr. Abbott as follows: (1) to pay a consulting fee of $125,000 per year; (2) to pay premiums for coverage for Mr. Abbott and his immediate family under such health, hospitalization, disability, dental, life and other insurance plans that the Company may have in effect from time to time;
(3) by reimbursing Mr. Abbott for all business travel and other out-of-pocket expenses reasonably incurred by him in the performance of his duties; and (4) to pay for a full membership in the Tops'l Beach and Racquet Club (the current cost for which is $1,200 per year). The consulting agreement is terminable by the Company or Mr. Abbott, with cause on ten (10) days written notice and or without cause thirty (30) days written notice.

     ASTON HOTELS & RESORTS. Since July 22, 1997, Aston Hotels & Resorts has provided administrative services to AST International, LLC ("AST International"), an entity controlled by Andre S. Tatibouet, under an oral agreement, and will continue to perform these services after the Combinations under a written agreement. AST International has been billed $942,149 by Aston Hotels & Resorts for its services through August 31, 1998.

     Prior to May 26, 1998, Aston Hotels & Resorts received sales representation and accounting services from HCP, Inc. ("HCP"), a company owned by Mr. Tatibouet. Aston Hotels & Resorts paid HCP $390,000, $481,000 and $476,000 in 1995, 1996 and 1997, respectively, for these services. Employees of HCP providing these services were transferred to Rep Holdings, Ltd., a new subsidiary of Aston Hotels & Resorts, immediately after the Combinations.


     Under the terms of an oral agreement, Aston Hotels & Resorts provides management and clerical personnel for AST Development, Inc. ("AST Development") in return for consulting and support services. AST Development is owned by Mr. Tatibouet. The costs incurred by Aston Hotels & Resorts relative to AST Development were $125,000, $125,000 and $126,000 for 1995, 1996 and 1997,
respectively. This agreement will continue in a limited form pursuant to a written agreement after the Combinations.


     Prior to May 26, 1998, Aston Hotels & Resorts had oral consulting agreements with Mr. Tatibouet's wife and Mr. Tatibouet's mother, who received annual aggregate compensation from Aston Hotels & Resorts of $229,000, $221,000 and $232,000 in 1995, 1996 and 1997, respectively. These agreements have been terminated. Additionally, Aston Hotels & Resorts executed three promissory notes, each payable to Mr. Tatibouet's wife, in the aggregate amount of $285,000. These notes are each dated January 31, 1997 and each comes due on February 28, 1999. These notes were assumed by Mr. Tatibouet prior to the Combinations.

     At September 30, 1998, Mr. Tatibouet owed Aston Hotels & Resorts an aggregate amount of $4 million. This amount bears interest at the Prime Rate less 0.5, with a minimum of 6% and maximum of 10%, to be paid within ten years and is fully collateralized by Mr. Tatibouet with real estate, cash or cash equivalents, including shares of Common Stock of the Company pledged to the Company or by Mr. Tatibouet's personal guarantee (not to exceed $1 million).

     Prior to 1998, Aston Hotels & Resorts leased storage space in a shopping center complex from a limited partnership, Waikiki International Plaza, in which Mr. Tatibouet and Aston Hotels & Resorts are each general partners with respective 45% and 5% partnership interests. The shopping center, including the leased storage space, was sold to an unrelated third party in December 1997. The aggregate annual rent paid by Aston Hotels & Resorts to Waikiki International Plaza was $128,000, $114,000 and $110,000 in 1995, 1996 and 1997, respectively.


     Aston Hotels & Resorts has entered into a 20-year royalty free license agreement with AST Brands, LLC, an entity wholly-owned by Mr. Tatibouet, for use of the name Aston Hotels & Resorts as well as other service marks, tradenames, trademarks and logos.

     BRINDLEY & BRINDLEY. Brindley & Brindley receives real estate sales commissions from Outer Banks Ventures, Inc. ("Outer Banks Ventures") pursuant to an exclusive listing agreement giving Brindley & Brindley the right to sell all land developed by the company. Douglas R. Brindley is the Vice President of Outer Banks Ventures and his father is the owner and President of Outer Banks Ventures. Brindley & Brindley received commissions from Outer Banks Ventures in the amount of $7,200, $23,800 and $69,800 in 1995, 1996 and 1997, respectively.

     COASTAL RESORTS. Coastal Resorts purchased all the assets of Interstate Realty Co., Inc. ("Interstate Realty") from CMF Properties, Inc. ("CMF Properties") on December 30, 1996 for $700,000. Coastal Resorts purchased all the outstanding stock of Sea Colony Management, Inc., a wholly owned subsidiary of CMF Properties on December 30, 1996 for $100,000. CMF Properties was a majority owned subsidiary of CMFA. These acquisitions were financed by loans from CMFA to Coastal Resorts in the aggregate amount of $675,000 which were paid in full on January 13, 1998.

     On December 31, 1997, Coastal Resorts sold the service mark "Sea Colony" to Sea Colony Development Corporation, Inc. ("Sea Colony Development") for $115,000 and a ten year license to use the service mark at no charge under the terms of a license agreement. Sea Colony Development is owned by Joshua M. Freeman.

     Pursuant to an exclusive listing agreement with Sea Colony Development dated January 1, 1997, Coastal Resorts receives a real estate sales commission of 6.5% of the purchase price of each new home sold at the Sea Colony condominium community in Bethany Beach, Delaware. Under the agreement, Coastal Resorts is also required to develop a marketing plan, at its own expense, to promote home sales in the Sea Colony community. Coastal Resorts earned commissions in the amount of $1,244,000 for 1997. As of December 31, 1997, Coastal Resorts had a net receivable from Sea Colony Development of $673,707, consisting of a receivable of $1,244,000 for home sales commissions and a payable of $570,435 for commissions, marketing and advertising expenses paid by Sea Colony Development on behalf of Coastal Resorts. This agreement terminates on December 31, 1999.

     Pursuant to an agreement dated January 1, 1997, Coastal Resorts receives sales commissions of 6% for selling properties developed by Cove Resort Limited Partnership ("Cove Resort"). CMFA is the general partner and a 70% owner of Cove Resort. Under the agreement, Coastal Resorts is also required to develop a marketing plan, at its own expense, to promote home sales in The Cove community. Coastal Resorts was paid $18,750 under this agreement in 1997. The agreement terminates on December 31, 1999.

     Coastal Resorts has a management agreement with CMF Fitness, Inc. ("CMF Fitness") dated June 1, 1996, to manage the Sea Colony Fitness Center for $5,834 a month. CMF Fitness is a wholly owned subsidiary of CMFA. CMF Fitness paid Coastal Resorts $40,838 and $70,000 in 1996 and 1997, respectively, under the agreement. The agreement terminates on the earlier of (i) December 31 of the year in which the last new home in the Sea Colony development is sold or (ii) December 31, 2005.

     Pursuant to an agreement with Sea Colony Water Company, L.L.C. ("Sea Colony Water") dated January 1, 1997, Coastal Resorts was appointed exclusive agent for and manager of the Sea Colony Water Plant. Sea Colony Water is a wholly owned subsidiary of CMFA. Under the terms of the agreement, Coastal Resorts is entitled to retain all revenue collected by the water plant, less costs and expenses and certain payments to Sea Colony Water. Coastal Resorts received net revenues of $143,488 in 1997 from its management of the water plant. This agreement terminates on December 31, 2001 or upon the sale of the water plant. Coastal Resorts has also entered into an agreement with Sea Colony Water dated January 1, 1997 to provide construction supervision services for an upgrade to the water plant for two years. Coastal Resorts' fee for the services is the direct costs it incurs plus 5%. Coastal Resorts did not receive any payments under this agreement in 1997.

     Pursuant to an agreement with CMF Paymaster, Inc. ("Paymaster") dated January 1, 1997, Paymaster provides administrative services relating to payroll and employee benefit matters to Coastal Resorts, at a cost of $2 per pay period per employee. Paymaster is indirectly owned by Mr. Freeman. Coastal Resorts did not make any payments to Paymaster under this agreement in 1997. This agreement terminates on December 31, 1999.

     COLLECTION OF FINE PROPERTIES. Pursuant to an oral agreement, Collection of Fine Properties performs accounting and bookkeeping services for L&D Development Company ("L&D Development"). Luis Alonso owns 30% of L&D Development. The annual amounts paid to Collection of Fine Properties from L&D Development were $60,000, $57,000 and $75,000 in 1995, 1996 and 1997, respectively.

     Collection of Fine Properties had obligations under a mortgage note of $125,000 at December 31, 1997 at an interest rate of the Prime Rate plus 0.5%, which is guaranteed by Mr. Alonso and others. This debt was assumed by them prior to the Combinations.

     In addition, at December 31, 1997, Collection of Fine Properties had receivables in the amount of $633,509 from Mr. Alonso and persons affiliated with him.

     FIRST RESORT. First Resort purchased the rights to software designed by Evan H. Gull under the terms of a purchase agreement dated January 1, 1987. The agreement gave Mr. Gull the right to receive royalty payments through 1997. The royalties paid by First Resort to Mr. Gull were $61,800, $57,040 and $24,307 in 1995, 1996 and 1997, respectively.

     HOUSTON AND O'LEARY. Effective January 1, 1998 a stockholder of Houston and O'Leary redeemed his stock and took on certain liabilities of Houston and O'Leary in return for receiving certain assets of Houston and O'Leary, including several notes receivable to Houston and O'Leary from the stockholder and Heidi O'Leary Houston, in the aggregate amount of $297,000.


     PRISCILLA MURPHY REALTY. Charles O. Howey loaned $200,000 to Priscilla Murphy Realty on December 31, 1997 at an interest rate of 7.95%. At December 31, 1997, the balance on this loan was $155,000. The note does not have a set maturity date. At December 31, 1997, Priscilla Murphy Realty also was indebted to C.O. Condominium Corporation for $2,000,000 under the terms of a promissory note issued to C.O. Condominium Corporation, dated January 3, 1997. Both of these notes were repaid in June 1998.

     RESORT PROPERTY MANAGEMENT. Daniel L. Meehan loaned Resort Property Management $50,000 on May 25, 1997 and $60,000 on September 29, 1997, both loans at an interest rate of 9.5%. The loans were both paid on November 10, 1997. Prior to June 1998, Mr. Meehan also maintained a bank revolving credit agreement for $250,000 at a 10.25% interest rate, under which he drew funds which he loaned to Resort Property Management for cash flow purposes.


     TELLURIDE RESORT ACCOMMODATIONS. Park Brady entered into a consulting agreement with the Company, effective May 26, 1998. The term of the agreement is one year, during which time Mr. Brady will provide up to ten hours of consulting services per week for a nominal consideration.

     TRUPP-HODNETT ENTERPRISES. In 1997, Trupp-Hodnett Enterprises sold a building, the related land (with a total book value of $135,000) and the related $124,000 mortgage note payable to the stockholders of Trupp-Hodnett Enterprises, including Hans F. Trupp, for $11,000 in cash.

     WHISTLER CHALETS. As of December 31, 1997, Res - Resort Services Inc. ("Resort Services") was indebted to Whistler Chalets in the amount of $58,547 for various expenses paid by Whistler Chalets on behalf of Resort Services. Resort Services is owned by J. Patrick McCurdy. Mr. McCurdy is currently indebted to Whistler Chalets in the amount of $101,098 for advances against his management fees and expenses. Both of these debts were paid prior to the Combinations.


PUT-CALL AGREEMENT

     The Company has entered into a put-call agreement with Scottsdale Resort Accommodations, L.L.C. ("Scottsdale Resort Accommodations") and its stockholders (the "Stockholders") dated December 22, 1997. The majority stockholder of Scottsdale Resort Accommodations is a principal stockholder of Telluride Resort Accomodations. Pursuant to the agreement, if Scottsdale Resort Accommodations achieves earnings before income taxes of $300,000 for any trailing twelve-month period, the Stockholders can require the Company to purchase the outstanding stock of Scottsdale Resort Accommodations. Conversely, the Company has the right to purchase the outstanding stock of Scottsdale Resort Accommodations if Scottsdale Resort Accommodations achieves earnings before income taxes of $500,000 for a similar period. The purchase price will be seven times Scottsdale Resort Accommodations' earnings before income taxes for the relevant twelve-month period.


COMPANY POLICY

     In the future, any transactions with officers, directors and holders of more than 5% of the Common Stock will be approved by a majority of the Board of Directors, including a majority of the disinterested members of the Board of Directors.

                             PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of September 30, 1998, after giving effect to the issuance of all the shares registered hereby by the Company in connection with future acqusitions, by: (i) each person known to beneficially own more than 5% of the outstanding shares of Common Stock; (ii) each of the Company's directors; (iii) each named executive officer; and (iv) all executive officers and directors. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.



                                                                     PERCENTAGE OWNED
                                                                  ----------------------
                NAMES AND ADDRESS                                   BEFORE       AFTER
               OF BENEFICIAL OWNER                    SHARES       OFFERING     OFFERING
------------------------------------------------   ------------   ----------   ---------
       David C. Sullivan .......................      247,202          1.5         1.3
       David L. Levine (1) .....................       50,000           *           *
       Jeffery M. Jarvis .......................       40,000           *           *
       W. Michael Murphy .......................       40,000           *           *
       Jules S. Sowder .........................       25,000           *           *
       John K. Lines ...........................       25,000           *           *
       Frederick L. Farmer .....................       25,000           *           *
       William W. Abbott, Jr. ..................      115,308           *           *
       Luis Alonso (2) .........................      124,250           *           *
       Park Brady (3) ..........................       41,041           *           *
       Douglas R. Brindley (4) .................      196,167          1.2         1.0
       Paul T. Dobson ..........................       85,334           *           *
       Sharon Benson Doucette ..................      150,000           *           *
       Joshua M. Freeman (3)(5) ................    1,016,457          6.0         5.4
       Evan H. Gull ............................       88,111           *           *
       Charles O. Howey (3)(6) .................      456,174          2.7         2.4
       Heidi O'Leary Houston (7) ...............      250,667          1.5         1.3
       Daniel L. Meehan ........................       98,333           *           *
       J. Patrick McCurdy (8) ..................      135,162           *           *
       Andre S. Tatibouet ......................    1,708,333         10.1         9.0
       Hans F. Trupp (9) .......................      651,142          3.9         3.4
       Michael D. Rose (3) .....................       55,455           *           *
       Joseph V. Vittoria (3) ..................       50,000           *           *
       Theodore L. Weise (3) ...................       15,000           *           *
       Elan J. Blutinger (3) ...................      608,538          3.6         3.2
       D. Fraser Bullock (3)(10) ...............      627,568          3.7         3.3
       All Directors and Executive Officers as a
        Group (26 persons) .....................    6,925,242         41.0        36.5


----------
     *    Less than 1.0%



(1)  Includes 15,000 shares held in trust for the benefit of his minor children.

(2) Includes 3,000 shares held by his spouse as custodian for the benefit of his minor children.

(3)  Includes 10,000 shares which may be acquired upon the exercise of options.

(4)  Includes 97,500 shares owned by Betty Shotton Brindley, his spouse.

(5) Includes 477,750 shares owned by CMF Coastal Resorts L.L.C. ("CMF Coastal"), in which Mr. Freeman has a 98% membership interest and 193,383 owned by CMF RQI Holdings L.L.C. ("Holdings"). Mr. Freeman is the managing member of Holdings and has sole voting and dispositive power for 118,633 shares and no voting and sole dispositive power for an additional 74,750 shares held by Holdings. Mr. Freeman disclaims beneficial ownership of 9,555 shares held by CMF Coastal and 74,750 shares held by Holdings.

(6)  Includes 102,963 shares beneficially owned by Dolores Howey, his spouse.

(7)  Includes 2,500 shares held in trust for the benefit of her minor children.

(8)  Includes 569 shares held by Mr. McCurdy as custodian for his minor child.

(9) Includes 264,450 shares for which Mr. Trupp has sole voting power pursuant to a revocable proxy.

(10) Includes 3,000 shares held by Mr. Bullock as custodian of his minor children.

                          DESCRIPTION OF CAPITAL STOCK


GENERAL


     The Company's authorized capital stock consists of 50,000,000 shares of Common Stock, par value $.01 per share of which 3,134,630 shares are designated restricted stock (the "Restricted Common Stock"), and 10,000,000 shares of undesignated preferred stock, par value $.01 per share (the "Preferred Stock"). At September 30, 1998, the Company had outstanding 16,873,265 shares of Common Stock (of which 3,134,630 are shares of Restricted Common Stock) and no shares of Preferred Stock. See "Shares Eligible for Future Sale."


     The following statements are brief summaries of certain provisions with respect to the Company's capital stock contained in its Certificate of Incorporation and By-Laws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part. The following is qualified in its entirety by reference thereto.


COMMON STOCK AND RESTRICTED COMMON STOCK

     All of the rights, privileges and obligations of the Common Stock and Restricted Common Stock are the same, except for voting rights. The holders of Common Stock are entitled to one vote for each share on all matters voted upon by stockholders, including the election of directors. The holders of Restricted Common Stock are entitled to one half of one vote for each share held on all matters. Subject to the rights of any then outstanding shares of Preferred
Stock, the holders of Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. See "Dividend Policy." Holders of Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any Preferred Stock then outstanding. The holders of Common Stock have no preemptive rights to purchase shares of stock of the Company. Shares of Common Stock are not subject to any redemption provisions and are not convertible into any other securities of the Company, except as provided in the following paragraph. All outstanding shares of Common Stock are fully paid and non-assessable.


     Each share of Restricted Common Stock will automatically convert to Common Stock on a share for share basis: (1) in the event of a disposition of such share of Restricted Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Sections 267, 707, 318 and/or 4946 of the Code) or a transfer to Alpine Consolidated II, LLC or Capstone Partners, LLC, or any partner, affiliate or related party of such entities); (2) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Company; or (3) in the event any person makes a bona fide offer to acquire 15% or more of the outstanding shares of Common Stock of the Company. At December 31, 2000, the Company may elect to convert any outstanding shares of Restricted Common Stock into shares of Common Stock in the event 80% or more of the outstanding shares of Restricted Common Stock have been converted into shares of Common Stock.


     The Common Stock is listed on the New York Stock Exchange under the symbol "RZT".


PREFERRED STOCK

     The Preferred Stock may be issued from time to time by the Board of Directors in one or more series. Subject to the provisions of the Company's Certificate of Incorporation and limitations prescribed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the Preferred Stock, in each case without any further action or vote by the stockholders. The Company has no current plans to issue any shares of Preferred Stock.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of the Preferred Stock pursuant to the Board of Directors' authority described above may adversely affect the rights of the holders of Common Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.


STATUTORY BUSINESS COMBINATION PROVISION

     The Company is subject to the provisions of Section 203 of the DGCL ("Section 203"). Section 203 provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or an affiliate or associate of such person, who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the Board of Directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquired 85% or more of the outstanding voting stock of the corporation in the same transaction that makes such person an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. Under Section 203, an "interested stockholder" is defined as any person who is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and who was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     The Company's stockholders, by adopting an amendment to the Certificate of Incorporation, may elect not to be governed by Section 203, which election would be effective 12 months after such adoption. The provisions of Section 203 could delay or frustrate a change in control of the Company, deny stockholders the receipt of a premium on their Common Stock and have an adverse effect on the Common Stock. The provisions also could discourage, impede or prevent a merger or tender offer, even if such event would be favorable to the interests of stockholders.


LIMITATION ON DIRECTORS' LIABILITIES

     Limitation on Liability. Pursuant to the Company's Certificate of Incorporation and as permitted by Section 102(b)(7) of the DGCL, directors of the Company are not liable to the Company or its stockholders for monetary damages for breach of fiduciary duty, except for liability in connection with a breach of duty of loyalty, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for dividend payments or stock repurchases that are illegal under Delaware law or for any transaction in which a director has derived an improper personal benefit.

     Indemnification. To the maximum extent permitted by law, the Certificate of Incorporation provides for mandatory indemnification of directors and officers of the Company against any expense, liability and loss to which they become subject, or which they may incur as a result of having been a director or officer of the Company. In addition, the Company must advance or reimburse directors and officers for expenses incurred by them in connection with certain claims.

ADVANCE NOTICE REQUIREMENTS FOR DIRECTOR NOMINEES.

     The Company's By-Laws provide that nomination for election to the Board of Directors must be made or approved by the Board of Directors. In addition, the By-Laws establish an advance notice procedure with regard to the nomination by a stockholder of candidates for election as directors at any meeting of stockholders called for the election of directors. The procedure provides that a notice relating to the nomination of directors must be timely given in writing to the Chairman of the Board of Directors of the Company prior to the meeting. To be timely, notice relating to the nomination of directors must be delivered not less than 14 days nor more than 60 days prior to any such meeting of stockholders called for the election of directors. Notwithstanding the forgoing, if a stockholder wishes the Board of Directors, or a duly authorized committee of the Board of Directors, to consider nominating for election to the Board of Directors a person recommended by such stockholder, such stockholder must deliver a notice setting forth such recommendation to the Chairman of the Board of Directors not less than 90 days nor more than 150 days prior to the meeting.

     Any notice to the Company from a stockholder who proposes to nominate a person for election as a director must be accompanied by each proposed nominee's written consent and contain the name, address and principal occupation of each proposed nominee. Such notice must also contain the total number of shares of capital stock of the Company that will be voted for each of the proposed nominees, the name and address of the notifying stockholder and the number of shares of capital stock of the Company owned by the notifying stockholder.

     The Company's By-Laws (i) may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed or (ii) may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company, even if the conduct of such solicitation or such attempt might be beneficial to the Company and its stockholders.


TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Common Stock is American Stock Transfer & Trust Company.

                         SHARES ELIGIBLE FOR FUTURE SALE


     At September 30, 1998, the Company had outstanding 16,873,265 shares of Common Stock. The 6,670,000 shares sold in the initial public offering are freely tradable without restriction unless acquired by affiliates of the Company. The stockholders of the Founding Companies received in the aggregate 6,119,656 shares in connection with the Combinations, and management and founders of ResortQuest own an aggregate of 3,134,630 shares. These 9,254,286 shares have not been registered under the Securities Act and, therefore, may not be sold unless registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144. Furthermore, these stockholders have separately agreed with the Company not to sell, transfer or otherwise dispose of any of these shares for one year following the closing of the initial public offering (until May 26, 1999). These stockholders also have certain demand registration rights beginning two years after the initial public offering and certain piggyback registration rights with respect to these shares.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of the acquisition of the restricted shares of Common Stock from either the Company or any affiliate of the Company, the acquiror or subsequent holder thereof may sell, within any three-month period commencing 90 days after the date of the Prospectus relating to the Offering, a number of shares that does not exceed the greater of one percent of the then outstanding shares of the Common Stock, or the average weekly trading volume of the Common Stock on the New York Stock Exchange during the four calendar weeks preceding the date on which notice of the proposed sale is sent to the Commission. Sales under Rule 144 are also subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the later of the date of the acquisition of restricted shares of Common Stock from the Company or any affiliate of the Company, a person who is not deemed to have been an affiliate of the Company at any time for 90 days preceding a sale would be entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice requirements.

     ResortQuest has issued 948,979 shares of Common Stock in connection with the acquisitions of Abbott Resorts and Plantation Resort of these shares, 919,965 shares were covered by this registration statement and 748,363 shares are subject to certain contractual transfer restrictions until October 2000.


     The Company has agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, for a period of 180 days after the date of the initial public offering without the prior written consent of Smith Barney Inc. on behalf of the Underwriters. The holders of all shares outstanding prior to the initial public offering, the stockholders of the Founding Companies who received shares of Common Stock in exchange for their stock in the Founding Companies and certain non-employee directors have agreed not to offer, sell, contract to sell or otherwise dispose of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock for a period of one year from the date of the closing of the initial public offering without the prior written consent of Smith Barney Inc. on behalf of the Underwriters. The foregoing restrictions will not apply: (i) in the case of the Company, to options or shares of Common Stock issued pursuant to the Company's 1998 Long-Term Incentive Plan or in connection with acquisitions and (ii) in the case of all holders shares of Common Stock disposed of as bona fide gifts, subject in each case to any remaining portion of the one year or 180-day period, as applicable, to any shares so issued or transferred. In evaluating any request for a waiver of the one year or 180-day lock-up period, as applicable, Smith Barney Inc. will consider, in accordance with its customary practice, all relevant facts and circumstances at the time of the request, including, without limitation, the recent trading market for the Common Stock, the size of the request and, with respect to a request by the Company to issue additional equity securities, the purpose of such an issuance.

     The 3,000,000 shares of Common Stock registered by the Company pursuant to this shelf registration statement and prospectus for use as consideration in future acquisitions will be, upon issuance thereof, freely tradable unless acquired by parties to the acquisition or affiliates of such parties, other than the issuer, in which case they may be sold pursuant to Rule 145 under the

Securities Act. Rule 145 permits such persons to resell immediately securities acquired in transactions covered under the Rule, provided such securities are resold in accordance with the public information, volume limitations and manner of sale requirements of Rule 144. If a period of one year has elapsed since the date such securities were acquired in such transaction and if the issuer meets the public information requirements of Rule 144, Rule 145 permits a person who is not an affiliate of the issuer to freely resell such securities. The Company intends to seek contractual restrictions on the resale of these shares in connection with future acquisitions that are as restrictive as those described in the preceding paragraph, however, such restrictions may not be available in certain cases, such as in transactions accounted for using the pooling of interests method of accounting.

     Sales, or the availability for sale of, substantial amounts of the Common Stock in the public market could adversely affect prevailing market prices and the ability of the Company to raise equity capital in the future.

                              PLAN OF DISTRIBUTION


THE COMPANY

     The shares of Common Stock covered by the Prospectus are available for use in future acquisitions of businesses, properties or securities of entities or persons engaged in the vacation rental and property management industry and other related businesses. The consideration offered by the Company in such acquisitions, in addition to the Common Stock offered by the Prospectus, may include cash, debt or other Company securities, or assumption by the Company of liabilities of the businesses being acquired, or a combination thereof. It is contemplated that the terms of each acquisition will be determined by negotiations between the Company and the management or the owners of the assets to be acquired or the owners of the securities (including newly issued securities) to be acquired, with the Company taking into account the quality of the management, the past and potential earning power and growth of the assets or securities to be acquired, and other relevant factors. It is anticipated that the Common Stock issued in acquisitions hereunder will be valued at a price reasonably related to the market value of the Common Stock either at the time the terms of the acquisition are tentatively agreed upon or at or about the time or times of delivery of the shares.


SELLING STOCKHOLDERS


     Selling Stockholders or permitted transferees may from time to time sell the shares offered by them hereunder in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be underwriters within the meaning of the Securities Act. The Company will receive none of the proceeds from any such sales. There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the shares of Common Stock described herein. Upon the Company being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of Common Stock bought through a block trade, special offering, exchange distribution or secondary distribution, a supplemented Prospectus will be filed, pursuant to Rule 424(b) under the Securities Act, setting forth (i) the name of each Selling Stockholder and the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which the shares were sold, (iv) the commissions paid or the discounts allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus and (vi) other facts material to the transaction.

     Selling Stockholders may sell the shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the NYSE, which commissions may be at negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as an agent for the Selling Stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to Selling Stockholders. In addition or alternatively, shares may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of the NYSE, and in connection therewith commissions in excess of the customary commission prescribed by such governing rules may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of the customary commission. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to or through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the NYSE, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale or at negotiated prices, and in connection with such resales may pay to or receive commissions from the purchaser of such shares.


     In connection with the distribution of the Common Stock, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Common Stock registered hereunder in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell shares short and redeliver the Common Stock to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Common Stock registered hereunder, which the broker-dealer may resell or otherwise transfer pursuant to this Prospectus. The Selling Stockholders may also loan or pledge the Common Stock registered hereunder to a broker-dealer and the broker-dealer may sell the Common Stock so loaned or upon a default the broker-dealer may effect sales of the pledged Common Stock pursuant to this Prospectus.


     The Company may agree to indemnify each Selling Stockholder as an Underwriter under the Securities Act against certain liabilities, including liabilities arising under the Securities Act. Each Selling Stockholder may indemnify any broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including arising under the Securities Act.

     The Selling Stockholders may resell the shares offered hereby only if such securities are qualified for sale under applicable state securities or "blue sky" laws or exemptions from such registration and qualified requirements are available.


                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for the Company by Akin, Gump, Strauss, Hauer & Feld, L.L.P., Washington, D.C.


                                     EXPERTS


     The audited financial statements of ResortQuest International, Inc., (formerly Hotel Corporation of the Pacific, Inc.), Abbott Realty Services, Inc., Brindley & Brindley Realty and Development, Inc. and B&B On The Beach, Inc., Coastal Resorts Management, Inc. and Coastal Resorts Realty L.L.C., Interstate Realty Co., Inc. and Sea Colony Management, Inc., First Resort Software, Inc., Houston and O'Leary Company, The Maury People, Inc., Howey Acquisition, Inc. and Priscilla Murphy Realty, Inc., Resort Property Management, Inc., Telluride Resort Accommodations, Inc., Trupp-Hodnett Enterprises, Inc. and THE Management Company and ResortQuest International, Inc. (Pre-Offering Company), included elsewhere in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports. The audited financial statements of Collection of Fine Properties, Inc., included elsewhere in this Prospectus have been audited by Morrison, Brown, Argiz and Company, independent auditors, as indicated in their report with respect thereto, and in reliance upon the authority of said firm as experts in giving said report.


                              AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information that may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials can be obtained from the

Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Internet web site is http://www.sec.gov.


     The Company has filed with the Securities and Exchange Commission, Washington, D.C., a Registration Statement on Form S-1 with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information pertaining to the Company and the shares of Common Stock offered hereby, reference is made to such Registration Statement, including the exhibits, financial statements and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and, in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected and copied at the Commission's offices listed in the preceding paragraph. A copy of the registration statement may be obtained from the Commission's principal office in Washington, D.C. upon payment of the fees prescribed by the Commission or through the Commission's Internet web site.

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
RESORTQUEST INTERNATIONAL, INC. PRO FORMA:
 Basis of Presentation ..............................................     F-3
 Unaudited Pro Forma Combined Balance Sheet .........................     F-5
 Unaudited Pro Forma Combined Statements of Operations ..............     F-6
 Notes to Unaudited Pro Forma Combined Financial Statements .........    F-12

RESORTQUEST INTERNATIONAL, INC. (FORMERLY KNOWN AS HOTEL
 CORPORATION OF THE PACIFIC, INC.):
 Report of Independent Public Accountants ...........................    F-15
 Balance Sheets .....................................................    F-16
 Statements of Operations ...........................................    F-17
 Statements of Changes in Stockholders' Equity (Deficit) ............    F-18
 Statements of Cash Flows ...........................................    F-19
 Notes to Financial Statements ......................................    F-20

ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES:
 Report of Independent Public Accountants ...........................    F-33
 Consolidated Balance Sheet .........................................    F-34
 Consolidated Statement of Operations ...............................    F-35
 Consolidated Statement of Changes in Stockholders' Equity ..........    F-36
 Consolidated Statement of Cash Flows ...............................    F-37
 Notes to Consolidated Financial Statements .........................    F-38

BRINDLEY & BRINDLEY:
 Report of Independent Public Accountants ...........................    F-44
 Combined Balance Sheets ............................................    F-45
 Combined Statements of Operations ..................................    F-46
 Combined Statements of Changes in Stockholders' Equity (Deficit) ...    F-47
 Combined Statements of Cash Flows ..................................    F-48
 Notes to Combined Financial Statements .............................    F-49

COASTAL RESORTS MANAGEMENT, INC. AND
 COASTAL RESORTS REALTY, L.L.C.:
 Reports of Independent Public Accountants ..........................    F-53
 Combined Balance Sheets ............................................    F-55
 Combined Statements of Operations ..................................    F-56
 Statements of Changes in Stockholders' and Members' Equity .........    F-57
 Combined Statements of Cash Flows ..................................    F-58
 Notes to Combined Financial Statements .............................    F-60

COLLECTION OF FINE PROPERTIES, INC.:
 Independent Auditor's Report .......................................    F-67
 Consolidated Balance Sheets ........................................    F-68
 Consolidated Statements of Operations ..............................    F-69
 Consolidated Statements of Changes in Stockholders' Equity .........    F-70
 Consolidated Statements of Cash Flows ..............................    F-71
 Notes to Consolidated Financial Statements .........................    F-73

FIRST RESORT SOFTWARE, INC.:
 Report of Independent Public Accountants ...........................    F-79
 Balance Sheets .....................................................    F-80
 Statements of Operations ...........................................    F-81
 Statements of Changes in Stockholders' Equity (Deficit) ............    F-82
 Statements of Cash Flows ...........................................    F-83
 Notes to Financial Statements ......................................    F-84

                                                                            PAGE
                                                                            ----
HOUSTON AND O'LEARY COMPANY:
 Report of Independent Public Accountants ...........................    F-87
 Balance Sheets .....................................................    F-88
 Statements of Operations ...........................................    F-89
 Statements of Changes in Stockholders' Equity ......................    F-90
 Statements of Cash Flows ...........................................    F-91
 Notes to Financial Statements ......................................    F-92

THE MAURY PEOPLE, INC.:
 Report of Independent Public Accountants ...........................    F-95
 Balance Sheets .....................................................    F-96
 Statements of Operations ...........................................    F-97
 Statements of Changes in Stockholders' Equity (Deficit) ............    F-98
 Statements of Cash Flows ...........................................    F-99
 Notes to Financial Statements ......................................   F-100

HOWEY ACQUISITION, INC.
 d.b.a PRISCILLA MURPHY REALTY, INC.:
 Reports of Independent Public Accountants ..........................   F-104
 Consolidated Balance Sheets ........................................   F-106
 Consolidated Statements of Operations ..............................   F-107
 Consolidated Statements of Changes in Stockholders' Equity .........   F-108
 Consolidated Statements of Cash Flows ..............................   F-109
 Notes to Consolidated Financial Statements .........................   F-111

RESORT PROPERTY MANAGEMENT, INC.:
 Report of Independent Public Accountants ...........................   F-115
 Balance Sheets .....................................................   F-116
 Statements of Operations ...........................................   F-117
 Statements of Changes in Stockholders' Equity (Deficit) ............   F-118
 Statements of Cash Flows ...........................................   F-119
 Notes to Financial Statements ......................................   F-120

TELLURIDE RESORT ACCOMMODATIONS, INC.:
 Report of Independent Public Accountants ...........................   F-124
 Balance Sheet ......................................................   F-125
 Statements of Operations ...........................................   F-126
 Statements of Changes in Stockholders' Equity (Deficit) ............   F-127
 Statements of Cash Flows ...........................................   F-128
 Notes to Financial Statements ......................................   F-129

TRUPP HODNETT COMPANY:
 Report of Independent Public Accountants ...........................   F-132
 Combined Balance Sheets ............................................   F-133
 Combined Statements of Operations ..................................   F-134
 Combined Statements of Changes in Stockholders' Equity .............   F-135
 Combined Statements of Cash Flows ..................................   F-136
 Notes to Financial Statements ......................................   F-138

RESORTQUEST INTERNATIONAL, INC. (PRE-OFFERING COMPANY):
 Report of Independent Public Accountants ...........................   F-143
 Balance Sheets .....................................................   F-144
 Statements of Operations ...........................................   F-145
 Statements of Changes in Stockholders Equity .......................   F-146
 Statements of Cash Flow ............................................   F-147
 Notes to Financial Statements ......................................   F-148

                        RESORTQUEST INTERNATIONAL, INC.,

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                              BASIS OF PRESENTATION

     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest" or the "Company") consummated its initial public offering (the "IPO") and the combination (the "Combinations") of 12 vacation rental and property management companies and one leading vacation rental and property management software company. Additionally, on September 30, 1998, ResortQuest completed the acquisition of Abbott Realty Services, Inc. ("Abbott Resorts"). The following unaudited pro forma combined financial statements give effect to the acquisition of Abbott Resorts and the acquisitions by ResortQuest, of the outstanding capital stock of Hotel Corporation of the Pacific, Inc. ("Aston Hotels & Resorts"), Brindley & Brindley Realty, Inc. and B&B On The Beach, Inc. (collectively "Brindley and Brindley"), Coastal Resorts Management, Inc. and Coastal Resorts Realty, L.L.C. (collectively "Coastal Resorts"), Collection of Fine Properties, Inc. ("CFP"), First Resort Software, Inc. ("FRS"), Houston and O'Leary Company ("H&O"), Maui Condo & Home Realty, Inc. ("Maui"), The Maury
People, Inc. ("Maury"), Howey Acquisition, Inc. and Priscilla Murphy Realty, Inc. (collectively "PMR"), Resort Property Management, Inc. ("RPM"), Telluride Resort Accommodations, Inc. ("TRA"), Trupp-Hodnett Enterprises, Inc. and THE Management Company (collectively "THE"), and Whistler Chalets Limited ("Whistler"), (collectively the "Founding Companies"). The acquisitions of Abbott Resorts and the Combinations are accounted for using the purchase method of accounting. Aston Hotels & Resorts, one of the Founding Companies, has been designated as the accounting acquiror (for financial statement presentation purposes) in the Combinations in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97 ("SAB 97"), which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the acquiror for accounting purposes unless other evidence clearly indicates that another company is the acquiror. Management has analyzed the factors as set forth in SAB 97 that may indicate Aston Hotels & Resorts should not be deemed to be accounting acquiror, including (1) the existing conversion rights of the Restricted Common Stock,
(2) Aston Hotels & Resorts' level of representation on the Board and in the holding company management team and (3) the market value of the shares held by Aston Hotels & Resorts and the existing shareholder group. Management has concluded that none of these factors, either individually, or in the aggregate, is sufficient to rebut the presumption that the shareholders of Aston Hotels & Resorts should be deemed the accounting acquiror.

     The unaudited pro forma combined balance sheets give effect to i) the recorded balances of ResortQuest at June 30, 1998, and ii) the acquisition of Abbott Resorts by ResortQuest as if such transaction had occurred on June 30, 1998. The unaudited pro forma combined statements of operations give effect to the Combinations, the IPO and the acquisition of Abbott Resorts as if such transactions had occurred on January 1, 1997.

     The unaudited pro forma combined statement of operations of ResortQuest for the six months ended June 30, 1998 does not include the compensation expense and management recruitment expense, relating to the non-recurring charge of $6.1 million, in conjunction with the issuance of common stock to management and founders of ResortQuest and other costs, prior to the Offering. Additionally, the unaudited pro forma combined balance sheets and statements of operations do not include the effects of the Company's acquisitions of Plantation Resort and Whistler Exclusive, as such acquisitions are immaterial to ResortQuest for presentation purposes.

     In conjunction with the consummation of the above transactions, the Company expects to realize certain savings as a result of (i) volume purchasing and national contracts for telecommunications, credit fees, advertising, printing, housekeeping supplies and other operating expenses and (ii) consolidation of insurance, employee benefits and other general and administrative expenses. The Company cannot quantify these savings accurately at this time. It is anticipated that these savings will be partially offset by the costs of being a publicly traded company and the incremental costs related to the Company's new management team. However, these costs, like the savings that they offset, cannot be quantified accurately. Neither these anticipated savings nor these anticipated costs have been included in the pro forma combined financial information of the Company. To the extent the owners and certain key employees of the Combinations and Abbott Resorts have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations.

     The pro forma adjustments are based on preliminary estimates, available information and certain assumptions and may be revised as additional information becomes available. In management's opinion, the pro forma information presented herein should not materially change from the preliminary estimates. The unaudited pro forma financial data do not purport to represent what the Company's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of the Company's financial position or results of operations for any future period. Since the Founding Companies and Abbott Resorts were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the other financial statement and notes thereto included elsewhere in the Prospectus. See "Risk Factors" included elsewhere herein.

                        RESORTQUEST INTERNATIONAL, INC.
           UNAUDITED PRO FORMA COMBINED BALANCE SHEET - JUNE 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                                             PRO FORMA
                                                                                 ABBOTT     ADJUSTMENTS
                                                                RESORTQUEST     RESORTS      (NOTE 2)      AS ADJUSTED
                                                               -------------   ---------   ------------   ------------
Current Assets:
 Cash and cash equivalents .................................     $   6,037      $11,409      $     --      $  17,446
 Cash held in trust ........................................         6,064          604            --          6,668
 Trade and other receivables, net of allowance .............         3,627          851            --          4,478
 Other current assets ......................................         5,890        1,098            --          6,988
                                                                 ---------      -------      --------      ---------
  Total current assets .....................................        21,618       13,962            --         35,580
Property and equipment, net ................................         4,075        9,376            --         13,451
Goodwill ...................................................        95,429           --        31,547        126,976
Other assets ...............................................         3,206        1,461            --          4,667
                                                                 ---------      -------      --------      ---------
  Total assets .............................................     $ 124,328      $24,799      $ 31,547      $ 180,674
                                                                 =========      =======      ========      =========
Current Liabilities:
 Current maturities of long-term debt ......................     $   1,396      $   827      $     --      $   2,223
 Customer deposits, deferred revenue and payable to
  homeowners ...............................................        11,357       11,820            --         23,177
 Accounts payable and accrued liabilities ..................         9,712        3,400            --         13,112
 Other current liabilities .................................           627          315            --            942
                                                                 ---------      -------      --------      ---------
  Total current liabilities ................................        23,092       16,362            --         39,454
Long-term debt, net of current maturities ..................         1,992        6,089        26,530         34,611
Other long-term liabilities ................................            --        1,170          (437)           733

Stockholders' Equity:
 Common stock, 15,924,286 shares outstanding (ResortQuest)
  and 16,681,326 shares outstanding (pro forma as adjusted)            159            1             7            167
 Additional paid-in-capital ................................       128,662            7         6,617        135,286
 Distribution in excess of predecessor basis in net assets .       (29,500)          --            --        (29,500)
 Retained earnings .........................................           (77)       1,170        (1,170)           (77)
                                                                 ---------      -------      --------      ---------
  Total stockholders' equity ...............................        99,244        1,178         5,454        105,876
                                                                 ---------      -------      --------      ---------
  Total liabilities and stockholders' equity ...............     $ 124,328      $24,799      $ 31,547      $ 180,674
                                                                 =========      =======      ========      =========




         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        RESORTQUEST INTERNATIONAL, INC.
             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1997
                                (IN THOUSANDS)



                                                                             ABBOTT    BRINDLEY &
                                                             RESORTQUEST    RESORTS     BRINDLEY
                                                            ------------- ----------- ------------
Revenues ..................................................    $19,554      $25,813      $4,021
Operating expenses ........................................      8,908       14,654       3,028
General and administrative expenses .......................      5,081        9,235         395
Depreciation and amortization .............................        394          595          87
                                                               -------      -------      ------
Income (loss) from operations .............................      5,171        1,329         511
Interest (expense) and other income, net ..................        (86)        (167)         42
                                                               -------      -------      ------
Income (loss) before income taxes .........................      5,085        1,162         553
Provision for income taxes ................................         --          465          --
                                                               -------      -------      ------
Net income (loss) .........................................    $ 5,085      $   697      $  553
                                                               =======      =======      ======
PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma provision for
 income taxes .............................................    $ 5,085      $ 1,162      $  553
Less: pro forma provision for income taxes ................      2,034          465         221
                                                               -------      -------      ------
PRO FORMA NET INCOME (LOSS) ...............................    $ 3,051      $   697      $  332
                                                               =======      =======      ======


                                                             COASTAL
                                                             RESORTS     CFP       FRS       H&O      MAURY
                                                            --------- --------- --------- --------- ---------
Revenues ..................................................  $3,615    $4,303    $2,864    $1,596    $1,183
Operating expenses ........................................   1,788     2,830     1,704       494       211
General and administrative expenses .......................     559       586       372       274       654
Depreciation and amortization .............................      85       307        45        48        28
                                                             ------    ------    ------    ------    ------
Income (loss) from operations .............................   1,183       580       743       780       290
Interest (expense) and other income, net ..................     (47)      133        25       (15)       28
                                                             ------    ------    ------    ------    ------
Income (loss) before income taxes .........................   1,136       713       768       765       318
Provision for income taxes ................................      --        --        --        --        --
                                                             ------    ------    ------    ------    ------
Net income (loss) .........................................  $1,136    $  713    $  768    $  765    $  318
                                                             ======    ======    ======    ======    ======

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma provision for
 income taxes .............................................  $1,136    $  713    $  768    $  765    $  318
Less: pro forma provision for income taxes ................     454       285       307       306       127
                                                             ------    ------    ------    ------    ------
PRO FORMA NET INCOME (LOSS) ...............................  $  682    $  428    $  461    $  459    $  191
                                                             ======    ======    ======    ======    ======


         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                         RESORTQUEST INTERNATIONAL, INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                     PMR       RPM       TRA       THE        MAUI
                                                  --------- --------- --------- --------- ------------
Revenues ........................................  $4,740    $2,295    $4,313    $4,061      $1,422
Operating expenses ..............................   1,184     1,560     3,037     1,838         366
General and administrative expenses .............   1,663       548       982     1,939         954
Depreciation and amortization ...................     203        79        48        85          25
                                                   ------    ------    ------    ------      ------
Income (loss) from operations ...................   1,690       108       246       199          77
Interest (expense) and other income, net ........    (182)      217        31        47          (1)
                                                   ------    ------    ------    ------      ------
Income (loss) before income taxes ...............   1,508       325       277       246          76
Provision for income taxes ......................      --        75        --        60          21
                                                   ------    ------    ------    ------      ------
Net income (loss) ...............................  $1,508    $  250    $  277    $  186      $   55
                                                   ======    ======    ======    ======      ======

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma
 provision for income taxes .....................  $1,508    $  325    $  277    $  246      $   76
Less: pro forma provision for income taxes ......     603       130       111        98          31
                                                   ------    ------    ------    ------      ------
PRO FORMA NET INCOME (LOSS) .....................  $  905    $  195    $  166    $  148      $   45
                                                   ======    ======    ======    ======      ======
Basic and diluted pro forma net income per
 share ..........................................

Shares used in computing pro forma net income
 per share (Note 4) .............................


                                                                                 PRO FORMA
                                                                                ADJUSTMENTS            PRO
                                                    WHISTLER    COMBINED         (NOTE 3)             FORMA
                                                  ------------ ---------- ---------------------- --------------
Revenues ........................................    $2,060     $81,840      $      1,327 (a)     $     83,167
Operating expenses ..............................     1,147      42,749              (671)(b)           42,078
General and administrative expenses .............       729      23,971            (3,635)(b)           20,336
Depreciation and amortization ...................        85       2,114             3,152 (b)(c)         5,266
                                                     ------     -------      ------------         ------------
Income (loss) from operations ...................        99      13,006             2,481               15,487
Interest (expense) and other income, net ........        (8)         17            (1,807)(b)(e)        (1,790)
                                                     ------     -------      ------------         ------------
Income (loss) before income taxes ...............        91      13,023               674               13,697
Provision for income taxes ......................       (18)        603             6,137 (d)            6,740
                                                     ------     -------      ------------         ------------
Net income (loss) ...............................    $  109     $12,420      $     (5,463)        $      6,957
                                                     ======     =======      ============         ============

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma
 provision for income taxes .....................    $   91     $13,023      $        674         $     13,697
Less: pro forma provision for income taxes ......        37       5,209             1,531                6,740
                                                     ------     -------      ------------         ------------
PRO FORMA NET INCOME (LOSS) .....................    $   54     $ 7,814      $       (857)        $      6,957
                                                     ======     =======      ============         ============
Basic and diluted pro forma net income per
 share ..........................................                                                 $       0.42
                                                                                                  ============
Shares used in computing pro forma net income
 per share (Note 4) .............................                                                   16,681,326
                                                                                                  ============


         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        RESORTQUEST INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                                 (IN THOUSANDS)



                                                                                 ABBOTT    BRINDLEY &
                                                                 RESORTQUEST    RESORTS     BRINDLEY
                                                                ------------- ----------- ------------
Revenues ......................................................    $13,936      $13,909      $  635
Operating expenses ............................................      7,167        7,579       1,327
General and administrative expenses ...........................      3,593        6,019         225
Depreciation and amortization .................................        568          321          37
                                                                   -------      -------      ------
Income (loss) from operations .................................      2,608          (10)       (954)
Interest (expense) and other income, net ......................        (30)        (157)         27
                                                                   -------      -------      ------
Income (loss) before income tax expense .......................      2,578         (167)       (927)
Provision (benefit) for income taxes ..........................        304          (67)         --
                                                                   -------      -------      ------
Net income (loss) .............................................    $ 2,274         (100)     $ (927)
                                                                   =======      =======      ======

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma provision for
 income taxes .................................................    $ 2,578      $  (167)     $ (927)
Less: pro forma provision (benefit) for income taxes ..........      1,031          (67)       (371)
                                                                   -------      -------      ------
PRO FORMA NET INCOME (LOSS) ...................................    $ 1,547      $  (100)     $ (556)
                                                                   =======      =======      ======


                                                                 COASTAL
                                                                 RESORTS     CFP       FRS        H&O     MAURY
                                                                --------- --------- --------- ---------- ------
Revenues ......................................................  $1,168    $2,929    $1,401      $648     $439
Operating expenses ............................................     718     1,397       679       224       89
General and administrative expenses ...........................     243       203       293        98      239
Depreciation and amortization .................................      35       128        20        20       12
                                                                 ------    ------    ------      ----     ----
Income (loss) from operations .................................     172     1,201       409       306       99
Interest (expense) and other income, net ......................       8        58        12        (4)       5
                                                                 ------    ------    ------      ----     ----
Income (loss) before income tax expense .......................     180     1,259       421       302      104
Provision (benefit) for income taxes ..........................      --        --         -        -        --
                                                                 ------    ------    ------      ----     ----
Net income (loss) .............................................  $  180    $1,259    $  421      $302     $104
                                                                 ======    ======    ======      ====     ====

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma provision for
 income taxes .................................................  $  180    $1,259    $  421      $302     $104
Less: pro forma provision (benefit) for income taxes ..........      72       504       168       121       42
                                                                 ------    ------    ------      ----     ----
PRO FORMA NET INCOME (LOSS) ...................................  $  108    $  755    $  253      $181     $ 62
                                                                 ======    ======    ======      ====     ====




         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                         RESORTQUEST INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1998
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                      PMR       RPM       TRA         THE      MAUI
                                                   --------- --------- --------- ------------ ------
Revenues .........................................  $3,148    $1,552    $2,749      $1,969     $905
Operating expenses ...............................     482       659     1,575         901      132
General and administrative expenses ..............     864       270       438       1,034      323
Depreciation and amortization ....................      85        75        20          37        3
                                                    ------    ------    ------      ------     ----
Income (loss) from operations ....................   1,717       548       716          (3)     447
Interest (expense) and other income, net .........     (17)       21        35           1       17
                                                    ------    ------    ------      ------     ----
Income (loss) before income taxes ................   1,700       569       751          (2)     464
Provision (benefit) for income taxes .............      --        28        --          --       32
                                                    ------    ------    ------      ------     ----
Net income (loss) ................................  $1,700    $  541    $  751      $   (2)    $432
                                                    ======    ======    ======      ======     ====

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma
 provision for income taxes ......................  $1,700    $  569    $  751      $   (2)    $464
Less: pro forma provision (benefit) for income
 taxes ...........................................     680       227       300          (1)     187
                                                    ------    ------    ------      ------     ----
PRO FORMA NET INCOME (loss):                        $1,020    $  342    $  451      $   (1)    $277
                                                    ======    ======    ======      ======     ====
Basic pro forma net income per share .............

Shares used in computing basic pro forma net
 income per share (Note 4) .......................

Diluted pro forma net income per share ...........

Shares used in computing diluted pro forma net
 income per share (Note 4) .......................


                                                                                PRO FORMA
                                                                               ADJUSTMENTS            PRO
                                                    WHISTLER   COMBINED         (NOTE 3)             FORMA
                                                   ---------- ---------- ---------------------- --------------
Revenues .........................................   $1,297    $46,685       $     1,346 (a)     $     48,031
Operating expenses ...............................      664     23,593              (571)(b)           23,022
General and administrative expenses ..............      140     13,982            (2,697)(b)           11,285
Depreciation and amortization ....................       33      1,394             1,363 (b)(c)         2,757
                                                     ------    -------       -----------         ------------
Income (loss) from operations ....................      460      7,716             3,251               10,967
Interest (expense) and other income, net .........       26          2              (816)(b)(e)          (814)
                                                     ------    -------       -----------         ------------
Income (loss) before income taxes ................      486      7,718             2,435               10,153
Provision (benefit) for income taxes .............      (20)       277             4,451 (d)            4,728
                                                     ------    -------       -----------         ------------
Net income (loss) ................................   $  506    $ 7,441       $    (2,016)        $      5,425
                                                     ======    =======       ===========         ============
PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma
 provision for income taxes ......................   $  486    $ 7,718       $     2,435         $     10,153
Less: pro forma provision (benefit) for income
 taxes ...........................................      192      3,085             1,643                4,728
                                                     ------    -------       -----------         ------------
PRO FORMA NET INCOME (loss):                         $  294    $ 4,633       $       792         $      5,425
                                                     ======    =======       ===========         ============
Basic pro forma net income per share .............                                               $       0.33
                                                                                                 ============
Shares used in computing basic pro forma net
 income per share (Note 4) .......................                                                 16,681,326
                                                                                                 ============
Diluted pro forma net income per share ...........                                               $       0.32
                                                                                                 ============
Shares used in computing diluted pro forma net
 income per share (Note 4) .......................                                                 16,738,504
                                                                                                 ============



         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        RESORTQUEST INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1997
                                 (IN THOUSANDS)



                                                                             ABBOTT    BRINDLEY &
                                                             RESORTQUEST    RESORTS     BRINDLEY
                                                            ------------- ----------- ------------
Revenues ..................................................    $10,078      $12,191      $ 1,425
Operating expenses ........................................      5,247        6,852        1,193
General and administrative expenses .......................      2,263        4,402          204
Depreciation and amortization .............................        176          312           44
                                                               -------      -------      -------
Income (loss) from operations .............................      2,392          625          (16)
Interest (expense) and other income, net ..................       (333)        (114)          (2)
                                                               -------      -------      -------
Income (loss) before income taxes .........................      2,059          511          (18)
Provision for income taxes ................................         --          204           --
                                                               -------      -------      -------
Net income (loss) .........................................    $ 2,059      $   307      $   (18)
                                                               =======      =======      =======

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma provision for
 income taxes .............................................    $ 2,059      $   511      $   (18)
Less: pro forma provision for income taxes ................        824          204           (7)
                                                               -------      -------      -------
PRO FORMA NET INCOME (LOSS) ...............................    $ 1,235      $   307      $   (11)
                                                               =======      =======      =======


                                                             COASTAL
                                                             RESORTS     CFP       FRS         H&O      MAURY
                                                            --------- --------- --------- ------------ ------
Revenues ..................................................  $1,220    $3,071    $1,342      $1,180     $661
Operating expenses ........................................     604     1,538       791         125      115
General and administrative expenses .......................     235       279       176         216      276
Depreciation and amortization .............................      42       153        24          24       14
                                                             ------    ------    ------      ------     ----
Income (loss) from operations .............................     339     1,101       351         815      256
Interest (expense) and other income, net ..................      --        53        12          (9)       7
                                                             ------    ------    ------      ------     ----
Income (loss) before income taxes .........................     339     1,154       363         806      263
Provision for income taxes ................................      --        --        --          --       --
                                                             ------    ------    ------      ------     ----
Net income (loss) .........................................  $  339    $1,154    $  363      $  806     $263
                                                             ======    ======    ======      ======     ====

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma provision for
 income taxes .............................................  $  339    $1,154    $  363      $  806     $263
Less: pro forma provision for income taxes ................     136       462       145         322      105
                                                             ------    ------    ------      ------     ----
PRO FORMA NET INCOME (LOSS) ...............................  $  203    $  692    $  218      $  484     $158
                                                             ======    ======    ======      ======     ====



         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                                                                     PAGE 2 OF 2
                        RESORTQUEST INTERNATIONAL, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE SIX MONTH PERIOD ENDED JUNE 30, 1997
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                     PMR       RPM       TRA       THE     MAUI
                                                  --------- --------- --------- --------- ------
Revenues ........................................  $3,019    $1,733    $2,738    $1,915    $759
Operating expenses ..............................     545       978     1,611       831     158
General and administrative expenses .............     808       243       477       955     393
Depreciation and amortization ...................     102        53        24        44      12
                                                   ------    ------    ------    ------    ----
Income (loss) from operations ...................   1,564       459       626        85     196
Interest (expense) and other income, net ........     (29)       18        25        40      15
                                                   ------    ------    ------    ------    ----
Income (loss) before income taxes ...............   1,535       477       651       125     211
Provision for income taxes ......................      --        38        --        23      48
                                                   ------    ------    ------    ------    ----
Net income (loss) ...............................  $1,535    $  439    $  651    $  102    $163
                                                   ======    ======    ======    ======    ====

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma
 provision for income taxes .....................  $1,535    $  477    $  651    $  125    $211
Less: pro forma provision for income taxes ......     614       191       260        50      84
                                                   ------    ------    ------    ------    ----
PRO FORMA NET INCOME (LOSS): ....................  $  921    $  286    $  391    $   75    $127
                                                   ======    ======    ======    ======    ====
Basic and diluted pro forma net income per
 share ..........................................

Shares used in computing pro forma net income
 per share (Note 4) .............................


                                                                               PRO FORMA
                                                                              ADJUSTMENTS
                                                   WHISTLER   COMBINED         (NOTE 3)           PRO FORMA
                                                  ---------- ---------- ---------------------- --------------
Revenues ........................................   $1,378    $42,710       $       707 (a)     $     43,417
Operating expenses ..............................      833     21,421              (224)(b)           21,197
General and administrative expenses .............      214     11,141            (1,756)(b)            9,385
Depreciation and amortization ...................       44      1,068             1,667 (b)(c)         2,735
                                                    ------    -------       -----------         ------------
Income (loss) from operations ...................      287      9,080             1,020               10,100
Interest (expense) and other income, net ........       27       (290)             (888)(b)(e)        (1,178)
                                                    ------    -------       -----------         ------------
Income (loss) before income taxes ...............      314      8,790               132                8,922
Provision for income taxes ......................      (18)       295             3,941 (d)            4,236
                                                    ------    -------       -----------         ------------
Net income (loss) ...............................   $  332    $ 8,495       $    (3,809)        $      4,686
                                                    ======    =======       ===========         ============

PRO FORMA DATA (unaudited):
Historical net income (loss) before pro forma
 provision for income taxes .....................   $  314    $ 8,790       $       132         $      8,922
Less: pro forma provision for income taxes ......      126      3,516               720                4,236
                                                    ------    -------       -----------         ------------
PRO FORMA NET INCOME (LOSS): ....................   $  188    $ 5,274       $      (588)        $      4,686
                                                    ======    =======       ===========         ============
Basic and diluted pro forma net income per
 share ..........................................                                               $       0.28
                                                                                                ============
Shares used in computing pro forma net income
 per share (Note 4) .............................                                                 16,681,326
                                                                                                ============



         The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                         RESORTQUEST INTERNATIONAL, INC.
                          NOTES TO UNAUDITED PRO FORMA
                          COMBINED FINANCIAL STATEMENTS

1.   GENERAL:

     On May 26, 1998, ResortQuest consummated the IPO and completed the Combinations of the Founding Companies. The consideration for the Combinations consisted of cash and common stock. The Combinations were accounted for under the purchase method of accounting. Aston Hotels & Resorts has been designated as the accounting acquiror for financial statement presentation purposes in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 97, which states that the combining company which receives the largest portion of voting rights in the combined corporation is presumed to be the acquiror for accounting purposes. On September 30, 1998, ResortQuest completed the acquisition of Abbot Resorts. Accordingly, the historical financial statements of ResortQuest reflect the financial position and results of operations of the parent company of ResortQuest ("RQI"), the Founding Companies and Abbott Resorts as of June 30, 1998, and for the year ended December 31, 1997, and the six months ended June 30, 1997 and 1998, and were derived from the respective financial statements where indicated. The historical financial statements of ResortQuest represent the results of Aston Hotels & Resorts prior to the Combinations and the IPO, and only include balances and transactions of the Founding Companies since May 27, 1998. Additionally, the unaudited pro forma combined balance sheets and statements of operations do not include the effects of the Company's acquisitions of Plantation Resort and Whistler Exclusive, as such acquisitions are immaterial to ResortQuest for presentation purposes.

     The unaudited pro forma statement of operations of ResortQuest for the six months ended June 30, 1998 does not include the compensation expense and management recruitment expense, relating to the non-recurring charge of $6.1 million, in conjunction with the issuances of common stock to management and founders of RQI and other costs, prior to the Offering.

2.   UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS:

     The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):


         DESCRIPTION                                            AMOUNT
         ----------------------------------------------   ------------------
         Goodwill .....................................      $   31,547 (a)
         Long-term debt, net of current maturities ....         (26,530)(b)
         Other long-term liabilities ..................             437 (c)
         Common stock .................................              (7)(d)
         Additional paid-in-capital ...................          (6,617)(e)
         Retained earnings ............................           1,170 (f)
                                                             ----------
                                                             $       --
                                                             ==========

----------
     The above table reflects the adjustments related to the acquisition of Abbott Resorts including:

     (a) The goodwill related to the issuance of Common Stock and the cash paid to satisfy the purchase price.

     (b) The increase in ResortQuest's line of credit to fund the cash portion of the purchase price.

     (c)  The elimination of minority interest liability.

     (d) Issuance of 757,040 shares of Common Stock to satisfy the purchase price at a par value of $.01 per share, net of the elimination of the Abbott Resorts' common stock.

     (e) The increase in additional paid-in-capital for the issuance of 757,040 shares of Common Stock at fair value, net of the elimination of Abbott Resorts' additional paid-in-capital.

                         RESORTQUEST INTERNATIONAL, INC.

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED )


     (f)  The elimination of Abbott Resorts' retained earnings.

3.   UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS:

     (a) Reflects additional revenue that ResortQuest would have realized related to certain property management contracts with affiliates of the Founding Companies and Abbott Resorts. These management contracts were reflective of below market rates and have been renegotiated in conjunction with the acquisitions.

     (b) Reflects (i) a reduction in salaries, bonuses and benefits derived from contractual agreements which establish the compensation of the owners and certain key employees of the Founding Companies and Abbott Resorts and (ii) the effect of the exclusion of certain non-operating assets and the assumption of or retirement of certain liabilities (including interest expense) that will be retained by certain stockholders of the Founding Companies.

          The reduction in salaries, bonuses and benefits reflects the difference between historical combined management compensation of approximately $2.5 million, $1.3 million and $5.5 million as compared to the contractual compensation of $771,000, $771,000 and $1.9 million, respectively, for the six months ended June 30, 1998 and 1997, and the year ended December 31, 1997, respectively.

     (c) Reflects amortization of goodwill (which is not deductible for income tax purposes) recorded as a result of the Combinations and the acquisition of Abbott Resorts over a 40-year period, except for the goodwill related to First Resort, which will be amortized straight-line over a 15-year period.

     (d) Reflects the provision for federal and state income taxes relating to converting certain operations to C Corporation status and including the tax impact of pro forma adjustments.

     (e) Reflects the estimated interest expense related to the debt assumed in conjunction with ResortQuest funding the cash portion of the purchase price related to the acquisition of Abbott Resorts.

     While ResortQuest could pay a maximum bonus of 50% (except for two executives at 100%) of a key employee's base pay, bonuses are not factored into the prospective compensation as ResortQuest does not anticipate paying bonuses in fiscal 1998. The maximum amount that could be paid would be $700,000. These bonuses, if paid in future periods, would increase expenses and unfavorably impact net earnings, accordingly.

4.   NET INCOME PER SHARE

     The shares used in computing net income per share include: (i) 3,134,630 shares issued to management of and founders of RQI; (ii) 6,119,656 shares issued to the stockholders of the Founding Companies in connection with the Combinations; and (iii) 6,670,000 shares issued in connection with the Offering necessary to pay the $54.9 million cash portion of the consideration for the Combinations and (iv) 757,040 shares issued to pay for a portion of the purchase price related to the acquisition of Abbott Resorts. Related to the six month period ended June 30, 1998, diluted net income per share includes the effect of 1,807,000 shares of Common Stock reserved for issuance pursuant to the Company's 1998 Long-Term Incentive Plan, of which options to purchase 1,697,000 shares granted by the Company concurrently with the Offering at an exercise price equal to the initial public offering price.

                         RESORTQUEST INTERNATIONAL, INC.

                          NOTES TO UNAUDITED PRO FORMA
                  COMBINED FINANCIAL STATEMENTS - (CONTINUED )


5.   ABBOTT RESORTS INFORMATION

     The 1998 unaudited pro forma results of Abbott Resorts are as of and for the six months ended June 30, 1998. The audited financial statements for Abbott Resorts as of and for the year ended July 31, 1998 are included within this Prospectus. Due to the seasonal nature of Abbott Resorts' operations, operating income may vary significantly. For the twelve months ended July 31, 1998, the following operating income and unaudited pro forma adjustments were noted:



  DESCRIPTION                                                         AMOUNT
  --------------------------------------------------------------- -------------
  Operating income, including interest income of $333,962........  $1,383,717

  Pro forma adjustments:
    Add stockholder salaries and benefits to be reduced or
     terminated .................................................   2,203,000
    Add increase in rental commissions related to contracts at
     favorable terms with affiliates ............................     546,000
                                                                   ----------
                                                                   $4,132,717
                                                                   ==========

     Additionally, the above adjustments do not reflect an additional revenue source related to a reservation fee surcharge implemented in June, 1998, which if annualized, would approximate $780,000.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To ResortQuest International, Inc.:

     We have audited the accompanying balance sheets of ResortQuest International, Inc., formerly Hotel Corporation of the Pacific, Inc. (Delaware and Hawaii corporations, respectively), as of December 31, 1996 and 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of ResortQuest International, Inc., formerly Hotel Corporation of the Pacific, Inc., as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
February 6, 1998 (except with respect to
 Note 1, as to which the date is May 26,
 1998)

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)
                                 BALANCE SHEETS


                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                           DECEMBER 31,
                                                                     -------------------------     JUNE 30,

                                                                         1996          1997          1998
                                                                     -----------   -----------   ------------
                                                                                                  (UNAUDITED)


                                ASSETS

CURRENT ASSETS:
 Cash and cash equivalents .......................................     $ 2,118       $ 1,632      $   6,037
 Cash held in escrow .............................................          --            --          6,064
 Accounts receivable, less allowance of $97 and $75 for doubt-
   ful accounts ..................................................       1,448         1,195          3,627
 Notes receivable from stockholder ...............................          --            --          4,000
 Deferred income taxes ...........................................          --            --            658
 Prepaid expenses and other assets ...............................         143           129          1,232
                                                                       -------       -------      ---------
   Total current assets ..........................................       3,709         2,956         21,618
ADVANCES TO STOCKHOLDER ..........................................       7,111         7,235             --
ADVANCES TO AFFILIATES, net ......................................          --         1,799             --
SECURITY DEPOSITS ................................................         712           641             --
PREPAID EXPENSES AND OTHER ASSETS ................................         178           155          1,514
PROPERTY AND EQUIPMENT, net ......................................       1,186         1,776          4,075
GOODWILL .........................................................          --            --         95,429
DEFERRED INCOME TAXES ............................................          --            --          1,692
NET ASSETS OF DISCONTINUED OPERATIONS ............................          74            --             --
                                                                       -------       -------      ---------
   Total assets ..................................................     $12,970       $14,562      $ 124,328
                                                                       =======       =======      =========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current portion of notes payable ................................     $    61       $    12      $   1,396
 Current portion of capital lease obligations ....................         260           409             --
 Current portion of other long-term obligations ..................         591           585             --
 Customer deposits, deferred revenues and payable to property
   owners ........................................................          --            --         11,357
 Accounts payable and accrued liabilities ........................       4,730         6,538          9,712
 Other current liabilities .......................................          --            --            627
                                                                       -------       -------      ---------
   Total current liabilities .....................................       5,642         7,544         23,092
SECURITY DEPOSITS ................................................         326           270             --
EXCESS OF LOSSES OVER INVESTMENT IN PARTNER-
 SHIP ............................................................         346            --             --
ADVANCES FROM AFFILIATES .........................................       1,235            --             --
NOTES PAYABLE ....................................................       2,816         2,804          1,992
CAPITAL LEASE OBLIGATIONS ........................................         882         1,325             --
OTHER LONG-TERM OBLIGATIONS ......................................       2,118         1,611             --
NET LIABILITIES OF DISCONTINUED OPERATIONS .......................          --         1,403             --
                                                                       -------       -------      ---------
   Total liabilities .............................................      13,365        14,957         25,084

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common  stock,  $.01  par  value,  50,000,000  shares  authorized,
   1,708,333, 1,708,333 and 15,924,286 shares outstanding, respec-
   tively ........................................................          17            17            159
 Additional paid-in-capital ......................................          88            88        128,662
 Excess distributions ............................................          --            --        (29,500)
 Retained earnings ...............................................        (500)         (500)           (77)
                                                                       -------       -------      ---------
   Total stockholders' equity ....................................        (395)         (395)        99,244
                                                                       -------       -------      ---------
   Total liabilities and stockholders' equity ....................     $12,970       $14,562      $ 124,328
                                                                       =======       =======      =========



  The accompanying notes are an integral part of these financial statements.

                        RESORTQUEST INTERNATIONAL, INC.
               (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)
                           STATEMENTS OF OPERATIONS
                (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)



                                                                                                   SIX MONTHS
                                                            YEAR ENDED DECEMBER 31,              ENDED JUNE 30,
                                                     -------------------------------------   ----------------------
                                                        1995         1996          1997         1997         1998
                                                     ----------   ----------   -----------   ----------   ---------
                                                                                                  (UNAUDITED)
REVENUES:
 Property management fees ........................    $ 7,036      $ 7,540      $  8,079      $ 4,476      $ 6,021
 Service fees ....................................      8,896        8,442         8,338        4,109        5,364
 Other ...........................................      3,116        3,478         3,137        1,493        2,551
                                                      -------      -------      --------      -------      -------
    Total revenues ...............................     19,048       19,460        19,554       10,078       13,936
OPERATING EXPENSES ...............................     10,550       10,401         8,908        5,247        7,167

GENERAL AND ADMINISTRATIVE
 EXPENSES ........................................      5,434        5,574         5,475        2,439        4,161
                                                      -------      -------      --------      -------      -------
    Income from operations .......................      3,064        3,485         5,171        2,392        2,608
OTHER INCOME (EXPENSE):
 Interest expense, net ...........................       (406)        (736)         (763)        (333)         (30)
 Gain on sales of assets .........................         --          394           677           --           --
 Arbitration expense .............................       (365)          --            --           --           --
                                                      -------      -------      --------      -------      -------
 Total other income (expense) ....................       (771)        (342)          (86)        (333)         (30)
                                                      -------      -------      --------      -------      -------
INCOME BEFORE PROVISION FOR INCOME
 TAXES AND DISCONTINUED OPERATIONS................      2,293        3,143         5,085        2,059        2,578
                                                      -------      -------      --------      -------      -------
PROVISION FOR INCOME TAX EXPENSE .................         --           --            --           --          304
NET INCOME FROM CONTINUING OPERA-
 TIONS ...........................................      2,293        3,143         5,085        2,059        2,274

NET INCOME (LOSS) FROM DISCONTINUED
 OPERATIONS ......................................        (32)         455        (1,328)        (229)       1,347

LOSS ON DISPOSAL OF DISCONTINUED
 OPERATIONS ......................................         --           --          (166)          --           --
                                                      -------      -------      --------      -------      -------
NET INCOME .......................................    $ 2,261      $ 3,598      $  3,591      $ 1,830      $ 3,621
                                                      =======      =======      ========      =======      =======
EARNINGS PER SHARE (Note 12):
 Basic
  Continuing operations ..........................    $  1.34      $  1.84      $   2.98      $  1.21      $   .51
  Discontinued operations ........................     (  .02)         .27         ( .88)       ( .14)         .30
                                                      -------      -------      --------      -------      -------
  Net income per share ...........................    $  1.32      $  2.11      $   2.10      $  1.07      $  0.81
                                                      =======      =======      ========      =======      =======
 Diluted
  Continuing operations ..........................    $  1.34      $  1.84      $   2.98      $  1.21      $   .50
  Discontinued operations ........................     (  .02)         .27         ( .88)       ( .14)         .30
                                                      -------      -------      --------      -------      -------
  Net income per share ...........................    $  1.32      $  2.11      $   2.10      $  1.07      $  0.80
                                                      =======      =======      ========      =======      =======
PRO FORMA DATA (unaudited -- Note 2)
 Historical net income before provision for income
  taxes and discontinued operations ..............    $ 2,293      $ 3,143      $  5,085      $ 2,059      $ 2,578
 Less: pro forma provision for income taxes ......        917        1,257         2,034          824        1,031
                                                      -------      -------      --------      -------      -------
PRO FORMA NET INCOME FROM
 CONTINUING OPERATIONS ...........................    $ 1,376      $ 1,886      $  3,051      $ 1,235      $ 1,547
                                                      =======      =======      ========      =======      =======


   The accompanying notes are an integral part of these financial statements.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

             STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                        (IN THOUSANDS, EXCEPT SHARE DATA)



                                                   COMMON STOCK       ADDITIONAL                   RETAINED
                                               ---------------------    PAID-IN        EXCESS      EARNINGS
                                                  SHARES     AMOUNT     CAPITAL    DISTRIBUTIONS   (DEFICIT)     TOTAL
                                               ------------ -------- ------------ --------------- ---------- ------------
BALANCE, December 31, 1994 ...................   1,708,333   $  17     $     88      $      --     $   (500)  $    (395)
 Net income ..................................          --      --           --             --        2,261       2,261
 Distributions ...............................          --      --           --             --       (2,261)     (2,261)
                                                 ---------   -----     --------      ---------     --------   ---------
BALANCE, December 31, 1995 ...................   1,708,333      17           88             --         (500)       (395)
 Net income ..................................          --      --           --             --        3,598       3,598
 Distributions ...............................          --      --           --             --       (3,598)     (3,598)
                                                 ---------   -----     --------      ---------     --------   ---------
BALANCE, December 31, 1996 ...................   1,708,333      17           88             --         (500)       (395)
 Net income ..................................          --      --           --             --        3,591       3,591
 Distributions ...............................          --      --           --             --       (3,591)     (3,591)
                                                 ---------   -----     --------      ---------     --------   ---------
BALANCE, December 31, 1997 ...................   1,708,333      17           88             --         (500)       (395)
 Net income (unaudited) ......................          --      --           --             --        3,621       3,621
 Initial public offering (unaudited) .........   6,670,000      67       59,954             --           --      60,021
 Distributions to stockholders
   (unaudited) ...............................          --      --           --        (29,500)      (3,198)    (32,698)
 Stock issued in connection with the
   combinations (unaudited) ..................   7,545,953      75       68,620             --           --      68,695
                                                 ---------   -----     --------      ---------     --------   ---------
BALANCE, June 30, 1998 (unaudited) ...........  15,924,286   $ 159     $128,662      $ (29,500)    $    (77)  $  99,244
                                                ==========   =====     ========      =========     ========   =========

   The accompanying notes are an integral part of these financial statements.

                        RESORTQUEST INTERNATIONAL, INC.
               (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                            STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)



                                                                                                            SIX MONTHS
                                                                       YEAR ENDED DECEMBER 31,            ENDED JUNE 30,
                                                                ------------------------------------- -----------------------
                                                                    1995         1996         1997        1997        1998
                                                                ------------ ------------ ----------- ----------- -----------
                                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...................................................   $ 2,261      $ 3,598     $  3,591    $  1,830    $   3,621
  (Income) loss from discontinued operations ..................        32         (455)       1,328         229       (1,347)
  Loss on disposal of discontinued operations .................        --           --          166          --           --
                                                                  --------     --------    --------    --------    ---------
   Income from continuing operations ..........................     2,293        3,143        5,085       2,059        2,274

 Adjustments to reconcile net income to net cash pro-
  vided by operating activities-
  Depreciation and amortization ...............................       257          326          394         176          568
  Deferred rent expense .......................................        (7)          (7)         (14)         --           --
  Gain on sale of fixed assets ................................        --         (394)          --          --           --
  Gain on sale of principal asset of partnership ..............        --           --         (677)         --           --
  Loss (gain) of investment in partnership ....................        (7)          45           --          --           --

 Changes in operating assets and liabilities-
  Accounts receivable .........................................      (334)        (236)         253        (515)       1,172
  Prepaid expenses and other assets ...........................      (309)         258           37        (153)        (606)
  Accounts payable and accrued liabilities ....................       648          258          918       2,266       (1,743)
  Reservation and security deposits ...........................       245         (459)         (56)         --        2,502
                                                                  ---------    ---------   --------    --------    ---------
   Cash provided by continuing operations .....................     2,786        2,934        5,940       3,833        4,167
 Cash flows from discontinued operations ......................       249         (253)         (17)      1,519          (56)
                                                                  ---------    ---------   --------    --------    ---------
   Net cash provided by operating activities ..................     3,035        2,681        5,923       5,352        4,111
                                                                  ---------    ---------   --------    --------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of principal asset of partnership ........        --           --          331          --           --
  Cash portion of combinations ................................        --           --           --          --      (21,341)
  Proceeds from sale of property and equipment ................        --          398           --          50           --
  Purchase of property and equipment ..........................        --           --          (56)        (99)        (243)
  Increase (decrease) in security deposits and other ..........      (618)         (94)          71          62          528
                                                                  ---------    ---------   --------    --------    ---------
   Net cash (used in) provided by investing activities ........      (618)         304          346          13      (21,056)
                                                                  ---------    ---------   --------    --------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  (Increase in advances) proceeds from repayment of
   advances to affiliates .....................................      (430)       3,625       (2,144)     (1,304)        (486)
  Increase in advances to stockholder .........................    (1,572)        (886)        (124)     (2,206)       2,684
  Increase in distributions payable to stockholder ............        --          465           64          --           --
  Proceeds from public stock issuance .........................        --           --           --          --       60,889
  Distributions to stockholders ...............................    (2,261)      (3,098)      (3,591)     (1,830)     (33,198)
  Repayment of notes and mortgage payable .....................      (283)        (637)         (61)         --           --
  Increase (payment) of other long-term obligations ...........       305       (1,160)        (563)       (203)      (5,914)
  Principal payments under capital leases .....................      (111)        (241)        (336)        (88)      (2,625)
  Proceeds from notes payable .................................     3,000           --           --          --           --
                                                                  ---------    ---------   --------    --------    ---------
   Net cash provided by (used in) financing activities ........    (1,352)      (1,932)      (6,755)     (5,631)      21,350
                                                                  ---------    ---------   --------    --------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ..................................................     1,065        1,053         (486)       (266)       4,405
CASH AND CASH EQUIVALENTS, beginning of pe-
 riod .........................................................        --        1,065        2,118       2,118        1,632
                                                                  ---------    ---------   --------    --------    ---------
CASH AND CASH EQUIVALENTS, end of period ......................   $ 1,065      $ 2,118     $  1,632    $  1,852    $   6,037
                                                                  =========    =========   ========    ========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for interest .......................................   $   339      $   556     $    628    $    354    $      --
                                                                  =========    =========   ========    ========    =========

SUPPLEMENTAL DISCLOSURE OF NONCASH
 INVESTING AND FINANCING ACTIVITIES:
  Capital lease obligations ...................................   $   388      $   912     $    928    $     66    $      --
                                                                  =========    =========   ========    ========    =========

SUPPLEMENTAL DISCLOSURE OF NONCASH IN-
 VESTING ACTIVITIES: Common Stock Portion of
 Combinations .................................................   $    --      $    --     $     --    $     --    $  72,001
                                                                  =========    =========   ========    ========    =========


   The accompanying notes are an integral part of these financial statements.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     ResortQuest International, Inc. (the "Company" or "ResortQuest") formerly known as Hotel Corporation of the Pacific, Inc. (the "Company" or "Aston"), was formed to create the leading provider of vacation condominium and home rentals and management in premier destination resorts. Effective with the closing of ResortQuest's initial public offering (the "IPO") on May 26, 1998, the Company acquired 12 vacation rental and property management companies and one leading vacation rental and property management software company (the "Combinations"). However, for accounting and reporting purposes. Aston was identified as the accounting acquiror and the remaining Founding Companies along with ResortQuest were accounted for under the purchase method of accounting.

     Accordingly, the historical unaudited consolidated financial statements for the three- and six-month periods ended June 30, 1997 and 1998 include the financial results of Aston prior to the Combinations and the IPO, and include the combined balances and transactions of ResortQuest and the Founding Companies only since May 26, 1998. Comparability of actual results for the quarter, year to date and prior years may be misleading and are not necessarily indicative of the results of the combined operations.

     Hotel Corporation of the Pacific, Inc. was a Hawaii corporation which operated under the trade names "Aston Hotels & Resorts," "Aston Property
Management" and "Aston." Aston provides hotel and resort management and condominium association management services in the state of Hawaii. Hotel and resort management services are provided to either individual condominium unit owners, owners of multiple units within single condominium projects (resort rental programs), or single-owner projects or hotel properties. Condominium association management services are provided to associations of apartment owners. In many instances, the Company manages both the condominium association and a resort rental program within the same project. The Company maintains a portfolio of approximately 5,000 units in its rental program.


     Hotel and resort condominium rental program management services include centralized sales and marketing, reservations, accounting, human resources, electronic data processing, telephone equipment support and management of on-site personnel. The Company also operates food and beverage facilities located in two resorts managed by the Company. As of December 31, 1996 and 1997, the Company provided resort and hotel management services to 28 and 29 condominium resorts or hotels, respectively, and provided condominium management services to 17 and 16 condominium associations, respectively.


     The Company also leases and operates hotel properties. The Company began to implement its plan to discontinue the leasing of the leased properties during the second quarter of 1998 as discussed in Note 5, "Discontinued Operations and Disposition of Assets and Liabilities." Consequently, the financial statements present the net assets (liabilities), results of operations and cash flows of these leased properties as discontinued operations.

     In connection with the Combinations, certain liabilities were retained by one of the stockholders and one stockholder agreed to reductions in salary and benefits which would have reduced general and administrative expenses by $380,000, $282,000 and $282,000 for 1995, 1996 and 1997, respectively. In addition, certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combinations.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements

     The interim financial statements as of June 30, 1998, and for the six months ended June 30, 1998 and June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

     Revenue Recognition


     The Company records property rental and management fees on the accrual basis of accounting ratably over the term of guest stays, as earned.


     The Company requires certain minimum deposits when the reservation is booked. These deposits are non-refundable and are recorded as a component of customer deposits, deferred revenue and payable to property owners in the accompanying financial statements. The Company records revenue for cancellations upon occurrence.

     Service fees are recorded for a variety of services and are recognized as the service is provided.

     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense to agents.

     Other revenues include food and beverage sales of $2,302,000, $2,185,000 and $2,271,000 for the years 1995, 1996 and 1997 respectively.

     Operating Expenses


     Operating expenses include expenses related to reservations, marketing and advertising, accounting and other costs associated with rental and management. Operating expenses also include food and beverage cost of sales and operating expenses as follows (in thousands):


                                                                        YEAR ENDED DECEMBER 31,
                                                                   ---------------------------------
                                                                      1995        1996        1997
                                                                   ---------   ---------   ---------
Reservations, marketing, accounting and other expenses .........    $ 8,382     $ 8,289     $6,956
Food and beverage cost of sales and operating expenses .........      2,168       2,112      1,952
                                                                    -------     -------     ------
   Total operating expenses ....................................    $10,550     $10,401     $8,908
                                                                    =======     =======     ======



     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Inventories

     Inventories consist primarily of food and beverage items and are stated at the lower of cost (first-in, first-out method) or market.

     Property and Equipment


     Property and equipment are stated at cost or, in the case of equipment acquired under capital leases, the present value of future lease payments. Depreciation is computed using the straight-line method over the estimated useful lives of the assets or the remaining lease terms.


     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments which extend the useful lives of existing equipment are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


     Intangible Assets and Amortization

     The Combinations were accounted for using the purchase method of accounting. The excess of consideration paid over the estimated fair value of the net assets acquired less liabilities assumed is recorded as goodwill. Allocations of the purchase price to assets acquired and liabilities assumed have been initially assigned and recorded based on preliminary estimates of fair value and may be revised as additional information concerning the valuation of such assets and liabilities becomes available.

     Goodwill is being amortized on a straight-line basis over 40 years, other than that associated with the acquisition of the property management software company, which will be amortized over 15 years, representing the approximate remaining useful life of acquired intangible assets. In accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed", subsequent to an acquisition, the Company continually evaluates whether later events and circumstances have occurred that indicate the remaining net book value may warrant revision or may not be recoverable. When factors indicate that the net book value should be evaluated for possible impairment, the Company uses an estimate of the related business's undiscounted operating income over the remaining life of the cost in excess of net assets of acquired businesses, in measuring whether such cost is recoverable.

     Income Taxes

     Aston had elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal or state purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.

     In  conjunction  with  the  Combinations,  the  Company  changed  from an S
Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and 1998, and for the years ended December 31, 1997, 1996 and 1995.


     Concentration of Financial Instrument Assets


     Concentrations of financial instrument assets primarily consist of cash deposits and accounts receivable. The Company's policy is to deposit its cash with high-quality financial institutions. At December 31, 1996 and 1997, the Company's cash was deposited in demand and short-term interest-bearing accounts with three of the larger banks in Hawaii.

     Advertising Costs

     All advertising and promotion costs are expensed as incurred.

     Investment in Partnership


     The Company was a 5 percent general partner in a limited partnership whose principal asset was a commercial shopping mall. The Company's principal stockholder was the other general partner and held a 45% partnership interest. The Company used the equity method to account for its interest in the partnership. At December 31, 1996, the excess of the Company's cumulative equity in net losses

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


over its investment is reflected as a noncurrent liability. The partnership's investment in the mall was sold during 1997. The Company's proceeds resulted in a gain on the sale of $677,000. The partnership is expected to be liquidated with no anticipated loss to the Company.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk


     The Company's operations are exclusively located in the state of Hawaii and are subject to negative events that affect travel patterns of visitors.

3. ADVANCES TO AFFILIATES:


     Advances to affiliates represent advances to companies controlled by Aston's principal stockholder. The advances have no scheduled repayment, and Aston suspended the accrual of interest. In 1996, one affiliate made a $2,000,000 repayment, $112,500 of which was recognized as previously unrecorded interest. The remaining receivable balance was guaranteed by Aston's principal stockholder and was repaid during 1998.


4.   ADVANCES TO STOCKHOLDER:


     Advances to stockholder relate to advances to the Aston principal stockholder. Such advances have largely been utilized relative to the stockholder's investment in two hotels managed by the Company. The advances are not collateralized, are noninterest-bearing and have no scheduled repayments. The stockholder made payments of approximately $1,500,000 on these advances prior to the Combination. An interest bearing note totalling $4.0 million was executed in connection with the Combination and is collateralized by certain assets pledged to the Company and a personal guarantee (not to exceed $1,000,000).


5.   DISCONTINUED OPERATIONS:


     The Company has decided that it will no longer continue or enter into leasing arrangements for lodging facilities and will assign such leases to AST Holdings, Inc., a corportion owned by the principal stockholder. The Company will enter into management agreements on such properties with AST Holdings, Inc. The Company has a plan in place to dispose of its other existing leased property during the second quarter of 1998. This plan will eliminate the Company's future obligation to make lease payments to owners of these facilities. The Company plans to primarily focus its efforts on renting and managing condominiums, hotel rooms and homes for the owners on a fee basis. Accordingly, for all periods presented in the accompanying financial statements, the financial position, results of operations and cash flows of the leased assets are reflected as discontinued operations. Summarized financial information of the discontinued operations is presented in the following tables.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

     Net assets (liabilities) of discontinued operations are as follows (in thousands):

                                                  DECEMBER 31,
                                             -----------------------
                                                 1996        1997
                                             ----------- -----------
       Current assets ......................  $  2,857    $  2,955
       Advances to affiliates ..............     1,304           1
       Other assets ........................       202         193
       Property and equipment ..............       418         197
                                              --------    --------
        Total assets .......................     4,781       3,346
       Current liabilities .................    (3,412)     (4,119)
       Capital lease obligations ...........      (247)        (53)
       Other long-term obligations .........    (1,048)       (577)
                                              --------    --------
       Net assets (liabilities) ............  $     74    $ (1,403)
                                              ========    ========


     Income (loss) from discontinued operations are as follows (in thousands):


                                                                                                      SIX MONTH
                                                                                                        ENDED
                                                           YEAR ENDED DECEMBER 31,                     JUNE 30,
                                                   ----------------------------------------   --------------------------
                                                       1995          1996          1997          1997           1998
                                                   ------------   ----------   ------------   ----------   -------------
                                                                                                     (UNAUDITED)
Revenue ........................................      $4,911       $29,945       $ 30,848      $16,051        $14,304
Operating expenses .............................       3,609        22,833         24,826       12,141         10,120
General and administrative expenses ............       1,326         6,631          7,317        4,118          2,839
                                                      ------       -------       --------      -------        -------
 Operating income (loss) .......................         (24)          481         (1,295)        (208)         1,345
Other expense ..................................          (8)          (26)           (33)          21             (2)
                                                      ------       -------       --------      -------        -------
Net income (loss) from discontinued operations .      $  (32)      $   455       $ (1,328)     $  (229)       $ 1,347
                                                      ======       =======       ========      =======        =======



     In addition to the loss from discontinued operations, the Company's operating results for the year ended December 31, 1997, include a charge of $166,000 for expected loss resulting from the disposal of discontinued operations.


6.   DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Accounts receivable consisted of the following (in thousands):


                                                           DECEMBER 31,
                                                       ---------------------
                                                          1996        1997
                                                       ---------   ---------
     Receivables from managed properties ...........    $1,007      $  610
     Other .........................................       538         660
                                                        ------      ------
                                                         1,545       1,270
     Less- Allowance for doubtful accounts .........       (97)        (75)
                                                        ------      ------
                                                        $1,448      $1,195
                                                        ======      ======

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

     Property and equipment consist of the following (in thousands):

                                                                 ESTIMATED       DECEMBER 31,
                                                                USEFUL LIFE ----------------------
                                                                 IN YEARS      1996        1997
                                                               ------------ ---------- -----------
     Leasehold interests .....................................      3-7       $   49    $     91
     Furniture, fixtures and equipment .......................     3-10          842         938
     Leased property .........................................      3-7        1,255       2,305
                                                                              ------    --------
                                                                               2,146       3,334
     Less- Accumulated depreciation and amortization .........                  (960)     (1,558)
                                                                              ------    --------
       Property and equipment, net ...........................                $1,186    $  1,776
                                                                              ======    ========

     Accounts payable and accrued liabilities consisted of the following (in thousands):


                                                                      DECEMBER 31,
                                                                  ---------------------
                                                                     1996        1997
                                                                  ---------   ---------
     Accounts payable .........................................    $2,616      $3,311
     Accrued payroll ..........................................     1,289       1,214
     Other accrued liabilities ................................       825       2,013
                                                                   ------      ------
       Total accounts payable and accrued liabilities .........    $4,730      $6,538
                                                                   ======      ======


7.   NOTES PAYABLE:

     At December 31, 1996 and 1997, notes payable consist of the following (in thousands):


                                                                                       1996      1997
                                                                                    --------- ---------
Notes payable, collateralized by 586 shares of the principal stockholder's
 7,500 common shares and real property in San Francisco, California, owned by the stockholder-
 Interest only payable monthly at 10%, due May 11, 1999 ...........................  $1,000    $1,000
 Interest only payable monthly at 7.5% through February 1996, and at 15%
   thereafter, due January 31, 1999(1) ............................................     500       500
Note payable, interest only payable monthly at 7.5% through February 1996 and at
 15% thereafter, due January 31, 1999, guaranteed by principal stockholder(1) .....     500       500
Note payable, interest only payable monthly at 20% plus contingent interest, as defined, commencing May 31, 1996, due May 31, 2000, secured by lease deposit in
 same amount(2) ...................................................................     500       500
Notes payable to spouse of principal stockholder, unsecured-
 Interest only payable quarterly at 10% and 12%, due February 28, 1999 ............     285       285
Note payable to bank in monthly installments of $1,242 including interest at 10.25%
 adjusted annually, due May 4, 2000 ...............................................      42        31
Note payable, interest at 12%, payable upon demand, collateralized by certain
 fixtures and equipment ...........................................................      50        --
                                                                                     ------    ------
   Total ..........................................................................   2,877     2,816
Less- Current portion .............................................................     (61)      (12)
                                                                                     ------    ------
   Noncurrent portion .............................................................  $2,816    $2,804
                                                                                     ======    ======

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

     Annual maturities of long-term debt are as follows (in thousands):


             1998 .....................................      $   12
             1999 .....................................       2,299
             2000 .....................................         505
                                                             ------
             Total ....................................      $2,816
                                                             ======

----------
(1) In addition to the stated interest on two of the notes described above, the Company is required to pay additional interest on each note equal to the lesser of 10 percent of distributable income (as defined in the agreement) of one of the leased hotels or $50. Such additional interest amounted to $92 and $100 for the years ended December 31, 1996 and 1997, respectively.

(2)  No contingent interest was accrued in 1996 or 1997.

     On May 26, 1998, ResortQuest entered into a credit agreement (the "Credit Agreement") with NationsBank, N.A. and First Tennessee Bank National Association, with respect to a $30 million revolving line of credit. The Credit Facility may be used for letters of credit not to exceed $2.5 million, acquisitions, capital expenditures, and for general corporate purposes. The Credit Agreement requires the Company to comply with various loan convenants, which include maintenance of certain financial ratios, restrictions on additional indebtedness and restrictions on liens, guarantees, advances, capital expenditures, sale of assets and dividends.

     Interest on outstanding balances of the Credit Facility is computed at the Company's election, on the basis of either the Prime Rate or the Eurodollar Rate plus a margin ranging from 1.25% to 2.00%, depending on certain financial ratios. Availability fees ranging from 0.25% to 0.50% per annum, depending on certain financial ratios, are payable on the unused portion of the Credit Facility. The Credit Facility has a three-year term and is secured by substantially all of the assets of ResortQuest and its subsidiaries, including the common stock of the Founding Companies and any future material subsidiaries, as defined. At June 30, 1998, there were no borrowings under the Credit Facility and ResortQuest was in compliance with applicable loan covenants.

     In connection with the Combinations, ResortQuest agreed to assume $5.7 million of existing debt of the Founding Companies. As of June 30, 1998, all of this debt was paid off. In addition, the Founding Companies collectively had $1.8 million available to borrow under nine separate lines of credit, which included personal guarantees of the Founding Companies owners. ResortQuest is in the process of terminating these lines of credit and removing the personal guarantees of the Founding Companies previous owners. At June 30, 1998, there were no borrowings outstanding under any of the remaining lines of credit.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

8.   OTHER LONG-TERM OBLIGATIONS:

     At December 31, 1996 and 1997, other long-term obligations consisted of the following (in thousands):


                                                                                      1996       1997
                                                                                   ---------- ---------
Distributions payable to stockholder .............................................   $  465    $  529
Severance payable to former senior executives and employees, at present value with imputed interest rates ranging between 8.50% and 10.25% (unamortized imputed
 interest of $62 and $42) ........................................................      593       347
Termination payable to the owners of a hotel managed prior to 1992, interest at
 prime rate (8.50% at December 31, 1997) .........................................      850       500
Other accrued liabilities (Note 9) ...............................................      801       820
                                                                                     ------    ------
   Total .........................................................................    2,709     2,196
Less- Current portion ............................................................     (591)     (585)
                                                                                     ------    ------
   Noncurrent portion ............................................................   $2,118    $1,611
                                                                                     ======    ======


     Future annual payments of severance and termination payables are as follows (in thousands):

             1998 .................................  $585
             1999 .................................   262
                                                     ----
                                                     $847
                                                     ====


9. LEASES:

     Operating Leases


     The Company leases its principal offices under an operating lease with the initial term expiring on July 31, 2002, and with two five-year options to extend the agreement. The lease provides for an initial period of free rent and also specifies scheduled rent increases over the lease term.

     Effective February 1, 1996, the Company entered into a noncancelable operating lease for a hotel property on Maui with terms extending through January 31, 1999. The lease provides for scheduled rent and security deposits that increase over the term. In conjunction with this lease, the Company is obligated to pay an annual retainer fee and a business referral and marketing fee to an unrelated party who arranged the lease. The retainer fee is payable in quarterly installments. Under the terms of the business referral and marketing agreement, the Company is required to pay a percentage of the net profits derived from the hotel property. The Company accrued $239,000 and $196,000 for these fees for the periods ended December 31, 1996 and 1997, respectively. This lease is included in the discontinued operations.

     Both the Maui hotel property lease and the office lease aggregate rental payments over the life of the lease are being recognized as rent expense on a straight-line basis over the terms of the leases. Accruals representing prorated future payments under the leases are included in other long-term obligations as of December 31, 1996 and 1997.


     The Company is obligated under a noncancelable operating lease for a resort facility on Maui with terms extending through December 31, 2000. Under terms of the lease, the Company pays annual rent equivalent to the net operating profits, as defined, of the facility up to a defined amount per year. No rent was incurred in 1995 or 1996. In 1997, rent of $231,000 was incurred. This lease is included in discontinued operations.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

     In addition to operating leases for office space and hotel properties, the Company has entered into certain noncancelable operating leases for equipment and operating space and for individual condominium units within its managed properties. The terms of these condominium leases usually coincide with the management agreements under which the Company manages rental pools within the respective condominium projects. Under the terms of the front desk and operating space leases, the Company pays the respective apartment owners association a percentage of the room revenue generated from the rental pool. Under the terms of the condominium leases, the Company pays individual condominium owners a fixed monthly lease rent and, in return, is allowed to place the unit into the respective rental pool.

     At  December  31,  1997,   future  minimum  lease   commitments  under  all
noncancelable operating leases are as follows (in thousands):


                                 CONTINUING     DISCONTINUED
                                 OPERATIONS      OPERATIONS
                                ------------   -------------
  1998 ......................      $  823          $2,620
  1999 ......................         844             328
  2000 ......................         844             120
  2001 ......................         795              --
  Thereafter ................         332              --
                                   ------          ------
    Total ...................      $3,638          $3,068
                                   ======          ======



     Under terms of the leases, the Company is generally required to pay all taxes, insurance and maintenance. Rent expense for the years ended December 31, 1995, 1996 and 1997, aggregated approximately $2,300,000, $4,750,000 and
$5,300,000, respectively.

     Capital Leases


     Capital leases consist principally of leases for office furnishings and equipment and for automotive equipment. Future minimum lease payments for assets under capital leases at December 31, 1997, are as follows (in thousands):


                                                                CONTINUING     DISCONTINUED
                                                                OPERATIONS      OPERATIONS
                                                               ------------   -------------
     1998 ..................................................      $  583          $  58
     1999 ..................................................         508             41
     2000 ..................................................         447             16
     2001 ..................................................         337             --
     Thereafter ............................................         285             --
                                                                  ------          -----
     Total minimum lease payments ..........................       2,160            115
     Less- Amount representing interest ....................        (416)           (10)
                                                                  ------          -----
     Present value of minimum lease payment (current portion
       of $471) ............................................      $1,744          $ 105
                                                                  ======          =====


     The capitalized cost of leased equipment totaled $1,975,000 and $2,610,000 at December 31, 1996 and 1997, respectively. The related accumulated depreciation totaled $604,000 and $921,000 at December 31, 1996 and 1997, respectively.

     As an accommodation to certain of the managed properties, the Company assists in obtaining leases of operating equipment. In some instances, this assistance includes entering into the leases as the technical lessee. The managed properties perform all obligations under the leases, including the making of lease payments and the provision of insurance coverage. The Company remains contingently liable under the leases until completion of the lease terms. Because the Company undertakes the role of a technical lessee simply as an accommodation to the managed properties and because the leased equipment is used only for and by the managed properties, these leases have not been recorded on the Company's books.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


     Effective February 1, 1998, the Company's management agreement with a hotel in Waikiki was terminated due to the sale of the property. Management fees earned on this property were approximately $330,000 during 1997. On February 1, 1998, the Company entered into a new management contract with a condominium hotel property in downtown Honolulu.

     On February 28, 1998, the Company's lease arrangement with a hotel in Waikiki was terminated due to the sale of the property. The hotel had gross revenues of approximately $5,347,000 and net income of approximately $371,000 during 1997. On March 6, 1998, the Company entered into a new management contract with a condominium hotel on Maui.

10.  COMMITMENTS AND CONTINGENCIES:

     Guarantees

     The Company's principal stockholder has personally guaranteed certain of the Company's debt and capital lease obligations. As of December 31, 1997, the guaranteed obligations totaled $2,789,000.

     The Company has provided guarantees for, or is the cosigner on, personal and business debts of its principal stockholder. At December 31, 1997, these personal debts totaled $17,374,000. The former principal stockholder of Aston has agreed to cause these guarantees to be released as soon as practical. As of June 30, 1998, only $860,000 (unaudited) of these loans remain outstanding.


     The Company's management agreements are obtained through negotiations with the respective owners and are impacted by the normal market pressures of a highly competitive industry. Contract clauses as to the management fees and reimbursements received by the Company vary greatly.


     Certain of the Company's management agreements contain provisions for guaranteed levels of returns to owners. These agreements also contain force majeure clauses to protect the Company from forces or occurrences beyond the control of management. During 1995, 1996 and 1997, the Company made payments in excess of the management fees earned on these guaranteed agreements of $620,000, $643,000 and $793,000, respectively.

     Acquisition Indemnification

     Subject to certain limitations, pursuant to the Agreement and Plan of Organization entered into by and between each of the Founding Companies and ResortQuest (each an "Agreement"), the stockholders of the Founding Companies have indemnified ResortQuest against losses, claims, damages, actions, suits, proceedings demands, assessments, adjustments, costs and expenses as a result of or arising from (i) any breach of the representations and warranties in the Agreement and its schedules and certificates by the stockholders of the Founding Companies, (ii) any breach of any agreement on the part of the stockholders set forth in the Agreement, (iii) any liability under the 1993 Act, the 1934 Act or other federal or state law or regulation arising out of or based upon any untrue statement of a material fact relating solely to the Founding Company or the stockholders and (iv) certain other identified claims or litigation. In addition, pursuant to each Agreement and subject to certain limitations, ResortQuest agreed to indemnify the stockholders against losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses incurred by the stockholders as a result of or arising from (i) any breach by ResortQuest or of its representations and warranties in the Agreement and its schedules and certificates, (ii) any breach of any agreement on the part of ResortQuest under this Agreement, (iii) any liability under the 1933 Act, the 1934 Act or other federal or state law or regulation, at common law or otherwise, arising out

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


of or based upon any untrue statement or alleged untrue statement of a material fact relating to ResortQuest or any of the other Founding Companies contained in certain filings with the Securities and Exchange Commission, or (v) the matters described in the schedules to the Agreement relating to guarantees.

     ResortQuest is not aware of any events that have or could have caused any party to such indemnification under any of the Agreements during the periods presented in the accompanying consolidated condensed financial statements.

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying financial statements.

     Benefit Plans


     The Company has a 401(k) profit-sharing plan for its employees and for the employees of certain of its managed resort rental and hotel properties. Under the terms of the plan, any nonunion employee with one year of service and 1,000 credited hours of service is eligible to participate. Managed property employees may participate as approved by the owners of the individual managed properties. Employees of managed properties are considered employees of the Company only for purposes of participation in the 401(k) plan.

     Participating employees may defer up to 15 percent of their eligible compensation. During 1997, the employer, either the Company or the managed property, provided a matching contribution ranging from 37.5 percent to 50.0 percent of the employee's contribution up to the first 6 percent of the eligible compensation. During 1996, the employer, either the Company or the managed property, provided a matching contribution ranging from 25 percent to 50 percent of the employee's contribution up to the first 6 percent of eligible compensation. In 1995, the employer, either the Company or the managed property, provided a matching contribution of 25 percent of the employee's contribution up to 5 percent of the eligible compensation. Company contributions to the 401(k) plan were $53,000, $107,000 and $184,000 in 1995, 1996 and 1997, respectively.

     The Company has applied for qualification of a second 401(k) profit-sharing plan for employees at one of the leased hotels with the same qualifications as the first plan.

11.  RELATED-PARTY TRANSACTIONS:

     Beginning in 1997, the Company provides administrative services to AST International LLC, an affiliate. The Company recorded a receivable for $420,000 related to these services in 1997.

     The Company manages two hotels owned by its principal stockholder. Centralized services (cooperative sales and marketing, reservations, accounting services and other reimbursements) and management fees charged to these two hotels approximated $501,000 and $506,000 in 1996 and 1997, respectively. The Company leases certain office space and parking spaces in one of these hotels. Rent expense approximated $14,000 in 1996 and 1997 for these spaces.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

     The Company also paid HCP, Inc., a company that is wholly owned by the Company's principal stockholder, $390,000, $481,000 and $476,000 in 1995, 1996 and 1997, respectively, for sales representation and related accounting services. The Company was named as a party in an arbitration related to certain hotel properties managed by HCP, Inc., prior to 1991. The Company incurred legal fees and other expenses totaling $365,000 in 1995 related to the arbitration which was resolved favorably for the Company during 1995.

     The Company leased storage space from a limited partnership in which the Company was a 5 percent general partner and the Company's principal stockholder was the other general partner. During 1995, 1996 and 1997, the Company incurred $128,000, $114,000 and $110,000, respectively, in lease rent related to this space. The building within which such space is located was sold to an unrelated third party in 1997.

     The Company has unwritten consulting agreements with family members of the Company's principal stockholder. Consulting services include assistance in community and governmental affairs. During 1995, 1996 and 1997, the Company incurred $229,000, $221,000 and $232,000, respectively, relative to these consulting arrangements. The Company also provides certain management and clerical personnel for a development company owned by the Company's principal stockholder. During 1995, 1996 and 1997, the Company incurred $125,000, $125,000 and $126,000, respectively, in salaries and benefits costs relative to this development company. In return, the Company receives certain consulting and support services.


     At December 31, 1997, the Company was obligated to the spouse of the principal stockholder on notes payable due February 28, 1999, totaling $285,000 (see Note 7).

12.  STOCKHOLDERS' EQUITY

     Common Stock

     On May 26, 1998, ResortQuest issued an aggregate of 9,254,286 shares of Common Stock (3,134,630 shares are restricted voting Common Stock) in connection with the Combinations (1,708,333 shares to Aston stockholders and 7,545,953 shares to the remaining stockholders involved with the Combinations) and 6,670,000 shares of Common Stock in connection with the Offering. Shares issued in the Offering were sold at a price to the public of $11.00 per share. The net proceeds to ResortQuest from the Offering (after deducting underwriting discounts, commissions and offering expenses) were approximately $60.0 million. As of June 30, 1998, ResortQuest had 15,924,286 shares of Common Stock issued and outstanding (12,789,656 shares of Common Stock and 3,134,630 shares of restricted Common Stock). The Common Stock and restricted Common Stock are identical except that the holders of restricted Common Stock are only entitled to one-half of one vote for each share on all matters.

     On June 25, 1998, ResortQuest registered 3.0 million shares of Common Stock with the Securities and Exchange Commission pursuant to a shelf registration statement. These shares are available and could be used for future acquisitions.

     Long-Term Incentive Plan

     ResortQuest has reserved 1,910,914 shares of Common Stock for use in connection with the 1998 Long-Term Incentive Plan. In connection with the Offering, options in the form of non-qualified stock options to purchase a total of 1,695,000 shares of Common Stock of the Company at $11.00 per share were granted to management of the Founding Companies, corporate management, certain stockholders, and non-employee directors.

                         RESORTQUEST INTERNATIONAL, INC.
                (FORMERLY HOTEL CORPORATION OF THE PACIFIC, INC.)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


     Preferred Stock

     ResortQuest's   authorized   capital   includes  10.0  million   shares  of
undesignated preferred stock with a $0.01 par value.

     Earnings Per Share

     Income per share included in the consolidated statements of operations for the historical periods ended June 30, 1997 and prior, includes Aston's results of operations under its historical capital and income tax structure. Accordingly, the shares outstanding of Aston are utilized to calculate weighted average shares for all 1997 periods and those prior to 1997.

     Income per share included in the consolidated statements of operations for the historical periods ended June 30, 1998, includes Aston's results of operations under its historical capital and income tax structure through May 26, 1998, and the combined balances and transactions of ResortQuest and the Founding Companies from May 27, 1998 through June 30, 1998. The shares outstanding for Aston through May 26, 1998, and the shares outstanding for ResortQuest from May 27, 1998 through June 30, 1998, were used to calculate weighted average shares of the 1998 period.

     The following table reflects ResortQuest's weighted average common shares outstanding and the impact of its primary common share equivalents.



                                                                                                        SIX MONTHS
                                                                 YEAR ENDED DECEMBER 31,              ENDED JUNE 30,
                                                          -------------------------------------  -------------------------
                                                              1995         1996         1997         1997         1998
                                                          -----------  -----------  -----------  -----------  ------------
                                                                                                         (unaudited)
Basic weighted average shares outstanding ..............   1,708,333    1,708,333    1,708,333    1,708,333    4,457,274
Effect of dilutive securities -- Stock options .........          --           --           --           --       57,178
                                                           ---------    ---------    ---------    ---------    ---------
Diluted weighted average shares outstanding ............   1,708,333    1,708,333    1,708,333    1,708,333    4,514,452
                                                           =========    =========    =========    =========    =========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Abbott Realty Services, Inc.:


     We have audited the accompanying consolidated balance sheet of Abbott Realty Services, Inc. (a Florida corporation) and Subsidiaries (collectively the "Company") as of July 31, 1998, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Abbott Realty Services, Inc. and Subsidiaries, as of July 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.


ARTHUR ANDERSEN LLP

Memphis, Tennessee,
September 18, 1998

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET

                                  JULY 31, 1998
                        (IN THOUSANDS EXCEPT SHARE DATA)



                                     ASSETS

CURRENT ASSETS:
 Cash and cash equivalents ......................................................    $14,580
 Cash held in escrow ............................................................        392
 Trade and other receivables ....................................................        726
 Deferred income taxes ..........................................................        116
 Other current assets ...........................................................        899
                                                                                     -------
  Total current assets ..........................................................     16,713

PROPERTY AND EQUIPMENT, net .....................................................      9,501
DEFERRED INCOME TAXES ...........................................................         72
OTHER ASSETS ....................................................................      1,381
                                                                                     -------
   Total assets .................................................................    $27,667
                                                                                     =======
                          LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Current maturities of long-term debt ...........................................    $   806
 Customer deposits, deferred revenue and payable to property owners .............     12,055
 Accounts payable and accrued liabilities .......................................      3,818
 Other current liabilities ......................................................        308
                                                                                     -------
  Total current liabilities .....................................................     16,987

LONG-TERM DEBT, net of current maturities .......................................      6,039

OTHER LONG-TERM OBLIGATIONS .....................................................        732

MINORITY INTEREST ...............................................................        438

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock, $1 par value, 1,000 shares authorized, issued and outstanding.....          1
 Additional paid in capital .....................................................          7
 Retained earnings ..............................................................      3,463
                                                                                     -------
  Total stockholders' equity ....................................................      3,471
                                                                                     -------
  Total liabilities and stockholders' equity ....................................    $27,667
                                                                                     =======


The accompanying notes are an integral part of this consolidated balance sheet.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JULY 31, 1998
                                 (IN THOUSANDS)




REVENUES:
 Property management fees ............................................................    $13,572
 Service fees and other ..............................................................     11,376
 Real estate commissions, net including related party commissions of approximately
   of $590,000 .......................................................................      3,484
                                                                                          -------
  Total revenues .....................................................................     28,432

OPERATING EXPENSES ...................................................................     15,612
GENERAL AND ADMINISTRATIVE EXPENSES ..................................................     11,770
                                                                                          -------
   Income from Operations ............................................................      1,050

OTHER INCOME (EXPENSE):
   Interest Expense, net .............................................................       (208)
                                                                                          -------
   Income before provision for income taxes and minority interest ....................        842

PROVISION FOR INCOME TAXES ...........................................................        337
MINORITY INTEREST ....................................................................        132
                                                                                          -------
NET INCOME ...........................................................................    $   373
                                                                                          =======


  The accompanying notes are an integral part of this consolidated statement.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES
                  CONSOLIDATED CHANGES IN STOCKHOLDERS' EQUITY

                        FOR THE YEAR ENDED JULY 31, 1998


                        (IN THOUSANDS EXCEPT SHARE DATA)



                                      COMMON STOCK
                                   -------------------
                                                             ADDITIONAL       RETAINED
                                    SHARES     AMOUNT     PAID IN CAPITAL     EARNINGS      TOTAL
                                   --------   --------   -----------------   ----------   ---------
BALANCE, July 31, 1997 .........    1,000        $ 1            $ 7            $3,090      $3,098
Net income .....................       --         --             --               373         373
                                    -----        ---            ---            ------      ------
BALANCE, July 31, 1998 .........    1,000        $ 1            $ 7            $3,463      $3,471
                                    =====        ===            ===            ======      ======




   The accompanying notes are an integral part of this consolidated statement.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS

                        FOR THE YEAR ENDED JULY 31, 1998
                                 (IN THOUSANDS)



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ......................................................................     $   373
 Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation and amortization ...................................................         645
 Changes in operating assets and liabilities:
   Cash held in escrow ...........................................................         322
   Trade and other receivables ...................................................         484
   Deferred income taxes .........................................................          66
   Other assets ..................................................................        (249)
   Customer deposits, deferred revenue and payable to property owners ............         781
   Accounts payable and accrued liabilities ......................................         944
   Other liabilities .............................................................          (3)
                                                                                       -------
    Net cash provided by operating activities ....................................       3,363
                                                                                       -------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment .............................................      (1,757)
 Proceeds from sale of property and equipment ....................................          59
                                                                                       -------
      Net cash used in investing activities ......................................      (1,698)
                                                                                       -------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt ....................................................       1,224
 Principal payments on long-term debt ............................................        (900)
 Repayment of loan from shareholders .............................................         (88)
 Change in minority interest payable .............................................         132
                                                                                       -------
      Net cash provided by financing activities ..................................         368
                                                                                       -------
NET INCREASE IN CASH AND CASH EQUIVALENTS ........................................       2,033

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...................................      12,547
                                                                                       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD .........................................     $14,580
                                                                                       =======

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest ..........................................................     $   550
                                                                                       =======



   The accompanying notes are an integral part of this consolidated statement.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES
                   CONSOLIDATED NOTES TO FINANCIAL STATEMENTS


                                 JULY 31, 1998

1.   BUSINESS AND ORGANIZATION:

     Abbott Realty Services, Inc. is a Florida corporation comprised of Abbott Resorts, Inc. and an 80% ownership in Abbott and Andrews Realty, Inc. ("Abbott and Andrews"), which owns Tops'l Club of NW Florida, Inc., Tops'l Group, Inc., and SIIK, Inc. (collectively the "Company" or "Abbott"). The Company's two principal operations include providing property management services to owners of vacation properties and providing real estate services for sales of new and previously owned vacation properties in the Destin, Fort Walton and South Walton areas of Florida.


     The Company provides management services to property owners pursuant to management contracts, which are generally one-year in length. The majority of such contracts allow property owners to terminate the contract at any time. At July 31, 1998, the Company had approximately 2,400 rental homes and condominiums under management. Abbott's operations are seasonal, with primary customer concentration during May through August of each year.

     In conjunction with providing property management services, the Company realizes certain revenues related to food and beverage, housekeeping, maintenance, laundry, etc. Revenues realized related to these activities are classified as service fees and other in the accompanying consolidated statement of income.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:


     Basis of Accounting and Principles of Consolidation

     The accompanying consolidated financial statements are prepared on the accrual basis of accounting and include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Cash and Cash Equivalents


     For purpose of the statement of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.


     Cash Held in Escrow

     Cash held in escrow represents customer deposits related to real estate sales that have been placed in escrow accounts until such sales are finalized.

     Other Current Assets

     Other current assets consist of prepaid advertising, prepaid insurance premiums and inventories.

     Advertising and insurance costs are expensed ratably over the expected benefit period. At July 31, 1998, the Company maintained a prepaid balance of approximately $718,000 related to these items.


     Inventories are carried at weighted average cost and consist primarily of linens, food and beverage. At July 31, 1998, the Company maintained an inventory balance of approximately $180,000 related to these items.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES

 Other Assets

     Other  assets   primarily   consist  of  a  note   receivable  and  certain
investments.

     On June 1, 1995, in conjunction with purchasing certain property, Abbott agreed to accept a note receivable for a portion of the property that was previously sold. The note receivable represents a 50-month note for $700,000, which bears interest at 8.7% per annum. Principal and interest payments approximating $7,000 are due monthly with a final balloon payment of approximately $593,000 due on August 1, 1999. At July 31, 1998, the note receivable approximated $664,000.

     The Company maintains a common stock investment in a local financial institution. The Company accounts for this stock using the cost method, and the investment balance approximated $90,000 at July 31, 1998. Subsequent to July 31, 1998, the Company recorded shareholder receivables for this balance as the common stock was transferred to Abbott stockholders.


     The Company has an ultimate 10% limited partnership interest in a condominium development located in Destin, Florida. Due to the nature of this investment, the Company accounts for this investment under the cost method. At July 31, 1998, the investment balance approximated $600,000.


     Minority Interest

     As  the  Company  owns  80%  of  Abbott  and  Andrews,   the   accompanying
consolidated financial statements reflect minority interest for 20% of the current year net income of Abbott and Andrews and a minority interest payable to shareholder for 20% of the retained earnings of Abbott and Andrews.

     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. The Company requires a minimum deposit of $50 when the reservation is booked. These deposits are non-refundable and are recorded as a component of customer deposits, deferred revenue and payable to property owner in the accompanying consolidated balance sheet. The Company records revenue for cancellations upon occurrence.

     Service fees are recorded for a variety of services and are recognized as the service is provided.

     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense to agents. The Company recognized gross commission revenues of approximately $10,077,000 and commission expenses of approximately $6,593,000 for the year ended July 31, 1998.

     Operating Expenses

     Operating expenses include travel agent commissions, salaries, marketing expense and other costs associated with property management and real estate sales.


     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations. The gross amount of assets recorded under capital leases totaled $692,649 and accumulated amortization related to those assets totaled $352,382.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES

     Income Taxes

     The company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax bases of assets and liabilities and amounts reported in the consolidated balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgemental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.


     Use of Estimates


     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and the disclosure of contingent assets and liabilities. While management endeavors to make accurate estimates, actual results could differ from these estimates.

     Concentration of Risk

     The Company's operations are exclusively in the Destin, Fort Walton and South Walton, Florida area and are subject to significant changes due to weather conditions.

3.   PROPERTY AND EQUIPMENT:

     At July 31, 1998, property and equipment consisted of the following (in thousands):

                                                       ESTIMATED
                                                      USEFUL LIFE
                                                       IN YEARS        AMOUNT
                                                     ------------   -----------
       Leasehold improvements ....................      5 - 15       $    904
       Building ..................................     15 - 40          5,248
       Furniture, fixtures and equipment .........      3 - 10          4,259
       Vehicles ..................................      3 -  7            479
       Land ......................................                      1,581
                                                                     --------
                                                                       12,471

       Less: Accumulated Depreciation ............                     (2,969)
                                                                     --------
                                                                     $  9,502
                                                                     ========

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES

4.   LONG TERM DEBT:

     Long-term debt consisted of the following at July 31, 1998 (in thousands):



DESCRIPTION                                                                              AMOUNT
------------------------------------------------------------------------------------   ----------
Various notes secured by certain assets held with Regions Bank. At July 31, 1998 the interest rates on these obligations ranged from 7.5% to 9% and mature at various
 dates between December, 1998 through December 2002. ...............................    $ 5,058
Two notes secured by certain assets held with SunTrust Bank. At July 31, 1998 the interest rates on these obligations were 8.5% and Prime+1% and mature in August
 and September 2001. ...............................................................        598
Two notes secured by buildings held with First City Bank. At July 31, 1998 the variable interest rates on these obligations were 7.5% and mature in February
 2013. .............................................................................        404
Various notes secured by certain assets and a line of credit held with AmSouth Bank.
 At July 31, 1998 the interest rates on these obligations ranged from Prime to 8.75%
 and mature at various dates between December, 1998 through December 2002. .........        356
Other secured and unsecured notes held with various entities. At July 31, 1998 the interest rates on these obligations were 7.3% and Prime+.5% and mature in
 December 1998 and May 1999. .......................................................         31
Various capital leases with IBM Credit for computer hardware. At July 31, 1998 the interest rates on these obligations ranged from 8.1% to 10.3% and expire in
 January 2000 and April 2002. ......................................................        398
                                                                                        -------
  Less current maturities ..........................................................       (806)
                                                                                        -------
                                                                                        $ 6,039
                                                                                        =======



     At July 31, 1998, the estimated future maturities of long-term debt were as follows (in thousands):

                       YEAR
                      ENDED
                      JULY 31                             AMOUNT
                      ---------------------------------   ------
                       1999 ..........................   $  806
                       2000 ..........................      538
                       2001 ..........................    3,463
                       2002 ..........................      771
                       2003 ..........................      305
                       Thereafter.....................      962
                                                         ------
                                                         $6,845
                                                         ======

5.   INCOME TAXES:

     Abbott recorded the following income tax provision for the year ended July 31, 1998 (in thousands):


                                                                AMOUNT
                                                               -------
                     Current ...............................    $271
                     Deferred ..............................      66
                                                                ----
                                                                $337
                                                                ====

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES

     At July 31, 1998, the Company recorded the following deferred tax assets and liabilities:


DESCRIPTION                                           AMOUNT
-------------------------------------------------   ---------
       Deferred tax assets
        Vacation liability ......................    $  116
        Workers' compensation liability .........       178
                                                     ------
         Total deferred tax assets ..............       294

       Deferred tax liability
        Property and equipment ..................      (106)
                                                     ------
                                                     $  188
                                                     ======

     The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate of 34% for the following reasons (in thousands):


DESCRIPTION                                                       AMOUNT
--------------------------------------------------------------   -------
       Income tax expense at federal statutory rate ..........    $286
       State taxes, net of federal tax benefit ...............      30
       Other .................................................      21
                                                                  ----
                                                                  $337
                                                                  ====


6.   COMMITMENTS AND CONTINGENCIES:



     Guaranty

     The Company is a partial guarantor on a $26,000,000 construction loan pertaining to the condominium development which the Company has a 10% limited partnership interest as discussed in Note 2. The Company's guarantee under this arrangement is not to exceed approximately $1,700,000.

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Benefit Plans

     The Company has a 401(k) profit-sharing plan for all employees who have completed 1,000 hours of service in a 12-month period and are 21 or older. Eligible employees may elect to make pre-tax contributions to the plan subject to statutory limits. The Company matches 25 percent of employee contributions on the first four percent of base compensation. All contributions to the plan are invested in one or more investment funds at each participant's option. The Company's contributions were $50,105 for the year ended July 31, 1998.


     Future Minimum Lease Payments

     The Company rents office space, automobiles, and equipment under operating leases. Rental expense related to these leases was approximately $550,000 for the year ended July 31, 1998. Rental expense related to leases with related parties was approximately $109,860 for the year ended July 31, 1998.

                  ABBOTT REALTY SERVICES, INC. AND SUBSIDIARIES

     Minimum future lease payments under these noncancelable operating leases in effect at July 31, 1998 are as follows (in thousands):

                     YEAR                           AMOUNT
                     --------------------------   ---------
                       1999 ...................    $  462
                       2000 ...................       326
                       2001 ...................       204
                       2002 ...................       174
                       2003 ...................        92
                                                   ------
                       Total ..................    $1,258
                                                   ======


7. RELATED PARTY TRANSACTIONS:


     The Company manages at favorable rental commission rates approximately 100 rental units owned by stockholders and employees of the Company. For the year ended July 31, 1998, property management fee revenue and service fee revenue approximated $417,000 and $776,000, respectively, related to the management of these properties.

     All stockholders are employed by the Company. For the year ended July 31, 1998, the shareholders received approximately $2,203,000 in salaries and benefits. Additionally, the Company paid approximately $590,000 in real estate commissions to certain stockholders for the year ended July 31, 1998.

     At July 31, 1998, trade and other accounts  receivable  includes unsecured,
non-interest  bearing  receivables  from  certain   stockholders   approximating
$104,000.


     The Company processes payroll for certain non-consolidated affiliates and is reimbursed by these affiliates in the subsequent month. These receivables are unsecured, non-interest bearing and approximated $90,000 at July 31, 1998.

8.   SUBSEQUENT EVENT:

     On September 30, 1998, ResortQuest International, Inc. ("ResortQuest") acquired all of the outstanding common stock of Abbott in exchange for cash and shares of ResortQuest common stock (the "Acquisition"). In connection with the Acquisition, the owners and certain key employees have agreed to reductions and or terminations of salary and benefits.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Brindley & Brindley Realty and Development, Inc.
 and B&B On The Beach, Inc.:

     We have audited the accompanying combined balance sheets of Brindley & Brindley consisting of Brindley & Brindley Realty and Development, Inc., and B&B On The Beach, Inc., both North Carolina corporations, as of December 31, 1997, and the related combined statements of operations, changes in stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Brindley & Brindley, as of December 31, 1997, and the results of their operations and their cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                              BRINDLEY & BRINDLEY
                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)





                                                                  DECEMBER 31,     MAY 26,
                                                                      1997          1998
                                                                 -------------- ------------
                                                                                 (UNAUDITED)
                              ASSETS
   CURRENT ASSETS:
     Cash and cash equivalents .................................     $   24       $    685
     Cash held in trust ........................................      3,895          1,880
     Accounts receivable .......................................         62             48
     Prepaid expenses and other current assets .................         37            135
                                                                     ------       --------
        Total current assets ...................................      4,018          2,748
   PROPERTY AND EQUIPMENT, net .................................        125            148
                                                                     ------       --------
        Total assets ...........................................     $4,143       $  2,896
                                                                     ======       ========
                  LIABILITIES AND STOCKHOLDERS' EQUITY
   CURRENT LIABILITIES:
     Current portion of long-term debt .........................     $   19       $     --
     Customer deposits and deferred revenue ....................      3,895          2,127
     Accounts payable and accrued liabilities ..................        108          2,211
                                                                     ------       --------
        Total current liabilities ..............................      4,022          4,338

   LONG-TERM DEBT, net of current maturities ...................         22             41

   COMMITMENTS AND CONTINGENCIES

   STOCKHOLDERS' EQUITY (DEFICIT):
     Common stock, $1 par; 200,000 shares authorized; 200 shares
      outstanding ..............................................         --             --
     Retained earnings (deficit) ...............................         99         (1,483)
                                                                     ------       --------
        Total stockholders' equity (deficit) ...................         99         (1,483)
                                                                     ------       --------
        Total liabilities and stockholders' equity (deficit) ...     $4,143       $  2,896
                                                                     ======       ========


  The accompanying notes are an integral part of these financial statements.

                              BRINDLEY & BRINDLEY
                       COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                                                                   JANUARY 1
                                                                YEAR ENDED       SIX MONTHS         THROUGH
                                                               DECEMBER 31,    ENDED JUNE 30,       MAY 26,
                                                                   1997             1997             1998
                                                              -------------   ----------------   ------------
                                                                                 (UNAUDITED)      (UNAUDITED)
REVENUES:
 Property rental fees .....................................       $2,642           $ 729            $  261
 Service fees .............................................          978             421               238
 Real estate commissions, net .............................          401             275               136
                                                                  ------           -----            ------
    Total revenues ........................................        4,021           1,425               635

OPERATING EXPENSES ........................................        3,028           1,193             1,327

GENERAL AND ADMINISTRATIVE
 EXPENSES .................................................          482             248               262
                                                                  ------           -----            ------
    Income from operations ................................          511             (16)             (954)
                                                                  ------           -----            ------
OTHER INCOME:
 Interest income, net .....................................           42              (2)               27
                                                                  ------           -----            ------
NET INCOME (LOSS) .........................................       $  553           $ (18)           $ (927)
                                                                  ======           =====            ======
PRO FORMA DATA
 (unaudited -- Note 6)
 Historical net income (loss) before income taxes .........       $  553           $ (18)           $ (927)
                                                                  ------           -----            ------
 Less: pro forma provision (benefit) for income
   taxes ..................................................          221              (7)             (371)
                                                                  ------           -----            ------
PRO FORMA NET INCOME (LOSS) ...............................       $  332           $ (11)           $ (556)
                                                                  ======           =====            ======


  The accompanying notes are an integral part of these financial statements.

                              BRINDLEY & BRINDLEY
       COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 COMMON STOCK         RETAINED
                                              -------------------     EARNINGS
                                               SHARES     AMOUNT      (DEFICIT)        TOTAL
                                              --------   --------   ------------   ------------
BALANCE, December 31, 1996 ................      200       $ --       $     73       $     73
 Net income ...............................       --         --            553            553
 Distributions ............................       --         --           (527)          (527)
                                                 ---       ----       --------       --------
BALANCE, December 31, 1997 ................      200         --             99             99
 Net loss (unaudited) .....................       --         --           (927)          (927)
 Distributions (unaudited) ................       --         --           (655)          (655)
                                                 ---       ----       --------       --------
BALANCE, May 26, 1998 (unaudited) .........      200       $ --       $ (1,483)      $ (1,483)
                                                 ===       ====       ========       ========


   The accompanying notes are an integral part of these financial statements.

                              BRINDLEY & BRINDLEY
                       COMBINED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                              JANUARY 1
                                                               YEAR ENDED     SIX MONTHS       THROUGH
                                                              DECEMBER 31,  ENDED JUNE 30,     MAY 26,
                                                                  1997           1997           1998
                                                             ------------- ---------------- ------------
                                                                              (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .........................................    $  553          $ (18)         $ (927)
 Adjustments to reconcile net income to net cash provided by operating activities-
   Depreciation ............................................        87             44              25
 Changes in operating assets and liabilities-
   Accounts receivable .....................................       (33)            19              14
   Cash held in escrow .....................................        --             --           2,015
   Prepaid expenses and other current assets ...............       (30)           245             (98)
   Accounts payable and accrued liabilities ................         4             (9)             35
                                                                ------          --------       ------
    Net cash provided by operating activities ..............       581            281           1,064

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ........................       (83)           (81)            (48)
                                                                ------          -------        ------
    Net cash used in investing activities ..................       (83)           (81)            (48)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Net proceeds from long-term debt ..........................        19             --              --
 Distributions to stockholders .............................      (527)           633            (355)
                                                                ------          -------        ------
    Net cash used in financing activities ..................      (508)           633            (355)

NET (DECREASE) INCREASE IN CASH AND CASH
 EQUIVALENTS ...............................................       (10)           833             661

CASH AND CASH EQUIVALENTS, beginning of period .............        34             34              24
                                                                ------          -------        ------
CASH AND CASH EQUIVALENTS, end of period ...................    $   24          $ 867          $  685
                                                                ======          =======        ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
    Cash paid for interest .................................    $    3          $  --          $    7
                                                                ======          =======        ======
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 FINANCING INFORMATION
    Accrued distributions to shareholders ..................    $               $  --          $  300
                                                                ======          =======        ======



  The accompanying notes are an integral part of these financial statements.

                    BRINDLEY & BRINDLEY
                    NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Brindley & Brindley Realty and Development, Inc. and B&B On The Beach, Inc. (collectively "Brindley & Brindley" or the "Company") both North Carolina companies, are leading providers of beach vacation property rentals, management services and sales in the Outer Banks of North Carolina. Brindley and Brindley manages approximately 450 rental homes. The Company provides its management services to property owners pursuant to management contracts, which are generally one year in length. The majority of such contracts allow property owners to terminate the contract at any time. Brindley & Brindley's operations are seasonal, with peaks during the second and third quarters of the year.



     On May 26, 1998 ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination").

     In connection with the Combination, the owner and certain key employees have agreed to reductions in salary and benefits which would have reduced general and administrative expenses by approximately $69,000 in 1997. In addition, certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combinations and the purchase price for the Company was adjusted by certain working capital adjustments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period from January 1 through May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. The Company requires an advance rent equal to 50% of the rental fee at the time reservations are booked and the remaining 50% of the rental fee 30 days prior to the expected arrival date. These advance rents are non-refundable and are recorded as customer deposits and deferred revenue in the accompanying combined financial statements until the guest stay commences. The Company records revenue for cancellations as they occur.

     Service fees are recorded for a variety of services and are recognized as the service is provided, including housekeeping, reservations and pool/spa services.

     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense. The Company recognized commission revenues of $1,189,000 and commission expense of $788,000 in 1997.

     Operating Expenses

     Operating expenses include rental agent commissions, employees salaries, marketing and advertising expense, and other costs associated with property sales, rental and management.

                              BRINDLEY & BRINDLEY

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

     Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal or state purposes. Under S Corporation status, the stockholders report their shares of the Company's taxable earnings or losses in their personal tax returns.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Company's operations are exclusively in the Corolla, North Carolina area and are subject to significant changes due to weather conditions.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Property and equipment consisted of the following (in thousands):


                                                      ESTIMATED
                                                    USEFUL LIVES     DECEMBER 31,
                                                      IN YEARS           1997
                                                   --------------   -------------
       Buildings and improvements ..............        5-40           $    7
       Office equipment and vehicles ...........         3-7              338
                                                                       ------
                                                                          345
       Less - Accumulated depreciation .........                         (220)
                                                                       ------
        Property and equipment, net ............                       $  125
                                                                       ======


                              BRINDLEY & BRINDLEY

   Accountspayable and accrued liabilities consisted of the following (in thousands):


                                                              DECEMBER 31,
                                                                  1997
                                                             -------------

       Accrued compensation and benefits ...................      $ 28
       Accounts payable and other accrued liabilities ......        80
                                                                  ----
        Total accounts payable and accrued liabilities .....      $108
                                                                  ====



     At December 31, 1997, maturities of long-term debt were as follows (in thousands):


       Year ending December 31,
        1998 ..................                         $19
        1999 ..................                           8
        2000 ..................                           9
        2001 ..................                           5
                                                        ---
                                                        $41
                                                        ===



4. COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's combined financial position or combined results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the period presented in the accompanying combined financial statements.

     Benefit Plans

     The Company's 401(k) retirement plan is available to substantially all of the Company's full-time salaried employees. The Company's contribution to the plan is based upon a percentage of employee contributions. The cost of this plan to the Company was approximately $14,000 in 1997.

5. RELATED PARTIES:

     During 1997, the Company paid approximately $104,000 or approximately $8,700 per month to one of the owners for rent of the office building and local warehouse pursuant to two oral agreements, each on a month-to-month basis. Brindley & Brindley entered into two written lease agreements with the Brindleys for these facilities that commenced on January 1, 1998. The terms of these leases expire December 31, 2002, with options to extend for two 5-year periods at the end of the lease periods and provide for aggregate annual rental payments of approximately $133,500.

     During 1997, the Company received real estate sales commissions of $70,000 from Outer Banks Ventures, Inc., an affiliate.

                              BRINDLEY & BRINDLEY

6.   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
     (UNAUDITED)


     In conjunction with the acquisition of Company stock by ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and the period from January 1 through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                     (COMBINED SUCCESSOR COMPANIES REPORT)

To the Shareholders of Coastal Resorts Management, Inc. and the Members of Coastal Resorts Realty L.L.C.:

We have audited the accompanying combined balance sheets of Coastal Resorts Management, Inc. (a Delaware corporation) and Coastal Resorts Realty L.L.C. (a Delaware limited liability company) (collectively, the "Company") as of December 31, 1996 and 1997, and the related combined statements of operations, changes in stockholders' and members' equity and cash flows for the period December 30, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Coastal Resorts Management, Inc., and Coastal Resorts Realty L.L.C. as of December 31, 1996 and 1997, and the results of their combined operations and cash flows for the period December 30, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP


Washington, D.C.
January 29, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    (COMBINED PREDECESSOR COMPANIES REPORT)

To the Shareholders of Interstate Realty Co., Inc. and
 Sea Colony Management, Inc.:

We have audited the accompanying combined statements of operations and cash flows of Interstate Realty Co., Inc. (a Maryland corporation) and Sea Colony Management, Inc. (a Delaware corporation) (collectively, the "Company") for the period January 1, 1996 through December 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the results of the combined operations and cash flows of Interstate Realty Co., Inc. and Sea Colony Management, Inc. for the period January 1, 1996 through December 30, 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Washington D.C.
January 29, 1998

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)



                                                                           DECEMBER 31,
                                                                       --------------------      MAY 26,
                                                                          1996       1997         1998
                                                                       ---------   --------   ------------
                                                                                               (UNAUDITED)


                             ASSETS

CURRENT ASSETS:
 Cash and cash equivalents .........................................    $    6      $  203       $  737
 Cash held in escrow ...............................................       198         442          634
 Accounts receivable ...............................................       143         117          515
 Receivables from related parties ..................................        48       1,130           --
                                                                        ------      ------       ------
   Total current assets ............................................       395       1,892        1,886

PROPERTY AND EQUIPMENT, net ........................................        68         278          317

GOODWILL AND OTHER INTANGIBLE ASSETS, net ..........................       859         718          699
                                                                        ------      ------       ------
   Total assets ....................................................    $1,322      $2,888       $2,902
                                                                        ======      ======       ======
                       LIABILITIES AND STOCKHOLDERS' AND MEMBERS' EQUITY

CURRENT LIABILITIES:
 Customer deposits and deferred revenue ............................    $  163      $  212       $1,033
 Payable to property owners ........................................       163         258          330
 Accounts payable and accrued liabilities ..........................       196         395            6
 Accounts payable and accrued liabilities-related parties ..........        --          47          460
                                                                        ------      ------       ------
   Total current liabilities .......................................       522         912        1,829

NOTE PAYABLE TO RELATED PARTY ......................................       675         715           --

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' AND MEMBERS' EQUITY:
 Common stock, $0.01 par; 100,000 shares authorized;
   25,000 issued and outstanding ...................................        --          --           --
 Capital in excess of par value ....................................        25          25           25
 Members' equity ...................................................       100         100          100
 Retained earnings .................................................        --       1,136          948
                                                                        ------      ------       ------
   Total stockholders' and members' equity .........................       125       1,261        1,073
                                                                        ------      ------       ------
   Total liabilities and stockholders' and members' equity .........    $1,322      $2,888       $2,902
                                                                        ======      ======       ======



   The accompanying notes are an integral part of these financial statements.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

                       COMBINED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                              COMBINED PREDECESSOR                COMBINED SUCCESSOR
                                                    COMPANIES                          COMPANIES
                                             ---------------------- -----------------------------------------------
                                                                                                          JANUARY 1
                                                    JANUARY 1               YEAR           SIX MONTHS      THROUGH
                                                     THROUGH               ENDED         ENDED JUNE 30,    MAY 26,
                                                DECEMBER 30, 1996    DECEMBER 31, 1997        1997          1998
                                             ---------------------- ------------------- ---------------- ----------
                                                                                           (UNAUDITED)
REVENUES:
 Property rental fees ......................         $ 1,481              $ 1,415            $  565        $  363
 Real estate commissions, net including
   related party commissions of $0,
   $1,244, $0, and $375 respectively........             414                1,268               547           699
 Water plant ...............................              --                  462                --            --
 Service fees ..............................             202                  470               108           106
                                                     -------              -------            ------        ------
   Total revenues ..........................           2,097                3,615             1,220         1,168

OPERATING EXPENSES .........................           1,017                1,788               604           718

GENERAL AND ADMINISTRATIVE
 EXPENSES ..................................             477                  644               277           278
                                                     -------              -------            ------        ------
   Income (loss) from operations ...........             603                1,183               339           172

INTEREST INCOME (EXPENSE) ..................             121                  (47)               --             8
                                                     -------              -------            ------        ------
   Income (loss) before income taxes .......             724                1,136               339           180

PROVISION FOR INCOME TAXES .................             304                   --                --            --
                                                     -------              -------            ------        ------
NET INCOME (LOSS) ..........................         $   420              $ 1,136            $  339        $  180
                                                     =======              =======            ======        ======
PRO FORMA DATA
 (unaudited -- Note 8)
 Historical net income (loss) before
   income taxes ............................         $   724              $ 1,136            $  339        $  180
 Less: pro forma provision (benefit) for
   income taxes ............................             290                  454               136            72
                                                     -------              -------            ------        ------
PRO FORMA NET INCOME (LOSS) ................         $   434              $   682            $  203        $  108
                                                     =======              =======            ======        ======


   The accompanying notes are an integral part of these financial statements.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

          STATEMENTS OF CHANGES IN STOCKHOLDERS' AND MEMBERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                              COMMON STOCK     ADDITIONAL
                                            -----------------   PAID-IN    MEMBERS'    RETAINED
                                             SHARES   AMOUNT    CAPITAL     EQUITY     EARNINGS     TOTAL
                                            -------- -------- ----------- ---------- ----------- -----------
Initial Capitalization -- CRR,
 December 30, 1996 ........................      --    $ --       $ --       $100     $     --    $    100
Initial Capitalization -- CRM,
 December 30, 1996 ........................  25,000      --         25         --           --          25
   Net Income .............................      --      --         --         --           --          --
                                             ------    ----       ----       ----     --------    --------
BALANCE, December 31, 1996 ................  25,000      --         25        100           --         125
   Net Income .............................      --      --         --         --        1,136       1,136
                                             ------    ----       ----       ----     --------    --------
BALANCE, December 31, 1997 ................  25,000      --         25        100        1,136       1,261
   Net income (unaudited) .................      --      --         --         --          180         180
   Contributions (unaudited) ..............      --      --         --         --          762         762
   Distributions (unaudited) ..............      --      --         --         --       (1,130)     (1,130)
                                             ------    ----       ----       ----     --------    --------
BALANCE, May 26, 1998 (unaudited) .........  25,000    $ --       $ 25       $100     $    948    $  1,073
                                             ======    ====       ====       ====     ========    ========


   The accompanying notes are an integral part of these financial statements.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

                       COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                      COMBINED
                                                     PREDECESSOR
                                                      COMPANIES                  COMBINED SUCCESSOR COMPANIES
                                                   -------------- -----------------------------------------------------------
                                                                                                                   JANUARY 1
                                                     JANUARY 1 -    INCEPTION -    JANUARY 1 -     SIX MONTHS       THROUGH
                                                    DECEMBER 30,   DECEMBER 31,   DECEMBER 31,   ENDED JUNE 30,     MAY 26,
                                                        1996           1996           1997            1997           1998
                                                   -------------- -------------- -------------- ---------------- ------------
                                                                                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss) ...............................     $  420          $ --         $1,136           $  339         $  180
 Adjustments to reconcile net income (loss)
  to net cash provided by operating
  activities--
  Depreciation and amortization ..................         28            --             85               42             39
  Gain on sale of assets .........................         --            --             (8)              --             --
 Changes in operating assets and liabilities--
 Escrow accounts .................................        102            --           (244)            (990)          (193)
 Accounts receivable .............................        (32)           --             26             (369)          (398)
 Commission receivable ...........................        (71)           --             --               --             --
 Due to/from related party .......................       (334)           --             --               --             --
 Prepaid insurance and income taxes ..............         63            --             --               18             --
 Customer deposits and deferred revenue ..........       (127)          574             49              550            821
 Payable to property owners ......................         --            --             95              895             72
 Accounts payable and accrued liabilities ........        (16)           --            199               44           (218)
                                                       ------          ----          -------         ------         ------
  Net cash provided by (used in) operating
   activities ....................................         33           574          1,338              529            303
                                                       ------          ----          -------         ------         ------



   The accompanying notes are an integral part of these financial statements.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                        (COMBINED SUCCESSOR COMPANIES)

               COMBINED STATEMENTS OF CASH FLOWS -- (CONTINUED)
                                (IN THOUSANDS)


                                                    COMBINED
                                                   PREDECESSOR
                                                    COMPANIES                   COMBINED SUCCESSOR COMPANIES
                                                 -------------- ------------------------------------------------------------
                                                                                                                  JANUARY 1
                                                   JANUARY 1 -    INCEPTION -   JANUARY 1 -   SIX MONTHS ENDED     THROUGH
                                                  DECEMBER 30,   DECEMBER 31,   DECEMBER 31,      JUNE 30,         MAY 26,
                                                      1996           1996           1997            1997            1998
                                                 -------------- -------------- ------------- ------------------ ------------
                                                                                                 (UNAUDITED)     (UNAUDITED)
CASH FLOWS FROM INVESTING
 ACTIVITIES: ...................................
 Purchase of businesses, net of cash
  acquired .....................................    $    --         $ (119)      $     --          $  --           $   --
 Purchase of property and equipment ............        (33)            --           (261)          (138)             (58)
 Proceeds from sale of assets ..................         --             --            115             --               --
                                                    -------         ------       --------          -----           ------
  Net cash used in investing activities ........        (33)          (119)          (146)          (138)             (58)
                                                    -------         ------       --------          -----           ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Receivables from related parties ..............         --             --         (1,082)            48            1,147
 Accounts payable and accrued liabilities
  -- related parties ...........................         --             --             47             --              225
 Proceeds from note payable to related
  party ........................................         --             --            200             --               --
 Payments on note payable to related
  party ........................................         --             --           (160)           (50)            (715)
 Capital contributions (distributions) .........         --            125             --             --             (368)
                                                    -------         ------       --------          -----           ------
  Net cash provided by (used in)
   financing activities ........................         --            125           (995)            (2)           289
                                                    -------         ------       --------          -----        ------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS ...................................         --            580            197            389              534

CASH AND CASH EQUIVALENTS,
 beginning of period ...........................          6             --              6              6              203
                                                    -------         ------       --------          -----         ------
CASH AND CASH EQUIVALENTS, end
 of period .....................................    $     6         $  580       $    203          $ 395           $  737
                                                    =======         ======       ========          =====         ======
SUPPLEMENTAL DISCLOSURE OF
 NONCASH INVESTING AND
 FINANCING ACTIVITIES:
 Fair value of assets acquired, net of cash.....    $    --         $  885       $     --          $  --           $   --
 Less: Cash paid ...............................         --            119             --             --               --
 Seller provided financing .....................         --            675             --             --               --
 Liabilities incurred ..........................         --             91             --             --               --

SUPPLEMENTAL DISCLOSURE OF
 CASH FLOW INFORMATION:
 Cash paid for interest ........................    $    --         $   --       $     --          $  --           $   --
                                                    =======         ======       ========          =====         ======
 Cash paid for taxes ...........................    $25,500         $   --       $     --          $  --           $   --
                                                    =======         ======       ========          =====         ======



   The accompanying notes are an integral part of these financial statements.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

     Coastal Resorts Management, Inc. ("CRM"), incorporated on September 26, 1996, and Coastal Resorts Realty L.L.C. ("CRR"), formed on August 28, 1996, (collectively the "Companies" or the "Company") are a Delaware corporation and a Delaware limited liability company, respectively. CRM provides property management services to homeowner associations as well as other related service companies. CRR provides property rental services to owners of vacation properties and acts as an agent for sales of new and used vacation properties. The Company manages approximately 550 rental units in Bethany Beach, Delaware. CRR and CRM purchased their operations from Interstate Realty Co., Inc. ("Interstate") and Sea Colony Management, Inc. ("SCM"), respectively, on December 30, 1996 (See Note 4). The Company provides its management services to property owners pursuant to management contracts, which range in length from one to five years. The majority of such contracts allow property owners to terminate the contract only for cause. The Company's operations are seasonal, with peaks during the second and third quarters of the year.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Companies in exchange for shares of ResortQuest common stock (the "Combination"). In addition, the stockholders and members retained goodwill and other intangible assets that were excluded from the Combinations and the purchase price for the Company was adjusted for certain working capital adjustments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Basis of Combination and Financial Statement Presentation


     The accompanying financial statements of CRM and CRR (the "Successor Companies") have been prepared on a combined basis as the Companies are under common control and are expected to be the subject of a consolidation with and into ResortQuest.


     The accompanying financial statements of Interstate and SCM (the "Predecessor Companies") have been prepared on a combined basis as the Predecessor Companies were under common control and were the subject of an acquisition by the Successor Companies. The financial statements of the Predecessor Companies are presented for the purpose of complying with the rules and regulations of the Securities and Exchange Commission.

     The combined statement of operations of the Companies for the period from December 30, 1996 (inception) to December 31, 1996, has not been presented due to the nominal level of operations.

     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. The Company requires a deposit equal to 33% of the rental fee 10 days after the reservation is booked. These deposits are non-refundable and are recorded as customer deposits and deferred revenue in the accompanying combined financial statements. The Company records revenue for cancellations as they occur.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Service fees are recorded for a variety of services and are recognized as the service is provided, including processing and inspection fees.

     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense. The Company recognized commission revenues of $689,000 and $2,176,000 for the years 1996 and 1997 and commission expense of $275,000 and $908,000 for the years 1996 and 1997.

     Operating Expenses

     Operating expenses include rental agent commissions, salaries, marketing and advertising expense, and other costs associated with sales, rental and management.

     Cash and Cash Equivalents

     For purposes of the balance sheets and statements of cash flows, the Company considers all cash held and investments held with maturities of less than 3 months as cash and cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Income Taxes

     CRM has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal or state tax purposes. Under S Corporation status, the stockholders report their share of CRM's taxable earnings or losses in their personal tax returns. CRR is a Limited Liability Company and is taxed as a Partnership. Accordingly, the Company is not subject to taxation for federal or state purposes. The members report their share of CRR's taxable earnings or losses in their personal tax returns.

     The Predecessor Companies were C Corporations and accounted for their income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for estimated future tax effects of: (a) temporary differences between the tax bases of assets and liabilities and amounts reported in the consolidated balance sheets, and (b) operating loss and tax credit carry forwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of the enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgmental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Companies' operations are exclusively in the Bethany Beach, Delaware area and are subject to significant changes due to weather conditions.

     In 1997, 26 percent of gross revenues were attributable to commissions on new homes sales which were built by Sea Colony Development Corporation, Inc., a related party.

3. PROPERTY AND EQUIPMENT, NET

     Property and equipment consisted of the following (in thousands):

                                                ESTIMATED     DECEMBER 31,
                                              USEFUL LIVES ---------------
                                                IN YEARS    1996      1997
                                              ------------- ------ -------
       Computer equipment ...................       5        $60    $  88
       Furniture and fixtures ...............       7          8      241
          Total .............................                 68      329
                                                             ---    -----
       Less -- Accumulated depreciation .....                 --      (51)
                                                             ---    -----
       Property and equipment, net ..........                $68    $ 278
                                                             ===    =====


4. PURCHASE:

     On December 30, 1996, CRR entered into an agreement to purchase the assets and assume certain liabilities of Interstate (a related party) for the purchase price of $759,000. CRR borrowed $600,000 from a related party entity to finance the purchase. The fair value of the net assets purchased totaled $2,000, resulting in the recognition of goodwill of $642,000 and a trademark of $115,000. The trademark was sold in 1997 (see Note 6).

     On December 30, 1996, CRM entered into an agreement to purchase the common stock of SCM (a related party) for the purchase price of $132,000. CRM borrowed $75,000 from a related party entity to finance the purchase. The fair value of the net assets purchased totaled $30,000, resulting in the recognition of intangible assets, totaling $102,000.

     The goodwill is being amortized over a period of 40 years.

     The  trademark  was   subsequently   sold  to  another  related  party  for
approximately $115,000 pursuant to an agreement effective December 31, 1997. The trademark was being amortized over a period of 15 years.

     The intangible assets associated with the purchase of SCM are being amortized over a period of 10 years.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

5. COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Companies are involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Companies' combined financial position or results of operations.

     Insurance

     Through policies secured by a related party, the Companies are covered by a broad range of insurance policies, including general and business auto liability, commercial property, workers' compensation and a general umbrella. The cost of these policies has not been allocated to the Companies in the accompanying financial statements. The Companies expect to incur insurance expense in future years.

     Benefit Plans

     A related party's 401(k) retirement plan (the "Plan") is available to substantially all of the Company's employees. The Plan is 100% employee funded and the Companies have no current or future obligations related to the Plan. The Companies currently pay a fee for the related administration costs.

     Future Minimum Lease Payments

     The Company rents office space and equipment under operating leases. Rental expense related to these leases was approximately $69,000 and $111,000 in 1996 and 1997, respectively. Rental expense related to leases with related parties was approximately $69,000 and $77,000 in 1996 and 1997, respectively.

     Minimum future lease payments under these noncancelable operating leases in effect at December 31, 1997 are as follows (in thousands):


YEAR                                          AMOUNT
----                                          ------
  1998 ................................       $132
  1999 ................................        107
  2000 ................................         85
  2001 ................................         90
  2002 ................................         38
                                              ----
  Total ...............................       $452
                                              ====

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. RELATED PARTIES:

     Related Party Agreements

     Effective June 1, 1996, one of the Predecessor Entities entered into an agreement with CMF Fitness, Inc., a related party. The agreement appointed the Predecessor Entity as the manager of, and exclusive agent for, the Sea Colony Fitness Center located in Bethany Beach, Delaware. The agreement is effective from June 1, 1996 until December 31 of the calendar year in which the last new home in the Sea Colony community is sold, but in no event later than December 31, 2005. CMF Fitness, Inc. paid the Company $41,000 and $70,000 in 1996 and 1997, respectively, under this agreement.

     CRM receives a management fee of approximately $6,000 per month for its services. CRM and the Predecessor Entity earned approximately $41,000 and $70,000 in 1996 and 1997, respectively, in relation to this management agreement.


     Effective January 1, 1997, CRM entered into an agreement with Sea Colony Water Company, L.L.C., ("SCWC"), a related party. The agreement appointed CRM as the manager of and exclusive agent for the Sea Colony Water Plant located in Bethany Beach, Delaware. The agreement is effective from January 1, 1997 until December 31, 2001 or the sale of the property. CRM is entitled to retain all revenue collected by the water plant, less the following: (1) an annual payment to SCWC of $100,000, (2) an annual payment to SCWC equal to 12.5% of the cumulative value of capital improvements made to the water plant after January 1, 1997, and (3) all costs and expenses associated with the operation of the property except capital improvements and expenditures, costs of compliance with laws and regulations, and costs of insurance. CRM earned approximately $463,000 in revenue from the operation of the water plant in 1997. Operating expenses plus the additional costs described above incurred by CRM related to the water plant were approximately $319,000.

     Effective January 1, 1997, CRR entered into an agreement with Sea Colony Development Corporation, Inc. ("SCDC"), a related party. The agreement requires CRR to develop a marketing plan to promote new homes in the Sea Colony community. The agreement also appointed CRR as the sole and exclusive agent for sale of new homes at Sea Colony from January 1, 1997 until December 31, 1999. The agreement states that CRR shall receive a commission of 6.5% of the full purchase price on all new homes sold at Sea Colony. CRR earned approximately $1,244,000 in new home sales commissions under this agreement in 1997 and $86,000 for the three months ended March 31, 1998. At December 31, 1997, in connection with this agreement the Company has a net receivable of approximately $674,000 from SCDC consisting of a receivable of approximately $1,244,000 for commissions on new home sales in 1997 and a related payable of approximately $570,000 for commissions, marketing and advertising expenses paid by SCDC on behalf of CRR.

     Effective January 1, 1997, the Companies entered into an agreement with CMF Paymaster, Inc., a related party, to receive administrative services relating to payroll and other employee matters. The agreement is effective from January 1, 1997 through December 31, 1999, and requires the Companies to pay $2.00 per pay period per employee of the Companies.

     The trademark purchased on December 30, 1996 for $115,000 was sold to SCDC pursuant to an agreement effective December 31, 1997. As of December 31, 1997, the Company has recorded a receivable from SCDC for $115,000 related to this sale. A gain of $4,000 was recognized on the sale and is included in other revenues.

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

     Note Payable to Related Party

     In connection with the purchase of Interstate and SCM on December 30, 1996 the Companies borrowed $675,000 from a related party. The loan has an effective interest rate of 7.25% and is due December 31, 2001. During 1997 the Companies received additional advances of $200,000 and made principal payments of $160,000. Accrued interest payable at December 31, 1997, was $46,888. The assets of the Company have been pledged as collateral for the note.

     Related Party Leases

     The Company leases office space under three separate leases with a related party. In aggregate, the Company paid approximately $69,000 and $77,000 in 1996 and 1997, respectively.

     Capital Contribution


     On January 13, 1998, the owners of the Companies made a capital contribution of approximately $762,000. On the same day, this amount was used to repay the Companies' related party debt of $715,000 and the related accrued interest.

7. INCOME TAXES:

     The provision for income taxes consists of the following for the period January 1 through December 30, 1996 (in thousands):

       CURRENT:
        Federal ...........................    $ 280
        State .............................       64
                                               -----
          Total current provision .........      344

       DEFERRED:
        Federal ...........................      (27)
        State .............................      (13)
                                               -----
          Total deferred benefit: .........      (40)
                                               -----
       Provision for income taxes .........    $ 304
                                               =====

     A reconciliation of the statutory income tax rate to the provision for income taxes included in the statement of operations of the Predecessor Companies for the period January 1 through December 30, 1996 is as follows (in thousands):

       Federal income tax at statutory rate .........    $253
       State income taxes, net ......................      51
                                                         ----
       Income tax provision .........................    $304
                                                         ====

                       COASTAL RESORTS MANAGEMENT, INC.
                                      AND
                         COASTAL RESORTS REALTY L.L.C.
                         (COMBINED SUCCESSOR COMPANIES)

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8.   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION (UNAUDITED):


     In conjunction with the acquisiton of the Companies by ResortQuest, the Companies changed from an S Corporation and a limited liability company to a C Corporation for federal and state income tax reporting purposes, which requires the Companies to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Companies had been a C Corporation for tax reporting purposes for the six months ended June 30 , 1997 and the period January 1 through May 26, 1998, and for the year ended December 31, 1997.

                         INDEPENDENT AUDITOR'S REPORT

To Collection of Fine Properties, Inc.:

     We have audited the accompanying consolidated balance sheets of Collection of Fine Properties, Inc. as of December 31, 1997 and 1996, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the three years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Collection of Fine Properties, Inc. as of December 31, 1997 and 1996, and the results of their operations and their cash flows for the three years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.



MORRISON, BROWN, ARGIZ AND COMPANY


Denver, Colorado
January 23, 1998

                      COLLECTION OF FINE PROPERTIES, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS EXCEPT SHARE DATA)


                                                              DECEMBER 31,
                                                          ---------------------      MAY 26,
                                                             1996        1997         1998
                                                          ---------   ---------   ------------
                                                                                   (UNAUDITED)
                      ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ............................    $2,664      $2,713        $  275
 Marketable securities ................................       103          --            --
 Accounts receivable ..................................       100          67            21
 Receivables from affiliates and stockholders .........       213         634           431
 Prepaid expenses and other current assets ............       312         434           221
                                                           ------      ------        ------
   Total current assets ...............................     3,392       3,848           948
PROPERTY AND EQUIPMENT, net ...........................     1,903       1,964           487
OTHER ASSETS ..........................................        98          54            52
                                                           ------      ------        ------
   Total assets .......................................    $5,393      $5,866        $1,487
                                                           ======      ======        ======
                  LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
 Line of credit .......................................    $   --      $   97        $   --
 Current portion of long-term debt ....................       397          28           300
 Current portion of capital lease obligations .........        51          55            --
 Customer deposits and deferred revenue ...............     3,287       3,336           447
 Payable to affiliates ................................        42          28           237
 Accounts payable and accrued liabilities .............       938       1,175           262
                                                           ------      ------        ------
   Total current liabilities ..........................     4,715       4,719         1,246
LONG-TERM DEBT, net of current maturities .............       188         299           194
CAPITAL LEASE OBLIGATIONS, net of current
 maturities ...........................................        70          15             5
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
 Common stock, no par value, 10,000 shares
   authorized, issued and outstanding .................       788         788           788
 Retained earnings (deficit) ..........................      (368)         45          (746)
                                                           ------      ------        ------
   Total stockholders' equity .........................       420         833            42
                                                           ------      ------        ------
   Total liabilities and stockholders' equity .........    $5,393      $5,866        $1,487
                                                           ======      ======        ======


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      COLLECTION OF FINE PROPERTIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                                                                             JANUARY 1
                                                                                             SIX MONTHS       THROUGH
                                                               YEAR ENDED DECEMBER 31,     ENDED JUNE 30,     MAY 26,
                                                            ----------------------------- ---------------- ------------
                                                               1995      1996      1997         1997           1998
                                                            --------- --------- --------- ---------------- ------------
                                                                                             (UNAUDITED)    (UNAUDITED)
REVENUES:
 Property rental fees .....................................  $2,734    $3,273    $3,513        $2,500         $2,427
 Service fees .............................................     266       273       243           155             84
 Other ....................................................     500       595       547           416            418
                                                             ------    ------    ------        ------         ------
   Total revenues .........................................   3,500     4,141     4,303         3,071          2,929

OPERATING EXPENSES ........................................   2,621     2,777     2,830         1,538          1,397

GENERAL AND ADMINISTRATIVE
 EXPENSES .................................................     923       948       893           432            331
                                                             ------    ------    ------        ------         ------
 Income (loss) from operations ............................     (44)      416       580         1,101          1,201

OTHER INCOME (EXPENSE):
 Interest income, net .....................................      21        31        58            53             32
 Other ....................................................     (34)       85        75            --             26
                                                             ------    ------    ------        ------         ------
NET INCOME (LOSS) .........................................  $  (57)   $  532    $  713        $1,154         $1,259
                                                             ======    ======    ======        ======         ======
PRO FORMA DATA
 (unaudited -- Note 10)
 Historical net income (loss) before income taxes .........  $  (57)   $  532    $  713        $1,154         $1,259
 Less: pro forma provision (benefit) for income
   taxes ..................................................     (23)      213       285           462            504
                                                             ------    ------    ------        ------         ------
PRO FORMA NET INCOME (LOSS) ...............................  $  (34)   $  319    $  428        $  692         $  755
                                                             ======    ======    ======        ======         ======


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      COLLECTION OF FINE PROPERTIES, INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                  COMMON STOCK        RETAINED
                                              -------------------     EARNINGS
                                               SHARES     AMOUNT     (DEFICIT)       TOTAL
                                              --------   --------   -----------   -----------
BALANCE, January 1, 1995 ..................    10,000      $788      $   (443)     $    345
 Net loss .................................        --        --           (57)          (57)
 Distributions ............................        --        --          (100)         (100)
                                               ------      ----      --------      --------
BALANCE, December 31, 1995 ................    10,000       788          (600)          188
 Net income ...............................        --        --           532           532
 Distributions ............................        --        --          (300)         (300)
                                               ------      ----      --------      --------
BALANCE, December 31, 1996 ................    10,000       788          (368)          420
 Net income ...............................        --        --           713           713
 Distributions ............................        --        --          (300)         (300)
                                               ------      ----      --------      --------
BALANCE, December 31, 1997 ................    10,000       788            45           833
 Net income (unaudited) ...................        --        --         1,259         1,259
 Distributions (unaudited) ................        --        --        (2,213)       (2,213)
 Contributions (unaudited) ................        --        --           163           163
                                               ------      ----      --------      --------
BALANCE, May 26, 1998 (unaudited) .........    10,000      $788      $   (746)     $     42
                                               ======      ====      ========      ========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      COLLECTION OF FINE PROPERTIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                                             JANUARY 1
                                                              YEAR ENDED DECEMBER 31,        SIX MONTHS       THROUGH
                                                           ------------------------------  ENDED JUNE 30,     MAY 26,
                                                              1995      1996       1997         1997           1998
                                                           --------- ---------- --------- ---------------- ------------
                                                                                             (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income (loss) .......................................  $  (57)    $ 532     $  713       $  1,154       $  1,259
 Adjustments to reconcile net income (loss) to net
   cash provided by operating activities:
   Depreciation and amortization .........................     379       367        307            154             98
   Gain on sale of assets ................................      --        (9)        --             --             --
 Changes in operating assets and liabilities:
   Accounts receivable ...................................     (21)        1         33           (219)            46
   Prepaid expenses and other assets .....................      66       (21)      (122)           121            199
   Customer deposits and deferred revenue ................     188       568         49         (2,730)        (2,889)
   Not Payable to affiliates .............................      74      (363)       (13)            --            499
   Accounts payable and accrued expenses .................     186       (96)       237           (915)          (643)
                                                            ------     -------   ------       --------       --------
    Net cash provided by (used in) operating
      activities .........................................     815       979      1,204         (2,435)        (1,431)
                                                            ------     -------   ------       --------       --------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Proceeds from loan receivable ...........................      --       160         --             --             --
 Purchases of property and equipment .....................    (360)     (288)      (284)          (178)            --
 Proceeds from sale of property and equipment ............      --        46          8             --             --
 Other assets ............................................      19       (10)        37             39             --
 Sales and (purchases) of marketable securities ..........      --      (103)       103             --             --
 Proceeds from sale of land held for development .........      --        67         --             --             --
                                                            ------     -------   ------       --------       --------
    Net cash used in investing activities ................    (341)     (128)      (136)          (139)            --
                                                            ------     -------   ------       --------       --------


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                      COLLECTION OF FINE PROPERTIES, INC.

                                (IN THOUSANDS)


                                                                                                                 JANUARY 1
                                                                 YEAR ENDED DECEMBER 31,         SIX MONTHS       THROUGH
                                                             --------------------------------  ENDED JUNE 30,     MAY 26,
                                                                1995      1996        1997          1997           1998
                                                             --------- ---------- ----------- ---------------- ------------
                                                                                                 (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Advances on line of credit ................................     514         --         752             --             --
 Repayments on line of credit ..............................    (724)       (90)       (655)            --           (188)
 Proceeds from notes payable ...............................     149         --          --             --             --
 Payments on notes payable .................................    (123)       (26)       (344)           219             --
 Receivables from affiliates and stockholders, net .........      27       (105)       (421)           240             --
 Advances to stockholders ..................................      --        (16)         --             --             --
 Payments on note payable to related parties ...............      --       (154)         --             --             --
 Payments on capital leases ................................     (50)       (54)        (51)           (78)            --
 Distributions to stockholders .............................      --       (400)       (300)          (355)          (819)
                                                                ----       ----        ----           ----           ----
   Net cash provided by (used in) financing
    activities .............................................    (207)      (845)     (1,019)            26         (1,007)
                                                                ----       ----      ------           ----         ------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS ..........................................     267          6          49         (2,548)        (2,438)

CASH AND CASH EQUIVALENTS, beginning of
 period ....................................................   2,391      2,658       2,664          2,664          2,713
                                                               -----      -----      ------         ------         ------
CASH AND CASH EQUIVALENTS, end of period ...................  $2,658     $2,664    $  2,713       $    116       $    275
                                                              ======     ======    ========       ========       ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Interest paid .............................................  $   75     $  100    $     79       $     32       $     15
                                                              ======     ======    ========       ========       ========
SUPPLEMENTAL SCHEDULE OF NON-CASH
 INVESTING AND FINANCING ACTIVITIES:
 Acquisition of assets under capitalized leases ............  $   --     $   --    $     86       $     --       $     --
                                                              ======     ======    ========       ========       ========
 Net assets retained by stockholders .......................  $   --     $   --    $     --       $     --       $  1,394
                                                              ======     ======    ========       ========       ========
 Accrued contributions from stockholders ...................  $   --     $   --    $     --       $     --       $    163
                                                              ======     ======    ========       ========       ========


                 The accompanying notes are an integral part of
                    these consolidated financial statements.

                    COLLECTION OF FINE PROPERTIES, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:


     Collection of Fine Properties, Inc. and its subsidiary Peak Ski Rental, Ltd. ("Subsidiary," collectively the "Company"), a Colorado S-Corporation, provides vacation property rental and management services for properties owned by third parties and located in the Breckenridge, Colorado area. The properties are primarily condominium rental units which are owned by third parties. The Company manages approximately 470 rental units. The Company's subsidiary is engaged in the rental of ski equipment.

     On January 1, 1995, Tyra Management, Inc., Colorado Mountain Lodging, Inc., and River Mountain Lodge, Inc. formed a business combination accounted for as a pooling of interests. All of the assets and liabilities of those companies were transferred to Collection of Fine Properties, Inc. The stockholders of the combined companies received 10,000 shares of common stock of Collection of Fine Properties, Inc. in exchange for their stock in Tyra Management, Inc., Colorado Mountain Lodging, Inc. and River Mountain Lodge, Inc. All existing basis in the assets and liabilities of the combined companies was transferred to the Company.

     As a result of this combination, the Company acquired 100% ownership of the Subsidiary, which prior to the combination, was owned one-third by each of the combining companies.

     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In connection with the combination, an owner has agreed to reductions in salary and benefits which would have reduced general and administrative expenses by approximately $64,000, $74,000 and $94,000 for 1995, 1996, and 1997, respectively. In addition, certain stockholders retained non-operating assets and assumed certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted by certain working capital adjustments.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements

     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

     Principles of consolidation

     The consolidated financial statements include the accounts of Collection of Fine Properties, Inc. and Peak Ski Rental, Ltd. All significant intercompany accounts and transactions have been eliminated.

     Revenue recognition

     The Company records property rental and management fees on the accrual basis of accounting ratably over the term of guest stays, as earned. Certain other linen and maintenance fees are charged periodically. The Company provides all marketing, management, housekeeping and minor maintenance.


     The Company requires a non-refundable deposit equal to 100% of the rental amount 60 days prior to the actual stay, recorded as Customer Deposits within the accompanying consolidated balance sheets. Revenue from cancellations is recognized when received.

                      COLLECTION OF FINE PROPERTIES, INC.

     Operating expenses

     Operating   expenses   include   travel   agent   commissions,    salaries,
communications, advertising, credit card fees and other costs associated with managing properties.

     Cash and cash equivalents

     The Company considers all short-term investments purchased with an original maturity of three months or less to be cash equivalents.

     Marketable securities

     Marketable securities consist of corporate bonds and are classified as held to maturity. The fair market value of the securities approximates the cost.

     Held to maturity securities are securities which the Company has the positive intent and ability to hold to maturity. Amounts are reported at amortized cost, adjusted for the amortization of premiums and accretion of discounts.

     Inventories

     Inventories consist of ski lift tickets, merchandise, uniforms, supplies and parts used for the repair and service of the owners' units. Inventories are stated at cost, determined on a first-in, first-out (FIFO) method. Inventories are included in prepaid expenses and other current assets on the balance sheets.

     Land held for development

     Land held for development consists of raw land purchased for future development. Cost includes original acquisition costs and costs incurred specific to the property. During 1996, this property was sold to a related party at cost.

     Property and equipment

     Property and equipment are recorded at cost.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

     Income taxes

     The Company has S-Corporation status as defined by the Internal Revenue Code. Under S-Corporation status, the stockholders report their shares of the Company's taxable earnings or losses in their personal tax returns.

     Management estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at December 31, 1997 and 1996 and revenues and expenses during the three years ended December 31, 1997, 1996 and 1995. The actual outcome of these estimates could differ from the estimates made in the preparation of the financial statements.

                      COLLECTION OF FINE PROPERTIES, INC.

     Concentration of credit risk

     At December 31, 1997 and 1996, the Company had cash deposits in a financial institution of approximately $2,341,000 and $2,085,000, respectively, in excess of the federal insured limit of $100,000.

     The Company is economically dependent upon the tourism trade and changes in weather conditions in the Breckenridge, Colorado area. The operations are seasonal, with peaks during the first and fourth quarters of the year.

     Reclassifications

     Certain items in the 1995 and 1996 financial statements have been reclassified to conform with the 1997 presentation.

     Fair value of financial instruments

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure regarding the fair value of financial instruments for which it is practical to estimate that value. The carrying value of cash and cash equivalents, approximates the fair value due to the short-term nature of these instruments. The fair value of the Company's long-term debt is estimated to approximate carrying value as the pricing and terms are indicative of current rates and credit risk.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Inventories consisted of the following (in thousands):

                                        DECEMBER 31,
                                      ----------------
                                       1996      1997
                                      ------   -------
       Merchandise ................    $ 31     $ 35
       Parts and supplies .........      27       31
       Uniforms ...................       9       13
       Ski lift tickets ...........      94       78
                                       ----     ----
                                       $161     $157
                                       ====     ====

     Property and equipment consisted of the following (in thousands):

                                                               ESTIMATED           DECEMBER 31,
                                                              USEFUL LIVES   ------------------------
                                                                IN YEARS        1996        1997
                                                             -------------   ---------   ---------
       Buildings .........................................       31-39        $1,206      $1,230
       Property held for investment ......................       31-39           330         332
       Furniture and equipment ...........................        3-7            962         806
       Transportation equipment ..........................         5             104         203
       Equipment under capital leases ....................    lease term         262         242
       Leasehold improvements ............................        39              52          59
       Linens ............................................         4             216         259
                                                                              ------      ------
                                                                               3,132       3,131
       Less accumulated depreciation and amortization.....                     1,229       1,167
                                                                              ------      ------
        Property and equipment, net ......................                    $1,903      $1,964
                                                                              ======      ======

                      COLLECTION OF FINE PROPERTIES, INC.

   Accounts payable and accrued liabilities consisted of the following (in thousands):

                                                         1996     1997
                                                        ------ ---------
       Trade payable ..................................  $703   $  915
       Payroll and payroll taxes ......................   101      111
       Sales tax ......................................   134      149
                                                         ----   ------
        Total accounts payable and accrued liabilities   $938   $1,175
                                                         ====   ======


4. PROPERTY HELD UNDER CAPITAL LEASES:

     The Company is subject to leases for telephone and computer equipment under arrangements, which are accounted for as capital leases. The leases are amortized over an estimated useful life of 5 years. Amortization on equipment under capital leases for the years ended December 31, 1997, 1996 and 1995 was approximately $49,000.

     The following is a schedule of future minimum payments due under the capital leases and the present value of the net minimum lease payments (in thousands):

       Year ending December 31,
        1998 .............................................................    $  58
        1999 .............................................................       15
                                                                              -----
       Total minimum lease payments ......................................       73
       Less amount representing interest .................................        3
                                                                              -----
       Present value of net minimum obligations under capital leases .....       70
       Less current maturities ...........................................       55
                                                                              -----
                                                                              $  15
                                                                              =====

5. RELATED PARTIES:

     The related party balances consisted of the following (in thousands):

                                                  DECEMBER 31,
                                                ----------------
                                                 1996      1997
                                                ------   -------
       Receivable from affiliates ...........    $162     $583
       Receivable from stockholders .........      51       51
                                                 ----     ----
                                                 $213     $634
                                                 ====     ====
       Payable to affiliates ................    $ 42       28
                                                 ====     ====

     Related party receivables are unsecured, non-interest bearing and are expected to be collected in the subsequent year.

     The Company has a mortgage note payable with an affiliate (Note 7).

     During 1996 and 1995, the Company incurred management fees to a related party of approximately $100,000 and $118,000, respectively, for administrative services. No management fees were incurred during 1997.

     During 1997,  1996 and 1995, the Company  received  expense  reimbursements
from  a  related   party  of   approximately   $75,000,   $57,000  and  $60,000,
respectively.

     Loan receivable

     Tyra Management, Inc. sold property to a related party at its cost basis of approximately $323,000. Tyra Management, Inc. received a note from that related entity. At January 1, 1995, when Tyra Management, Inc. was combined into the Company, the note had been paid down to

                      COLLECTION OF FINE PROPERTIES, INC.

approximately $151,000, which included accrued interest. The note was transferred to the Company as part of the combination. No additional payments were made by the related entity during 1995. Interest, which accrues at the rate of 6% per annum ($9,000) was added to the balance at December 31, 1995. The loan was paid off during 1996.

6. LINE OF CREDIT:

     The Company has a $750,000 line of credit from a bank. During 1997, the maximum balance outstanding under the line of credit was approximately $502,000 and the minimum was zero. The line is secured by certain real estate, furniture, fixtures, equipment and inventory. The principal shareholders of the Company are additional parties to the note. The interest charged is the New York prime rate, which was 8.5% and 8.25% at December 31, 1997 and 1996, respectively. These interest rates approximate the weighted average rates during the respective years.

7. LONG-TERM DEBT:

     Long-term debt consisted of the following (in thousands):

                                                                                      DECEMBER 31,
                                                                                    ----------------
                                                                                     1996      1997
                                                                                    ------   -------
Mortgage note, payable in monthly principal installments of $500 plus interest at the prime rate (8.5% and 8.25% at December 31, 1997 and 1996, respectively). The note is secured by property and matures July, 2000, at which time a balloon payment is due. Certain shareholders are guarantors of
 the note. ......................................................................    $131     $125

Mortgage note, payable in monthly installments of $600 including interest at the prime rate (8.5% and 8.25% at December 31, 1997 and 1996, respectively).
 The note is secured by property and matures January, 2003, at which time a
 balloon payment is due. ........................................................      72       71

Mortgage note, payable in monthly installments of $3.6, including interest at
 9%. The note is secured by property and matured August, 1997, at which
 time a balloon payment was due. ................................................     319       --

Mortgage note, payable in monthly installments of $.5 to a related party including interest at 8%. The note is secured by property and matures
 through November, 2023. ........................................................      63       62

Loan payable for purchase of vehicles, payments of $2.1, including principal and
 interest .......................................................................      --       69
                                                                                     ----     ----
                                                                                     $585     $327
                                                                                     ====     ====

                      COLLECTION OF FINE PROPERTIES, INC.

     The aggregate maturities of long-term debt at December 31, 1997 are as follows (in thousands):

       Year ending December 31,
        1998 .........................................       $ 28
        1999 .........................................         30
        2000 .........................................        140
        2001 .........................................          5
        2002 .........................................          3
        Thereafter ...................................        121
                                                             ----
                                                              327
        Less current maturities ......................         28
                                                             ----
                                                             $299
                                                             ====

8.  BENEFIT PLAN:

     The Company instituted a 401(k) Profit Sharing Plan during September, 1996. Employer contributions to the plan during 1997 and 1996 were approximately $20,000 and $6,000, respectively.

9.  SUBSEQUENT EVENT:

     During January, 1998, the Company distributed $300,000 to its stockholders.

10. PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
    (UNAUDITED)


     In conjunction with the acquisition of company stock by ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and the period January 1 through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To First Resort Software, Inc.:

     We have audited the accompanying balance sheet of First Resort Software, Inc. (a Colorado corporation) as of December 31, 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of First Resort Software, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                          FIRST RESORT SOFTWARE, INC.

                                BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                 DECEMBER 31,       MAY 26,
                                                                     1997            1998
                                                                --------------   ------------
                                                                                  (UNAUDITED)
                             ASSETS

CURRENT ASSETS:
 Cash and cash equivalents ..................................        $ 126          $  108
 Accounts receivable ........................................          274             381
 Notes receivable ...........................................          152             235
 Prepaid expenses and other current assets ..................           45              33
                                                                     -----          ------
   Total current assets .....................................          597             757
PROPERTY AND EQUIPMENT, net .................................          275             270
                                                                     -----          ------
   Total assets .............................................        $ 872          $1,027
                                                                     =====          ======
                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Deferred revenue ...........................................        $ 506          $  579
 Accounts payable and accrued liabilities ...................          130             146
                                                                     -----          ------
   Total current liabilities ................................          636             725
LONG-TERM OBLIGATIONS .......................................          125             125
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
 Common stock, $1 par; 50,000 shares authorized; 3,000 shares
   outstanding ..............................................            3               3
 Additional paid in capital .................................           13              13
 Retained earnings ..........................................           95             161
                                                                     -----          ------
   Total stockholders' equity ...............................          111             177
                                                                     -----          ------
   Total liabilities and stockholders' equity ...............        $ 872          $1,027
                                                                     =====          ======


  The accompanying notes are an integral part of these financial statements.

                          FIRST RESORT SOFTWARE, INC.

                            STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                                                             JANUARY 1
                                                          YEAR ENDED       SIX MONTHS         THROUGH
                                                         DECEMBER 31,    ENDED JUNE 30,       MAY 26,
                                                             1997             1997             1998
                                                        -------------   ----------------   ------------
                                                                           (UNAUDITED)      (UNAUDITED)
REVENUES:
 Software sales .....................................       $1,318           $  618           $  626
 Service contracts ..................................        1,390              651              685
 Other ..............................................          156               73               90
                                                            ------           ------           ------
   Total revenues ...................................        2,864            1,342            1,401
OPERATING EXPENSES ..................................        1,704              791              679

GENERAL AND ADMINISTRATIVE
 EXPENSES ...........................................          417              200              313
                                                            ------           ------           ------
 Income from operations .............................          743              351              409

OTHER INCOME:
 Interest income ....................................           25               12               12
                                                            ------           ------           ------
NET INCOME ..........................................       $  768           $  363           $  421
                                                            ======           ======           ======
PRO FORMA DATA (unaudited -- Note 6):
 Historical net income before income taxes ..........       $  768           $  363           $  421
 Less: pro forma provision for income taxes .........          307              145              168
                                                            ------           ------           ------
PRO FORMA NET INCOME ................................       $  461           $  218           $  253
                                                            ======           ======           ======


  The accompanying notes are an integral part of these financial statements.

                          FIRST RESORT SOFTWARE, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 COMMON STOCK        ADDITIONAL     RETAINED
                                              -------------------      PAID IN      EARNINGS
                                               SHARES     AMOUNT       CAPITAL      (DEFICIT)      TOTAL
                                              --------   --------   ------------   ----------   ----------
BALANCE, December 31, 1996 ................    3,000        $ 3          $13         $ (106)      $  (90)
 Net income ...............................       --         --           --            768          768
 Distributions ............................       --         --           --           (567)        (567)
                                               -----        ---          ---         ------       ------
BALANCE, December 31, 1997 ................    3,000          3           13             95          111
 Net income (unaudited) ...................       --         --           --            421          421
 Distributions (unaudited) ................       --         --           --           (355)        (355)
                                               -----        ---          ---         ------       ------
BALANCE, May 26, 1998 (unaudited) .........    3,000        $ 3          $13         $  161       $  177
                                               =====        ===          ===         ======       ======


  The accompanying notes are an integral part of these financial statements.

                          FIRST RESORT SOFTWARE, INC.

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                                JANUARY 1
                                                            YEAR ENDED        SIX MONTHS         THROUGH
                                                           DECEMBER 31,     ENDED JUNE 30,       MAY 26,
                                                               1997              1997             1998
                                                          --------------   ----------------   ------------
                                                                              (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...........................................       $  768            $  330           $  421
 Adjustments to reconcile net income to net cash
   provided by operating activities--
   Depreciation .......................................           45                24               66
 Changes in operating assets and liabilities--
   Accounts receivable ................................          (44)               24             (109)
   Notes receivable ...................................          (25)               23              (70)
   Prepaid expenses and other current assets ..........           29                45               11
   Deferred revenue ...................................           49                46               67
   Accounts payable and accrued liabilities ...........          (17)              101               23
                                                              ------            ------           ------
    Net cash provided by operating activities .........          805               593              409
                                                              ------            ------           ------
CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchase of property and equipment ...................         (183)             (118)             (72)
                                                              ------            ------           ------
    Net cash used in investing activities .............         (183)             (118)             (72)
                                                              ------            ------           ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on line of credit ...........................          (39)             (125)              --
 Distributions to stockholders ........................         (567)             (225)            (355)
                                                              ------            ------           ------
    Net cash used in financing activities .............         (606)             (350)            (355)
                                                              ------            ------           ------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS ..........................................           16               125              (18)

CASH AND CASH EQUIVALENTS, beginning of
 period ...............................................          110               110              126
                                                              ------            ------           ------
CASH AND CASH EQUIVALENTS, end of
 period ...............................................       $  126            $  235           $  108
                                                              ======            ======           ======


  The accompanying notes are an integral part of these financial statements.

                           FIRST RESORT SOFTWARE, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     First Resort Software, Inc. (the "Company") is a Colorado corporation. The Company was founded and began operations in 1985. The Company develops, markets and distributes property management computer software applications and provides its licensees with implementation services and ongoing support. The Company has a client base of over 650 companies located in the United States, Canada and the Caribbean.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In connection with the Combination the stockholders have agreed to increases in salary and benefits which would have increased general and administrative expenses by $42,000 in 1997. In addition, certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted for certain working capital adjustments.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and six months ended June 30, 1998, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Revenue Recognition

     The Company records revenue from software sales when the software is successfully installed on the client's system.

     The Company's revenue recognition policies conform to accounting principles for software revenue recognition issued by the American Institute of Certified Public Accountants ("AICPA"). For customer arrangements that include multiple elements (i.e., additional software products, postcontract customer support, or services) the contract price is generally allocated to the various elements based on Company--specific objective evidence of fair values. Revenue related to software maintenance agreements, which are generally one year in duration, is generally billed in advance and recognized ratably over the term of the maintenance contract. Customer deposits received and amounts invoiced but not yet recognized as revenue are reflected as deferred revenue in the accompanying balance sheet. These amounts are included in revenue when the relevant recognition criteria are met.

     Revenues related to service elements are generally recognized as the services are provided. Should the Company enter into arrangements with customers that require significant production, modification or customization of software, the entire arrangement will be accounted for using progress to completion accounting methods prescribed by the AICPA.

     Operating Expenses

     Operating expenses include salaries, benefits, communications, marketing, postage and shipping, and other costs associated with developing, servicing and marketing software.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

                          FIRST RESORT SOFTWARE, INC.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight--line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Research and Development

     Research and development costs, except as discussed below, are expensed as incurred. These costs consist primarily of salaries relating to the development of new products and technologies.

     Generally accepted accounting principles provide that costs incurred to produce software for external sale or lease should be capitalized. Costs eligible for capitalization are those incurred after the product's technological feasibility has been established and before the product is ready for general release. The establishment of technological feasibility and the ongoing assessment of the recoverability of capitalized costs requires considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future product revenues, estimated economic life and changes in software and hardware technology. The Company incurred costs through December 31, 1997 which satisfy the above criteria of approximately $149,000 and therefore these software development costs have been capitalized by the Company.

     Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company is not subject to taxation. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following (in thousands):

                                                     ESTIMATED USEFUL   DECEMBER 31,
                                                      LIVES IN YEARS        1997
                                                    ------------------ -------------
        Furniture, fixtures and equipment .........         5             $  255
        Leasehold improvements ....................         5                  9
        Computer software .........................         5                149
                                                                          ------
                                                                             413
        Less - Accumulated depreciation ...........                         (138)
                                                                          ------
          Property and equipment, net .............                       $  275
                                                                          ======

                           FIRST RESORT SOFTWARE, INC.

4. LINE OF CREDIT:

     The Company has a loan agreement with a bank providing a line of credit ("LOC") credit facility of $150,000, which is subject to renewal and review on an annual basis. The LOC bears interest at prime plus 1.75% and matures March 25, 1998. The LOC has subsequently been renewed with interest at prime plus 1%, maturing in March 1999. At December 31, 1997, there was no outstanding balance on this LOC.

     The owners of the Company have guaranteed the obligations and liabilities of the Company in connection with the LOC pursuant to a continuing guaranty dated March 25, 1994.

5. COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in certain legal actions arising from the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, workers' compensation and a business liability, business personal property, loss of business income, employee dishonesty and medical payment policy. The Company has not incurred significant claims or losses on any of its insurance policies during the period presented in the accompanying financial statements.

     Benefit Plans

     The Company's 401(k) retirement plan is available to substantially all of the Company's employees. The Company's contribution to the plan is based upon a percentage of employee contributions, as defined by the plan. The cost of this plan was approximately $18,000 in 1997.

6.   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION (UNAUDITED):


     In conjunction with the acquisition of the Company by ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and the period January 1, through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Houston and O'Leary Company:

     We have audited the accompanying balance sheet of Houston and O'Leary Company (a Colorado corporation) as of December 31, 1997, and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Houston and O'Leary Company, as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                          HOUSTON AND O'LEARY COMPANY

                                BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                  DECEMBER 31,       MAY 26,
                                                                      1997            1998
                                                                 --------------   ------------
                                                                                   (UNAUDITED)

                          ASSETS
       CURRENT ASSETS:
        Cash and cash equivalents ............................        $259            $244
        Accounts receivable ..................................           5              60
        Receivables from stockholders ........................         274             137
        Prepaid expenses and other current assets ............          45              37
                                                                      ----            ----
          Total current assets ...............................         583             478
       PROPERTY AND EQUIPMENT, net ...........................         157              73
                                                                      ----            ----
          Total assets .......................................        $740            $551
                                                                      ====            ====
              LIABILITIES AND STOCKHOLDERS' EQUITY

       CURRENT LIABILITIES:
        Short-term debt ......................................        $164            $102
        Customer deposits and deferred revenue ...............         255             159
        Capital lease obligations ............................          50              --
        Accounts payable and accrued liabilities .............          86             168
                                                                      ----            ----
          Total current liabilities ..........................         555             429

       COMMITMENTS AND CONTINGENCIES

       STOCKHOLDERS' EQUITY:
        Common stock, $1 par; 10,000 shares authorized;
          200 shares outstanding .............................          --              --
        Additional paid-in capital ...........................          --              --
        Retained earnings ....................................         185             122
                                                                      ----            ----
          Total stockholders' equity .........................         185             122
                                                                      ----            ----
          Total liabilities and stockholders' equity .........        $740            $551
                                                                      ====            ====


  The accompanying notes are an integral part of these financial statements.

                          HOUSTON AND O'LEARY COMPANY

                            STATEMENT OF OPERATIONS
                                (IN THOUSANDS)


                                                                                              JANUARY 1
                                                          YEAR ENDED        SIX MONTHS         THROUGH
                                                         DECEMBER 31,     ENDED JUNE 30,       MAY 26,
                                                             1997              1997             1998
                                                        --------------   ----------------   ------------
                                                                            (UNAUDITED)      (UNAUDITED)

REVENUES:
 Real estate commissions ............................       $1,170            $ 865            $557
 Property rental fees ...............................          298              220              90
 Other ..............................................          128               95               1
                                                            ------            -----           -----
   Total revenues ...................................        1,596            1,180             648
OPERATING EXPENSES ..................................          494              125             224
GENERAL AND ADMINISTRATIVE
 EXPENSES ...........................................          322              240             118
                                                            ------            -----           -----
   Income from operations ...........................          780              815             306
OTHER INCOME (EXPENSE):
 Interest expense, net ..............................          (15)              (9)             (4)
                                                            ------            -----           -----
NET INCOME ..........................................       $  765            $ 806            $302
                                                            ======            =====           =====
PRO FORMA DATA
 (unaudited -- Note 6)
 Historical net income before income taxes ..........       $  765            $ 806            $302
 Less: pro forma provision for income taxes .........          306              322             121
                                                            ------            -----           -----
PRO FORMA NET INCOME ................................       $  459            $ 484            $181
                                                            ======            =====           =====


  The accompanying notes are an integral part of these financial statements.

                          HOUSTON AND O'LEARY COMPANY

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 COMMON STOCK
                                              -------------------    RETAINED
                                               SHARES     AMOUNT     EARNINGS     TOTAL
                                              --------   --------   ---------   ---------
BALANCE, December 31, 1996 ................      200        $--      $   49      $   49
 Net income ...............................       --         --         765         765
 Distributions ............................       --         --        (629)       (629)
                                                 ---        ---      ------      ------
BALANCE, December 31, 1997 ................      200         --         185         185
 Net income (unaudited) ...................       --         --         302         302
 Distributions (unaudited) ................       --         --        (502)       (502)
 Contributions (unaudited) ................       --         --         137         137
                                                 ---        ---      ------      ------
BALANCE, May 26, 1998 (unaudited) .........      200        $--      $  122      $  122
                                                 ===        ===      ======      ======


  The accompanying notes are an integral part of these financial statements.

                          HOUSTON AND O'LEARY COMPANY

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                                   JANUARY 1
                                                                    YEAR ENDED     SIX MONTHS       THROUGH
                                                                   DECEMBER 31,  ENDED JUNE 30,     MAY 26,
                                                                       1997           1997           1998
                                                                  ------------- ---------------- ------------
                                                                                   (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income .....................................................    $  765          $  806         $ 302
 Adjustments to reconcile net income to net cash provided by operating activities--
   Depreciation .................................................        48              24             7
 Changes in operating assets and liabilities--
   Receivable from stockholders .................................        23              --            --
   Prepaid expenses and other current assets ....................        --              43             8
   Customer deposits and deferred revenue .......................        21             (82)          (96)
   Accounts payable and accrued liabilities .....................       (46)            153            36
                                                                     ------          ------         -----
    Net cash provided by operating activities ...................       811             944           257
                                                                     ------          ------         -----
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment .............................       (57)            (35)           (3)
 Proceeds from sale of property and equipment ...................        --              11            --
                                                                     ------          ------         -----
    Net cash provided by (used in) investing activities .........       (57)            (24)           (3)
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments on long-term debt .....................................       (43)           (129)         (113)
 Distributions to stockholders ..................................      (629)           (737)         (156)
                                                                     ------          ------         -----
    Net cash used in financing activities .......................      (672)           (866)         (269)
                                                                     ------          ------         -----
NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ....................................................        82              54           (15)
CASH AND CASH EQUIVALENTS, beginning of period ..................       177             177           259
                                                                     ------          ------         -----
CASH AND CASH EQUIVALENTS, end of period ........................    $  259          $  231         $ 244
                                                                     ======          ======         =====
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
 Cash paid for interest .........................................    $   15          $   10         $   6
                                                                     ======          ======         =====
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 FINANCING ACTIVITIES:
 Accrued contributions from stockholders ........................    $   --          $   --         $ 137
                                                                     ======          ======         =====



  The accompanying notes are an integral part of these financial statements.

                           HOUSTON AND O'LEARY COMPANY
                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     Houston and O'Leary Company (the "Company"), a Colorado corporation, provides luxury vacation property rentals and sales in Aspen, Colorado and provides non-exclusive rental services for approximately 130 rental units. The Company provides its management services to property owners pursuant to management contracts, which are generally one year in length. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In addition, certain non-operating assets and related liabilities with a net asset value of $257,000 were retained by one of the stockholders. If this transaction had been recorded at December 31, 1997, the effect on the accompanying balance sheet would be a decrease in assets of $357,000, and a decrease in liabilities of $100,000 and a decrease in stockholders' equity of $257,000. In addition, the stockholders and key management agreed to reductions in salary and benefits which would have reduced general and administrative expenses by $58,000 in 1997. In addition, certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted for certain working capital adjustments.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 throuhg May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. The Company requires a deposit equal to 100% of the rental fee 45 days prior to the expected arrival date. These deposits are non-refundable and are recorded as customer deposits and deferred revenue in the accompanying financial statements until the guest stay commences. The Company records revenue for cancellations as they occur. Commissions on real estate sales are recognized at closing.

     Operating Expenses

     Operating expenses include broker commissions, salaries, communications, advertising, credit card fees and other costs associated with rental and sales of properties.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                          HOUSTON AND O'LEARY COMPANY

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby, the Company is not subject to taxation for federal or state purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Company's operations are exclusively in the Aspen, Colorado area and are subject to significant changes due to weather conditions.

3. PROPERTY AND EQUIPMENT:

     Property and equipment consisted of the following (in thousands):

                                                     ESTIMATED USEFUL   DECEMBER 31,
                                                      LIVES IN YEARS        1997
                                                    ------------------ -------------
        Furniture, fixtures and equipment .........          5            $   89
        Artwork ...................................         --                20
        Airplane ..................................          5               159
                                                                          ------
                                                                             268
        Less - Accumulated depreciation ...........                         (111)
                                                                          ------
          Property and equipment, net .............                       $  157
                                                                          ======

4. SHORT-TERM DEBT:

     Short-term debt consisted of the following:

                                                                          DECEMBER 31,
                                                                              1997
                                                                         -------------
       Term note payable to bank, interest at 1% over the prime rate as disclosed in the Wall Street Journal; collateralized by Alpine and guaranteed by shareholders; payable in monthly installments of $1,059, including interest, through March 5, 2000 at which
        time the remaining principal becomes payable ...................      $ 65
       Revolving note payable to bank ..................................        99
                                                                              ----
                                                                              $164
                                                                              ====


                          HOUSTON AND O'LEARY COMPANY

     Under the revolving note payable to a bank, the bank will provide a revolving line of credit up to $100,000 to finance the Company's working capital needs. At December 31, 1997, the Company had $99,000 outstanding on the line of credit. Interest is payable monthly based upon the prime rate (9.50% at December 31, 1997). The note is collateralized by the assets of the Company.

     Subsequent to year end, the note payable to a bank was assigned and assumed by one of the stockholders.

5. COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the period presented in the accompanying financial statements.

6. PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
   (UNAUDITED)


     In conjunction with the acquisition of company stock by ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and the period January 1 through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Maury People, Inc.:

     We have audited the accompanying balance sheet of The Maury People, Inc. (a Massachusetts corporation) as of December 31, 1997, and the related statements of operations, changes in stockholder's equity(deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Maury People, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                            THE MAURY PEOPLE, INC.

                                BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                DECEMBER 31,     MAY 26
                                                                    1997          1998
                                                               -------------- ------------
                                                                               (UNAUDITED)
                             ASSETS
   CURRENT ASSETS:
     Cash and cash equivalents ...............................      $ 297         $607
     Cash held in escrow .....................................        553           39
     Prepaid expenses and other current assets ...............         19           15
                                                                    -----         ----
      Total current assets ...................................        869          661
   PROPERTY AND EQUIPMENT, net ...............................         99           87
                                                                    -----         ----
      Total assets ...........................................      $ 968         $748
                                                                    =====         ====
                 LIABILITIES AND STOCKHOLDER'S EQUITY
   CURRENT LIABILITIES:
     Escrow deposits on real estate sales ....................      $ 553         $ 75
     Payable to property owners ..............................        103          257
     Accounts payable and accrued liabilities ................        224          276
                                                                    -----         ----
      Total current liabilities ..............................        880          608
   COMMITMENTS AND CONTINGENCIES

   STOCKHOLDER'S EQUITY (DEFICIT):
     Common Stock, no par; 1,000 shares authorized; 200 shares
      issued .................................................          1            1
     Retained earnings (deficit) .............................         87          139
                                                                    -----         ----
      Total stockholder's equity (deficit) ...................         88          140
                                                                    -----         ----
      Total liabilities and stockholder's equity (deficit) ...      $ 968         $748
                                                                    =====         ====


   The accompanying notes are an integral part of these financial statements.

                            THE MAURY PEOPLE, INC.

                           STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                          YEAR ENDED        SIX MONTHS        JANUARY 1
                                                         DECEMBER 31,     ENDED JUNE 30,       THROUGH
                                                             1997              1997            MAY 26,
                                                        --------------   ----------------       1998
                                                                            (UNAUDITED)      (UNAUDITED)

REVENUES:
 Real estate commissions, net .......................       $  829              298              259
 Property rental fees, net ..........................          354              363              180
                                                            ------              ---              ---
   Total revenues ...................................        1,183              661              439
OPERATING EXPENSES ..................................          211              115               89
GENERAL AND ADMINISTRATIVE
 EXPENSES ...........................................          682              290              251
                                                            ------              ---              ---
 Income from operations .............................          290              256               99
OTHER INCOME:
 Interest income, net ...............................           28                7                5
                                                            ------              ---              ---
NET INCOME ..........................................       $  318             $263             $104
                                                            ======             ====             ====
PRO FORMA DATA (unaudited -- Note 7)
 Historical net income before income taxes ..........       $  318             $263             $104
 Less: pro forma provision for income taxes .........          127              105               42
                                                            ------             ----             ----
PRO FORMA NET INCOME ................................       $  191             $158             $ 62
                                                            ======             ====             ====


   The accompanying notes are an integral part of these financial statements.

                            THE MAURY PEOPLE, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                COMMON STOCK        RETAINED
                                             -------------------    EARNINGS
                                              SHARES     AMOUNT     (DEFICIT)      TOTAL
                                             --------   --------   ----------   ----------
BALANCE, December 31, 1996 ...............      200        $ 1       $  (84)      $  (83)
 Net income ..............................       --         --          318          318
 Distributions ...........................       --         --         (147)        (147)
                                                ---        ---       ------       ------
BALANCE, December 31, 1997 ...............      200          1           87           88
 Net income (unaudited) ..................       --         --          104          104
 Contributions (unaudited) ...............       --         --          136          136
 Distributions (unaudited) ...............       --         --         (188)        (188)
                                                ---        ---       ------       ------
BALANCE May 26, 1998 (unaudited) .........      200        $ 1       $  139       $  140
                                                ===        ===       ======       ======


  The accompanying notes are an integral part of these financial statements.

                            THE MAURY PEOPLE, INC.

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                                JANUARY 1
                                                            YEAR ENDED        SIX MONTHS         THROUGH
                                                           DECEMBER 31,     ENDED JUNE 30,       MAY 26,
                                                               1997              1997             1998
                                                          --------------   ----------------   ------------
                                                                              (UNAUDITED)      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...........................................       $ 318             $  263           $  104
 Adjustments to reconcile net income to net cash
   provided by operating activities-
   Depreciation .......................................          28                 14               12
 Changes in operating assets and liabilities-
   Cash held in escrow ................................        (184)               351              632
   Escrow deposits on real estate sales ...............         184               (359)            (405)
   Prepaid expenses and other current assets ..........          (6)               (83)              40
   Due to property owners .............................          32                197               --
   Accounts payable and accrued liabilities ...........           1                663              (21)
                                                             ------             ------           ------
    Net cash provided by operating activities .........         373              1,046              362
                                                             ------             ------           ------
CASH FLOWS FROM INVESTING ACTIVITIES:

 Purchase of property and equipment ...................         (77)               (48)              --
                                                             ------             ------           ------
    Net cash used in investing activities .............         (77)               (48)              --
                                                             ------             ------           ------
CASH FLOWS FROM FINANCING ACTIVITIES:

 Proceeds from note payable ...........................          50                 --               --
 Payments on note payable .............................         (50)                --               --
 Distributions to stockholders ........................        (147)              (126)             (52)
                                                             ------             ------           ------
    Net cash used in financing activities .............        (147)              (126)             (52)
                                                             ------             ------           ------
NET INCREASE IN CASH AND CASH
 EQUIVALENTS ..........................................         149                872              310

CASH AND CASH EQUIVALENTS, beginning of
 period ...............................................         148                148              297
                                                             ------             ------           ------
CASH AND CASH EQUIVALENTS, end of

 period ...............................................       $ 297             $1,020           $  607
                                                             ======             ======           ======


   The accompanying notes are an integral part of these financial statements.

                             THE MAURY PEOPLE, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     The Maury People, Inc. (the "Company") is a Massachusetts corporation which provides vacation property rentals and sales on the island of Nantucket off the coast of Massachusetts. The Company provides non-exclusive rental services for approximately 1,200 rental units. The Company's property rental operations are seasonal, with peaks during the first and fourth quarters of the year.


     On May 26, 1998 ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In connection with the Combination, the owner agreed to reductions in salary and benefits which would have reduced general and administrative expenses by approximately $142,000 for 1997. In addition, the stockholder retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combinations and the purchase price for the Company was adjusted for certain working capital adjustments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Revenue Recognition

     The Company records property rental fees upon the receipt of customer deposits. The Company requires a deposit equal to 100% of the rental fee 45 days prior to the expected arrival date. Since these deposits are non-refundable, the Company records its fees and a payable to property owners in the accompanying financial statements. The Company records revenue for cancellations as they occur.

     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense to unaffiliated brokers. The Company recognized commission revenues of $1,949,000 and commission expense of $1,120,000 to affiliated brokers for the year 1997.

     Operating Expenses

     Operating expenses include agent commissions, salaries, communications, advertising, and other costs associated with managing and selling properties.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

                            THE MAURY PEOPLE, INC.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal or state purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Company's operations are exclusively on Nantucket Island.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     At December 31, 1997, the Company had restricted cash totaling $553,000 in real estate sales escrow.

     Property and equipment consisted of the following (in thousands):

                                                    ESTIMATED
                                                  USEFUL LIVES     DECEMBER 31,
                                                    IN YEARS           1997
                                                 --------------   -------------
     Leasehold improvements ..................         10            $   56
     Office equipment ........................          5               152
                                                                     ------
                                                                        208
     Less - Accumulated depreciation .........                         (109)
                                                                     ------
       Property and equipment, net ...........                       $   99
                                                                     ======

     Accounts payable and accrued liabilities consisted of the following (in thousands):

                                                                 DECEMBER 31,
                                                                     1997
                                                                -------------
     Accrued rental commissions .............................        $ 66
     Accrued sales commissions ..............................          51
     Accounts payable and other accrued liabilities .........         107
                                                                     ----
     Total accounts payable and accrued liabilities .........        $224
                                                                     ====

4. COMMITMENTS AND CONTINGENCIES:

     Lease Obligation


     The Company leases equipment and office space under noncancelable operating leases expiring at various times through 2004. Rental expense for the year ended December 31, 1997 was approximately $166,000. The minimum future rental payments under noncancelable operating leases are as follows (exclusive of certain pass through expenses such as real estate taxes and common area maintenance expenses and exclusive of Consumer Price Index adjustments):

                            THE MAURY PEOPLE, INC.


  Year ending December 31,
  1998 ...................................         $   164
  1999 ...................................             204
  2000 ...................................             197
  2001 ...................................             195
  2002 ...................................             188
  Thereafter .............................             232
                                                   -------
                                                   $ 1,180
                                                   =======

     Litigation

     The Company is involved in certain legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including multiperil, workers' compensation and an error and omissions policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying financial statements.

     Benefit Plan

     For all eligible employees, the Company sponsors a defined benefit pension plan. Plan benefits are based on years of service and compensation. The Company's funding policy is to make contributions at a minimum in accordance with the requirements of applicable laws and regulations, but no more than the amount deductible for income tax purposes. The components of net pension expense for the Company's retirement plan for the year ended December 31, 1997 are presented below:


     Service cost ...........................    $   1,459
     Interest cost ..........................       39,420
     Actual return on plan assets ...........      (95,338)
     Net amortization and deferral ..........       75,875
                                                 ---------
       Net periodic pension expense .........    $  21,416
                                                 =========


     The funded status of the Company's retirement plan and amounts included in the Company's balance sheet at December 31, 1997 are set forth in the following table:

     Actuarial present value of benefit obligations:
     Accumulated benefit obligation .................................    $ 602,557
                                                                         =========
     Projected benefit obligation ...................................    $ 602,557
     Plan assets at fair value ......................................      635,448
                                                                         ---------
     Plan assets in excess of projected benefit obligations .........       32,891
     Unrecognized net gain ..........................................      (70,894)
     Unrecognized net transition obligation .........................       38,637
                                                                         ---------
       Prepaid pension asset ........................................    $     634
                                                                         =========

                             THE MAURY PEOPLE, INC.

     The weighted average discount rate used in determining the actuarial present value of the projected benefit obligations was 7.0 percent. The expected long-term rate of return on assets was 5.0 percent.

5.   RELATED PARTIES:

     At present, the Company intends to transfer its offices to facilities owned by a trust of which the owner is the primary beneficiary upon expiration of its existing lease on March 31, 1999. The new lease term extends through March 2004, with a five year extension option. Annual rent payments begin at $185,400 and increase based on increases in the Consumer Price Index subject to a 6% annual ceiling on increases.

6.   NOTE PAYABLE:

     During 1997, the Company had a $50,000 note payable to a bank, due in one payment consisting of principal and interest. The note bore interest at 6.35%. The note was secured by a security interest in a deposit account. The note was paid in full during 1997.

7.   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
     (UNAUDITED)


     In conjunction with the acquisition of company stock by ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and the period January 1 through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                          (SUCCESSOR COMPANY REPORT)

To Howey Acquisition, Inc.:

     We have audited the accompanying consolidated balance sheet of Howey Acquisition, Inc. (a Florida corporation) as of December 31, 1997, and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the period from January 3, 1997 (inception) through December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Howey Acquisition, Inc., as of December 31, 1997, and the results of their operations and their cash flows for the period from January 3, 1997 (inception) through December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                         (PREDECESSOR COMPANY REPORT)

To Priscilla Murphy Realty, Inc.:

     We have audited the accompanying balance sheet of Priscilla Murphy Realty, Inc. (a Florida corporation) as of December 31, 1996, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1995 and 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Priscilla Murphy Realty, Inc., as of December 31, 1996, and the results of its operations and its cash flows for the years ended December 31, 1995 and 1996, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                           PREDECESSOR             COMPANY
                                                          -------------   -------------------------
                                                                 DECEMBER 31,
                                                          --------------------------      MAY 26,
                                                               1996          1997          1998
                                                          -------------   ----------   ------------
                                                                                        (UNAUDITED)

                          ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ............................       $1,672       $   904        $  130
 Cash held in trust ...................................        3,736         4,036         2,734
 Advances to property owners ..........................           23            39            26
 Prepaid expenses and other current assets ............            3            60             9
                                                              ------       -------        ------
   Total current assets ...............................        5,434         5,039         2,899

PROPERTY AND EQUIPMENT, net ...........................          148           102           100
GOODWILL, net .........................................           --         5,436         5,379
OTHER ASSETS, net .....................................          181           187           183
                                                              ------       -------        ------
   Total assets .......................................       $5,763       $10,764        $8,561
                                                              ======       =======        ======

          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current maturities of long-term debt .................       $  100       $   803        $  803
 Customer deposits and deferred revenue ...............        3,736         4,036         2,734
 Accounts payable and accrued liabilities .............           45           305           314
                                                              ------       -------        ------
   Total current liabilities ..........................        3,881         5,144         3,851

LONG-TERM DEBT, net of current maturities
 (including note payable to an affiliate of $0, $2,000
 and $2,000, respectively).............................          100         3,862         3,862
STOCKHOLDERS' EQUITY:
 Class A Common stock, $.50 par value 40,000 shares
   authorized and outstanding .........................            1            20            20
 Class B Common stock, non-voting, $.50 par value,
   160,000 shares authorized and outstanding ..........           --            80            80
 Additional paid-in capital ...........................           --           150           150
 Retained earnings ....................................        1,781         1,508           598
                                                              ------       -------        ------
   Total stockholders' equity .........................        1,782         1,758           848
                                                              ------       -------        ------
   Total liabilities and stockholders' equity .........       $5,763       $10,764        $8,561
                                                              ======       =======        ======


  The accompanying notes are an integral part of these financial statements.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                              PREDECESSOR                         COMPANY
                                          ------------------- ------------------------------------------------
                                              YEAR ENDED             PERIOD
                                             DECEMBER 31,       JANUARY 3, 1997         SIX        JANUARY 1
                                          -------------------       THROUGH        MONTHS ENDED     THROUGH
                                             1995      1996    DECEMBER 31, 1997   JUNE 30,1997   MAY 26, 1998
                                          --------- --------- ------------------- -------------- -------------
                                                                                          (UNAUDITED)
REVENUES:
 Property rental fees ...................  $2,347    $2,402         $ 2,514           $1,766        $1,815
 Real estate commissions, net ...........   1,326     1,630           1,473              763           836
 Service fees ...........................     643       689             753              490           497
                                           ------    ------         -------           ------        ------
   Total revenues .......................   4,316     4,721           4,740            3,019         3,148

OPERATING EXPENSES ......................   1,319     1,314           1,184              545           482
GENERAL AND ADMINISTRATIVE
 EXPENSES ...............................   2,257     2,125           1,866              910           949
                                           ------    ------         -------           ------        ------
 Income from operations .................     740     1,282           1,690            1,564         1,717

OTHER INCOME (EXPENSE):
 Interest income (expense), net .........     112       121            (182)             (29)          (17)
                                           ------    ------         -------           ------        ------

NET INCOME ..............................  $  852    $1,403         $ 1,508           $1,535        $1,700
                                           ======    ======         =======           ======        ======
PRO FORMA DATA (unaudited -- Note 7)
 Historical net income before income
   taxes ................................  $  852    $1,403         $ 1,508           $1,535        $1,700
 Less: pro forma provision for income
   taxes ................................     341       561             603              614           680
                                           ------    ------         -------           ------        ------
PRO FORMA NET INCOME ....................  $  511    $  842         $   905           $  921        $1,020
                                           ======    ======         =======           ======        ======


  The accompanying notes are an integral part of these financial statements.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                  CLASS A             CLASS B
                                               COMMON STOCK        COMMON STOCK      ADDITIONAL
                                            ------------------- -------------------   PAID-IN     RETAINED
                                              SHARES    AMOUNT    SHARES    AMOUNT    CAPITAL     EARNINGS     TOTAL
                                            ---------- -------- ---------- -------- ----------- ----------- ----------
Predecessor:
BALANCE, December 31, 1994 ................      992      $ 1         --     $ --       $ --     $  1,412    $  1,413
 Net income ...............................       --       --         --       --         --          852         852
 Distributions ............................       --       --         --       --         --         (740)       (740)
                                                 ---      ---         --     ----       ----     --------    --------

BALANCE, December 31, 1995 ................      992        1         --       --         --        1,524       1,525
 Net income ...............................       --       --         --       --         --        1,403       1,403
 Distributions ............................     (257)      --         --       --         --       (1,146)     (1,146)
                                                ----      ---         --     ----       ----     --------    --------

BALANCE, December 31, 1996 ................      735      $ 1         --     $ --       $ --     $  1,781    $  1,782
                                                ====      ===         ==     ====       ====     ========    ========
Company :
 Capitalization Company (Note 1) ..........   40,000      $20    160,000     $ 80       $150     $     --    $    250
 Net income ...............................       --       --         --       --         --        1,508       1,508
                                              ------      ---    -------     ----       ----     --------    --------

BALANCE, December 31, 1997 ................   40,000       20    160,000       80        150        1,508       1,758
 Net income (unaudited) ...................       --       --         --       --         --        1,700       1,700
 Distributions (unaudited) ................       --       --         --       --         --       (2,610)     (2,610)

BALANCE, May 26, 1998 (unaudited) .........   40,000      $20    160,000     $ 80       $150     $    598    $    848
                                              ======      ===    =======     ====       ====     ========    ========


  The accompanying notes are an integral part of these financial statements.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                PREDECESSOR
                                                         -------------------------
                                                                YEAR ENDED
                                                               DECEMBER 31,
                                                         -------------------------
                                                             1995         1996
                                                         ----------- -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ............................................   $   852     $ 1,403
 Adjustments to reconcile net income to net cash
  provided by operating activities
   Depreciation and amortization .......................       239          95
   Gain on sale of assets ..............................         4          --
 Changes in operating assets and liabilities ...........
  Cash held in trust ...................................      (491)       (946)
  Advances to property owners ..........................        --           2
  Prepaid expenses and other assets ....................       (56)        (15)
  Customer deposits and deferred revenue ...............       491         946
  Accounts payable and accrued liabilities .............       (33)         46
                                                           -------     --------
     Net cash provided by (used in) operating
      activities .......................................     1,006       1,531
                                                           -------     --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Net assets acquired (excluding cash) ..................        --          --
 Purchase of property and equipment ....................      (108)         (4)
 Proceeds from sale of office equipment and
  vehicles .............................................         4          --
 Excess of purchase price over net assets acquired .....        --          --
                                                           -------     ---------
     Net cash used in investing activities .............      (104)         (4)
                                                           -------     ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt ..........................        --          --
 Payments on long-term debt ............................      (231)       (135)
 Distributions to stockholders .........................      (740)       (878)
 Net proceeds from stock issuance ......................        --          --
                                                           -------     ---------
     Net cash provided by (used in) financing
      activities .......................................      (971)     (1,013)
                                                           -------     ---------

NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS ......................................       (69)        514
CASH AND CASH EQUIVALENTS, beginning of
 period ................................................     1,227       1,158
                                                           -------     ---------
CASH AND CASH EQUIVALENTS, end of
 period ................................................   $ 1,158     $ 1,672
                                                           =======     =========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
  Cash paid for interest ...............................   $    80     $    70
                                                           =======     =========


                                                                             COMPANY
                                                         ------------------------------------------------
                                                                PERIOD
                                                           JANUARY 3, 1997        SIX         JANUARY 1
                                                               THROUGH        MONTHS ENDED     THROUGH
                                                          DECEMBER 31, 1997  JUNE 30, 1997   MAY 26, 1998
                                                         ------------------ --------------- -------------
                                                                                     (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:

 Net income ............................................      $  1,508         $   1,535      $   1,700
 Adjustments to reconcile net income to net cash
  provided by operating activities

   Depreciation and amortization .......................           203               102             75
   Gain on sale of assets ..............................            --                --             --
 Changes in operating assets and liabilities ...........

  Cash held in trust ...................................          (300)            1,208          1,302
  Advances to property owners ..........................           (39)              (26)            13
  Prepaid expenses and other assets ....................           (60)           (5,747)            51
  Customer deposits and deferred revenue ...............           300            (1,208)        (1,302)
  Accounts payable and accrued liabilities .............           305               159            155
                                                              --------         ---------      ---------
     Net cash provided by (used in) operating
      activities .......................................         1,917            (3,977)         1,994
                                                              --------         ---------      ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Net assets acquired (excluding cash) ..................          (225)               --             --
 Purchase of property and equipment ....................            --               (49)           (11)
 Proceeds from sale of office equipment and
  vehicles .............................................            --                --             --
 Excess of purchase price over net assets acquired .....        (5,575)               --             --
                                                              --------         ---------      ---------
     Net cash used in investing activities .............        (5,800)              (49)           (11)
                                                              --------         ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt ..........................         5,750             4,250             --
 Payments on long-term debt ............................        (1,213)              699           (147)
 Distributions to stockholders .........................            --            (1,844)        (2,610)
 Net proceeds from stock issuance ......................           250               249             --
                                                              --------         ---------      ---------
     Net cash provided by (used in) financing
      activities .......................................         4,787             3,354         (2,757)
                                                              --------         ---------      ---------

NET INCREASE (DECREASE) IN CASH AND
 CASHEQUIVALENTS .......................................           904              (672)          (774)

CASH AND CASH EQUIVALENTS, beginning of
 period ................................................            --             1,672            904
                                                              --------         ---------      ---------
CASH AND CASH EQUIVALENTS, end of
 period ................................................      $    904         $   1,000      $     130
                                                              ========         =========      =========
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
  Cash paid for interest ...............................      $    211         $     106      $      60
                                                              ========         =========      =========



  The accompanying notes are an integral part of these financial statements.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

                                (IN THOUSANDS)

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

     During 1996, the Company distributed certain fixed assets and liabilities of the Company to a shareholder as follows:

       Net book value of assets ...........    $  774
       Debt assumed .......................      (506)
                                               ------
       Distributed to Stockholder .........    $  268
                                               ======


  The accompanying notes are an integral part of these financial statements.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     Howey Acquisition, Inc. ("HAI") dba, Priscilla Murphy Realty, Inc. and its wholly-owned subsidiaries, Priscilla Murphy Realty, Inc. ("PMR") and Realty Consultants, Inc., (collectively the "Company"), are Florida corporations. The Company provides vacation property rentals and sales on the Florida Islands of Sanibel and Captiva for approximately 900 rental units. The Company provides its management services to property owners pursuant to management contracts which are generally one year in length. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. The Company's operations are seasonal, with a peak during the first quarter of the year.

     On January 3, 1997, HAI entered into an agreement to purchase the assets and assume certain liabilities of PMR. HAI borrowed $5,800,000 from a bank and a stockholder to finance the purchase transaction. The fair value of the net assets purchased totaled $225,000, resulting in the recognition of goodwill of $5,575,000. The goodwill is being amortized using a 40-year estimated life. Additionally, the Company executed a non-compete agreement with the former shareholder valued at $200,000. The non-compete agreement is for a period of ten years and is payable in installments of approximately $3,000 per month for 5 years.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In connection with the Combination, stockholders agreed to reductions in salary and benefits which would have reduced general and administrative expenses by $250,000, $320,000 and $31,000 for 1995, 1996 and 1997, respectively. In addition, certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted for certain working capital adjustments.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Basis of Combination and Financial Statement Presentation

     The consolidated financial statements include the accounts of HAI and its wholly-owned subsidiary, PMR (collectively, the "Company"). All intercompany items and transactions have been eliminated.

     The financial statements of PMR (the "Predecessor Company") are presented for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Predecessor Company had only one class of common stock and is included in Class A common stock for presentation purposes in the accompanying consolidated financial statements.

     The consolidated statements of operations of the Companies for the period from January 1, 1997 to January 3, 1997 (inception), has not been presented due to the nominal level of operations.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. The Company requires a deposit equal to 100% of the rental fee 45 days prior to the expected arrival date. These deposits are non-refundable and are recorded as customer deposits and deferred revenue in the accompanying financial statements until the guest stay commences. The Company records revenue for cancellations as they occur.

     Service fees are recorded for a variety of services and are recognized as the service is provided, including cleaning income, repair and maintenance and service charges.

     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense. The Company recognized commission revenues of $4,360,000, $5,221,000 and $5,440,000 for the years 1995 and 1996 and the period ending December 31, 1997, and commission expense of $3,034,000, $3,591,000 and $3,967,000 for the years 1995 and 1996 and the period ending December 31, 1997, respectively.

     Operating Expenses

     Operating   expenses   include   travel   agent   commissions,    salaries,
communications, advertising, credit card fees and other costs associated with managing and selling properties.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal or state tax purposes. Under S Corporation status, the stockholders' report their shares of the Company's taxable earnings or losses in their personal tax returns.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk


     The Company's operations are exclusively in the Fort Myers/Sanibel and Captiva Islands, Florida area and are subject to significant changes due to weather conditions.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

3. OTHER ASSETS

     Other assets consist of a non-compete agreement between the Company and the prior owner. The total consideration for the agreement was $200,000 and is being amortized over the term of the agreement, 10 years. The Company signed a five year note payable for this agreement.

4. DEBT

     Long-term debt at December 31, 1997 and 1996, consist of the following (in thousands):


                                                                                        1996      1997
                                                                                     --------- ----------
Note payable to a bank, bearing interest at 7.50%; monthly payments of $58 through maturity in January 2002. Secured by assets of the Company and guaranteed by
 stockholder. ......................................................................  $   --    $ 2,350
Note payable to an affiliate, bearing interest at 7.95%; subordinate to bank note
 payable; no payment may be made until bank note is paid in full. ..................      --      2,000
Note payable to a stockholder, bearing interest at 7.95%; subordinate to bank note
 payable; no payment may be made until bank note is paid in full. ..................      --        155
Note payable, monthly payments of $3 through maturity in January 2002; interest
 imputed at 7.50% unsecured. .......................................................      --        160
Note payable to a bank, bearing interest at 7.70%; quarterly payments of $25 through
 maturity in December 1998; unsecured. .............................................     200         --
                                                                                      ------    -------
                                                                                         200      4,665
Less current maturities ............................................................    (100)      (803)
                                                                                      ------    -------
                                                                                      $  100    $ 3,862
                                                                                      ======    =======

5. COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation, error and omission, and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying financial statements.

     Benefit Plans

     The Company's 401(k) retirement plan is available to substantially all of the Company's employees. The Company's contribution to the plan is based upon a percentage of employee contributions. The cost of this plan was approximately $9,000 in 1995, $12,000 in 1996 and $9,000 in 1997.

6. RELATED PARTIES:

     The Company has leased office space under three separate agreements since August 1997 from trusts affiliated with an owner. In aggregate, rents paid to these affiliated trusts were approximately $45,000. Subsequent to year end, the Company entered a fourth lease for an additional $12,000 per year.

           HOWEY ACQUISITION, INC. DBA PRISCILLA MURPHY REALTY, INC

7. PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
   (UNAUDITED)



     In conjunction with the acquisition of Company stock by ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which requires the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and January 1 through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Resort Property Management, Inc.:

     We have audited the accompanying balance sheet of Resort Property Management, Inc. (a Utah corporation) as of September 30, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Resort Property Management, Inc., as of September 30, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                       RESORT PROPERTY MANAGEMENT, INC.

                                BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                     SEPTEMBER 30,       MAY 26,
                                                                          1997            1998
                                                                    ---------------   ------------
                                                                                       (UNAUDITED)

                           ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ......................................       $  186           $   8
 Due from property owners .......................................           60              --
 Receivable from stockholders ...................................           10              92
 Prepaid expenses and other current assets ......................           22               8
                                                                        ------           -----
   Total current assets .........................................          278             108
NOTE RECEIVABLE .................................................           54              54
PROPERTY AND EQUIPMENT, net .....................................          203             287
                                                                        ------           -----
   Total assets .................................................       $  535           $ 449
                                                                        ======           =====
            LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:

 Current portion of long-term debt ..............................       $  171           $  --
 Customers deposits and deferred revenue ........................          233              66
 Payable to property owners .....................................           36              --
 Accounts payable and accrued liabilities .......................           32             273
                                                                        ------           -----
   Total current liabilities ....................................          472             339
DEFERRED TAXES ..................................................            3              --
LONG-TERM DEBT, net of current portion ..........................          310             149
                                                                        ------           -----
   Total liabilities ............................................          785             488
                                                                        ------           -----
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY (DEFICIT):
 Common stock, no par; 100,000 shares authorized; 51,000
   shares outstanding ...........................................           26              26
 Retained earnings (deficit) ....................................         (276)            (65)
                                                                        ------           -----
   Total stockholders' equity (deficit) .........................         (250)            (39)
                                                                        ------           -----
   Total liabilities and stockholders' equity (deficit) .........       $  535           $ 449
                                                                        ======           =====


  The accompanying notes are an integral part of these financial statements.

                       RESORT PROPERTY MANAGEMENT, INC.

                           STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)



                                                                     NINE MONTHS    OCTOBER 1
                                                       YEAR ENDED       ENDED        THROUGH
                                                      SEPTEMBER 30,    JUNE 30,      MAY 26,
                                                          1997           1997         1998
                                                     -------------- ------------- ------------
                                                                     (UNAUDITED)   (UNAUDITED)

REVENUES:
 Property rental fees ..............................     $1,930         $1,866       $1,728
 Service fees ......................................        365            303          325
                                                         ------         ------       ------
   Total revenues ..................................      2,295          2,169        2,053
OPERATING EXPENSES .................................      1,560          1,372        1,227
GENERAL AND ADMINISTRATIVE EXPENSES ................        627            523          493
                                                         ------         ------       ------
   Income from operations ..........................        108            274          333
OTHER INCOME:
 Interest income (expense) net .....................          7             28           18
 Gain on sale of land ..............................        210             --           --
                                                         ------         ------       ------
   Income before taxes .............................        325            302          351
PROVISION FOR INCOME TAX ...........................         75             56          140
                                                         ------         ------       ------
NET INCOME .........................................     $  250         $  246       $  211
                                                         ======         ======       ======
PRO FORMA DATA (unaudited -- Note):
 Historical net income before income taxes .........     $  325         $  302       $  351
 Less: Pro forma provision for income taxes ........        130            121          140
                                                         ------         ------       ------
PRO FORMA NET INCOME ...............................     $  195         $  181       $  211
                                                         ======         ======       ======


  The accompanying notes are an integral part of these financial statements.

                       RESORT PROPERTY MANAGEMENT, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 COMMON STOCK        RETAINED
                                              -------------------    EARNINGS
                                               SHARES     AMOUNT     (DEFICIT)      TOTAL
                                              --------   --------   ----------   ----------
BALANCE, September 30, 1996 ...............     51          $26       $ (526)      $ (500)
 Net income ...............................     --           --          250          250
                                                --          ---       ------       ------
BALANCE, September 30, 1997 ...............     51           26         (276)        (250)
 Net income (unaudited) ...................     --           --          211          211
                                                --          ---       ------       ------
BALANCE, May 26, 1998 (unaudited) .........     51          $26       $  (65)      $  (39)
                                                ==          ===       ======       ======


  The accompanying notes are an integral part of these financial statements.

                       RESORT PROPERTY MANAGEMENT, INC.

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                                       OCTOBER 1
                                                                       YEAR ENDED      NINE MONTHS      THROUGH
                                                                      SEPTEMBER 30,  ENDED JUNE 30,     MAY 26,
                                                                          1997            1997           1998
                                                                     -------------- ---------------- ------------
                                                                                       (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ........................................................     $ 250           $ 246          $  211
 Adjustments to reconcile net income to net cash provided by operating activities--
   Depreciation ....................................................        36              23              36
   Gain on sale of land ............................................      (210)             --              --
 Changes in operating assets and liabilities--
   Due from property owners ........................................       (24)            (78)            (20)
   Prepaid expenses and other current assets .......................        (3)            (20)             15
   Customer deposits and deferred revenue ..........................       (50)           (215)           (167)
   Payable to property owners ......................................        16             (45)             --
   Deferred tax liability ..........................................         3              --              --
   Accounts payable and accrued liabilities ........................        28             (98)            199
                                                                         -------         -----          ------
    Net cash provided by operating activities ......................        46            (187)            274
                                                                         -------         -----          ------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Note receivable ...................................................       (54)             --              --
 Purchase of property and equipment ................................      (179)           (144)           (120)
 Proceeds from sale of office equipment, vehicles and land .........       335             335              --
                                                                         -------         -----          ------
    Net cash provided by (used in) investing activities ............       102             191            (120)
                                                                         -------         -----          ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt ......................................       493             447              --
 Payments on long-term debt ........................................      (451)           (447)           (332)
 Proceeds/payment on receivables from stockholders .................       (10)            (10)             --
                                                                         -------         -----          ------
    Net cash provided by (used in) financing activities ............        32             (10)           (332)
                                                                         -------         -----          ------
NET INCREASE IN CASH AND CASH EQUIVALENTS ..........................       180              (6)           (178)
CASH AND CASH EQUIVALENTS, beginning of period .....................         6               6             186
                                                                         -------         -----          ------
CASH AND CASH EQUIVALENTS, end of period ...........................     $ 186           $  --          $    8
                                                                         =======         =====          ======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW: ..............................
 Cash paid for interest ............................................     $  25           $  12          $    2
                                                                         =======         =====          ======


  The accompanying notes are an integral part of these financial statements.

                        RESORT PROPERTY MANAGEMENT, INC.
                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     Resort Property Management, Inc. (the "Company"), a Utah corporation, provides property rentals and management services for properties owned by third parties and located within the Park City, Utah region. The Company manages approximately 330 total rental units. The Company provides its management services to property owners pursuant to management contracts, which are generally one year in length. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. The Company's operations are seasonal, with a peak during the second quarter of the fiscal year.

     The Company had working capital deficits at September 30, 1997 and December 31, 1997. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows from operations to meet the Company's working capital needs in 1998.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In connection with the Combination, the owner and certain key employees have agreed to reductions in salary and benefits which would have reduced general and administrative expenses by approximately $186,000 for the year ended September 30, 1997. In addition, certain stockholders retain non-operating assets and assumed or retired certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted for certain working capital adjustments.


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and nine months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Revenue Recognition


     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. During peak periods, the Company requires a deposit equal to 100% of the rental fee 30 days prior to the expected arrival date. These deposits are non-refundable and are recorded as customer deposits and deferred revenue in the accompanying combined financial statements until the guest stay commences. The Company records revenue for cancellations as they occur.


     Service fees are recorded for a variety of services and are recognized as the service is provided, including housekeeping, phone service and rentals.

     Operating Expenses

     Operating   expenses   include   travel   agent   commissions,    salaries,
communications, advertising, credit card fees and other costs associated with managing and renting the properties.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

                       RESORT PROPERTY MANAGEMENT, INC.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Income Taxes

     The company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax bases of assets and liabilities and amounts reported in the consolidated balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgemental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Company's operations are exclusively in the Park City, Utah area and are subject to significant changes in weather conditions.

                       RESORT PROPERTY MANAGEMENT, INC.

3.   DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Property and equipment consisted of the following (in thousands):

                                                   ESTIMATED USEFUL   SEPTEMBER 30,
                                                     LIFE IN YEARS        1997
                                                  ------------------ --------------
        Leasehold improvements ..................         12             $   21
        Office equipment and other ..............          5                236
        Vehicles ................................          5                128
                                                                         ------
                                                                            385
        Less - Accumulated depreciation .........                          (182)
                                                                         ------
        Property and equipment, net .............                        $  203
                                                                         ======

     At September 30, 1997, maturities of long-term debt were as follows (in thousands):


       Year ending September 30,

        1998 ...................    $171
        1999 ...................      17
        2000 ...................      19
        2001 ...................      21
        Thereafter .............     253
                                    ----
                                    $481
                                    ====


     In addition to the debt disclosed above, the Company has a revolving line of credit with a bank. The line of credit has an interest rate of 10.25%, a maximum limit of $250,000, expires in October 2016, and is secured by personal property of the Company's owners. As of September 30, 1997, the line of credit was fully drawn, and is included in long-term debt in the accompanying financial statements.

4. INCOME TAXES:

     The provision for income taxes consists of the following for the year ended September 30, 1997 (in thousands):


       Current ..........    $ 6
       Deferred .........     69
                             ---
                             $75
                             ===


     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax statutory rate of 34% for the following reasons:


       U.S. corporate income tax provision at statutory rate .........    $ 111
       Utilization of NOL carryforwards ..............................      (36)
                                                                          -----
                                                                          $  75
                                                                          =====

                       RESORT PROPERTY MANAGEMENT, INC.

5. COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying financial statements.

6. RELATED PARTIES:

     During 1997, the Company paid rental payments to the owners in exchange for use of the housekeeping facility in the amount of approximately $18,000.

     The Company plans to enter a lease agreement with the owners in June 1998 for an initial term of 10 years and two options to extend the lease for 5 additional years. The lease agreement to be finalized prior to the Offering will have estimated annual payments of $100,000, and annual increases of Consumer Price Index.

     Leases

     The Company has entered into various leases for housekeeping and laundry facilities, and for their corporate office. The following is a schedule of future minimum rental payments which are required under operating leases that have lease terms in excess of one year at September 30, 1997:

  1998 ..............    $ 61,793
  1999 ..............      21,408
  2000 ..............      14,517
  2001 ..............      15,246
                         --------
                         $112,964
                         ========

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Telluride Resort Accommodations, Inc.:

     We have audited the accompanying balance sheet of Telluride Resort Accommodations, Inc. (a Colorado corporation) as of December 31, 1997, and the related statements of operations, changes in stockholders' deficit and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Telluride Resort Accommodations, Inc., as of December 31, 1997, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 30, 1998

                     TELLURIDE RESORT ACCOMMODATIONS, INC.

                                BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                     DECEMBER 31,       MAY 26,
                                                                         1997            1998
                                                                    --------------   ------------
                                                                                      (UNAUDITED)

                               ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ......................................       $2,103          $ 358
 Accounts receivable ............................................          392            475
 Due from property owners .......................................          152             --
 Prepaid expenses and other current assets ......................           12             37
                                                                        ------          -----
   Total current assets .........................................        2,659            870

PROPERTY AND EQUIPMENT, net .....................................           62            109
                                                                        ------          -----
   Total assets .................................................       $2,721          $ 979
                                                                        ======          =====

                  LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
 Line of credit .................................................       $  194          $  --
 Customer deposits and deferred revenue .........................        2,096            500
 Payable to property owners .....................................          640             --
 Accounts payable and accrued liabilities .......................          209            346
                                                                        ------          -----
   Total current liabilities ....................................        3,139            846
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT:
 Common Stock, no par; 1,000,000 shares authorized; 15,000 shares
   outstanding ..................................................          216            216
 Retained equity (deficit) ......................................         (634)           (83)
                                                                        ------          -----
   Total stockholders' equity (deficit) .........................         (418)           133
                                                                        ------          -----
   Total liabilities and stockholders' equity (deficit) .........       $2,721          $ 979
                                                                        ======          =====


  The accompanying notes are an integral part of these financial statements.

                     TELLURIDE RESORT ACCOMMODATIONS, INC.

                           STATEMENTS OF OPERATIONS
                                (IN THOUSANDS)


                                                                                         JANUARY 1
                                                          YEAR ENDED     SIX MONTHS       THROUGH
                                                         DECEMBER 31,  ENDED JUNE 30,     MAY 26,
                                                             1997           1997           1998
                                                        ------------- ---------------- ------------
                                                                         (UNAUDITED)    (UNAUDITED)

REVENUES:
 Property rental fees .................................     $3,204         $2,102         $2,101
 Service fees .........................................      1,109            636            648
                                                            ------         ------         ------
   Total revenues .....................................      4,313          2,738          2,749

OPERATING EXPENSES ....................................      3,037          1,611          1,575
GENERAL AND ADMINISTRATIVE EXPENSES ...................      1,030            501            458
                                                            ------         ------         ------
   Income from operations .............................        246            626            716

OTHER INCOME:
 Interest income, net .................................         31             25             35
                                                            ------         ------         ------

NET INCOME ............................................     $  277         $  651         $  751
                                                            ======         ======         ======
PRO FORMA DATA (unaudited -- Note 7):
 Historical net income (loss) before income taxes .....     $  277         $  651         $  751
 Less: pro forma provision for income taxes ...........        111            260            300
                                                            ------         ------         ------
PRO FORMA NET INCOME (LOSS) ...........................     $  166         $  391         $  451
                                                            ======         ======         ======


  The accompanying notes are an integral part of these financial statements.

                     TELLURIDE RESORT ACCOMMODATIONS, INC.

            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 COMMON STOCK        RETAINED
                                              -------------------    EARNINGS
                                               SHARES     AMOUNT     (DEFICIT)      TOTAL
                                              --------   --------   ----------   ----------
BALANCE, December 31, 1996 ................    15,000      $216       $ (611)      $ (395)
 Net income ...............................        --        --          277          277
 Distributions ............................        --        --         (300)        (300)
                                               ------      ----       ------       ------

BALANCE, December 31, 1997 ................    15,000       216         (634)        (418)
 Net income (unaudited) ...................        --        --          751          751
 Distributions (unaudited) ................        --        --         (200)        (200)
                                               ------      ----       ------       ------
BALANCE, May 26, 1998 (unaudited) .........    15,000      $216       $  (83)      $  133
                                               ======      ====       ======       ======


   The accompanying notes are an integral part of this financial statement.

                     TELLURIDE RESORT ACCOMMODATIONS, INC.

                           STATEMENTS OF CASH FLOWS
                                (IN THOUSANDS)


                                                                                               JANUARY 1
                                                                YEAR ENDED     SIX MONTHS       THROUGH
                                                               DECEMBER 31,  ENDED JUNE 30,     MAY 26,
                                                                   1997           1997           1998
                                                              ------------- ---------------- ------------
                                                                               (UNAUDITED)    (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income .................................................    $  277         $    651       $    751
 Adjustments to reconcile net income to net cash provided
   by operating activities
 Depreciation ...............................................        48               24             20
 Changes in operating assets and liabilities
   Accounts receivable ......................................        35              255            291
   Prepaid expenses and other current assets ................        15               20            (26)
   Payable to property owners, net ..........................        19             (603)          (861)
   Customer deposits and deferred revenue ...................        28           (1,810)        (1,596)
   Accounts payable and accrued liabilities .................       299              524             89
                                                                 ------         --------       --------
    Net cash provided by (used in) operating activities .....       721             (939)        (1,332)
                                                                 ------         --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment .........................       (25)            (120)           (67)
                                                                 ------         --------       --------
    Net cash used in investing activities ...................       (25)            (120)           (67)
                                                                 ------         --------       --------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from (payments on) line of credit .................        93               --           (146)
 Distributions to stockholders ..............................      (300)             (93)          (200)
                                                                 ------         --------       --------
    Net cash used in financing activities ...................      (207)             (93)          (346)
                                                                 ------         --------       --------

NET INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS ................................................       489           (1,152)        (1,745)
CASH AND CASH EQUIVALENTS, beginning of period ..............     1,614            1,614          2,103
                                                                 ------         --------       --------
CASH AND CASH EQUIVALENTS, end of period ....................    $2,103         $    462       $    358
                                                                 ======         ========       ========


  The accompanying notes are an integral part of these financial statements.

                    TELLURIDE RESORT ACCOMMODATIONS, INC.
                         NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     Telluride Resort Accommodations, Inc. (the "Company"), a Colorado corporation, provides property rentals and management services in Telluride, Colorado and manages approximately 450 total rental units. The Company provides its management services to property owners pursuant to management contracts, which are generally one year in length. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. The Company's operations are seasonal, with a peak during the first quarter of the year.

     The Company had a working capital deficit at December 31, 1997. The Company has funded its operations with cash flows from operations and short-term borrowings from lenders. Management expects that operations will generate sufficient cash flows from operations to meet the Company's working capital needs during 1998.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). Certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted for certain working capital adjustments.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements

     The interim financial statements at March 31, 1998, and for the three months ended March 31, 1998 and 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. During peak periods, the Company requires a deposit equal to 100% of the rental fee 45 days prior to the expected arrival date. These deposits are non-refundable and are recorded as customer deposits and deferred revenue in the accompanying financial statements until the guest stay commences. The Company records revenue for cancellations as they occur.

     Service fees are recorded for a variety of services and are recognized as the service is provided, including spring and fall cleaning, unit maintenance and housekeeping.

     Operating Expenses

     Operating expenses include travel agent commissions, salaries, maintenance, housekeeping, communications, advertising, credit card fees and other costs associated with management of the properties.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful life of the assets.

                     TELLURIDE RESORT ACCOMMODATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statement of operations.

     Income Taxes

     The Company has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby the Company is not subject to taxation for federal or state tax purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Company's operations are exclusively in the Telluride, Colorado area and are subject to significant changes due to weather conditions.

3. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Property and equipment consisted of the following (in thousands):

                                                      ESTIMATED USEFUL     DECEMBER 31,
                                                       LIVES IN YEARS          1997
                                                     ------------------   -------------
       Furniture, fixtures and equipment .........           5               $  580
       Leasehold improvement .....................           5                   79
       Vehicles and other ........................           5                   65
                                                                                724
       Less - Accumulated depreciation ...........                             (662)
                                                                             ------
       Property and equipment, net ...............                           $   62
                                                                             ======

     Accounts payable and accrued liabilities at December 31, 1997, consisted of the following (in thousands):

                                                        DECEMBER 31,
                                                          1997
                                                       -------------
       Sales tax payable .............................      $127
       Accounts payable and other accrued liabilities         82
                                                            ----
       Total accounts payable and accrued liabilities       $209
                                                            ====

                     TELLURIDE RESORT ACCOMMODATIONS, INC.
                   NOTES TO FINANCIAL STATEMENTS - (CONTINUED)

4.   LINES OF CREDIT:

     The Company has lines of credit with a bank. The first line of credit matures June 1998 and provides a revolving line of credit up to $200,000 to finance working capital needs. At December 31, 1997, the Company had $194,000 outstanding on this line of credit. Interest is payable monthly at 1.75% over the Wall Street Journal Base Rate (8.5% at December 31, 1997). The second line of credit in the amount of $90,000, matures August 31, 1998 and can be drawn upon only in the event that certain guaranteed load factors aboard aircraft into the Telluride area are not met. Interest is payable monthly at 2.00% over the Wall Street Journal Base Rate (8.5% at December 31, 1997). There was no outstanding balance on this line of credit at December 31, 1997.

5.   COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying financial statement.

     Benefit Plans

     The Company's 401(k) retirement plan is available to substantially all of the Company's employees. The Plan allows the Company to make discretionary contributions to the Plan. The Company has made no such contribution to the Plan in 1997.

6.   RELATED PARTIES:

     During 1997, the Company paid certain stockholders $32,000 in consulting fees. In addition, the Company rented office space from stockholders totaling $36,000.

7.   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
     (UNAUDITED)


     In conjunction with the merger with ResortQuest, the Company changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which required the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes for the six months ended June 30, 1997 and January 1 through May 26, 1998, and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trupp-Hodnett Enterprises, Inc. and
 THE Management Company:

     We have audited the accompanying combined balance sheets of Trupp Hodnett Company, consisting of Trupp-Hodnett Enterprises, Inc. and THE Management Company (both Georgia corporations) (collectively "Trupp Hodnett Company" or the "Company") as of December 31, 1996 and 1997, and the related combined statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 1996 and 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Trupp Hodnett Company, as of December 31, 1996 and 1997, and the results of their combined operations and their cash flows for the years then ended December 31, 1996 and 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
January 16, 1998

                             TRUPP HODNETT COMPANY

                            COMBINED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                              DECEMBER 31,
                                                          ---------------------      MAY 26,
                                                             1996        1997         1998
                                                          ---------   ---------   ------------
                                                                                   (UNAUDITED)
                     ASSETS

CURRENT ASSETS:
 Cash and cash equivalents ............................    $  144      $  293        $  406
 Cash held in trust ...................................       321         347           642
 Accounts receivable ..................................        69         100            69
 Receivables from stockholders and employees ..........       111          32            15
 Prepaid expenses and other current assets ............        17          31            72
                                                           ------      ------        ------
   Total current assets ...............................       662         803         1,204

PROPERTY AND EQUIPMENT, net ...........................       245         259           282
OTHER ASSETS ..........................................       305          --            --
                                                           ------      ------        ------
   Total assets .......................................    $1,212      $1,062        $1,486
                                                           ======      ======        ======
       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Short-term debt ......................................    $  345      $   --        $   --
 Customer deposits and deferred revenue ...............       290         331           641
 Payable to property owners ...........................        31          16             1
 Accounts payable and accrued liabilities .............       130         191           341
 Payable to stockholders ..............................        --          --           221
                                                           ------      ------        ------
   Total current liabilities ..........................       796         538         1,204

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
 Common stock, no par; 2,000 shares
   authorized; 200 shares outstanding .................        17          17            17
 Retained earnings ....................................       399         507           265
                                                           ------      ------        ------
   Total stockholders' equity .........................       416         524           282
                                                           ------      ------        ------
   Total liabilities and stockholders' equity .........    $1,212      $1,062        $1,486
                                                           ======      ======        ======


  The accompanying notes are an integral part of these financial statements.

                              TRUPP HODNETT COMPANY

                        COMBINED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)


                                                                                                              JANUARY 1
                                                                     YEAR ENDED             SIX MONTHS         THROUGH
                                                                    DECEMBER 31,          ENDED JUNE 30,       MAY 26,
                                                              ------------------------   ----------------   ------------
                                                                 1996         1997             1997             1998
                                                              ---------   ------------   ----------------   ------------
                                                                                                   (UNAUDITED)
REVENUES:
 Property rental fees .....................................    $2,508        $2,809           $1,320          $1,169
 Real estate commissions, net .............................       673           892              399             698
 Service fees .............................................       250           360              196             102
                                                               ------        ------           ------           ------
   Total revenues .........................................     3,431         4,061            1,915           1,969

OPERATING EXPENSES ........................................     1,652         1,838              831             901

GENERAL AND ADMINISTRATIVE
 EXPENSES .................................................     1,653         2,024              999           1,071
                                                               ------        ------           ------           ------
   Income from operations .................................       126           199               85              (3)

OTHER INCOME (EXPENSE):
 Interest expense, net ....................................       (19)           (5)              40               1
 Gain on sale of assets ...................................        --            52               --              --
                                                               ------        ------           ------           -------
   Income before income taxes .............................       107           246              125              (2)

PROVISION FOR INCOME TAXES ................................        12            60               23              --
                                                               ------        ------           ------           -------
NET INCOME ................................................    $   95        $  186           $  102           $  (2)
                                                               ======        ======           ======           =======
PRO FORMA DATA
(unaudited -- Note 9)

 Historical net income (loss) before income taxes .........    $  107        $  246           $  125           $  (2)
 Less: pro forma provision for income taxes ...............        43            98               50              (1)
                                                               ------        ------           ------           --------
PRO FORMA NET INCOME ......................................    $   64        $  148           $   75           $  (1)
                                                               ======        ======           ======           =======


   The accompanying notes are an integral part of these financial statements.

                             TRUPP HODNETT COMPANY

            COMBINED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                 COMMON STOCK
                                              -------------------     RETAINED
                                               SHARES     AMOUNT      EARNINGS       TOTAL
                                              --------   --------   -----------   ----------
BALANCE, December 31, 1995 ................      200        $17       $ 304         $ 321
 Net income ...............................       --         --          95            95
                                                 ---        ---       ------        ------
BALANCE, December 31, 1996 ................      200         17         399           416
 Net income ...............................       --         --         186           186
 Distributions ............................       --         --         (78)          (78)
                                                 ---        ---       ------        ------
BALANCE, December 31, 1997 ................      200         17         507           524
 Net loss (unaudited) .....................       --         --          (2)           (2)
 Distributions (unaudited) ................       --         --        (240)         (240)
                                                 ---        ---       -------       -------
BALANCE, May 26, 1998 (unaudited) .........      200        $17       $ 265         $ 282
                                                 ===        ===       =======       =======


  The accompanying notes are an integral part of these financial statements.

                              TRUPP HODNETT COMPANY

                        COMBINED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                       JANUARY 1
                                                               YEARS ENDED            SIX MONTHS        THROUGH
                                                               DECEMBER 31,         ENDED JUNE 30,      MAY 26,
                                                          ----------------------   ----------------   ----------
                                                              1996        1997           1997            1998
                                                          -----------   --------   ----------------   ----------
                                                                                            (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ...........................................     $  95        $ 186          $  102          $   (2)
 Adjustments to reconcile net income to net cash
   provided by
   operating activities--
    Depreciation ......................................        83           85              44              29
    Gain on sale of assets ............................        --          (52)             --              --
 Changes in operating assets and liabilities--
   Cash held in trust .................................      (321)         (26)            321            (295)
   Accounts receivable ................................       (17)         (31)           (364)             31
   Receivables from stockholder and employees .........        (8)          79              --              17
   Prepaid expenses and other current assets ..........        (7)         (14)             16             (41)
   Customer deposits and deferred revenue .............       290           41            (290)            310
   Payable to property owners .........................        31          (15)            (31)            (15)
   Accounts payable and accrued liabilities ...........        50           61             228             150
                                                            -------      -----          ------          ------
    Net cash provided by (used in) operating
      activities ......................................       196          314              26             184
                                                            -------      -----          ------          ------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchase of property and equipment ...................       (58)         (99)           (283)            (52)
 Purchase of other assets .............................       (40)         (80)             --              --
 Proceeds from sale of other assets ...................        --          105             305              --
                                                            -------      -----          ------          ------
    Net cash provided by (used in) investing
      activities ......................................       (98)         (74)             22             (52)
                                                            -------      -----          ------          ------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from short-term debt ........................        --           84              --              --
 Payments on short-term debt ..........................       (73)         (97)           (345)             --
 Distributions to stockholders ........................        --          (78)            224             (19)
                                                            -------      -----          ------          ------
    Net cash (used in) provided by financing
      activities ......................................       (73)         (91)           (121)            (19)
                                                            -------      -----          ------          ------
NET INCREASE (DECREASE) IN CASH AND
 CASH EQUIVALENTS .....................................        25          149             (73)            113

CASH AND CASH EQUIVALENTS, beginning of
 period ...............................................       119          144             144             293
                                                            -------      -----          ------          ------
CASH AND CASH EQUIVALENTS, end of period                    $ 144        $ 293          $   71          $  406
                                                            =======      =====          ======          ======
SUPPLEMENTAL DISCLOSURE OF CASH
 FLOW INFORMATION:
 Cash paid for interest ...............................     $  35        $  18          $   20          $    2
                                                            =======      =====          ======          ======
 Cash paid for income taxes ...........................     $   8        $   1          $    4          $   --
                                                            =======      =====          ======          ======
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 FINANCING ACTIVITIES:
 Accrued distribution to stockholders .................     $  --        $  --          $   --          $  221
                                                            =======      =====          ======          ======


   The accompanying notes are an integral part of these financial statements.

                             TRUPP HODNETT COMPANY

                                (IN THOUSANDS)



SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING ACTIVITIES:



     In 1997, the Company sold certain fixed assets of the Company to a third party as follows:

       Net book value of assets .........    $  385
       Debt assumed .....................      (332)
                                             ------
       Net assets sold ..................    $   53
                                             ======

                              TRUPP HODNETT COMPANY
                          NOTES TO FINANCIAL STATEMENTS

1.   BUSINESS AND ORGANIZATION:

     THE Management Company ("TMC"), an S Corporation, and Trupp-Hodnett Enterprises, Inc. ("THE"), a C Corporation, (collectively "Trupp Hodnett" or the "Company"), both Georgia corporations, are leading providers of vacation property rentals, management services and sales in St. Simons Island, Georgia. Trupp Hodnett manages approximately 400 total rental units. The Company provides its management services to property owners pursuant to management contracts, which generally are one year in length. The majority of such contracts contain automatic renewal provisions but also allow property owners to terminate the contract at any time. The Company's operations are seasonal, with peaks during the second and third quarters of the year.


     On May 26, 1998, ResortQuest International, Inc. ("ResortQuest") consummated its initial public offering and acquired all of the outstanding stock of the Company in exchange for cash and shares of ResortQuest common stock (the "Combination"). In addition, the owner and certain key employees have agreed to reductions in salary and benefits which would have reduced general and administrative expenses by approximately $865,000 and $1.1 million for 1996 and 1997, respectively. In addition, certain stockholders retained non-operating assets and assumed or retired certain liabilities that were excluded from the Combination and the purchase price for the Company was adjusted for certain working capital adjustments.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Interim Financial Statements


     The interim financial statements at May 26, 1998, and for the period January 1 through May 26, 1998 and six months ended June 30, 1997, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.


     Revenue Recognition

     The Company records property rental fees on the accrual basis of accounting, ratably over the term of guest stays, as earned. For weekly and monthly stays in homes and cottages the Company requires a deposit equal to 50% of the rental fee 60 days prior to the expected arrival date. These deposits are refundable with 60 days notice of cancellation. Daily and weekly stays in "condo hotels" use a credit card to guarantee arrival.

     All deposits are recorded as customer deposits and deferred revenue in the accompanying combined financial statements until the guest stay commences. Advance deposits are recorded as payable to property owners, ratably over the term of guest stays, as earned. The Company records revenue for cancellations as they occur.

     Service fees are recorded for a variety of services and are recognized as the service is provided, including management fees.


     Commissions on real estate sales are recognized at closing and are recorded net of the related commission expense. The Company recognized commission revenues of $1,308,000 and $1,621,000 for the years 1996 and 1997, respectively and commission expense of $635,000 and $729,000 for the years 1996 and 1997, respectively.

                             TRUPP HODNETT COMPANY

     Operating Expenses

     Operating   expenses   include   travel   agent   commissions,    salaries,
communications, advertising, credit card fees and other costs associated with managing and selling properties.

     Cash and Cash Equivalents

     For the purposes of the balance sheets and statements of cash flows, the Company considers all investments with original maturities of three months or less to be cash equivalents.

     Property and Equipment

     Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the combined statements of operations.

     Other Assets

     As of December 31, 1996, other assets is comprised of properties held for resale.

     Income Taxes

     TMC has elected S Corporation status as defined by the Internal Revenue Code and state tax statutes, whereby, TMC is not subject to taxation for federal or state tax purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns.


     THE is a regular C Corporation and as such is subject to taxation for federal and state purposes. THE accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"). Under SFAS No. 109, the current provision for income taxes represents actual or estimated amounts payable or refundable on tax returns filed or to be filed for each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of: (a) temporary differences between the tax bases of assets and liabilities and amounts reported in the consolidated balance sheets, and (b) operating loss and tax credit carryforwards. The overall change in deferred tax assets and liabilities for the period measures the deferred tax expense for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to tax expense in the period of enactment. The measurement of deferred tax assets may be reduced by a valuation allowance based on judgemental assessment of available evidence if deemed more likely than not that some or all of the deferred tax assets will not be realized.


     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Concentration of Risk

     The Company's operations are exclusively in the St. Simons Island area and are subject to significant changes due to weather conditions.

                             TRUPP HODNETT COMPANY

3.   DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

     Property and equipment consisted of the following (in thousands):

                                              ESTIMATED         DECEMBER 31,
                                             USEFUL LIVES   ---------------------
                                               IN YEARS        1996        1997
                                            -------------   ---------   ---------
Leasehold improvements ..................         31         $   31      $   40
Office equipment and vehicles ...........        3-7            551         635
                                                             ------      ------
                                                                582         675

Less - Accumulated depreciation .........                      (337)       (416)
                                                             ------      ------
 Property and equipment, net ............                    $  245      $  259
                                                             ======      ======

     Accounts payable and accrued liabilities consisted of the following (in thousands):

                                                                DECEMBER 31,
                                                              ----------------
                                                               1996      1997
                                                              ------   -------
       Accrued compensation and benefits ..................    $ 31     $ 36
       Accounts payable and other accrued liabilities .....      99      155
                                                               ----     ----
        Total accounts payable and accrued liabilities.....    $130     $191
                                                               ====     ====

4.   SHORT-TERM DEBT:

     As of December 31, 1996, the Company's short-term debt was comprised of $263,000 of notes payable and $82,000 of outstanding lines of credit. The Company repaid all of its notes payable and lines of credit in 1997.

     As of December 31, 1997, the Company had two outstanding unused, unsecured lines of credit with banks. The Company's $100,000 line of credit bears interest at the Chase Manhattan Bank prime rate plus 1.0% and matures December 1, 1998. The Company's $30,000 line of credit bears interest at the Wall Street Journal's bank prime rate plus 2.0% and matures June 1, 1998.

5.   SALE OF OTHER ASSETS:

     During 1997, the Company sold other assets (comprised of land and a building) with a book value totaling $250,000 and the related note payable of $208,000 to a third-party for $94,000. The Company recorded a gain of $52,000, which is included in other income. Additionally, a sale to a related party was consummated (see Note 8).

6.   INCOME TAXES:

     The provision for income taxes consists of the following (in thousands):

                                                       DECEMBER 31,
                                                       ------------
                                                        1996  1997
                                                        ----   ---
                    Current .........................   $ 12   $60
                                                        ====   ===

                             TRUPP HODNETT COMPANY

     The provision for income taxes differs from the amount computed by applying the U.S. Federal income tax statutory rate of 34% for the following reasons:


                                                             DECEMBER 31,
                                                          -------------------
                                                            1996       1997
                                                          --------   --------
       U.S. corporate income tax provision at statutory
        rate ..........................................    $  36      $  84
       State income taxes .............................        4          9
       S Corporation income ...........................      (28)       (33)
                                                           -----      -----
                                                           $  12      $  60
                                                           =====      =====


7.   COMMITMENTS AND CONTINGENCIES:

     Litigation

     The Company is involved in various legal actions arising in the ordinary course of business. Management does not believe that the outcome of such legal actions will have a material adverse effect on the Company's combined financial position or results of operations.

     Insurance

     The Company carries a broad range of insurance coverage, including general and business auto liability, commercial property, workers' compensation and a general umbrella policy. The Company is self-insured for employee medical with a stop-loss policy beginning at $7,500. The Company has not incurred significant claims or losses on any of its insurance policies during the periods presented in the accompanying combined financial statements.

     Benefit Plans

     The Company began a 401(k) retirement plan in April of 1997 which is available to substantially all of the Company's employees. The Company is obligated to match the employee's contribution up to 5%. The cost of this plan to the Company was approximately $9,000 in 1997.

8. RELATED PARTIES:

     The Company's revenues include approximately $132,000 and $187,000 in 1996 and 1997, respectively for fees earned from properties in which the Company's stockholders have an ownership interest. In 1997, the Company sold a building, the related land (total book value of $135,000) and the related $124,000 mortgage note payable to the Company's stockholders for $11,000 in cash.

     In 1995, the Company advanced the stockholders $75,000 as a note receivable at an annual interest rate of 6%. As of December 31, 1996, the $75,000 note balance and the related accrued interest of $9,000 was included in receivables from stockholders and employees. The Company recorded interest income on this note of $4,500 and $4,000 in 1996 and 1997, respectively. The stockholders repaid the note in 1997.

                             TRUPP HODNETT COMPANY

     The Company has agreements to lease office space from the stockholders and the minimum lease payments are as follows (in thousands):

                         1998 ...................... $ 112
                         1999 ......................   117
                         2000 ......................   122
                         2001 ......................   126
                         2002 ......................   131
                         Thereafter ................   967
                                                    ------
                                                    $1,575
                                                    ======

     During 1996 and 1997, the Company recorded rental expense of $93,000 and $110,000, respectively, relating to the above leases.

9.   PRO FORMA ADJUSTMENTS TO FINANCIAL STATEMENT PRESENTATION
     (UNAUDITED)


     In conjunction with the merger with ResortQuest, the TMC changed from an S Corporation to a C Corporation for federal and state income tax reporting purposes, which required the Company to recognize the tax consequences of operations in its statements of operations. The supplemental pro forma information included in the accompanying statements of operations reflect the estimated impact of recognizing income tax expense as if the Company had been a C Corporation for tax reporting purposes during the six months ended June 30, 1997 and January 1 through May 26, 1998 and for the year ended December 31, 1997.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                         (PRE-OFFERING COMPANY REPORT)



To ResortQuest International, Inc.:


     We have audited the accompanying balance sheet of ResortQuest International, Inc. (a Delaware Corporation), as of December 31, 1997. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of ResortQuest International, Inc., as of December 31, 1997, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
March 11, 1998

                        RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)

                                 BALANCE SHEETS


                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                                                JANUARY 1
                                                                                                 THROUGH
                                                                              DECEMBER 31,       MAY 26,
                                                                                  1997            1998
                                                                             --------------   ------------
                                                                                               (UNAUDITED)
                                  ASSETS

CASH AND CASH EQUIVALENTS ................................................        $ --          $     --
DEFERRED OFFERING COSTS ..................................................         244             3,525
                                                                                  ----          --------
   Total Assets ..........................................................        $244          $  3,525
                                                                                  ====          ========
                     LIABILITIES AND STOCKHOLDERS' EQUITY

AMOUNTS DUE TO VPI FUNDING, LLC ..........................................        $ --          $  1,210
ACCRUED LIABILITIES ......................................................         244             3,255
                                                                                  ----          --------
   Total liabilities .....................................................         244             4,465
STOCKHOLDERS' EQUITY:
 Preferred stock, $0.01 par, 10,000,000 authorized, none outstanding......          --                --
 Common stock, $0.01 par, 50,000,000 shares authorized, and 2,616,261
   and 3,134,630 shares outstanding, respectively ........................          --                --
 Additional paid-in capital ..............................................          --             5,132
 Retained deficit ........................................................          --            (6,072)
                                                                                  ----          --------
   Total stockholders' equity ............................................          --              (940)
                                                                                  ----          --------
   Total liabilities and stockholders' equity ............................        $244          $  3,525
                                                                                  ====          ========
    Reflects a 8,834.76-for-one stock split effective on March 9, 1998


   The accompanying notes are an integral part of these financial statements.

                        RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)

                            STATEMENT OF OPERATIONS
                      FOR THE PERIOD FROM JANUARY 1, 1998
                        THROUGH MAY 26, 1998 (UNAUDITED)
                                 (IN THOUSANDS)




       Revenues ....................................    $     --
       General and Administrative Expenses .........       6,072
                                                        --------
        Loss before income taxes ...................      (6,072)
       Income Tax Benefit ..........................          --
                                                        --------
       Net Loss ....................................    $ (6,072)
                                                        ========



    The accompanying notes are an integral part of this financial statement.

                        RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)

                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
            FOR THE PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998


                       (IN THOUSANDS, EXCEPT SHARE DATA)


                                                                         ADDITIONAL      RETAINED
                                                                           PAID-IN       EARNINGS
                                                    COMMON STOCK           CAPITAL      (DEFICIT)       TOTAL
                                                ---------------------   ------------   -----------   -----------
                                                   SHARES      AMOUNT
                                                -----------   -------
BALANCE, December 31, 1997 ..................    2,616,261      $--        $   --       $     --      $     --
 Common stock issuances (unaudited) .........      518,369       --         5,132                        5,132
 Net loss (unaudited) .......................           --       --            --         (6,072)       (6,072)
                                                 ---------      ---        ------       --------      --------
BALANCE, May 26, 1998 (unaudited) ...........    3,134,630      $--        $5,132       $ (6,072)     $   (940)
                                                 =========      ===        ======       ========      ========
       Reflects an 8,834.76-for-one stock split effective on March 9, 1998



    The accompanying notes are an integral part of this financial statement.

                        RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)

                            STATEMENT OF CASH FLOWS
          PERIOD FROM JANUARY 1, 1998 THROUGH MAY 26, 1998 (UNAUDITED)
                                 (IN THOUSANDS)




       Cash Flows From Operating Activities:

        Net loss ...............................................     $ (6,072)

        Adjustments to reconcile net loss to cash flows from operating activities:

          Compensation expense related to issuance of management
           common stock shares .................................        5,132

          Increase in deferred offering costs ..................       (3,281)

          Increase in accrued liabilities and amounts due to VPI
           Funding, LLC ........................................        4,221
                                                                     --------
          Net cash flows used in operating activities ..........

       Increase in cash and cash equivalents ...................           --
                                                                     --------
       Cash and cash equivalents, beginning of period ..........           --
                                                                     --------
       Cash and cash equivalents, end of period ................     $     --
                                                                     ========


    The accompanying notes are an integral part of this financial statement.

                         RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1.   GENERAL:

     ResortQuest International, Inc., a Delaware Corporation, ("ResortQuest" or the "Company"), formerly Vacation Properties International, Inc., was founded on September 12, 1997 to create the leading single provider of vacation property rental, management and real estate services. ResortQuest acquired substantially all of the assets of thirteen companies (the "Founding Companies") (the "Combinations") and completed an initial public offering (the "Offering") of its common stock on May 26, 1998. However, for accounting and reporting purposes, Aston Hotels & Resorts ("Aston") was identified as the accounting acquiror and the remaining Founding Companies along with ResortQuest were accounted for under the purchase method of accounting. Accordingly, these financial statements present the financial results of ResortQuest prior to the Combinations and the Offering.

     ResortQuest has not conducted any operations, and all activities to date have related to the Offering and the Combinations. Cash of $200 was provided from the initial capitalization of the Company (see Note 2). All other expenditures are being funded by VPI Funding, LLC ("VPI"), a Delaware limited liability company whose member managers are owners of the Company. Accordingly, statements of operations, changes in stockholders' equity and cash flows for the period from inception (September 12, 1997 through December 31, 1997) would not provide meaningful information and have been omitted. As of May 26, 1998 and December 31, 1997, costs of approximately $3,525,000 (unaudited) and $244,000, respectively, have been incurred by ResortQuest in connection with the Offering of which approximately $1,210,000 (unaudited) and $0, respectively were due to VPI.

2.   STOCKHOLDERS' EQUITY:

     Interim Financial Statements

     The interim financial statements as of May 26, 1998, and for the period January 1 through May 26, 1998, are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

     Common Stock and Preferred Stock

     In connection with the organization and initial capitalization of ResortQuest, the Company issued 293.9481 pre-split and 2,596,961 post-split (see discussion below) shares of common stock ("Common Stock") at $.01 per share to Capstone Partners, LLC ("Capstone") and Alpine Consolidated II, LLC ("Alpine"). Additionally, certain other stockholders were issued 2.1844 pre-split and 19,300 post-split (see discussion below) shares of Common Stock at $.01 per share. On March 1, 1998 Capstone and Alpine contributed 28.297 pre-split and 249,997 post-split (see discussion below) shares of Common Stock to VPI Funding, LLC.

     In February 1998, the Company issued 58.6738 pre-split and 518,369 post-split (see discussion below) shares of Common Stock to management at $.01 per share. As a result, the Company recorded for financial statement purposes a non-recurring, non-cash compensation charge of $5,682,000 (unaudited) for the three months ended March 31, 1998, representing the difference between the consideration paid and the estimated fair value of the shares at the date of sale.

                        RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)

                   NOTES TO FINANCIAL STATEMENTS- (CONTINUED)


     ResortQuest  effected an 8,834.76-for-one  stock split (unaudited) on March
9, 1998 for each share of Common Stock then outstanding. In addition, the Company increased the number of authorized shares of Common Stock to 50,000,000 and authorized 10,000,000 shares of $.01 par value preferred stock. The effects of Common Stock split and the increase in the shares of authorized Common Stock have been retroactively reflected in the accompanying financial statements and related notes.

     Restricted Common Stock

     In March 1998, the stockholders exchanged 3,134,630 shares of Common Stock for an equal number of shares of restricted voting common stock ("Restricted Common Stock"). The Common Stock and the Restricted Common Stock are identical except that the holders of Restricted Common Stock are only entitled to one-half of one vote for each share on all matters.

     Long-Term Incentive Plan

     In March 1998, the Board of Directors and the Company's stockholders approved the Company's 1998 Long-Term Incentive Plan (the "Plan"). The purpose of the Plan is to provide a means by which the Company can attract and retain executive officers, employee directors, other key employees, non-employee and advisory directors and consultants of and other service providers to the Company and its subsidiaries and to compensate such persons in a way that provides additional incentives and enables such persons to acquire or increase a proprietary interest in the Company. Individual awards under the Plan may take the form of one or more of: (i) either incentive stock options ("ISOs") or non-qualified stock options ("NQSOs"); (ii) stock appreciation rights ("SARs");
(iii) restricted or deferred stock; (iv) dividend equivalents; (v) bonus shares and awards in lieu of Company obligations to pay cash compensation; (vi) non-employee directors' deferred shares; and (vii) other awards the value of which is based in whole or in part upon the value of the Common Stock.

     The Company has reserved 1,807,000 shares of Common Stock for use in connection with the Plan. The maximum number of shares of Common Stock that may be subject to outstanding awards under the Plan will not exceed 12% of the aggregate number of shares of Common Stock outstanding, minus the number of shares previously issued pursuant to awards granted under the Plan. Shares of Common Stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards.

     In connection with the Offering, options in the form of NQSOs to purchase a total of 435,000 shares of Common Stock of the Company were granted to management of the Company. Each of the foregoing option grants has an exercise price equal to the initial public offering price per share in the Offering, and will vest at a rate of 25% per year. The options generally will expire on the earlier of 10 years after the date of grant or three months after termination of employment (immediately in the event of a termination for cause), unless otherwise determined by the Committee. The Plan will remain in effect until terminated by the Company's Board of Directors.

3. STOCK BASED COMPENSATION

     Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," allows entities to choose between a new fair value based method of accounting for employee stock options or similar equity instruments and the current intrinsic, value-based method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB No. 25"). Companies electing to remain with the accounting in APB Opinion No. 25 must make pro forma disclosure of net income and earnings per share as if the fair value method of accounting had been applied. The Company will provide pro forma disclosure of net income and net income per share, as applicable, in the notes to future consolidated financial statements.

                        RESORTQUEST INTERNATIONAL, INC.
                             (PRE-OFFERING COMPANY)


                  NOTES TO FINANCIAL STATEMENTS- (CONTINUED)

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, Earnings Per Share ("SFAS No. 128"). For the Company, SFAS No. 128 was effective for the year ended December 31, 1997. SFAS No. 128 simplified the standards required under previous accounting rules for computing earnings per share and replaced the presentation of primary earnings per share and fully diluted earnings per share with a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock.

4. EVENTS SUBSEQUENT TO DATE OF REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS (UNAUDITED)

     ResortQuest has acquired all of the Common Stock and ownership interests of Founding Companies effective May 26, 1998. The companies acquired are:


      Aston Hotels & Resorts
      Brindley & Brindley
      Coastal Resorts
      Collection of Fine Properties
      First Resort
      Houston and O'Leary
      Maui Condominium and Home
      The Maury People
      Priscilla Murphy Realty
      Resort Property Management
      Telluride Resort Accommodations
      Trupp-Hodnett Enterprises
      Whistler Chalets


     The aggregate  consideration  paid by  ResortQuest  to acquire the Founding
Companies is, subject to certain working capital adjustments, approximately $54.9 million in cash and 6,119,656 shares of Common Stock and the assumption of $5.7 million in outstanding indebtedness of the Founding Companies.



==========================================================         =============================================
     PROSPECTIVE  INVESTORS  SHOULD RELY
ONLY  ON THE  INFORMATION  CONTAINED  IN
THIS  PROSPECTUS.  RESORTQUEST  HAS  NOT
AUTHORIZED ANYONE TO PROVIDE PROSPECTIVE                                       3,000,000 SHARES
INVESTORS  WITH  INFORMATION   DIFFERENT
FROM THAT CONTAINED IN THIS  PROSPECTUS.
THIS  PROSPECTUS IS NOT AN OFFER TO SELL
NOR IS IT  SEEKING AN OFFER TO BUY THESE
SECURITIES IN ANY JURISDICTION WHERE THE
OFFER  OR  SALE  IS NOT  PERMITTED.  THE                                            RESORTQUEST
INFORMATION CONTAINED IN THIS PROSPECTUS                                        INTERNATIONAL, INC.
IS  CORRECT  ONLY AS OF THE DATE OF THIS
PROSPECTUS,  REGARDLESS  OF THE  TIME OF
THE DELIVERY OF THIS  PROSPECTUS  OR ANY
SALE OF THESE SECURITIES.

    --------------------------                                                   COMMON STOCK


          TABLE OF CONTENTS


                                                PAGE
                                             ----------
Prospectus Summary .......................        5
Risk Factors .............................       11
The Company ..............................       18
Price Range of Common Stock ..............       22                             [GRAPHIC OMITTED]
Dividend Policy ..........................       22
Selected Financial Data ..................       23
Management's Discussion and Analysis
   of Financial Condition and Results of
   Operations ............................       25
Business .................................       48                               -----------------
Management ...............................       57                              P R O S P E C T U S
Certain Transactions .....................       65
Principal Stockholders ...................       72                                         , 1998
Description of Capital Stock .............       73
Shares Eligible for Future Sale ..........       76                              -----------------
Plan of Distribution .....................       78
Legal Matters ............................       79
Experts ..................................       79
Available Information ....................       79
Index to Financial Statements ............       F-1


===========================================================        ===========================================

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the offering. All of such amounts (except the SEC Registration Fee) are estimated.


         SEC Registration Fee .................... $  12,500.63
         New York Stock Exchange Listing Fee .....    22,150.00
         Accounting Fees and Expenses ............    40,000.00
         Printing Costs ..........................    12,000.00
         Legal Fees and Expenses .................    30,000.00
         Miscellaneous ...........................     3,349.37
                                                   ------------
            Total ................................ $ 120,000.00
                                                   ============


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation ) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

     Articles Seventh and Eighth of the Company's Certificate of Incorporation, as amended, states that:

     "No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (3) under Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit,

     The Corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     In addition, Article II of the Company's Bylaws further provides that the Company shall indemnify its officers, directors and employees to the fullest extent permitted by law.


     The Company has entered into indemnification agreements with each of its executive officers and directors which indemnifies such person to the fullest extent permitted by its Amended and Restated Certificate of Incorporation, its Bylaws and the DGCL. The Company also has obtained directors and officers liability insurance.


ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     The following information relates to all securities of the Company issued or sold by the Company within the past three years which were not registered under the Securities Act.


       (a) RQI was organized in September 1997 and issued 97.9827 and 195.9654 shares of its Common Stock to its Founders, Capstone Partners, LLC and Alpine Consolidated II, LLC, respectively, at a per share price of $.01. On March 9, 1998, the number of these shares were increased by a 8,834.76- for-one stock split.

       (b) In November and December of 1997 and the first quarter of 1998, RQI issued 60.8584 shares of its Common Stock to 18 individuals, including persons who were to become officers, directors or key employees of the Company at a per share price of $.01. On March 9, 1998, the number of these shares were increased by a 8,834.76-for-one stock split.


       (c) See "Certain Transactions" for a discussion of the issuance of shares of Common Stock and options to purchase shares of Common Stock in connection with the Combinations.


     The offers and sales of these shares was exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) thereof because, among other things, the offers and sales were made to sophisticated investors, or officers and directors of the Company, who had access to information about RQI and were able to bear the risk of loss of their investment

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

 EXHIBIT
 NUMBER
--------

2.1(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., HCP Acquisition Corp., and Hotel Corporation of the Pacific, Inc. and Andre
                  S. Tatibouet.

2.2(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., B&B Acquisition Corp., Brindley Acquisition Corp., B&B On The Beach, Inc.,
                  Brindley and Brindley Realty and Development, Inc., Douglas R. Brindley and Betty Shotton
                  Brindley.

2.3(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Coastal Realty Acquisition LLC, Coastal Management Acquisition Corp. and
                  Coastal Resorts Realty L.L.C., Coastal Resorts Management, Inc., Joshua M. Freeman, T. Michael
                  McNally and CMF Coastal Resorts L.L.C.

2.4(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc. and Collection of Fine Properties, Inc., Ten Mile Holdings, Ltd., Luis Alonso,
                  Domingo R. Moreira, Brenda M. Lopez Ibanez and Ana Maria Moreira.

2.5(1)     --     Agreement  and Plan of  Organization,  dated at March  11, 1998, by and among Vacation Properties
                  International, Inc. and Houston and O'Leary Company and Heidi O'Leary Houston.

2.6(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Jupiter Acquisition Corp. and Jupiter Property Management at Park City, Inc.
                  and Jon R. Brinton. (Agreement terminated on April 23, 1998.)

2.7(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Maui Acquisition Corp. and Maui Condominium and Home Realty, Inc.,
                  Daniel C. Blair and Paul T. Dobson.

2.8(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Maury Acquisition Corp. and The Maury People, Inc. and Sharon Benson
                  Doucette.

2.9(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Priscilla Acquisition Corp., Realty Consultants Acquisition Corp., Realty
                  Consultants, Inc., and Howey Acquisition, Inc., Charles O. Howey and Dolores C. Howey.

2.10(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Resort Property Management Acquisition Corp. and Resort Property
                  Management, Inc., Daniel L. Meehan, Kimberlie C. Meehan and Nancy Hess.

2.11(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Telluride Acquisition Corp., and Telluride Resort Accommodations, Inc. and
                  Steven A. Schein, Michael E. Gardner, Park Brady, Daniel Shaw, Carolyn S. Shaw, Virginia C.
                  Gordon, Joyce Allred, Ronald D. Allred, A.J. Wells, Forrest Faulconer, Thomas McNamara,
                  Donald J. Peterson, Nancy McNamara, Charles E. Cobb, Jr., Sue M. Cobb, Stephen A. Martori,
                  Anthony F. Martori, Arthur John Matori and Alan Miskin.

2.12(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Trupp Acquisition Corp., Trupp Management Acquisition Corp. and
                  Trupp-Hodnett Enterprises, Inc., THE Management Company, Hans F. Trupp, Roy K. Hodnett,
                  Pat Hodnett Cooper and Austin Trupp.

2.13(1)    --     Agreement and Plan of Organization, dated at March 12, 1998, by and among Vacation Properties
                  International, Inc., Whistler Chalets Holding Corp. and Whistler Chalets Limited and J. Patrick
                  McCurdy.

2.14(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., FRS Acquisition Corp and First Resort Software, Inc., Thomas A. Leddy,
                  Evan H. Gull and Daniel Patrick Curry.

  EXHIBIT
  NUMBER
----------

 2.15         --    Stock Purchase Agreement, dated at September 11, 1998, by and among ResortQuest
                    International, Inc., Abbott Realty Services, Inc., Tops'l Sales Group Inc., William W. Abbott, Jr.,
                    Stephen J. Abbott, James R. Steiner, Charles H. Van Driver, Sue C. Van Driver and Angus G.
                    Andrews.

 3.1(1)       --    Certificate of Incorporation, as amended.

 3.2(1)       --    Bylaws, as amended.

 3.3(2)       --    Certificate of Amendment of Certificate of Incorporation of the Company, dated April 23, 1998
                    (changing the name of the Company from Vacation Properties International, Inc. to ResortQuest
                    International, Inc.).

 3.4(3)       --    Certificate of Amendment of Certificate of Incorporation of the Company, dated May 11, 1998.

 4.1(2)       --    Specimen Common Stock Certificate.

 4.2(4)       --    Form of Restriction and Registration Rights Agreements between the Company and each of Alpine
                    Consolidated II, LLC, Capstone Partners, LLC, John Przywara, David Marshall, Douglas W. Comfort,
                    Robert G. Falcone, Wayne Heller, Dwain Wall, Stephen J. Garchik, John Shaw, David Sullivan,
                    Jeffrey M. Jarvis, Frederick L. Farmer, W. Michael Murphy, Jules S. Sowder, John K. Lines, Brian S.
                    Sullivan, John D. Sullivan, the Sullivan Grandchildren's Trust, the David L. Levin Irrevocable
                    Children's Trust Under Agreement dated April 27, 1998 f/b/o Whitney Monica Levine, the David L.
                    Levine Irrevocable Children's Trust Under Agreement dated April 27, 1998 f/b/o Ross Michael
                    Levine, the David L. Levine Irrevocable Children's Trust Under Agreement dated April 27, 1998 f/b/o
                    Keith Phillip Levine and the David L. Levine Revocable Trust Under Agreement dated April 27,
                    1998.

 5.1(5)       --    Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

10.1(1)       --    Form of 1998 Long-Term Incentive Plan of the Company.

10.2(2)       --    Form of Employment Agreement between the Company and David M. Sullivan.

10.3(2)       --    Form of Employment Agreement between the Company and Jeffery M. Jarvis.

10.4(2)       --    Form of Employment Agreement between the Company and W. Michael Murphy.

10.5(2)       --    Form of Employment Agreement between the Company and Jules S. Sowder.

10.6(2)       --    Form of Employment Agreement between the Company and David L. Levine.

10.7(2)       --    Form of Employment Agreement between the Company and John K. Lines.

10.8(2)       --    Form of Employment Agreement between the Company and Fred Farmer.

10.9(2)       --    Form of Employment Agreement between the Company and Luis Alonso.

10.10(1)      --    Form of Employment Agreement between the Company and Douglas R. Brindley.

10.11(1)      --    Form of Employment Agreement between the Company and Paul T. Dobson.

10.12(1)      --    Form of Employment Agreement between the Company and Sharon Benson Doucette.

10.13(1)      --    Form of Employment Agreement between the Company and Evan H. Gull.

10.14(1)      --    Form of Employment Agreement between the Company and Heidi O'Leary Houston.

10.15(1)      --    Form of Employment Agreement between the Company and Daniel L. Meehan.

10.16(1)      --    Form of Management Services Agreement between the Company and J. Patrick McCurdy.

10.17(1)      --    Form of Employment Agreement between the Company and Andre S. Tatibouet.

10.18(1)      --    Form of Employment Agreement between the Company and Hans F. Trupp.

10.19(2)      --    Form of Officer and Director Indemnification Agreement.

10.20(2)      --    Form of Consulting Agreement between the Company and Park Brady.

10.21(1)      --    Promissory Note.

10.22(5)      --    Credit Agreement dated as of May 26, 1998, in the amount of $30 million, among ResortQuest
                    International, Inc. as Borrower and the Financial Institutions named thereon (the "Bank") and
                    NationsBank N.A., as Agent for the Banks.

10.23         --    Promissory note by the Company, dated September 30, 1998.

  EXHIBIT
  NUMBER
----------

10.24        --     Amendment to Credit Agreement, dated September 30, 1998, among ResortQuest International,
                    Inc. as Borrower and the Financial Institutions named thereon (the "Bank") and NationsBank,
                    N.A., as Agent for the Banks.

10.25        --     Consulting Agreement, dated as of September 30, 1998, by and among Abbott Realty Services,
                    Inc. and William W. Abbott, Jr.

10.26        --     Letter Agreement, dated September 30, 1998, between the Company and Abbott Resorts.

21(2)        --     Subsidiaries of the Company.

23.1         --     Consent of Arthur Andersen LLP.

23.2         --     Consent of Arthur Andersen LLP.

23.3         --     Consent of Morrison, Brown, Argiz and Company.

23.4         --     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

24(5)        --     Powers of Attorney (included on signature page).

27           --     Financial Data Schedule.



----------
(1) Previously filed on March 12, 1998 as an exhibit to the Company's Registration Statement on Form S-1 (File No. 333-47867) and incorporated herein by reference.

(2) Previously filed on April 27, 1998 as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-47867) and incorporated herein by reference.

(3) Previously filed on May 12, 1998 as an exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-47867) and incorporated herein by reference.

(4) Previously filed on May 26, 1998 as an exhibit to the Company's Current Report on Form 8-K and incorporated herein by reference.

(5) Previously filed on June 11, 1998 as an exhibit to the Company's Registration Statement on Form S-1 (File No. 333-56703) and incorporated herein by reference.


     (b) Financial Statement Schedules

       None

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes as follows:

     (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement at the time it is declared effective.

     (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Memphis, Tennessee, on the 16th day of October, 1998.


                                   RESORTQUEST INTERNATIONAL, INC.



                                   By:   /s/ Jeffery M. Jarvis
                                       ----------------------------------------
                                             Jeffery M. Jarvis
                                          Chief Financial Officer


                        RESORTQUEST INTERNATIONAL, INC.


            SIGNATURE                             TITLE                         DATE
            ---------                             -----                         ----
     David C. Sullivan*            Chief Executive Officer, Director     October 16, 1998
-----------------------------
      David C. Sullivan
(Principal Executive Officer)

    /s/ Jeffery M. Jarvis          Senior Vice President and Chief       October 16, 1998
-----------------------------        Financial Officer
        Jeffery M. Jarvis
  (Principal Financial and
      Accounting Officer)

       David L. Levine*            President and Chief Operating         October 16, 1998
-----------------------------        Officer, Director
       David L. Levine

        Luis Alonso*               Director                              October 16, 1998
-----------------------------
        Luis Alonso

    Douglas R. Brindley*           Director                              October 16, 1998
-----------------------------
    Douglas R. Brindley

      Paul T. Dobson*              Director                              October 16, 1998
-----------------------------
      Paul T. Dobson

                                   Director                              October 16, 1998
-----------------------------
    Sharon Benson Doucette

       Evan H. Gull*               Director                              October 16, 1998
-----------------------------
       Evan H. Gull

    Heidi O'Leary Houston*         Director                              October 16, 1998
-----------------------------
    Heidi O'Leary Houston

          SIGNATURE                TITLE            DATE
          ---------                -----            ----

                                Director     October 16, 1998

---------------------------
       Daniel L. Meehan

     J. Patrick McCurdy*        Director     October 16, 1998
---------------------------
     J. Patrick McCurdy

     Andre S. Tatibouet*        Director     October 16, 1998
---------------------------
     Andre S. Tatibouet

       Hans F. Trupp*           Director     October 16, 1998
---------------------------
       Hans F. Trupp

                                Director     October 16, 1998
---------------------------
        Park Brady

      Joshua M. Freeman*        Director     October 16, 1998
---------------------------
      Joshua M. Freeman

      Charles O. Howey*         Director     October 16, 1998
---------------------------
      Charles O. Howey

      Michael D. Rose*          Director     October 16, 1998
---------------------------
      Michael D. Rose

     Joseph V. Vittoria*        Director     October 16, 1998
---------------------------
     Joseph V. Vittoria

     Theodore L. Weise*         Director     October 16, 1998
---------------------------
     Theodore L. Weise

     Elan J. Blutinger*         Director     October 16, 1998
---------------------------
     Elan J. Blutinger

     D. Fraser Bullock*         Director     October 16, 1998
---------------------------
     D. Fraser Bullock



*By: /s/ Jeffery M. Jarvis
     -----------------------
     Jeffery M. Jarvis
     Attorney-In-Fact

                                 EXHIBIT INDEX


 EXHIBIT
 NUMBER
--------

2.1(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., HCP Acquisition Corp., and Hotel Corporation of the Pacific, Inc. and Andre
                  S. Tatibouet.

2.2(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., B&B Acquisition Corp., Brindley Acquisition Corp., B&B On The Beach, Inc.,
                  Brindley and Brindley Realty and Development, Inc., Douglas R. Brindley and Betty Shotton
                  Brindley.

2.3(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Coastal Realty Acquisition LLC, Coastal Management Acquisition Corp. and
                  Coastal Resorts Realty L.L.C., Coastal Resorts Management, Inc., Joshua M. Freeman, T. Michael
                  McNally and CMF Coastal Resorts L.L.C.

2.4(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc. and Collection of Fine Properties, Inc., Ten Mile Holdings, Ltd., Luis Alonso,
                  Domingo R. Moreira, Brenda M. Lopez Ibanez and Ana Maria Moreira.

2.5(1)     --     Agreement  and Plan of  Organization,  dated at March  11, 1998, by and among Vacation Properties
                  International, Inc. and Houston and O'Leary Company and Heidi O'Leary Houston.

2.6(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Jupiter Acquisition Corp. and Jupiter Property Management at Park City, Inc.
                  and Jon R. Brinton. (Agreement terminated on April 23, 1998.)

2.7(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Maui Acquisition Corp. and Maui Condominium and Home Realty, Inc.,
                  Daniel C. Blair and Paul T. Dobson.

2.8(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Maury Acquisition Corp. and The Maury People, Inc. and Sharon Benson
                  Doucette.

2.9(1)     --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Priscilla Acquisition Corp., Realty Consultants Acquisition Corp., Realty
                  Consultants, Inc., and Howey Acquisition, Inc., Charles O. Howey and Dolores C. Howey.

2.10(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Resort Property Management Acquisition Corp. and Resort Property
                  Management, Inc., Daniel L. Meehan, Kimberlie C. Meehan and Nancy Hess.

2.11(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Telluride Acquisition Corp., and Telluride Resort Accommodations, Inc. and
                  Steven A. Schein, Michael E. Gardner, Park Brady, Daniel Shaw, Carolyn S. Shaw, Virginia C.
                  Gordon, Joyce Allred, Ronald D. Allred, A.J. Wells, Forrest Faulconer, Thomas McNamara,
                  Donald J. Peterson, Nancy McNamara, Charles E. Cobb, Jr., Sue M. Cobb, Stephen A. Martori,
                  Anthony F. Martori, Arthur John Matori and Alan Miskin.

2.12(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., Trupp Acquisition Corp., Trupp Management Acquisition Corp. and
                  Trupp-Hodnett Enterprises, Inc., THE Management Company, Hans F. Trupp, Roy K. Hodnett,
                  Pat Hodnett Cooper and Austin Trupp.

2.13(1)    --     Agreement and Plan of Organization, dated at March 12, 1998, by and among Vacation Properties
                  International, Inc., Whistler Chalets Holding Corp. and Whistler Chalets Limited and J. Patrick
                  McCurdy.

2.14(1)    --     Agreement and Plan of Organization, dated at March 11, 1998, by and among Vacation Properties
                  International, Inc., FRS Acquisition Corp and First Resort Software, Inc., Thomas A. Leddy,
                  Evan H. Gull and Daniel Patrick Curry.

2.15       --     Stock Purchase Agreement, dated at September 11, 1998, by and among ResortQuest
                  International, Inc., Abbott Realty Services, Inc. Tops'l Sales Group Inc., William W. Abbott, Jr.,
                  Stephen J. Abbott, James R. Steiner, Charles H. Van Driver, Sue C. Van Driver and Angus G.
                  Andrews.

3.1(1)     --     Certificate of Incorporation, as amended.

3.2(1)     --     Bylaws, as amended.
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 3.3(2)      --     Certificate of Amendment of Certificate of Incorporation of the Company, dated April 23, 1998
                    (changing the name of the Company from Vacation Properties International, Inc. to ResortQuest
                    International, Inc.).

 3.4(3)      --     Certificate of Amendment of Certificate of Incorporation of the Company, dated May 11, 1998.

 4.1(2)      --     Specimen Common Stock Certificate.

 4.2(4)      --     Form of Restriction and Registration Rights Agreements between the Company and each of
                    Alpine Consolidated II, LLC, Capstone Partners, LLC, John Przywara, David Marshall, Douglas
                    W. Comfort, Robert G. Falcone, Wayne Heller, Dwain Wall, Stephen J. Garchik, John Shaw,
                    David Sullivan, Jeffrey M. Jarvis, Frederick L. Farmer, W. Michael Murphy, Jules S. Sowder, John
                    K. Lines, Brian S. Sullivan, John D. Sullivan, the Sullivan Grandchildren's Trust, the David L.
                    Levin Irrevocable Children's Trust Under Agreement dated April 27, 1998 f/b/o Whitney Monica
                    Levine, the David L. Levine Irrevocable Children's Trust Under Agreement dated April 27, 1998
                    f/b/o Ross Michael Levine, the David L. Levine Irrevocable Children's Trust Under Agreement
                    dated April 27, 1998 f/b/o Keith Phillip Levine and the David L. Levine Revocable Trust Under
                    Agreement dated April 27, 1998.

 5.1(5)      --     Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P. as to the legality of the securities being registered.

10.1(1)      --     Form of 1998 Long-Term Incentive Plan of the Company.

10.2(2)      --     Form of Employment Agreement between the Company and David M. Sullivan.

10.3(2)      --     Form of Employment Agreement between the Company and Jeffery M. Jarvis.

10.4(2)      --     Form of Employment Agreement between the Company and W. Michael Murphy.

10.5(2)      --     Form of Employment Agreement between the Company and Jules S. Sowder.

10.6(2)      --     Form of Employment Agreement between the Company and David L. Levine.

10.7(2)      --     Form of Employment Agreement between the Company and John K. Lines.

10.8(2)      --     Form of Employment Agreement between the Company and Fred Farmer.

10.9(2)      --     Form of Employment Agreement between the Company and Luis Alonso.

10.10(1)     --     Form of Employment Agreement between the Company and Douglas R. Brindley.

10.11(1)     --     Form of Employment Agreement between the Company and Paul T. Dobson.

10.12(1)     --     Form of Employment Agreement between the Company and Sharon Benson Doucette.

10.13(1)     --     Form of Employment Agreement between the Company and Evan H. Gull.

10.14(1)     --     Form of Employment Agreement between the Company and Heidi O'Leary Houston.

10.15(1)     --     Form of Employment Agreement between the Company and Daniel L. Meehan.

10.16(1)     --     Form of Management Services Agreement between the Company and J. Patrick McCurdy.

10.17(1)     --     Form of Employment Agreement between the Company and Andre S. Tatibouet.

10.18(1)     --     Form of Employment Agreement between the Company and Hans F. Trupp.

10.19(2)     --     Form of Officer and Director Indemnification Agreement.

10.20(2)     --     Form of Consulting Agreement between the Company and Park Brady.

10.21(1)     --     Promissory Note by the Company, dated January 8, 1998.

10.22(5)     --     Credit Agreement dated as of May 26, 1998, in the amount of $30 million.

10.23        --     Promissory note by the Company, dated September 30, 1998.

10.24        --     Amendment to Credit Agreement, dated September 30, 1998, among ResortQuest International,
                    Inc. as Borrower and the Financial Institutions named thereon (the "Bank") and NationsBank,
                    N.A., as Agent for the Banks.

10.25        --     Consulting Agreement, dated as of September 30, 1998, by and among Abbott Realty Services,
                    Inc. and William W. Abbott, Jr.

10.26        --     Letter Agreement, dated September 30, 1998, between the Company and Abbott Resorts.

21(2)        --     Subsidiaries of the Company.

23.1         --     Consent of Arthur Andersen LLP.

23.2         --     Consent of Arthur Andersen LLP.
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23.3       --     Consent of Morrison, Brown, Argiz and Company.

23.4       --     Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

24(5)      --     Powers of Attorney (included on signature page).

27         --     Financial Data Schedule.
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(1)  Previously  filed  on  March  12,  1998  as an  exhibit  to  the  Company's
     Registration  Statement on Form S-1 (File No.  333-47867) and  incorporated herein by reference.

(2) Previously filed on April 27, 1998 as an exhibit to Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-47867) and incorporated herein by reference.

(3) Previously filed on May 12, 1998 as an exhibit to Amendment No. 3 to the Company's Registration Statement on Form S-1 (File No. 333-47867) and incorporated herein by reference.

(4)  Previously  filed on May 26,  1998 as an exhibit to the  Company's  Current
     Report on Form 8-K and incorporated herein by reference.

(5)  Previously  filed  on  June  11,  1998  as  an  exhibit  to  the  Company's
     Registration Statement on form S-1 (File No. 333-56703) and incorporated herein by reference.